UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TECH DATA CORPORATION

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TECH DATA CORPORATION

January 10, 2020

To our Shareholders:

You are cordially invited to attend a special meeting of the shareholders of Tech Data Corporation (“Tech Data”) to be held at the Raymund Center, 5350 Tech Data Drive, Clearwater, Florida 33760 on February 12, 2020 at 10:00 a.m., Eastern Time (the “Special Meeting”).

At the Special Meeting, holders of record of our common stock, par value $0.0015 per share (“Tech Data common stock”), at the close of business on January 9, 2020 (the “record date”), will be asked to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 12, 2019, as amended on November 27, 2019 by Amendment No. 1 to Agreement and Plan of Merger (as further amended or modified from time to time, the “Merger Agreement”), among Tech Data, Tiger Midco, LLC (“Parent”) and Tiger Merger Sub Co. (“Merger Sub”). Subject to the terms and conditions of the Merger Agreement and the applicable provisions of the Florida Business Corporation Act, Chapter 607, Part I, Florida Statutes (the “FBCA”), Merger Sub will be merged with and into Tech Data and Tech Data will survive the merger as a direct wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of certain funds managed by affiliates of Apollo Global Management, Inc.

If the Merger is completed, each share of Tech Data common stock outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Tech Data common stock held by Parent, Merger Sub or Tech Data (including treasury shares) at the Effective Time) will, at the Effective Time, automatically be converted into the right to receive $145.00 in cash, without interest, subject to applicable withholding taxes, which represents a premium of 30.2% to Tech Data’s closing share price on October 15, 2019, which was the last trading day prior to published market speculation regarding a potential transaction involving Tech Data. The proposal to approve and adopt the Merger Agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Tech Data common stock entitled to vote thereon in accordance with the applicable provisions of the FBCA.

Tech Data common stock is listed on the NASDAQ Stock Market (the “NASDAQ”) under the symbol “TECD”. The closing sales price of Tech Data common stock on the NASDAQ on January 9, 2020, the most recent practicable date prior to the date of the accompanying proxy statement, was $144.01 per share.

The Tech Data board of directors (the “Board”) has reviewed and considered the terms and conditions of the Merger Agreement and the Merger and has unanimously (i) adopted the Merger Agreement and approved the execution, delivery and performance by Tech Data of the Merger Agreement and the consummation of the transactions contemplated thereby, (ii) determined that the Merger Agreement and the transactions contemplated thereby were fair to and in the best interests of Tech Data and its shareholders, (iii) approved and declared advisable the Merger Agreement and the consummation of the Merger and (iv) determined to submit the Merger Agreement for approval and adoption by Tech Data’s shareholders and recommended that Tech Data’s shareholders approve and adopt the Merger Agreement. The Board made its determination after consultation with its outside legal counsel and financial advisor and consideration of a number of factors more fully described in the accompanying proxy statement. The Board unanimously recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement.

At the Special Meeting, shareholders will also be asked to vote on (i) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid to Tech Data’s named executive officers by Tech Data based on or otherwise relating to the Merger, as required by the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) and (ii) a proposal to approve an adjournment of the

Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve and adopt the Merger Agreement or in the absence of a quorum. The Board unanimously recommends that you vote “FOR” each of these proposals.

The Board is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the Special Meeting and any postponement or adjournment thereof.

If your shares are held in “street name,” you should instruct your bank, brokerage firm or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.

The Merger cannot be completed unless Tech Data shareholders approve and adopt the Merger Agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the Special Meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Special Meeting. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you fail to return your proxy card and you are a holder of record on the record date, unless you attend the Special Meeting in person, the effect will be that your shares of Tech Data common stock will not be considered present at the Special Meeting for the purpose of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the approval and adoption of the Merger Agreement. Similarly, if you hold your shares in “street name” and fail to instruct your bank, brokerage firm or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.

The accompanying proxy statement contains detailed information about Tech Data, the Special Meeting, the Merger Agreement, the Merger, the Merger-related named executive officer compensation proposal and the adjournment-related proposal. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. We urge you to, and you should, read the entire proxy statement carefully, including the Merger Agreement and the other annexes and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about Tech Data from documents we have filed with the SEC.

If you have any questions or need assistance voting your shares of Tech Data common stock, please contact MacKenzie Partners, Inc., our proxy solicitor, by phone at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

Thank you for your confidence in Tech Data.

Sincerely,

Richard T. Hume

Chief Executive Officer

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the Merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated January 10, 2020 and, together with the enclosed form of proxy card, is first being mailed to Tech Data shareholders on or about January 10, 2020.

TECH DATA CORPORATION

5350 TECH DATA DRIVE

CLEARWATER, FLORIDA 33760

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

DATE & TIME	February 12, 2020 at 10:00 a.m., Eastern Time

PLACE	Raymund Center, 5350 Tech Data Drive, Clearwater, Florida 33760

ITEMS OF BUSINESS

•  To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 12, 2019, as amended on November 27, 2019 by Amendment No. 1 to Agreement and Plan of Merger (as further amended or modified from time to time, the “Merger Agreement”), among Tech Data Corporation (“Tech Data”), Tiger Midco, LLC and Tiger Merger Sub Co. (the “Merger Proposal”) and the transactions contemplated thereby; a copy of the Merger Agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference;

•  To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Tech Data to its named executive officers that is based on or otherwise relates to the Merger (the “named executive officer Merger-related compensation proposal”);

•  To consider and vote on a proposal to approve an adjournment of the special meeting of Tech Data shareholders (the “Special Meeting”) from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum (the “Adjournment Proposal”); and

•  To transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements of the Special Meeting, by or at the direction of the Tech Data board of directors (the “Board”).

RECORD DATE	Only holders of record of Tech Data common stock, par value $0.0015 per share (“Tech Data common stock”), at the close of business on January 9, 2020 (the “record date”) are entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement of the Special Meeting.

VOTING BY PROXY	Your vote is very important, regardless of the number of shares you own. The Board is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the Special Meeting in accordance with the applicable provisions of the Florida Business Corporation Act (the “FBCA”). For information on submitting your proxy over the Internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the Special Meeting, information on revoking your proxy prior to the Special Meeting is also provided.

RECOMMENDATIONS	The Board recommends that you vote: • “FOR” the Merger Proposal; • “FOR” the named executive officer Merger-related compensation proposal; and • “FOR” the Adjournment Proposal.

APPRAISAL	Under the FBCA, so long as Tech Data common stock continues to be listed on the NASDAQ, appraisal rights will not be available to Tech Data’s shareholders in connection with the Merger.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY OR VOTE IN PERSON AT THE SPECIAL MEETING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL. IF YOU HOLD YOUR SHARES IN “STREET NAME” AND DO NOT INSTRUCT YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL.

Your proxy may be revoked at any time before the vote at the Special Meeting by following the procedures outlined in the accompanying proxy statement.

If your shares are held by a bank, brokerage firm or other nominee and you wish to vote in person at the Special Meeting, you must bring to the Special Meeting a proxy from the bank, brokerage firm or other nominee that holds your shares authorizing you to vote in person at the Special Meeting. Please also bring to the Special Meeting your account statement evidencing your beneficial ownership of Tech Data common stock as of the record date. All shareholders should also bring photo identification.

The proxy statement of which this notice forms a part provides a detailed description of the Merger, the Merger Agreement, the Merger Proposal, the named executive officer Merger-related compensation proposal and the Adjournment Proposal and provides specific information concerning the Special Meeting. We urge you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the Merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Tech Data common stock, please contact Tech Data’s proxy solicitor, MacKenzie Partners, Inc., by phone at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

By Order of the Board of Directors,

Wayne O. Hanewicz

Corporate Vice President, Secretary

Clearwater, FL

January 10, 2020

i

ii

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SUMMARY TERM SHEET

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Merger Agreement, the Merger and the other matters being considered at the Special Meeting of Tech Data shareholders. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Tech Data, see the section entitled “Where You Can Find More Information” beginning on page 110. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references to “Tech Data,” the “Company,” “we,” “us,” or “our” in this proxy statement refer to Tech Data Corporation, a Florida corporation. Tech Data, following the completion of the Merger, is sometimes referred to in this proxy statement as the “surviving corporation.” In addition, unless otherwise indicated, or unless the context otherwise requires, a reference in this proxy statement to:

•	“Amendment” means the Amendment No. 1 to Agreement and Plan of Merger, dated as of November 27, 2019, by and among Tech Data, Parent and Merger Sub;

•	“Apollo” means Apollo Global Management, Inc. and its subsidiaries;

•	“Apollo Funds” means certain funds affiliated with Parent and Merger Sub and managed by affiliates of Apollo;

•	“Board” means the board of directors of Tech Data;

•	“FBCA” means the Florida Business Corporation Act, Chapter 607, Part I, Florida Statutes (as the same is in effect and applicable on the relevant date or dates);

•

“Merger” means the merger of Merger Sub with and into Tech Data on the terms and subject to the conditions set forth in the Merger Agreement, with Tech Data surviving as a direct wholly owned subsidiary of Parent;

•

“Merger Agreement” means the Agreement and Plan of Merger, dated as of November 12, 2019, as amended on November 27, 2019 by the Amendment, as further amended or modified from time to time, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein;

•

“Merger Sub” means Tiger Merger Sub Co., a Delaware corporation and a wholly owned subsidiary of Parent, formed solely for the purpose of entering into the Merger Agreement and engaging in the transactions contemplated by the Merger Agreement;

•	“Original Agreement” means the Agreement and Plan of Merger, dated as of November 12, 2019, by and among Tech Data, Parent and Merger Sub;

•	“Parent” means Tiger Midco, LLC, a Delaware limited liability company and the sole stockholder of Merger Sub; and

•	“Tech Data common stock” means the common stock, par value $0.0015 per share, of Tech Data.

The Parties

Tech Data Corporation (see page 27)

Tech Data connects the world with the power of technology. Our end-to-end portfolio of products, services and solutions, highly specialized skills, and expertise in next-generation technologies enable channel partners to bring to market the products and solutions the world needs to connect, grow and advance. Tech Data is ranked No. 88 on the Fortune 500® and has been named one of Fortune’s World’s Most Admired Companies for 10 straight years.

Tech Data is a corporation organized under the laws of the State of Florida and headquartered in Clearwater, Florida. Tech Data’s principal offices are located at 5350 Tech Data Drive, Clearwater, FL 33760 and our telephone number is (727) 539-7429. Tech Data common stock is traded on the NASDAQ Stock Market (the “NASDAQ”) under the ticker symbol “TECD”. Our corporate web address is www.techdata.com. The information provided on, or that may be accessed through, the Tech Data website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to Tech Data’s website provided in this proxy statement.

Additional information about Tech Data is contained in our public filings with the U.S. Securities and Exchange Commission (the “SEC”). See the section entitled “Where You Can Find More Information” beginning on page 110.

Tiger Midco, LLC (see page 27)

Parent is a Delaware limited liability company and the sole stockholder of Merger Sub, that was formed solely for the purpose of entering into the Merger Agreement and related agreements and completing the transactions contemplated thereby. Parent has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement and related agreements. Upon completion of the transactions contemplated thereby, Tech Data will be a direct wholly owned subsidiary of Parent.

Parent is an affiliate of the Apollo Funds. The Apollo Funds are managed by affiliates of Apollo. Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $323 billion as of September 30, 2019 in credit, private equity and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. Apollo’s Class A shares are listed on the New York Stock Exchange under the symbol “APO.”

Tiger Merger Sub Co. (see page 27)

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent that was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement and related agreements. Upon completion of the Merger, Merger Sub will merge with and into Tech Data, and Merger Sub will cease to exist.

The Special Meeting

Date, Time and Place (see page 29)

The special meeting of Tech Data shareholders (the “Special Meeting”) is scheduled to be held at the Raymund Center, 5350 Tech Data Drive, Clearwater, Florida 33760, on February 12, 2020 at 10:00 a.m., Eastern Time.

Purpose of the Special Meeting (see page 29)

The Special Meeting is being held in order for Tech Data shareholders to consider and vote on the following proposals:

•

To approve and adopt the Merger Agreement, including the plan of Merger contemplated by the Merger Agreement and the transactions contemplated thereby, all in accordance with the FBCA (the “Merger Proposal”);

•

To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Tech Data to its named executive officers that is based on or otherwise relates to the Merger (the “named executive officer Merger-related compensation proposal”); and

•

To approve the adjournment of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum (the “Adjournment Proposal”).

Shareholders may also be asked to transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements of the Special Meeting, by or at the direction of the Board.

The Board has reviewed and considered the terms and conditions of the Merger Agreement and the Merger. After consulting with its outside legal counsel and financial advisor and after consideration of various factors more fully described in this proxy statement, the Board unanimously (i) adopted the Merger Agreement and approved the execution, delivery and performance by Tech Data of the Merger Agreement and the consummation of the transactions contemplated thereby, (ii) determined that the Merger Agreement and the transactions contemplated thereby were fair to and in the best interests of Tech Data and its shareholders, (iii) approved and declared advisable the Merger Agreement and the consummation of the Merger and (iv) determined to submit the Merger Agreement for approval and adoption by Tech Data’s shareholders and recommended that Tech Data’s shareholders approve and adopt the Merger Agreement. The Board unanimously recommends that Tech Data shareholders vote “FOR” the Merger Proposal, “FOR” the named executive officer Merger-related compensation proposal and “FOR” the Adjournment Proposal.

The holders of at least a majority of the outstanding shares of Tech Data common stock entitled to vote on the Merger Proposal must vote to approve the Merger Proposal as a condition for the Merger to occur. If Tech Data shareholders fail to approve the Merger Proposal by the requisite vote, the Merger will not occur.

Record Date; Shareholders Entitled to Vote (see page 30)

Only holders of record of Tech Data common stock at the close of business on January 9, 2020, the record date for the Special Meeting (the “record date”), will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. On the record date, 35,426,355 shares of Tech Data common stock were issued and outstanding, held by approximately 183 holders of record.

Holders of record of Tech Data common stock are entitled to one vote on each matter submitted to a vote at the Special Meeting for each share of Tech Data common stock they own of record on the record date. A complete list of shareholders entitled to vote at the Special Meeting will be available for inspection during regular business hours for a period of no less than 10 days before the Special Meeting and at the Special Meeting.

Quorum (see page 30)

Under our bylaws and the FBCA, the holders (as of the record date) of a majority of the outstanding shares of Tech Data common stock entitled to vote on a matter at the Special Meeting, whether represented in person or by proxy, will constitute a quorum on that matter at the Special Meeting. There must be a quorum for business to be conducted at the Special Meeting. If there is less than a quorum present at the Special Meeting, the shareholders present may adjourn the meeting from time to time without further notice other than announcement at the meeting in accordance with the FBCA, until a quorum shall be present or represented.

If you submit (and do not thereafter revoke) a properly executed proxy card, even if you abstain from voting, your shares of Tech Data common stock will be counted for purposes of determining whether a quorum is present at the Special Meeting. In the event that a quorum is not present at the Special Meeting or additional votes must be solicited to approve the Merger Proposal, the meeting may be adjourned or postponed to solicit additional proxies.

As of the record date, there were 35,426,355 shares of Tech Data common stock issued and outstanding.

Required Vote (see page 30)

The approval of the Merger Proposal requires the affirmative vote of at least a majority of all votes entitled to be cast by the holders of Tech Data common stock outstanding on the record date.

The approval of the named executive officer Merger-related compensation proposal (on a non-binding, advisory basis) requires the affirmative vote of the holders of at least a majority of the votes cast at the Special Meeting.

The approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Special Meeting.

As of the record date, there were 35,426,355 shares of Tech Data common stock issued and outstanding.

Voting at the Special Meeting (see page 32)

If your shares of Tech Data common stock are registered directly in your name with our transfer agent, you are considered a “shareholder of record.” Shareholders of record can vote their shares of Tech Data common stock in the following four ways: (i) by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you, (ii) by submitting your proxy by telephone by dialing the toll-free number 1-800-690-6903, (iii) by submitting your proxy over the Internet by going to www.proxyvote.com or (iv) by attending the Special Meeting and voting your shares in person. Even if you plan to attend the Special Meeting, Tech Data encourages you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Special Meeting. Votes cast in person or by proxy at the Special Meeting will be tabulated by the inspector of election appointed for the Special Meeting, who also will determine whether a quorum is present.

If your shares are held by your bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your bank, brokerage firm or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your bank, brokerage firm or other nominee how to vote your shares of Tech Data common stock on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, brokerage firm or other nominee on how to submit voting instructions. Shareholders who own their shares in “street name” are not able to vote at the Special Meeting unless they have a legal proxy, executed in their favor, from the shareholder of record (bank, brokerage firm or other nominee) giving them the right to vote the shares at the Special Meeting.

You may revoke your proxy at any time prior to the vote at the Special Meeting by (i) sending a written statement to that effect to Tech Data, at 5350 Tech Data Drive, Clearwater, FL 33760, Attention: Wayne O. Hanewicz, Secretary, bearing a date later than the date of the proxy, that is received prior to the Special Meeting, (ii) voting again by Internet or telephone, so long as you do so before the deadline of 11:59 p.m. Eastern Time on February 11, 2020, (iii) submitting a properly signed proxy card with a later date and mailing it to the address set forth therein so that it is received prior to the Special Meeting, or (iv) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of Tech Data common stock to be voted. If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also change your vote or revoke your proxy in person at the Special Meeting if you obtain a signed proxy from the shareholder of record (bank, brokerage firm or other nominee) giving you the right to vote the shares.

Tech Data recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the Special Meeting to ensure that your shares are represented and voted at the meeting and so that the vote count will not be delayed.

Abstentions and Broker Non-Votes (see page 31)

An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. At the Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal. Abstaining from voting will have no effect on the outcome of the named executive officer Merger-related compensation proposal or the Adjournment Proposal. If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy that is not held in “street name”, the proxy will be voted “FOR” (i) approval of the Merger Proposal, (ii) approval of the named executive officer Merger-related compensation proposal and (iii) approval of the Adjournment Proposal.

Broker non-votes are shares held in “street name” by banks, brokerage firms or other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the bank, brokerage firm or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such bank, brokerage firm or other nominee does not have discretionary voting power on such proposal. Because, under NASDAQ rules, banks, brokerage firms or other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Tech Data common stock held in “street name” does not give voting instructions to the bank, brokerage firm or other nominee, then those shares will not be counted as present in person or by proxy at the Special Meeting. As the vote to approve the Merger Proposal is based on the total number of shares of Tech Data common stock outstanding and entitled to vote on the Merger Proposal on the record date, not just the shares that are counted as present in person or by proxy at the Special Meeting, if you fail to issue voting instructions to your bank, brokerage firm or other nominee, the shares of Tech Data common stock that you own will not be counted for purposes of determining whether a quorum is present at the Special Meeting and it will have the same effect as a vote “AGAINST” the Merger Proposal.

Solicitation of Proxies (see page 33)

The Board is soliciting your proxy, and Tech Data will bear the cost of soliciting proxies. MacKenzie Partners, Inc. (“MacKenzie”) has been retained to assist with the solicitation of proxies and provide related proxy advisory services. MacKenzie will be paid a final fee not to exceed $20,000 plus reasonable and documented out-of-pocket expenses for these services in connection with the Special Meeting. Tech Data will also indemnify MacKenzie for certain losses arising out of these services. Solicitation initially will be made by mail. Tech Data and MacKenzie also will request that banks, brokerage firms, and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of shares of Tech Data common stock and will, if requested, reimburse them for their reasonable out-of-pocket expenses in doing so.

Adjournment (see page 33)

In addition to the Merger Proposal and the named executive officer Merger-related compensation proposal, Tech Data shareholders are also being asked to approve the Adjournment Proposal, which will enable the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum.

Although it is not currently expected, if a quorum is not present at the Special Meeting, the shareholders holding a majority of the shares of Tech Data common stock present in person or by proxy at the Special Meeting and entitled to vote thereat may adjourn the Special Meeting from time to time until a quorum shall be present. If a new record date is or must be fixed under law, a notice of the adjourned meeting must be given to each shareholder of record as of the new record date and who is otherwise entitled to notice of and vote at such meeting. In addition, the Special Meeting could be postponed before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, shareholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the Adjournment Proposal, your shares will be voted in favor of the Adjournment Proposal.

The Merger

The rights and obligations of the parties to the Merger Agreement are governed by the specific terms and conditions of the Merger Agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the Merger Agreement and the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. We encourage you to read the Merger Agreement carefully and in its entirety because it is the principal legal agreement that governs the terms and conditions of the Merger.

Structure of the Merger (see page 35)

If the Merger is completed, then at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into Tech Data, the separate corporate existence of Merger Sub will cease and Tech Data will survive the Merger as a direct wholly owned subsidiary of Parent.

Merger Consideration (see page 71)

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of Tech Data common stock outstanding immediately prior to the Effective Time (other than shares held by Tech Data as treasury stock or held by Parent or Merger Sub, in each case, immediately prior to the Effective Time (the “canceled shares”)) will automatically be converted into the right to receive $145.00 in cash, without interest, subject to any applicable withholding taxes (the “Merger Consideration”).

Treatment of Tech Data Equity Awards (see page 72)

Pursuant to the Merger Agreement, as of the Effective Time, each Company RSU Award (as defined in the Merger Agreement) will vest at closing and be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration for each share of Tech Data common stock subject to such Company RSU Award immediately prior to the Effective Time (less applicable withholding taxes). Each Company PRSU Award (as defined in the Merger Agreement) will, at closing, be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration for each share of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time (less applicable withholding taxes), with the number of shares of Tech Data common stock subject to each such Company PRSU Award determined as follows: (A) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2020, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 110% of the Total Shares Granted as such term is used in the applicable Company PRSU Award (the “Total Shares Granted”), (B) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2019, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 130% of the Total Shares Granted, and (C) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2018, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 110% of the Total Shares Granted.

Recommendation of the Board (see page 29)

The Board has reviewed and considered the terms and conditions of the Merger Agreement and the Merger. After consulting with its outside legal counsel and financial advisor and after consideration of various factors, the

Board unanimously (i) adopted the Merger Agreement and approved the execution, delivery and performance by Tech Data of the Merger Agreement and the consummation of the transactions contemplated thereby, (ii) determined that the Merger Agreement and the transactions contemplated thereby were fair to and in the best interests of Tech Data and its shareholders, (iii) approved and declared advisable the Merger Agreement and the consummation of the Merger and (iv) determined to submit the Merger Agreement for approval and adoption by Tech Data’s shareholders and recommended that Tech Data’s shareholders approve and adopt the Merger Agreement. Certain factors considered by the Board in reaching its decision to adopt the Merger Agreement and to recommend that shareholders approve the Merger Proposal can be found in “The Merger Proposal (Proposal 1) — Recommendation of the Board and Reasons for the Merger” beginning on page 45.

The Board unanimously recommends that Tech Data shareholders vote:

•	“FOR” the Merger Proposal;

•	“FOR” the named executive officer Merger-related compensation proposal; and

•	“FOR” the Adjournment Proposal.

Opinion of Tech Data’s Financial Advisor (see page 51)

In connection with the Merger, BofA Securities, Inc. (referred to, together with its predecessor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as “BofA Securities”), Tech Data’s financial advisor, delivered to the Board a written opinion, dated November 27, 2019, as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Tech Data common stock (other than, to the extent applicable, Tech Data, Parent and their respective wholly owned Subsidiaries) of the Merger Consideration to be received by such holders in the Merger. The full text of the written opinion, dated November 27, 2019, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities provided its opinion for the benefit and use of Tech Data’s Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Tech Data or in which Tech Data might engage or as to the underlying business decision of Tech Data to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not constitute an opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any other matter.

Interests of Tech Data’s Executive Officers and Directors in the Merger (see page 59)

In considering the recommendation of the Board, Tech Data shareholders should be aware that certain directors and executive officers of Tech Data will have interests in the Merger that are different from, or in addition to, the interests of Tech Data shareholders generally and which may create potential conflicts of interest. The Board was aware of these interests and considered them when it adopted the Merger Agreement and approved the Merger. All employment and compensation arrangements applicable to directors or senior executives of the Company under the Merger Agreement, or in connection with the Merger, were unanimously approved, on behalf of the Company, by vote of a majority of the qualified directors within the meaning of, and in the same manner as provided in and consistent with, Section 607.0832 of the FBCA. These interests include:

•

Tech Data’s executive officers are entitled to protections and benefits under Tech Data’s change in control policy in the event of certain terminations of employment in connection with the completion of the Merger;

•	the treatment of the equity awards held by Tech Data’s directors and executive officers as of the Effective Time;

•	Tech Data’s directors and executive officers are entitled to the payout of all of their account balances and benefits under certain non-qualified benefit plans maintained by Tech Data;

•	Tech Data’s directors and executive officers are entitled to indemnification and insurance arrangements pursuant to the Merger Agreement and Tech Data’s organizational documents; and

•	Tech Data’s executive officers as of the Effective Time will become the initial executive officers of the surviving corporation.

These interests are discussed in more detail in the section entitled “The Merger Proposal (Proposal 1) — Interests of Tech Data’s Executive Officers and Directors in the Merger” beginning on page 59.

Financing of the Merger (see page 66)

Parent has obtained equity financing and debt financing commitments (in each case, pursuant to the respective Commitment Letters (as defined below)) for the purpose of financing the transactions contemplated by the Merger Agreement, repaying or refinancing certain existing indebtedness of the Company and its subsidiaries, and paying related fees and expenses.

Pursuant to an equity commitment letter, dated as of November 12, 2019, as amended on November 27, 2019 (the “Equity Commitment Letter”), each of Apollo Investment Fund IX, L.P., Apollo Overseas Partners (Delaware) IX, L.P., Apollo Overseas Partners (Delaware 892) IX, L.P., Apollo Overseas Partners IX, L.P. and Apollo Overseas Partners (Lux) IX, SCSp (the “Sponsors”) have committed, severally but not jointly, to capitalize Parent at closing with an aggregate equity contribution in an amount of $3,750,000,000, on the terms and subject to the conditions set forth in the Equity Commitment Letter.

Pursuant to a debt commitment letter, dated as of November 12, 2019 (the “Original Debt Commitment Letter”) and an additional initial lender agreement, dated as of December 6, 2019 (the “Additional Initial Lender Agreement,” together with the Original Debt Commitment Letter, the “Debt Commitment Letter,” and, together with the Equity Commitment Letter, the “Commitment Letters”) a consortium of financial institutions (in each case, acting directly or through their respective affiliates or branches, as appropriate, collectively, the “Debt Commitment Parties”) have committed to provide to Merger Sub, severally but not jointly, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, debt financing in the aggregate amount of up to $5,000,000,000. The consummation of the Merger is not subject to any financing condition.

Limited Guarantee (see page (66)

Concurrently with the execution of the Original Agreement, the Sponsors entered into a limited guarantee, as amended on November 27, 2019 (the “Limited Guarantee”) with the Company, pursuant to which the Sponsors have guaranteed the payment of the termination fee payable by Parent under certain circumstances, as well as interest and expenses and certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Limited Guarantee and the Merger Agreement, in an amount not to exceed $319,444,000 in the aggregate.

Antitrust Review Required for the Merger and Other Regulatory Filings (see page 67)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), we cannot complete the Merger until we have given notification and furnished information to the Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“DOJ”), and until the applicable waiting period has expired. On November 26, 2019, Tech Data and Parent each filed a premerger notification and report form under the HSR Act. At 11:59 p.m., Eastern Time, on December 26, 2019, the waiting period with respect to the premerger notification and report form under the HSR Act expired.

The obligation of the parties to the Merger Agreement to consummate the Merger is also subject to (x) the Treasurer of the Commonwealth of Australia (i) providing written notice that there are no objections under the Foreign Acquisitions and Takeovers Act 1975 (Cth) and Foreign Acquisitions and Takeover Regulations 2015 (the “FATA”) to the acquisition contemplated by the Merger Agreement, either on an unconditional basis or subject only to conditions acceptable to Parent, acting reasonably; or (ii) not being empowered or becoming precluded by passage of time from making any order or decision under the FATA in respect of the acquisition contemplated by the Merger Agreement; whichever occurs first (the “FIRB Approval”), and (y) the expiration or termination of any applicable waiting period under the competition laws of the European Union, Canada, Mexico, Switzerland, Turkey, India and Chile, and obtainment of any required consents pursuant thereto (the “Competition Laws”). In connection with the foregoing, on January 8, 2020, the Sponsors, Parent and Merger Sub filed an application seeking a no objections notice from the Treasurer of the Commonwealth of Australia. Filings in the European Union, Canada, Mexico, Switzerland, Turkey, India and Chile are expected to be made in the coming weeks.

While we have no reason to believe it will not be possible to complete the antitrust review or obtain the foreign regulatory approvals in a timely manner, there is no certainty that these will be completed within the periods of time currently contemplated or that a regulatory challenge to the Merger will not be made.

Material U.S. Federal Income Tax Consequences of the Merger (see page 68)

In general, the exchange of Tech Data common stock for cash in the Merger will be a taxable transaction to U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 106) for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 106. The tax consequences of the Merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as the tax consequences arising under other U.S. federal tax laws and the laws of any state, local or foreign taxing jurisdiction.

Appraisal Rights

Under Section 607.1302 of the FBCA, so long as Tech Data common stock continues to be listed on the NASDAQ, appraisal rights will NOT be available to Tech Data’s shareholders in connection with the Merger.

Litigation Relating to the Merger (see page 68)

Three lawsuits relating to the Merger have been filed—one purported class action complaint brought on behalf of a putative class of Tech Data’s shareholders and two individual shareholder complaints. The purported class action complaint was filed in the United States District Court for the District of Delaware: Post v. Tech Data Corporation et al, Case No. 1:19-cv-02352-UNA, filed on December 24, 2019. One individual shareholder complaint was filed in the Thirteenth Judicial Circuit Court of Florida: Drulias v. Hume, et al., Case No. 19-CA-012837, filed on December 19, 2019. The other individual shareholder complaint was filed in the United States District Court for the Southern District of New York: Franks v. Tech Data Corporation et al, Case No. 1:20-cv-00174, filed on January 8, 2020.

Tech Data, individual members of the Board, Parent, Merger Sub and Apollo Global Management, Inc. are named as defendants in the Post complaint. The Post complaint generally alleges that the defendants violated the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by failing to disclose material information in Tech Data’s preliminary proxy statement filed on December 12, 2019, and generally seeks, among other things, injunctive relief prohibiting consummation of the Merger and unspecified damages and attorneys’ fees.

Tech Data, individual members of the Board and Apollo Global Management, Inc. are named as defendants in the Drulias complaint. The Drulias complaint generally alleges that individual members of the Board violated fiduciary duties in connection with the Merger, including by approving the Merger at an allegedly inadequate price and failing to disclose material information in Tech Data’s preliminary proxy statement filed on December 12, 2019, and Apollo Global Management, Inc. aided and abetted such violations. The Drulias complaint generally seeks, among other things, injunctive relief prohibiting consummation of the Merger unless and until Tech Data discloses the purportedly undisclosed material information identified in the complaint and unspecified damages and attorneys’ fees.

Tech Data and individual members of the Board are named as defendants in the Franks complaint. The Franks complaint generally alleges that the defendants violated the Exchange Act by failing to disclose material information in Tech Data’s preliminary proxy statement filed on December 12, 2019, and generally seeks, among other things, injunctive relief prohibiting consummation of the Merger and unspecified damages and attorneys’ fees.

The defendants deny the allegations made in the complaints. Additional class action complaints arising out of or relating to the Merger Agreement and the transactions contemplated thereby may be filed in the future. If additional similar complaints are filed, absent new or different allegations that are material, we will not necessarily announce such additional filings.

Expected Timing of the Merger

We expect to complete the Merger no later than during the first half of 2020. However, the Merger is subject to antitrust reviews, U.S. and foreign regulatory approvals and various other conditions, and it is possible that factors outside of the control of Tech Data, Parent or Merger Sub could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Merger. We expect to complete the Merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the Merger.

Company Takeover Proposal; Non-Solicitation (see page 79)

Pursuant to the Merger Agreement, until 11:59 p.m. Eastern Time on December 9, 2019 (the “No-Shop Period Start Date”), Tech Data and its subsidiaries and their respective directors, officers and other representatives were permitted to (i) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that would constitute, or would reasonably be expected to lead to, a Company Takeover Proposal, (ii) provide information (including non-public information and data) relating to the Company and its subsidiaries and afford access to the business, properties, assets, books, records or other non-public information, or any personnel of the Company and its subsidiaries pursuant to an acceptable confidentiality agreement, (iii) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any person regarding any Company Takeover Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to a Company Takeover Proposal) and (iv) cooperate with, assist, participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any Company Takeover Proposal.

At this time, Tech Data may not, and must cause each of its subsidiaries and its and their respective officers and directors and must instruct its and its subsidiaries’ other representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any proposal or offer or inquiries regarding the making of any proposal or offer that constitutes or would reasonably be expected to lead to a Company Takeover Proposal or (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (other than in response to an unsolicited inquiry that did not arise from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional), solely to ascertain facts from the person making such Company Takeover Proposal required by its fiduciary duties under applicable law about such Company Takeover Proposal and the person that made it).

Prior to the time the Company Shareholder Approval is obtained, if the Company receives a bona fide written Company Takeover Proposal from a third party that did not result from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional) and that the Board determines in good faith, in its reasonable discretion after consultation with its independent financial advisors and/or outside legal counsel, (i) that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal and (ii) that failure to take action under clauses (x) and (y) below would be inconsistent with its fiduciary duties under applicable law, then the Company and its representatives may (x) furnish information (including non-public information) to such persons and their representatives pursuant to an acceptable confidentiality agreement and (y) engage in or otherwise participate in discussions or negotiations with such person and its representatives, in each case, subject to the requirement that the Company must give Parent written notice of such determination promptly (and in any event within 24 hours) after the Board makes such determination; and make available to Parent and Merger Sub any material non-public information or data concerning the Company or its subsidiaries that is provided to any such person which was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such person.

Conditions to the Closing of the Merger (see page 94)

Each party’s obligation to complete the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

•

no law, order or injunction having been enacted, issued or promulgated by a governmental authority of competent jurisdiction that is in effect and that restrains, enjoins or prohibits the consummation of the Merger;

•

the approval of the Merger Proposal by the affirmative vote of at least a majority of all votes entitled to be cast on the Merger Proposal by the holders of Tech Data common stock outstanding on the record date in accordance with the applicable provisions of the FBCA (the “Company Shareholder Approval”);

•

the expiration or termination of the applicable waiting period under the HSR Act, and those of the antitrust laws of other specified jurisdictions, each as further described in the sections entitled “The Merger Proposal (Proposal 1) — Antitrust Review Required for the Merger and Other Regulatory Filings” and “The Merger Agreement — Conditions to the Closing of the Merger” beginning on pages 67 and 94, respectively, and all required consents pursuant thereto shall have been obtained; and

•	the FIRB Approval, as further described in the section entitled “The Merger Agreement — Conditions to the Closing of the Merger”.

The obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the accuracy of the representations and warranties of the Company as of the date of the Original Agreement and the closing date (except to the extent such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), subject to certain materiality standards described under “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page 94;

•

the performance by the Company in all material respects of the covenants, obligations and agreements required to be performed or complied with under the Merger Agreement at or prior to the closing; provided, that the Company’s obligations in respect of certain covenants regarding financing cooperation shall be deemed satisfied unless the debt financing has not been obtained primarily as a result of the Company’s willful breach of such obligations; and

•	no Company Material Adverse Effect having occurred after the date of the Original Agreement.

The obligations of Tech Data to complete the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the accuracy of the representations and warranties of Parent and Merger Sub as of date of the Original Agreement and the closing date (except to the extent such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), subject to certain materiality standards described under “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page 94; and

•

the performance by each of Parent and Merger Sub in all material respects of the covenants, obligations and agreements required to be performed or complied with under the Merger Agreement at or prior to the closing.

Additionally, if the Marketing Period (described below under “The Merger Agreement — Financing and Financing Cooperation”) has not ended when all of the conditions to closing are satisfied, then the closing will occur on the earlier to occur of (i) a business day during the Marketing Period determined by Parent with no less than three business days’ prior written notice to the Company or (ii) the third business day following the final day of the Marketing Period (subject, in each case, to the satisfaction or waiver of all conditions set forth in the Merger Agreement).

Change in the Tech Data Board Recommendation

The Board has unanimously recommended that Tech Data shareholders vote “FOR” the Merger Proposal. Generally, the Board must not effect a Change of Recommendation.

However, the Merger Agreement permits the Board to effect a Change of Recommendation and/or, in response to a Company Superior Proposal, terminate the Merger Agreement in order to enter into an acquisition agreement providing for such Company Superior Proposal, if the Company has received a Company Superior Proposal that did not result from a breach of the Company’s non-solicitation obligations, subject to the requirements that:

•

the Company provides prior written notice to Parent, at least three business days in advance, that it intends to effect a Change of Recommendation and/or terminate the Merger Agreement to enter into a Company Superior Proposal, which notice specifies the identity of the person making such Company Superior Proposal and the material terms thereof and includes a copy of the proposed Company Superior Proposal, the proposed acquisition agreement with respect thereto and all related documentation;

•

during the three business day period following the date on which notice was received (or a one business day period, in the event of any change to the financial terms or other material terms of such Company Superior Proposal), the Company and its representatives negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement as Parent may propose; and

•

upon the conclusion of the applicable negotiation period, the Board consider in good faith any revisions to the terms of the Merger Agreement proposed in writing by Parent and determines, after consultation with the Company’s independent financial advisors and outside legal counsel, that the Company Takeover Proposal continues to constitute a Company Superior Proposal.

In addition, the Board may also effect a Change of Recommendation in response to an Intervening Event if the Board determines in good faith in its reasonable discretion, after consultation with its independent financial advisor and outside legal counsel, that the failure to effect a Change of Recommendation would be inconsistent with its fiduciary duties under applicable law, subject to a three-business day negotiation period with Parent.

The Board has not effected a Change of Recommendation.

Termination of the Merger Agreement and Termination Fees (see page 95)

The Merger Agreement may be terminated by either party and the Merger may be abandoned in certain circumstances, including if (i) the Merger is not completed by August 12, 2020 (the “Termination Date”), subject to certain limitations, (ii) Tech Data’s shareholders fail to approve the Merger Proposal, (iii) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger or (iv) the other party breaches its representations, warranties or covenants in the Merger Agreement which gives rise to the failure of a condition to the consummation of the Merger, subject in certain cases, to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent.

The Company is also entitled to terminate the Merger Agreement, and receive a termination fee of approximately $315.9 million from Parent if (i) Merger Sub fails to consummate the Merger following the completion of the Marketing Period and satisfaction or waiver of certain closing conditions or (ii) if Parent or Merger Sub otherwise breaches its obligations under the Merger Agreement which breach or failure is the primary reason for the failure of the Merger to be consummated.

If the Merger Agreement is terminated because (i) before receipt of the Company Shareholder Approval, the Board makes a Change of Recommendation or the Company willfully and materially breaches its non-solicitation obligations, (ii) the Company accepts a Company Superior Proposal, or (iii) (x) the Merger has not closed by the Termination Date, Tech Data’s shareholders fail to approve the Merger Proposal or the Company breached or failed to perform any of its representations, warranties, covenants or other agreements which gives rise to the failure of a condition to the consummation of the Merger (subject to a certain cure periods), (y) any person publicly announced a bona fide Company Takeover Proposal after the date of the Original Agreement and it is not withdrawn before the approval of the transaction and (z) the Company enters into a definitive agreement with respect to any competing transaction, or completes a competing transaction, within 12 months of termination, the termination fee payable by the Company to Parent will be $184.3 million; provided that a lower fee of approximately $89.5 million will apply with respect to a termination to enter into an acquisition agreement providing for a Company Superior Proposal before the No-Shop Period Start Date.

Directors’ and Officers’ Indemnification and Insurance (see page 92)

For a period of six years after the Effective Time, Parent and the surviving corporation must, to the full extent permitted under applicable law, (i) indemnify and hold harmless each present and former (or future, but prior to the Effective Time), director or officer of Tech Data or any of its subsidiaries and any person who served as a director, officer member, trustee or fiduciary of another corporation, partnership joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of Tech Data or its subsidiaries (collectively, the “Covered Persons”) in connection with any D&O Claim (as defined in the Merger Agreement), against any losses, claims, damages, liabilities, claim expenses, judgments, fines, penalties and amounts paid in settlement relating to or resulting from such D&O Claim and (ii) promptly advance claim expenses as incurred by the Covered Persons in connection with any D&O Claim, provided that any Covered Person to whom expenses are advanced provides an undertaking to repay the advance if it is ultimately determined by a court of competent jurisdiction that such Covered Person is not entitled to indemnification.

In addition, prior to the Effective Time, Tech Data may obtain and prepay the premium for a six year “tail” insurance policy for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time. If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the surviving corporation must obtain such a tail policy. Any such tail policy must have at least the same coverage and amounts and contain terms and conditions that are no less favorable to the covered individuals as the Company’s and its subsidiaries’ existing directors’ and officers’ insurance policy with a claims period of six years from the Effective

Time. Notwithstanding the foregoing, in no event will Tech Data and its subsidiaries (or Parent, as applicable) be required to expend a premium in excess of 250% of the aggregate annual amount currently paid by the Company and its subsidiaries for such insurance and, if the annual premium of such insurance coverage exceeds such maximum amount, Tech Data, Parent or the surviving corporation will obtain a policy with the greatest coverage available for the maximum amount.

Delisting and Deregistration of Tech Data Common Stock (see page 69)

As promptly as practicable following the effectiveness of the Merger, Tech Data common stock will be delisted from the NASDAQ and deregistered under the Exchange Act.

Market Prices of Tech Data Common Stock (see page 103)

On October 15, 2019, the last trading day prior to published market speculation regarding a potential transaction involving Tech Data, the closing price per share of Tech Data common stock on the NASDAQ was $111.34. The closing sales price of Tech Data common stock on the NASDAQ on January 9, 2020, the most recent practicable date prior to the date of this proxy statement, was $144.01 per share. You are encouraged to obtain current market prices of Tech Data common stock in connection with voting your shares of Tech Data common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are brief answers to certain questions that you may have regarding the Merger, the Merger Agreement, the Special Meeting and the proposals being considered at the Special Meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the Merger and the Special Meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.

Q.	Why am I receiving these proxy materials?

A.

On November 12, 2019, Tech Data entered into a Merger Agreement, which was amended on November 27, 2019, pursuant to which Merger Sub will merge with and into Tech Data, with Tech Data continuing as the surviving corporation in the Merger. A copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the Merger, Tech Data shareholders must vote to approve the Merger Proposal in accordance with the applicable provisions of the FBCA. The approval of the Merger Proposal by our shareholders is a condition to the consummation of the Merger. You are receiving this proxy statement in connection with the solicitation by the Board of proxies of Tech Data shareholders to vote their shares in favor of the Merger Proposal.

You are also being asked to vote on a proposal to approve on a non-binding, advisory basis, certain compensation that will or may be paid by Tech Data to its named executive officers that is based on or otherwise relates to the Merger and on a proposal to approve the adjournment of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Proposal or in the absence of a quorum.

This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement and the Special Meeting of our shareholders and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the Special Meeting and to ensure that your shares are represented and voted at the Special Meeting.

Your vote is very important. Even if you plan to attend the Special Meeting, we encourage you to submit a proxy as soon as possible.

Q.	What is the proposed transaction?

A.

If the Merger Proposal is approved by Tech Data shareholders in accordance with the applicable provisions of the FBCA and the other conditions to the consummation of the Merger contained in the Merger Agreement are satisfied or waived, Merger Sub will merge with and into Tech Data, with Tech Data continuing as the surviving corporation in the Merger and a direct wholly owned subsidiary of Parent. As noted elsewhere herein, Parent and Merger Sub are affiliates of certain funds managed by affiliates of Apollo Global Management, Inc.

Q.	What will I receive in the Merger if it is completed?

A.

Under the terms of the Merger Agreement, if the Merger is completed, you will be entitled to receive $145.00 in cash, without interest and subject to any applicable withholding taxes, for each share of Tech Data common stock you own, which represents a premium of 30.2% to the Company’s closing share price on October 15, 2019, which was the last trading day prior to published market speculation regarding a potential transaction involving the Company. For example, if you own 100 shares of Tech Data common stock, you will be entitled to receive $14,500 in cash in exchange for your shares, without interest and subject to any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Parent.

Q.	Where and when is the Special Meeting, and who may attend?

A.

The Special Meeting will be held at the Raymund Center, 5350 Tech Data Drive, Clearwater, Florida 33760, on February 12, 2020 at 10:00 a.m., Eastern Time. The meeting room will open at 9:30 a.m., Eastern Time and registration will begin at that time. Shareholders of record as of the record date of the Special Meeting may attend the meeting. All shareholders and proxyholders will need proof of identification along with their proxy card or proof of stock ownership to enter the Special Meeting. Beneficial owners of shares held in “street name” who wish to attend the meeting must present proof of ownership of Tech Data common stock as of the record date, such as a bank or brokerage account statement, and will only be able to vote at the Special Meeting if they have a legal proxy, executed in their favor, from the shareholder of record (bank, brokerage firm or other nominee) giving them the right to vote the shares at the Special Meeting.

Q.	Who can vote at the Special Meeting?

A.

All Tech Data shareholders of record as of the close of business on January 9, 2020, the record date for the Special Meeting, are entitled to receive notice of, attend and vote at the Special Meeting, or any adjournment or postponement thereof. Each share of Tech Data common stock is entitled to one vote on all matters that come before the Special Meeting. On the record date, there were 35,426,355 shares of Tech Data common stock issued and outstanding, held by approximately 183 holders of record.

Q.	What matters will be voted on at the Special Meeting?

A.	At the Special Meeting, you will be asked to consider and vote on the following proposals:

•	the Merger Proposal;

•	the named executive officer Merger-related compensation proposal; and

•	the Adjournment Proposal.

Shareholders may also be asked to transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements of the Special Meeting, by or at the direction of the Board.

Q.	What is the position of the Board regarding the Merger?

A.

After consulting with its outside legal counsel and financial advisor and after consideration of various factors, the Board unanimously (i) adopted the Merger Agreement and approved the execution, delivery and performance by Tech Data of the Merger Agreement and the consummation of the transactions contemplated thereby, (ii) determined that the Merger Agreement and the transactions contemplated thereby were fair to and in the best interests of Tech Data and its shareholders, (iii) approved and declared advisable the Merger Agreement and the consummation of the Merger and (iv) determined to submit the Merger Agreement for approval and adoption by Tech Data’s shareholders and recommended that Tech Data’s shareholders approve and adopt the Merger Agreement.

Q.	How does the Board recommend that I vote on the proposals to be considered at the Special Meeting?

A.	The Board unanimously recommends that you vote:

•	“FOR” the Merger Proposal;

•	“FOR” the named executive officer Merger-related compensation proposal; and

•	“FOR” the Adjournment Proposal.

Q.	What vote is required to approve the Merger Proposal?

A.

The Merger Proposal will be approved if shareholders holding at least a majority of all votes entitled to be cast by the shares of Tech Data common stock outstanding on the record date vote “FOR” the proposal.

Q.	What vote is required to approve the named executive officer Merger-related compensation proposal and the Adjournment Proposal?

A.

Each of the named executive officer Merger-related compensation proposal and the Adjournment Proposal will be approved if at least a majority of the votes that are cast at the Special Meeting are “FOR” each such proposal.

Q.	Is the Merger expected to be taxable to holders of Tech Data common stock?

A.

In general, the exchange of Tech Data common stock for cash in the Merger will be a taxable transaction to U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 106) for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 106. The tax consequences of the Merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as the tax consequences arising under other U.S. federal tax laws and the laws of any state, local or foreign taxing jurisdiction.

Q.	What other effects will the Merger have on Tech Data?

A.

If the Merger is completed, Tech Data common stock will be delisted from the NASDAQ and deregistered under the Exchange Act, and Tech Data will no longer be required to file periodic reports with the SEC with respect to Tech Data common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the Merger, Tech Data common stock will no longer be publicly traded and you will no longer have any interest in Tech Data’s future earnings or growth. In addition, from and after the date the Merger is completed, each share of Tech Data common stock (other than canceled shares) you hold will represent only the right to receive $145.00 in cash, without interest and subject to any applicable withholding taxes.

Q.	When is the Merger expected to be completed?

A.

Assuming timely satisfaction of necessary closing conditions, including the approval by our shareholders of the Merger Proposal, the parties to the Merger Agreement expect to complete the Merger no later than during the first half of 2020. However, Tech Data cannot assure completion by any particular date, if at all. Because the Merger is subject to a number of conditions, including the receipt of shareholder approval of the Merger Proposal, the expiration of the waiting period under the HSR Act and the approval of certain foreign regulatory approvals or expiration of the waiting period under applicable foreign regulations as set forth in the Merger Agreement, the exact timing of the Merger cannot be determined at this time and we cannot guarantee that the Merger will be completed.

Q.	What happens if the Merger is not completed?

A.

If the Merger Proposal is not approved by the requisite vote of Tech Data shareholders, or if the Merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their shares of Tech Data common stock in connection with the Merger. Instead, the Company will remain a public company, and shares of Tech Data common stock will continue to be registered under the Exchange

Act, as well as listed and traded on the NASDAQ. In the event that either Tech Data or Parent terminates the Merger Agreement, then, in certain specified circumstances, Tech Data may be required to pay Parent a termination fee of approximately $184.3 million (the “Company Termination Fee”), or Parent may be required to pay Tech Data a termination fee of approximately $315.9 million (the “Parent Termination Fee”), as applicable. For more information on these termination fees, see the section of this proxy statement entitled “The Merger Agreement — Termination Fees and Expenses.”

Q.	How will our directors and executive officers vote on the Merger Proposal?

A.

Each of the directors and executive officers of Tech Data have informed Tech Data that, as of the date of this proxy statement, they intend to vote in favor of the Merger Proposal (although none of them is obligated to do so).

As of the record date for the Special Meeting, the directors and executive officers of Tech Data owned, in the aggregate, 342,614 shares of Tech Data common stock, representing approximately 1% of the issued and outstanding shares of Tech Data common stock entitled to vote at the Special Meeting.

Q.	Do any of Tech Data’s directors or executive officers have interests in the Merger that may differ from or be in addition to my interests as a shareholder?

A.

Yes. In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. The Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in determining to adopt the Merger Agreement, and in recommending that the Merger Proposal be approved by Tech Data shareholders. All employment and compensation arrangements applicable to directors or senior executives of the Company under the Merger Agreement, or in connection with the Merger, were unanimously approved, on behalf of the Company, by vote of a majority of the qualified directors within the meaning of, and in the same manner as provided in and consistent with, Section 607.0832 of the FBCA. See the section entitled “The Merger Proposal (Proposal 1) — Interests of Tech Data’s Executive Officers and Directors in the Merger” beginning on page 59 for more information.

Q.	Why am I being asked to consider and vote on the named executive officer Merger-related compensation proposal?

A.

SEC rules require Tech Data to seek approval on a non-binding, advisory basis with respect to certain payments and benefits that will or may be made or provided to Tech Data’s named executive officers in connection with the Merger. Approval of the named executive officer Merger-related compensation proposal, however, is not required to complete the Merger. If the Merger Proposal is approved by Tech Data’s shareholders and the Merger is completed, the Merger-related compensation will be paid to Tech Data’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if shareholders fail to approve the named executive officer Merger-related compensation proposal.

Q.	Who is soliciting my vote? Who will pay for the cost of this proxy solicitation?

A.

The Board is soliciting your proxy, and Tech Data will bear the cost of soliciting proxies. MacKenzie has been retained to assist with the solicitation of proxies, and the fees and expenses of MacKenzie, plus its reasonable documented out-of-pocket expenses will be paid by Tech Data. Solicitation initially will be made by mail. Tech Data and MacKenzie also will request that banks, brokerage firms, and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of shares of Tech Data common stock and will, if requested, reimburse them for their reasonable out-of-pocket expenses in doing so.

Q.	What do I need to do now? If I am going to attend the Special Meeting, should I still submit a proxy?

A.

Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the Special Meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Special Meeting.

Q.	How do I vote if my shares are registered directly in my name?

A.

If your shares are registered directly in your name with our transfer agent, you are considered a “shareholder of record.” Shareholders of record can vote their shares of Tech Data common stock in the following four ways:

•

By Internet — You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your proxy card in order to vote by Internet.

•

By Telephone — You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your proxy card in order to vote by telephone.

•

By Mail — You may vote by mail by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

•

At the Special Meeting — If you are a shareholder of record and prefer to vote your shares at the Special Meeting, you must bring proof of identification along with your proxy card or proof of ownership.

Even if you plan to attend the Special Meeting, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your shares will be voted if you later decide not to attend the Special Meeting. Telephone and Internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on February 11, 2020. Proxy cards mailed with respect to shares must be received no later than February 11, 2020 in order to be counted in the vote.

If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Shareholders who own their shares in “street name” are not able to vote at the Special Meeting unless they have a legal proxy, executed in their favor, from the shareholder of record (bank, brokerage firm or other nominee) giving them the right to vote the shares.

Q.	How do I vote if my shares are held in the name of my bank, brokerage firm or other nominee?

A.

If your shares are held by your bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your bank, brokerage firm or other nominee seeking instruction from you as to how your shares should be voted. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, brokerage firm or other nominee on how to submit voting instructions. Shareholders may be able to vote by telephone and by Internet. Shareholders who own their shares in “street name” are not able to vote at the Special Meeting unless they have a proxy, executed in their favor, from the shareholder of record (bank, brokerage firm or other nominee) giving them the right to vote the shares.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Tech Data common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Tech Data common stock is called a “proxy card.”

Q.	If a shareholder gives a proxy, how are the shares voted?

A.

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way you indicate. When completing the Internet or telephone process for submitting a proxy, you may specify whether your shares should be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign and return your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Board with respect to each proposal.

Q.	Can I change or revoke my proxy after it has been submitted?

A.	Yes. You can change or revoke your proxy at any time before the final vote at the Special Meeting. If you are the shareholder of record, you may change or revoke your proxy by:

•	sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than February 11, 2020;

•	submitting a new proxy by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on February 11, 2020;

•	submitting a properly signed proxy card with a later date that is received no later than February 11, 2020; or

•	attending the Special Meeting and voting in person.

If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Special Meeting if you obtain a proxy, executed in your favor, from the shareholder of record (bank, brokerage firm or other nominee) giving you the right to vote the shares.

If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the Special Meeting.

Q.	How many shares of Tech Data common stock must be present to constitute a quorum for the Special Meeting? What if there is no quorum?

A.

Under our bylaws and the FBCA, the holders (as of the record date) of a majority of the outstanding shares of Tech Data common stock entitled to vote on a matter at the Special Meeting, whether represented in person or by proxy, will constitute a quorum on that matter at the Special Meeting. There must be a quorum for business to be conducted at the Special Meeting. If a quorum is not present, the shareholders holding a majority of the shares of Tech Data common stock present in person or by proxy at the Special Meeting and entitled to vote thereat may adjourn the Special Meeting from time to time. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement of the Special Meeting and may subject Tech Data to additional expense. If a new record date is or must be fixed under law, a notice of the adjourned meeting must be given to each shareholder of record as of the new record date and who is otherwise entitled to notice of and vote at such meeting. As of the close of business on the record date, there were 35,426,355 shares of Tech Data common stock outstanding. Accordingly, 17,713,178 shares of Tech Data common stock must be present or represented by proxy at the Special Meeting to constitute a quorum.

Q.	What if I abstain from voting on any proposal?

A.

If you attend the Special Meeting or submit (and do not thereafter revoke) a properly executed proxy card, even if you abstain from voting, your shares of Tech Data common stock will still be counted for purposes of determining whether a quorum is present at the Special Meeting, but will not be counted for purposes of voting on the proposals. As a result, your abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal. Your abstention from voting will have no effect on the outcome of the named executive officer Merger-related compensation proposal or the Adjournment Proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the Internet or in person at the Special Meeting?

A.

If you are a shareholder of record of Tech Data and you do not attend the Special Meeting, sign and return your proxy card by mail, or submit your proxy by telephone or over the Internet, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of determining whether a quorum exists. The failure to return your proxy card or otherwise vote your shares at the Special Meeting will have no effect on the outcome of the named executive officer Merger-related compensation proposal or the Adjournment Proposal, assuming that a quorum exists. However, the vote to approve the Merger Proposal is based on the total number of shares of Tech Data common stock outstanding and entitled to vote as of the close of business on the record date, not just the shares that are counted as present in person or by proxy at the Special Meeting. As a result, if you fail to return your proxy card or otherwise vote your shares at the Special Meeting, it will have the same effect as a vote “AGAINST” the Merger Proposal.

You will have the right to receive the Merger Consideration if the Merger Proposal is approved and the Merger is completed even if your shares are not voted at the Special Meeting.

Q.	What is a broker non-vote?

A.

Broker non-votes are shares held in “street name” by banks, brokerage firms or other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the bank, brokerage firm or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such bank, brokerage firm or other nominee does not have discretionary voting power on such proposal. Because, under NASDAQ rules, banks, brokerage firms or other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Tech Data common stock held in “street name” does not give voting instructions to the bank, brokerage firm or other nominee, then those shares will not be counted as present in person or by proxy at the Special Meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. The failure to issue voting instructions to your bank, brokerage firm or other nominee will have no effect on the outcome of the named executive officer Merger-related compensation proposal or Adjournment Proposal, assuming that a quorum exists. However, the vote to approve the Merger Proposal is based on the total number of shares of Tech Data common stock entitled to vote on the Merger Proposal on the record date, not just the shares that are counted as present in person or by proxy at the Special Meeting. As a result, if you fail to issue voting instructions to your bank, brokerage firm or other nominee, the shares of Tech Data common stock that you own will not be counted for purposes of determining whether a quorum is present at the Special Meeting and it will have the same effect as a vote “AGAINST” the Merger Proposal.

Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A.

No. Because any shares you may hold in “street name” will be deemed to be held by a different shareholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Am I entitled to exercise appraisal rights instead of receiving the per share Merger Consideration for my shares of Tech Data common stock in connection with the Merger?

A.	No. So long as Tech Data common stock continues to be listed on the NASDAQ, holders of Tech Data common stock do not have appraisal rights under the FBCA in connection with the Merger.

Q.	What happens if I sell my shares of Tech Data common stock before the completion of the Merger?

A.

In order to receive the Merger Consideration, you must hold your shares of Tech Data common stock through completion of the Merger. Consequently, if you transfer your shares of Tech Data common stock before completion of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. The record date for shareholders entitled to vote at the Special Meeting is earlier than the date of completion of the Merger. If you transfer your shares of Tech Data common stock after the record date but before the closing of the Merger, you will have the right to vote at the Special Meeting but not the right to receive the Merger Consideration with respect to your transferred shares.

Q.	Should I send in my evidence of ownership now?

A.

No. After the Merger is completed, you will receive transmittal materials from the paying agent for the Merger with detailed written instructions for exchanging your shares of Tech Data common stock for the Merger Consideration to be paid to former Tech Data shareholders in connection with the Merger. If you are the beneficial owner of shares of Tech Data common stock held in “street name,” you may receive instructions from your bank, brokerage firm or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q.	What does it mean if I get more than one proxy card or voting instruction card?

A.

If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the Internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?

A.

The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing an address by delivering a single proxy statement to those shareholders, unless contrary instructions have been received. This procedure reduces the amount of duplicate information that shareholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of Tech Data common stock held through brokerage firms. If your family has multiple accounts holding Tech Data common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or Tech Data at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered upon request by writing sent to: Tech Data Corporation, Attention: Wayne O. Hanewicz, Secretary, 5350 Tech Data Drive, Clearwater, FL 33760.

Q.	What will the holders of outstanding Tech Data equity awards receive in the Merger?

A.

Pursuant to the Merger Agreement, as of the Effective Time, each Company RSU Award (as defined in the Merger Agreement) that is outstanding will fully vest at closing and be canceled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration for each share of Tech Data common stock subject to such Company RSU Award immediately prior to the Effective Time (less applicable withholding taxes). Each Company PRSU Award (as defined in the Merger Agreement) that is outstanding will, at closing, be canceled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration for each share of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time (less applicable withholding taxes), with the number of shares of Tech Data common stock subject to each such Company PRSU Award determined as follows: (A) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2020, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 110% of the Total Shares Granted, (B) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2019, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 130% of the Total Shares Granted, and (C) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2018, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 110% of the Total Shares Granted.

Any payment to which a holder of a Company RSU Award or Company PRSU Award may become entitled to receive will be paid as promptly as reasonably practicable following the closing date, but in no event later than the next regularly scheduled payroll date that is at least five business days following the closing date, through Tech Data’s payroll systems.

Q.	When will Tech Data announce the voting results of the Special Meeting, and where can I find the voting results?

A.

Tech Data intends to announce the preliminary voting results at the Special Meeting and will report the final voting results of the Special Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the meeting. All reports that Tech Data files with the SEC are publicly available when filed.

Q.	Where can I find more information about Tech Data?

A.	You can find more information about us from various sources described in the section entitled “Where You Can Find More Information” beginning on page 110 of this proxy statement.

Q.	Who can help answer my other questions?

A.

If you have questions about the Merger, the Merger Agreement or the Special Meeting, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor:

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

If your bank, brokerage firm or other nominee holds your shares, you should also call your bank, brokerage firm or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Some of these statements can be identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will,” and other similar words or expressions. Tech Data cautions readers of this proxy statement that such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Tech Data’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Tech Data is unable to predict or control, that may cause Tech Data’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements.

Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described in this proxy statement, and the following factors:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the abandonment of the transactions contemplated thereby;

•

the failure of the parties to satisfy conditions to completion of the Merger, including the failure of Tech Data shareholders to approve the Merger Proposal or the failure of the parties to obtain required regulatory approvals;

•	the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated;

•	risks related to disruption of management’s attention from Tech Data’s ongoing business operations due to the Merger;

•	risks related to limitations placed on Tech Data’s ability to operate its business under the Merger Agreement;

•	the effect of the announcement of the Merger on Tech Data’s relationships with its customers, vendors and other business partners;

•	the potential difficulties in employee retention as a result of the Merger;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement and the risk of exceeding the expected costs;

•	the failure of Parent to obtain the necessary debt financing arrangements set forth in the Debt Commitment Letter received in connection with the Merger;

•	the risk that the Merger Agreement may be terminated in circumstances that require Tech Data to pay a termination fee;

•

the risk that shareholder litigation in connection with the Merger may affect the timing or occurrence of the Merger, or the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;

•	risks that our stock price may decline significantly if the Merger is not completed; and

•

the possibility that Parent could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Tech Data’s assets to one or more purchasers, that could conceivably produce a higher aggregate value than that available to Tech Data shareholders in the Merger.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained herein or contained in Tech Data’s other public filings with the SEC, including (1) the information contained under this caption, and (2) the information contained under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and information in our consolidated financial statements and notes thereto included in Tech Data’s most recent Annual Report on Form 10-K filed with the SEC on March 20, 2019 and in Tech Data’s Quarterly Reports on Form 10-Q filed on September 5, 2019 and December 4, 2019. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Many of the factors that will determine future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We cannot guarantee any future results, outcomes, levels of activity, performance or achievements.

THE PARTIES TO THE MERGER

Tech Data Corporation

Tech Data Corporation

5350 Tech Data Drive

Clearwater, Florida 33760

(727) 539-7429

Tech Data connects the world with the power of technology. Our end-to-end portfolio of products, services and solutions, highly specialized skills, and expertise in next-generation technologies enable channel partners to bring to market the products and solutions the world needs to connect, grow and advance. Tech Data is ranked No. 88 on the Fortune 500® and has been named one of Fortune’s World’s Most Admired Companies for 10 straight years.

Tech Data is a corporation organized under the laws of the State of Florida and headquartered in Clearwater, Florida. Tech Data’s principal offices are located at 5350 Tech Data Drive, Clearwater, FL 33760 and our telephone number is (727) 539-7429. Tech Data common stock is traded on the NASDAQ under the ticker symbol “TECD”. Our corporate web address is www.techdata.com. The information provided on, or that may be accessed through, the Tech Data website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to Tech Data’s website provided in this proxy statement.

Additional information about Tech Data is contained in our public filings with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 110.

Tiger Midco, LLC

Tiger Midco, LLC

c/o Apollo Global Management, Inc.

One Manhattanville Road, Suite 201

Purchase, New York 10577

(212) 515-3200

Parent is a Delaware limited liability company that was formed solely for the purpose of entering into the Merger Agreement and related agreements and completing the transactions contemplated thereby. Parent has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement and related agreements. Upon completion of the transactions contemplated thereby, Tech Data will be a direct wholly owned subsidiary of Parent.

Parent is an affiliate of the Apollo Funds. The Apollo Funds are managed by affiliates of Apollo. Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $323 billion as of September 30, 2019 in credit, private equity and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. Apollo’s Class A shares are listed on the New York Stock Exchange under the symbol “APO.”

Tiger Merger Sub Co.

Tiger Merger Sub Co.

c/o Apollo Global Management, Inc.

One Manhattanville Road, Suite 201

Purchase, New York 10577

(212) 515-3200

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent that was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement and related agreements. Upon completion of the Merger, Merger Sub will merge with and into Tech Data, and Merger Sub will cease to exist.

THE SPECIAL MEETING

This proxy statement is being provided to holders of Tech Data common stock as of the record date as part of a solicitation by the Board of proxies for use at the Special Meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the Special Meeting.

Date, Time and Place

The Special Meeting is scheduled to be held at the Raymund Center, 5350 Tech Data Drive, Clearwater, Florida 33760 on February 12, 2020 at 10:00 a.m., Eastern Time.

Purpose of the Special Meeting

At the Special Meeting, Tech Data shareholders will be asked to consider and vote on the following proposals:

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the Merger Proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 35 and 70, respectively. A copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

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the named executive officer Merger-related compensation proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1) — Interests of Tech Data’s Executive Officers and Directors in the Merger” and “Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2)” beginning on pages 59 and 101, respectively; and

•	the Adjournment Proposal, which is further described in the section entitled “The Adjournment Proposal (Proposal 3)” beginning on page 102.

Shareholders may also be asked to transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements of the Special Meeting, by or at the direction of the Board.

The holders of at least a majority of the outstanding shares of Tech Data common stock entitled to vote on the Merger Proposal must vote to approve the Merger Proposal at the Special Meeting as a condition to the completion of the Merger. If Tech Data shareholders fail to approve the Merger Proposal by such vote, the Merger will not occur. The vote on the named executive officer Merger-related compensation proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, a shareholder may vote to approve the Merger Proposal and vote not to approve the named executive officer Merger-related compensation proposal, and vice versa. Because the vote on the named executive officer Merger-related compensation proposal is only advisory in nature, it will not be binding on Tech Data, Parent or the surviving corporation. Accordingly, because Tech Data is contractually obligated to pay such Merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the Merger Proposal is approved, regardless of the outcome of the advisory vote.

Other than the matters described above, Tech Data does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof. However, if any other matters are properly brought before the Special Meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of the Board

The Board has unanimously (i) adopted the Merger Agreement and approved the execution, delivery and performance by Tech Data of the Merger Agreement and the consummation of the transactions contemplated thereby, (ii) determined that the Merger Agreement and the transactions contemplated thereby were fair to and in the best interests of Tech Data and its shareholders, (iii) approved and declared advisable the Merger Agreement and the consummation of the Merger and (iv) determined to submit the Merger Agreement for approval and adoption by Tech Data’s shareholders and recommended that Tech Data’s shareholders approve and adopt the Merger Agreement. The Board made its determination after consultation with its outside legal counsel and financial advisor and consideration of a number of factors more fully described in the section entitled “The Merger Proposal (Proposal 1) — Recommendation of the Board and Reasons for the Merger” beginning on page 45.

The Board unanimously recommends that Tech Data shareholders vote “FOR” the Merger Proposal, “FOR” the named executive officer Merger-related compensation proposal and “FOR” the Adjournment Proposal.

Record Date; Shareholders Entitled to Vote

Only holders of record of Tech Data common stock at the close of business on January 9, 2020, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. On the record date, 35,426,355 shares of Tech Data common stock were issued and outstanding, held by approximately 183 holders of record.

Holders of record of Tech Data common stock are entitled to one vote on each matter submitted to a vote at the Special Meeting for each share of Tech Data common stock they owned of record on the record date. A complete list of shareholders entitled to vote at the Special Meeting will be available for inspection during regular business hours for a period of no less than 10 days before the Special Meeting and at the Special Meeting.

Quorum

As of the close of business on the record date, there were 35,426,355 shares of Tech Data common stock outstanding and entitled to vote. Under our bylaws and the FBCA, the holders (as of the record date) of a majority of the outstanding shares of Tech Data common stock entitled to vote on a matter at the Special Meeting on the record date, whether represented in person or by proxy, will constitute a quorum on that matter at the Special Meeting. Accordingly, 17,713,178 shares of Tech Data common stock must be present or represented by proxy at the Special Meeting to constitute a quorum. There must be a quorum for business to be conducted at the Special Meeting. Failure of a quorum to be represented, in person or by proxy, at the Special Meeting will necessitate an adjournment or postponement of the Special Meeting and may subject Tech Data to additional expense.

If you submit (and do not thereafter revoke) a properly executed proxy card, even if you abstain from voting, your shares of Tech Data common stock will be counted for purposes of determining whether a quorum is present at the Special Meeting. In the event that a quorum is not present or represented at the Special Meeting or additional votes must be solicited to approve the Merger Proposal, the meeting may be adjourned or postponed to solicit additional proxies.

Required Vote

The approval of the Merger Proposal requires the affirmative vote of at least a majority of all votes entitled to be cast by the holders of Tech Data common stock outstanding on the record date.

The approval of the named executive officer Merger-related compensation proposal (on a non-binding, advisory basis) requires the affirmative vote of at least a majority of the votes cast at the Special Meeting.

The approval of the Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast at the Special Meeting.

As of the record date, 35,426,355 shares of Tech Data common stock were issued and outstanding, held by approximately 183 holders of record.

Abstentions and Broker Non-Votes

An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. At the Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal. Abstaining from voting will have no effect on the outcome of the named executive officer Merger-related compensation proposal or the Adjournment Proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy that is not held in “street name,” the proxy will be voted “FOR” (i) approval of the Merger Proposal, (ii) approval of the named executive officer Merger-related compensation proposal and (iii) approval of the Adjournment Proposal.

Broker non-votes are shares held in “street name” by banks, brokerage firms or other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the bank, brokerage firm or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such bank, brokerage firm or other nominee does not have discretionary voting power on such proposal. Under NASDAQ rules, banks, brokerage firms or other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if a beneficial owner of shares of Tech Data common stock held in “street name” does not give voting instructions to the bank, brokerage firm or other nominee, then those shares will not be permitted under NASDAQ rules to be voted at the Special Meeting, and thus will not be counted as present in person or by proxy at the Special Meeting. The vote to approve the Merger Proposal is based on the total number of shares of Tech Data common stock entitled to vote on the Merger Proposal on the record date, not just the shares that are counted as present in person or by proxy at the Special Meeting. As a result, if you fail to issue voting instructions to your bank, brokerage firm or other nominee, the shares of Tech Data common stock that you own will not be counted for purposes of determining whether a quorum is present at the Special Meeting and it will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the approval of the named executive officer Merger-related compensation proposal or the Adjournment Proposal.

Failure to Vote

If you are a shareholder of record and you do not sign and return your proxy card by mail or vote over the Internet, by telephone or in person at the Special Meeting, your shares will not be voted at the Special Meeting, will not be counted as present in person or by proxy at the Special Meeting and will not be counted as present for purposes of determining whether a quorum exists.

As discussed above, under NASDAQ rules, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Special Meeting and will not be counted as present in person or by proxy at the Special Meeting or counted as present for purposes of determining whether a quorum exists.

A failure to vote will have no effect on the outcome of the named executive officer Merger-related compensation proposal or the Adjournment Proposal, assuming that a quorum exists. However, the vote to approve the Merger Proposal is based on the total number of shares of Tech Data common stock outstanding on the record date, not just the shares that are counted as present in person or by proxy at the Special Meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Voting by Tech Data’s Directors and Executive Officers

On the record date, directors and executive officers of Tech Data and their affiliates were entitled to vote 342,614 shares of Tech Data common stock, or approximately 1% of the shares of Tech Data common stock issued and outstanding on that date. Each of Tech Data’s directors and executive officers have informed us that they intend to vote their shares in favor of the Merger Proposal and the other proposals to be considered at the Special Meeting, although none of Tech Data’s directors and executive officers is obligated to do so.

Voting at the Special Meeting

If your shares are registered directly in your name with our transfer agent, you are considered a “shareholder of record.” Shareholders of record can vote their shares of Tech Data common stock in the following four ways: (i) by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you, (ii) by submitting your proxy by telephone by dialing the toll-free number 1-800-690-6903, (iii) by submitting your proxy over the Internet by going to www.proxyvote.com or (iv) by attending the Special Meeting and voting your shares in person. Even if you plan to attend the Special Meeting, Tech Data encourages you to submit a proxy in advance by Internet, telephone or mail so that your shares will be voted if you later decide not to attend the Special Meeting. Votes cast in person or by proxy at the Special Meeting will be tabulated by the inspector of election appointed for the Special Meeting, who also will determine whether a quorum is present. Telephone and Internet facilities for the submission of proxies to vote shares will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on February 11, 2020. Proxy cards mailed with respect to shares must be received no later than February 11, 2020 in order to be counted in the vote.

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By Internet — You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your proxy card in order to vote by Internet.

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By Telephone — You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your proxy card in order to vote by telephone.

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By Mail — You may vote by mail by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

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At the Special Meeting — If you are a shareholder of record and prefer to vote your shares at the Special Meeting, you must bring proof of identification along with your proxy card or proof of ownership. If you are disabled, Tech Data can provide reasonable assistance to help you participate in the Special Meeting if you inform Tech Data of your disability and how you plan to attend. Please write to Tech Data at 5350 Tech Data Drive, Clearwater, FL 33760, Attention: Wayne O. Hanewicz, Secretary, or call at (727) 539-7429.

If your shares are held by your bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your bank, brokerage firm or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your bank, brokerage firm or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Shareholders who hold their shares in “street name” are not able to vote at the Special Meeting unless they have a proxy, executed in their favor, from the shareholder of record (bank, brokerage firm or other nominee) giving them the right to vote the shares at the Special Meeting.

Shareholders who are entitled to vote at the Special Meeting (i.e., who own shares of Tech Data common stock as of the record date) may attend the Special Meeting. If you are a shareholder of record, you should bring the proxy card and proof of identification. If you are a beneficial owner of shares held in “street name,” you should present proof of ownership of Tech Data common stock as of the record date, such as a bank or brokerage account statement, along with proof of identification.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the Special Meeting. If you are the shareholder of record, you may change or revoke your proxy by:

•	sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than February 11, 2020;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on February 11, 2020;

•	submitting a properly signed proxy card with a later date that is received no later than February 11, 2020; or

•	attending the Special Meeting and voting in person.

If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Special Meeting if you obtain a proxy, executed in your favor, from the shareholder of record (bank, brokerage firm or other nominee) giving you the right to vote the shares.

If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the Special Meeting in accordance with your instructions.

Solicitation of Proxies

The Board is soliciting your proxy, and Tech Data will bear the cost of soliciting proxies. MacKenzie has been retained to assist with the solicitation of proxies and provide related proxy advisory services. MacKenzie will be paid a final fee not to exceed $20,000 plus reasonable and documented out-of-pocket expenses for these services in connection with the Special Meeting. Tech Data will also indemnify MacKenzie for certain losses arising out of these services. Solicitation initially will be made by mail. Tech Data and MacKenzie also will request that banks, brokerage firms, and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of shares of Tech Data common stock and will, if requested, reimburse them for their reasonable out-of-pocket expenses in doing so.

Adjournment

In addition to the Merger Proposal and the named executive officer Merger-related compensation proposal, Tech Data shareholders are also being asked to approve the Adjournment Proposal, which will enable the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum. If a quorum is not present, the shareholders holding a majority of the shares of Tech Data common stock present in person or by proxy at the Special Meeting and entitled to vote thereat may adjourn the Special Meeting from time to time until a quorum shall be present. If a new record date is or must be fixed under law, a notice of the adjourned meeting must be given to each shareholder of record as of the new record date and who is otherwise entitled to notice of and vote at such meeting. In addition, the Special Meeting could be postponed before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, shareholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the Adjournment Proposal, your shares will be voted in favor of the Adjournment Proposal.

The Board recommends a vote “FOR” the Adjournment Proposal, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum.

Other Information

You should not send documents representing Tech Data common stock or your ownership thereof with the proxy card. If the Merger is completed, the paying agent for the Merger will send you transmittal materials and instructions for exchanging your shares of Tech Data common stock for the Merger Consideration to be paid to the former Tech Data shareholders in connection with the Merger.

Questions

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

THE MERGER PROPOSAL (PROPOSAL 1)

The discussion of the Merger Agreement and the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is hereby incorporated by reference into this proxy statement. We urge you to read the Merger Agreement carefully and in its entirety.

Structure of the Merger

Subject to the terms and conditions of the Merger Agreement and in accordance with the FBCA and the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub will merge with and into Tech Data, the separate corporate existence of Merger Sub will cease and Tech Data will survive the Merger as a direct wholly owned subsidiary of Parent.

What Shareholders Will Receive in the Merger

At the Effective Time, each outstanding share of Tech Data common stock (other than canceled shares) will be automatically converted into the right to receive $145.00 in cash, without interest and subject to any applicable withholding taxes. After the Merger is completed, holders of Tech Data common stock will have only the right to receive a cash payment in respect of their shares of Tech Data common stock and will no longer have any rights as holders of Tech Data common stock, including voting or other rights.

Treatment of Tech Data Equity Awards

Pursuant to the Merger Agreement, as of the Effective Time, each Company RSU Award (as defined in the Merger Agreement) that is outstanding will fully vest at closing and be canceled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration for each share of Tech Data common stock subject to such Company RSU Award immediately prior to the Effective Time (less applicable withholding taxes). Each Company PRSU Award (as defined in the Merger Agreement) that is outstanding will, at closing, be canceled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration for each share of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time (less applicable withholding taxes), with the number of shares of Tech Data common stock subject to each such Company PRSU Award determined as follows: (A) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2020, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 110% of the Total Shares Granted, (B) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2019, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 130% of the Total Shares Granted, and (C) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2018, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 110% of the Total Shares Granted.

Any payment to which a holder of a Company RSU Award or Company PRSU Award may become entitled to receive will be paid as promptly as reasonably practicable following the Effective Time, but in no event later than the next regularly scheduled payroll date that is at least five business days following the closing date, through Tech Data’s payroll systems.

Effects on Tech Data if the Merger Is Not Completed

If the Merger Proposal is not approved by the requisite vote of Tech Data shareholders or if the Merger is not completed for any other reason, Tech Data shareholders will not receive any payment for their shares of Tech

Data common stock in connection with the Merger. Instead, Tech Data will remain a standalone public company and shares of Tech Data common stock will continue to be listed and traded on the NASDAQ. In addition, if the Merger is not completed, Tech Data expects that management will operate Tech Data’s business in a manner similar to that in which it is being operated today and that Tech Data shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to our commercial operations and relationships, laws and regulations affecting our industry, as well as the evolving regulatory environment and adverse economic conditions, and the various additional risks and uncertainties that are described in Tech Data’s most recent Annual Report on Form 10-K filed with the SEC.

Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, the price of Tech Data common stock may decline. If that were to occur, it is uncertain when, if ever, the price of Tech Data common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Tech Data common stock. If the Merger is not completed, the Board will continue to evaluate and review Tech Data’s business operations, properties and capitalization, among other things, make such changes as are deemed appropriate by the Board and management, and continue to consider strategic plans and alternatives to enhance shareholder value. If the Merger Proposal is not approved by the requisite vote of Tech Data shareholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Tech Data will be offered or that Tech Data’s stock price, business, prospects or results of operation will not be adversely impacted.

Further, upon termination of the Merger Agreement, under certain specified circumstances, Tech Data may be required to pay an aggregate termination fee of approximately $184.3 million if such agreement to enter into a superior proposal is with any person after such time. Upon termination of the Merger Agreement, under certain specified circumstances, Parent may be required to pay Tech Data a reverse termination fee of approximately $315.9 million pursuant to the terms and conditions of the Merger Agreement. See the section entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page 96 for a discussion of the circumstances under which either party will be required to pay a termination fee or reimburse any expenses.

Background of the Merger

The Board, together with the management of Tech Data and outside advisors, regularly reviews Tech Data’s strategic plans and potential strategic alternatives, taking account of changes in economic, competitive and other conditions, as well as Tech Data’s performance.

In late March 2018, a representative of Apollo contacted Mr. Robert Dutkowsky, Tech Data’s Chairman and then-Chief Executive Officer, to discuss the possibility of an investment by the Apollo Funds in Tech Data and to propose a preliminary meeting. During the following week, in early April, Mr. Dutkowsky informed Mr. Charles E. Adair, Tech Data’s lead independent director, of the call from Apollo. Mr. Adair agreed that Mr. Dutkowsky should accept the meeting with Apollo to get additional information regarding Apollo’s interest. On April 19, 2018, Tech Data entered into a Confidentiality Agreement with Apollo containing customary standstill provisions. Throughout April and May 2018, at the direction of Messrs. Dutkowsky and Adair, representatives of Tech Data engaged with Apollo and provided certain limited diligence information in response to Apollo’s requests, in order to assist Apollo in determining whether to make a proposal for an investment in Tech Data. During this time, Mr. Dutkowsky regularly updated Mr. Adair regarding the discussions and diligence requests from Apollo.

On June 1, 2018, Apollo presented a preliminary, non-binding proposal for the Apollo Funds to acquire all of the shares of Tech Data common stock at a proposed range of $105–110 per share, subject to further diligence and other conditions. The Board discussed Apollo’s preliminary proposal in June 2018, and consulted with representatives from BofA Securities, Inc. (referred to, together with its predecessor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as “BofA Securities”) and the Board’s outside legal advisor, Cleary Gottlieb Steen & Hamilton LLP (“Cleary Gottlieb”).

At the direction of the Board, representatives of Tech Data responded to Apollo to indicate that the Board would only consider moving forward with discussions at a proposed price of $120.00 or more per share of Tech Data common stock. Apollo indicated that it would require further diligence to consider presenting a proposed offer for that amount. The Board authorized management to assist Apollo with additional reasonable due diligence.

In June 2018, Richard Hume became Chief Executive Officer of Tech Data and became a member of the Board. Mr. Dutkowsky remained on the Board, serving as Executive Chairman.

Throughout June and July 2018, representatives of Tech Data provided certain limited diligence information in response to Apollo’s requests. Following several rounds of additional requests, in late July 2018, at the direction of Mr. Adair, management communicated to Apollo that Tech Data would not be providing any additional information and would terminate discussions unless Apollo submitted a letter of interest at a proposed price at or above $120.00 per share of Tech Data common stock. On July 23, 2018, representatives of Apollo sent an updated indication of interest by email to representatives of the Board indicating that it would improve its proposal to $120.00 per share.

On July 27, 2018, the Board met and formed a transaction committee comprised of directors Charles E. Adair, Harry J. Harczak, Jr., Thomas Morgan and Patrick Sayer to oversee discussions with Apollo and any other indications of interest in Tech Data that may be received and to make recommendations to the Board. The Board also adopted a protocol for management’s interaction with potential bidders, including Apollo, should the Board decide to move forward with discussions, including instructing management not to discuss any post-transaction role or compensation unless previously authorized by the Board.

Following the Board’s July 27, 2018 meeting, at the direction of the Board, a representative of Tech Data notified Apollo that it was willing to continue to provide additional diligence information in order to have Apollo confirm its price proposal. Such additional diligence information was made available to Apollo during August 2018.

On August 28, 2018, representatives of Apollo notified representatives of Tech Data that Apollo could not support moving forward with a proposed transaction at a price of $120.00 per share of Tech Data common stock. The Board was promptly notified of Apollo’s decision and all discussions with Apollo and due diligence access were terminated.

On July 18, 2019, following outreach by representatives of Apollo, Mr. Dutkowsky had a dinner meeting with representatives of Apollo during which the representatives of Apollo stated that, over the course of the prior year, they had continued to follow Tech Data, and that following Tech Data’s earnings release for the second quarter of its fiscal year 2020, Apollo would potentially be contacting Tech Data about further interest in the company. Mr. Dutkowsky consulted with Mr. Adair prior to attending the dinner meeting, and provided an update to Mr. Adair following the conclusion of the dinner meeting.

On September 9, 2019, representatives of Apollo contacted Mr. Dutkowsky to indicate that Apollo would like to resume dialogue with Tech Data regarding a potential investment in or transaction with the company. Also on September 9, 2019, Mr. Dutkowsky informed Mr. Adair, Mr. Hume and David Vetter, Tech Data’s Chief Legal Officer, of the discussions with the representatives of Apollo.

On September 18 and 23, 2019, representatives of Apollo spoke to Mr. Dutkowsky via telephone to indicate that Apollo was considering sending a letter of interest to the Board related to a potential transaction. Mr. Dutkowsky reported these calls to Messrs. Adair, Hume and Vetter.

On September 24, 2019, Apollo submitted a letter to Mr. Dutkowsky indicating interest in a transaction in which the Apollo Funds would acquire 100% of the shares of Tech Data common stock at a proposed price of $120.00 per share. This reflected a premium of approximately 16.6% to the closing price of Tech Data common stock on September 23, 2019, the last trading date before receiving the proposal. Mr. Dutkowsky informed Mr. Adair, as well as Messrs. Hume and Vetter, of the receipt of the letter. Messrs. Vetter, Dutkowsky, Hume and Adair discussed and determined to convene a special meeting of the Board of Directors to inform the Board of receipt of the letter from Apollo and determine the Board’s response.

On September 25, 2019, the Board held a special telephonic meeting during which the Board discussed Apollo’s letter and, following discussions, instructed Mr. Dutkowsky to advise Apollo that the proposal was not of interest to the Board.

On September 27, 2019, Mr. Dutkowsky spoke by telephone with a representative of Apollo to inform him that the Board was not willing to consider Apollo’s current offer, that the Board would not be responding with a counterproposal on price, that the Board and Tech Data were not willing to engage in an extended diligence process, and that, if Apollo wanted the Board to move forward with diligence and discussions, Apollo would need to promptly provide a compelling offer that represented its best offer.

On October 1, 2019, Apollo delivered an updated non-binding indication of interest to Mr. Dutkowsky for the Apollo Funds to acquire 100% of the shares of Tech Data common stock at a proposed price of $130.00 per share, subject to satisfactory completion of diligence and negotiation of definitive agreements. This reflected a premium of approximately 24.7% to the closing price of Tech Data common stock on September 30, 2019, the last trading date before receiving the proposal. Mr. Dutkowsky communicated the receipt of the letter to Messrs. Adair, Vetter and Hume, and Charles V. Dannewitz, Tech Data’s Chief Financial Officer, later that day. The updated indication of interest from Apollo was provided to the Board on October 2, 2019.

On October 3, 2019, the Board held a special telephonic meeting to consider the updated indication of interest and certain preliminary materials prepared by BofA Securities provided to the Board in advance of the special meeting. The Board reviewed and discussed with Tech Data’s management the preliminary projections prepared by management through 2023. Mr. Hume noted that these projections did not reflect costs that Tech Data would need to incur in connection with an anticipated information technology systems upgrade.

Later on October 3, 2019, as instructed by the Board, representatives of Tech Data called a representative of BofA Securities and requested BofA Securities prepare an updated financial analysis of Apollo’s offer for a meeting of the Board the following week.

On October 8, 2019, the Board held a special telephonic meeting to review and discuss the indication of interest received from Apollo. Representatives of Cleary Gottlieb reviewed with the Board its fiduciary duties in connection with considering a potential sale transaction. Representatives of BofA Securities discussed with the Board a preliminary financial analysis of Tech Data and Apollo’s revised offer. The Board also discussed the preliminary management projections presented at the October 3, 2019 Board meeting (the October Forecasts, as described further in the section entitled “Certain Unaudited Prospective Financial Information” beginning on page 57). The Board discussed with management and BofA Securities other potential strategic alternatives for Tech Data, including other potential strategic and financial purchasers and the pros and cons of soliciting interest from these parties in advance of signing a transaction agreement as compared to doing so during a go-shop period. BofA Securities reviewed potential strategic and financial buyers for Tech Data and noted the likely limited interest among potential strategic purchasers and limited interest and financial capability among selected potential financial sponsor bidders to complete an acquisition of this size. At the conclusion of the meeting, the Board resolved to move forward with discussions with Apollo based on its revised indication of interest, and to delegate to a newly formed transaction committee, comprised of directors Charles E. Adair (as Chairman of the committee), Harry J. Harczak, Jr., Thomas Morgan and Patrick Sayer (the “Transaction Committee”), the authority to oversee further negotiations with Apollo as well as any other parties interested in a potential transaction. The Board also adopted a protocol governing interactions between directors and officers of Tech Data and Apollo or other potential bidders, including instructing management not to have any discussions with buyers about potential post-transaction roles or employment without the prior authorization of the Board or the Transaction Committee. Finally, the Board reviewed information provided by a BofA Securities concerning certain relationships between BofA Securities and its affiliates, on the one hand, and Apollo and/or certain of its affiliates and portfolio companies, on the other hand, during the prior two years, which the Board concluded would not impair or limit BofA Securities from providing independent advice to the Board. Following discussions, the Board approved the engagement of BofA Securities as Tech Data’s financial advisor in connection with a potential sale transaction and authorized the Transaction Committee to finalize an engagement letter with BofA Securities.

On October 10, 2019, as instructed by the Board, Mr. Dutkowsky, together with a representative of BofA Securities, contacted representatives of Apollo to inform them that the Board decided to move forward with discussions based on the revised indication of interest, but that Apollo’s $130.00 per share price must be firm and that the Board would not accept any subsequent reduction in price, and the Board would require due diligence to be limited and completed by November 11. Apollo’s representatives confirmed to representatives of BofA Securities Apollo’s willingness to proceed on that basis, and agreed to provide additional information with respect to Apollo’s proposed financing structure and diligence requests directly to management of Tech Data.

On October 11, 2019, Tech Data and Apollo entered into an updated Confidentiality Agreement containing customary standstill provisions.

From October 11, 2019 through the execution of the Original Agreement, Tech Data provided diligence information in response to Apollo’s requests through an online data room, and provided further diligence information during telephone calls and in-person meetings among certain members of Tech Data’s management and its legal and financial advisors, and representatives of Apollo and its legal and financial advisors.

In the evening of October 15, 2019, after trading in Tech Data common stock on the NASDAQ was closed for the day, Reuters and the Financial Times published articles reporting a rumored possible transaction between Tech Data and Apollo which included references to a proposed purchase price of $130.00 per share. Throughout the afternoon and evening of October 15, 2019, members of Tech Data’s management, Mr. Adair, Mr. Dutkowsky, and representatives from Cleary Gottlieb and BofA Securities, as well as Joele Frank, Wilkinson Brimmer Katcher, Tech Data’s public relations advisor, evaluated and discussed the appropriate response and Tech Data determined that, consistent with its policy on such matters, Tech Data would refrain from commenting on the Reuters or Financial Times stories or other market rumors.

On October 16, 2019, the Transaction Committee held a telephonic meeting which was attended by representatives from Cleary Gottlieb and BofA Securities. The Transaction Committee discussed recent developments with respect to negotiation of the transaction, including the status of diligence and the recent market rumors.

On October 17, 2019, representatives of Tech Data management met in New York City with representatives from Apollo and its advisors, with representatives from BofA Securities, Cleary Gottlieb and Apollo’s outside legal counsel at Wachtell, Rosen, Lipton & Katz (“Wachtell Lipton”) in attendance, to review certain due diligence materials that had been prepared by Tech Data.

Also on October 17, 2019, Mr. Dutkowsky informed Wayne Hanewicz, Tech Data’s Corporate Vice President, General Counsel, Americas and Corporate Secretary, that a representative from a financial sponsor (“Financial Sponsor A”) had made an inquiry with respect to a potential acquisition of Tech Data following the Reuters report of October 15. Mr. Dutkowsky also informed Mr. Hanewicz that he had received a similar inquiry from Raymond James & Associates, Inc., a wholly owned subsidiary of Raymond James Financial, Inc. (“Raymond James”) on behalf of Financial Sponsor A. Mr. Dutkowsky also reminded Mr. Hanewicz and Mr. Adair that he is a member of the board of directors of Raymond James.

On October 21, 2019, Mr. Dutkowsky, Mr. Adair, and members of Tech Data’s management held a call with representatives from BofA Securities and Cleary Gottlieb to discuss the expression of interest by Financial Sponsor A. Representatives of BofA Securities reported on a discussion with a representative of Financial Sponsor A during which Financial Sponsor A expressed its interest in a potential acquisition of Tech Data and requested access to diligence and a meeting with Tech Data management to further discuss Tech Data’s business. Representatives of BofA Securities explained that Financial Sponsor A would likely need to identify equity co-investors, in addition to sources of debt funding, in order to finance an acquisition of Tech Data. Mr. Adair directed representatives of BofA Securities to contact Financial Sponsor A to seek to arrange an initial due diligence session with Tech Data. Later on October 21, 2019, at the request of Financial Sponsor A, Mr. Adair agreed to permit multiple potential financing sources to attend the diligence session together with Financial Sponsor A.

On October 22, 2019, Tech Data entered into a confidentiality agreement with Financial Sponsor A, which included a customary standstill provision (which does not currently restrict Financial Sponsor A from making a potential superior proposal for the Company). Later that day, representatives from Tech Data management met with representatives from Financial Sponsor A, Raymond James, and Financial Sponsor A’s financing sources.

On October 24, 2019, Mr. Adair and representatives of Tech Data management, BofA Securities and Cleary Gottlieb discussed a request from Apollo to permit Messrs. Dannewitz and Hume to join a meeting with Apollo and with certain credit ratings agencies to discuss the potential credit rating the company may have following a transaction, taking into account Apollo’s proposed financing structure. Mr. Adair authorized Messrs. Dannewitz and Hume to participate in that meeting. Representatives from BofA Securities also provided an update on discussions with Financial Sponsor A. The parties on the call discussed potential concerns about Financial Sponsor A’s timing and ability to provide deal certainty in any future bid from Financial Sponsor A.

Also on October 24, 2019, Mr. Dannewitz received an inquiry from a representative of another financial sponsor (“Financial Sponsor B”) to inquire about a potential acquisition of Tech Data, and requesting that a representative of Tech Data speak with representatives of Financial Sponsor B. Following discussions with Mr. Adair, Mr. Dutkowsky, and representatives of BofA Securities and Cleary Gottlieb, Mr. Adair directed representatives of BofA Securities to contact Financial Sponsor B to assess its interest in a potential transaction with Tech Data.

On October 25, 2019, BofA Securities received a preliminary, non-binding proposal from Financial Sponsor A to acquire 100% of the shares of Tech Data common stock at a proposed price of $130.00 per share. Representatives of BofA Securities forwarded the proposal to members of Tech Data’s management, the Transaction Committee and Cleary Gottlieb.

Later on October 25, 2019, the Transaction Committee held a telephonic meeting to discuss, among other things, the proposal from Financial Sponsor A. The Transaction Committee directed BofA Securities to respond to Financial Sponsor A requesting greater certainty regarding its expected debt and equity financing and directed management to provide further due diligence information to Financial Sponsor A. The Transaction Committee considered Mr. Dutkowsky’s relationship with Raymond James, Financial Sponsor A’s financial advisor, and established a protocol concerning Mr. Dutkowsky’s interactions with Apollo and Financial Sponsor A. On October 27, 2019, Tech Data provided access to diligence information to Financial Sponsor A through an online data room.

On October 29, 2019, a joint meeting of the Transaction Committee and the Compensation Committee of the Board was held to review the proposed terms of a draft of the merger agreement to be sent to Apollo and its advisors. The Transaction Committee discussed certain proposed terms of the merger agreement, including the inclusion of a “go-shop” period to ensure an opportunity for Tech Data to solicit other potential bidders to present a superior offer following execution of a potential transaction agreement with Apollo, as well as the size of the proposed termination fees to be payable by the parties under certain circumstances resulting in a termination of the merger agreement, and certain provisions aimed at minimizing financing risk and maximizing closing certainty.

Following those discussions, later on October 29, Cleary Gottlieb sent a draft of the merger agreement to Wachtell Lipton. On October 30, 2019, a copy of the draft merger agreement was made available to Financial Sponsor A.

On October 30, 2019, Messrs. Hume and Dannewitz joined representatives from Apollo for a presentation to several ratings agencies with respect to the potential transaction.

On November 2, 2019, Mr. Adair and Mr. Dutkowsky met telephonically with representatives of Tech Data management and representatives of BofA Securities and Cleary Gottlieb. Tech Data management presented a discussion of the impact on Tech Data’s business plan of Tech Data’s pending acquisition of DLT Solutions, which had been announced on October 30, 2019 (the “DLT Acquisition”), and also of the contemplated upgrade of Tech Data’s information technology systems. Mr. Adair directed the representatives of BofA Securities to use management’s revised forecasts including the impacts of both the pending DLT Acquisition and the IT systems upgrade for purposes of its financial analyses of the proposal from Apollo. Representatives of BofA Securities also provided an update on the status of due diligence being conducted by Financial Sponsor A.

Later on November 2, 2019, representatives of Cleary Gottlieb held a telephonic meeting with representatives of Wachtell Lipton to discuss the draft of the merger agreement.

On November 4, 2019, Wachtell Lipton sent an email to Cleary Gottlieb with Apollo’s comments to the draft merger agreement, as well as initial drafts of an equity commitment letter, a limited guarantee and a debt commitment letter in connection with the potential transaction.

On November 5, 2019, the Transaction Committee met telephonically with representatives of BofA Securities and Cleary Gottlieb. The Transaction Committee reviewed and discussed the indication of interest received from Financial Sponsor A, and representatives of BofA Securities noted that, based on their discussions with Financial Sponsor A and the work completed by Financial Sponsor A to date, Financial Sponsor A still required substantial additional work with respect to potential equity and debt financing and Financial Sponsor A would require substantial additional work and time in order to provide an indication of interest as firm as that provided by Apollo. The Transaction Committee also reviewed the status of discussions with Financial Sponsor B, who had indicated to representatives of BofA Securities that it was no longer interested in pursuing a potential transaction, and the representatives of BofA Securities noted that they had received a preliminary inquiry from another financial sponsor (“Financial Sponsor C”). A representative of Financial Sponsor C indicated to representatives of BofA Securities that it would require a significant period of time to research Tech Data and the industry in which it operates prior to determining whether to make a proposal for a potential transaction. The Transaction Committee also discussed certain issues raised in Apollo’s comments to the draft merger agreement, including Apollo’s deletion of the go-shop provision. Following that meeting, at the direction of the Transaction Committee, Mr. Dutkowsky called a representative of Apollo and emphasized the importance to the Board of having a go-shop and the importance of other terms in the merger agreement, including those relating to deal certainty for Tech Data.

Later on November 5, 2019 representatives of Cleary Gottlieb held a telephonic meeting with representatives of Wachtell Lipton. Among other negotiated issues, Cleary Gottlieb reiterated Tech Data’s insistence on a go-shop provision.

On November 7, 2019, the Board met telephonically and received an update from representatives of Cleary Gottlieb and BofA Securities on the status of discussions with Apollo. Representatives of BofA Securities also reported that Financial Sponsor A had last accessed the data room on November 2, 2019, and had indicated it would not be able to provide more detailed information regarding its anticipated debt or equity financing or a firmer indication of interest by November 11, 2019, as had been requested by the Transaction Committee.

Also at the meeting on November 7, 2019, at the Board’s request, Mr. John Tonnison, Executive Vice President, Chief Information Officer of Tech Data presented management’s assessment of the state of Tech Data’s information technology systems, improvements deemed necessary by management, and management’s assessment of the projected costs of such improvements. Mr. Dannewitz then reviewed the status of the recently announced DLT Acquisition and its potential impact on Tech Data’s future financial performance.

Mr. Hume also presented to the Board at the November 7, 2019 meeting proposed adjustments to the October Forecasts resulting from the pending DLT Acquisition and Tech Data’s proposed upgrades to its IT systems (the November Forecasts as described further in the section entitled “Certain Unaudited Prospective Financial Information” beginning on page 57). Mr. Hume explained that, in the opinion of Tech Data’s management, the revisions were necessary to ensure that the business plan being considered by the Board reflected the current state of Tech Data’s business and management’s best judgment as to Tech Data’s future financial performance. The Board then reviewed the November Forecasts, and directed representatives of BofA Securities to rely on the November Forecasts in their ongoing financial analyses. Mr. Hume also discussed with the Board certain preliminary indications as to Tech Data’s fiscal year 2020 third-quarter results and informed the Board that management of Tech Data anticipated being able to provide a “flash report” of such results on or around November 9.

Later on November 7, 2019, Cleary Gottlieb sent a revised draft of the merger agreement to Wachtell Lipton, which included, among other revisions, the reinsertion of a go-shop provision.

On November 9, 2019, the Transaction Committee met telephonically and received an update from representatives of Cleary Gottlieb and BofA Securities on the status of discussions with Apollo. The Transaction Committee also received an update from members of Tech Data’s management with respect to the “flash report” of Tech Data’s fiscal year 2020 third-quarter results. The Transaction Committee directed members of Tech Data’s management to provide the “flash report” to Apollo.

Later on November 9, 2019, members of Tech Data’s management with representatives of BofA Securities in attendance held a telephonic meeting with representatives of Apollo to provide and explain the “flash report.”

Also, later on November 9, 2019, Wachtell Lipton sent a revised draft of the merger agreement to Cleary Gottlieb, which, among other revisions, accepted Tech Data’s proposal to include a go-shop provision.

On November 10, 2019, the Board met telephonically and received an update from representatives of Cleary Gottlieb and BofA Securities on the status of discussions with Apollo, including a discussion of the negotiation of the merger agreement and the terms of Apollo’s proposed financing. Representatives of BofA Securities discussed with the Board its preliminary financial analyses of Tech Data and the proposed merger utilizing the November Forecasts, as directed by management and the Board. Following consideration of the Apollo transaction and the November Forecasts, the Board directed representatives of BofA Securities to request that Apollo confirm its proposed price of $130.00 per share of Tech Data common stock. Representatives of BofA Securities also reviewed the status of discussions with Financial Sponsor A, Financial Sponsor B and Financial Sponsor C, and noted that none of such parties had made any further progress towards a potential transaction since BofA Securities’ last update to the Board.

On November 11, 2019, the Transaction Committee met telephonically and received an update from representatives of Cleary Gottlieb and BofA Securities on the status of discussions with Apollo. Representatives of BofA Securities informed the Board that Apollo had confirmed its interest in pursuing a transaction at a proposed price of $130.00 per share of Tech Data common stock, assuming agreement on other terms.

Throughout November 11 and November 12, representatives of Cleary Gottlieb and Wachtell Lipton exchanged further drafts of the merger agreement, equity commitment letter and limited guarantee, and held calls to negotiate further revisions.

On the afternoon of November 12, 2019, the Board met with members of Tech Data’s management and representatives of BofA Securities and Cleary Gottlieb. At this meeting, representatives of BofA Securities and Cleary Gottlieb briefed the Board regarding developments with respect to the negotiations with Apollo and preparation of final transaction documentation. BofA Securities and Cleary Gottlieb also reminded the Board of the status of discussions with Financial Sponsor A, Financial Sponsor B and Financial Sponsor C, and noted that none of such parties had made any further progress towards a potential transaction. Representatives of Cleary Gottlieb then provided a review of the Board’s fiduciary duties in connection with the proposed transaction with Apollo. Cleary Gottlieb also provided a summary of the merger agreement, the current draft of which had been provided to the Board in advance of the meeting, noting that the merger agreement was in nearly final form subject to reaching agreement on a limited number of additional terms, and that certain other ancillary documentation was still being negotiated and finalized. Representatives of BofA Securities reviewed with the Board its financial analyses of the merger consideration to be received in the merger. The Board then discussed, in consultation with BofA Securities and Cleary Gottlieb, information received from BofA Securities concerning certain relationships between BofA Securities and its affiliates, on the one hand, and Apollo and/or certain of its affiliates and portfolio companies, on the other hand, during the prior two years, which had been previously provided to the Board in advance of the meeting. In response to the Board’s request, a representative of BofA Securities delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion, dated as of November 12, 2019, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Tech Data common stock (other than, to the extent applicable, Tech Data, Parent and their respective wholly owned subsidiaries) was fair, from a financial point of view, to such holders. At this meeting, the Board unanimously adopted the Original Agreement and determined that the Original Agreement and the transactions contemplated thereby are advisable and fair to, and in the best interests of, Tech Data and its shareholders. The Board also directed the Transaction Committee to continue in its role to oversee any communications with potential bidders during the go-shop period. All employment and compensation arrangements applicable to directors or senior executives of the Company under the Merger Agreement, or in connection with the Merger, were unanimously approved by vote of a majority of the qualified directors within the meaning of, and in the same manner as provided in and consistent with, Section 607.0832 of the FBCA.

Late in the evening of November 12, 2019, following the approval by the Board of the Original Agreement, Tech Data, Parent and Merger Sub executed the Original Agreement and the other documentation related to the Merger, and Parent provided executed Commitment Letters for its financing concurrently with the execution of the Original Agreement (see the section entitled “The Merger Agreement — Financing and Financing Cooperation” beginning on page 83). On November 13, 2019, prior to the opening of trading in Tech Data common stock on NASDAQ, Tech Data issued a press release announcing the merger and the commencement of the go-shop period.

On November 13, at the direction of the Board and with the oversight of the Transaction Committee, representatives of BofA Securities began the go-shop process by communicating directly with four potential strategic bidders and 56 potential financial sponsor bidders (including Financial Sponsor A, Financial Sponsor B and Financial Sponsor C) about their potential interest in submitting a proposal for a transaction with Tech Data that would be superior to that contemplated in the Original Agreement. As further described below, during the go-shop process, in addition to Financial Sponsor A, which had already signed a confidentiality Agreement with Tech Data, four potential financial sponsor bidders (including Financial Sponsor C and Berkshire Hathaway Inc. (“Berkshire”)) signed confidentiality agreements with Tech Data and were provided access to the virtual data room, which included among other information the Forecasts and presentations by management (see the section entitled “Certain Unaudited Prospective Financial Information” beginning on page 57). The confidentiality agreements entered into during the go-shop period each included a customary standstill provision, and in each case the standstill provision does not currently restrict the applicable counterparty from making a potential superior proposal for the Company. Each of the financial sponsors that executed confidentiality agreements (other than Financial Sponsor A and Berkshire) subsequently indicated that it would not submit a proposal for a transaction.

On November 19, 2019, following outreach from representatives of BofA Securities, a representative of Berkshire requested a meeting with management of Tech Data. Berkshire entered into a confidentiality agreement with Tech Data dated November 22, 2019.

On November 22, 2019, representatives of Berkshire met with Mr. Hume and a representative of BofA Securities. On November 23, 2019, Berkshire submitted a binding written proposal to acquire all of the outstanding shares of Tech Data common stock for $140.00 per share. Berkshire also provided a proposed form of merger agreement, based on the Original Agreement entered into between Tech Data, Parent and Merger Sub, but containing certain terms more favorable to Tech Data, including (1) fully funding the transaction using cash-on-hand at Berkshire, (2) elimination of certain representations and warranties to be made by Tech Data and (3) elimination of a “no material adverse effect” condition to buyer’s obligation to close the merger. Later on November 23, 2019, the Board met telephonically, with representatives of BofA Securities and Cleary Gottlieb in attendance, to discuss the details of Berkshire’s proposal. Representatives of BofA Securities discussed with the Board its preliminary financial analyses of Tech Data and Berkshire’s proposed transaction. Tech Data promptly notified Parent that Tech Data had received a “Company Takeover Proposal” (as defined in the Original Agreement) from Berkshire.

On November 24, 2019, the Board met telephonically to consider Berkshire’s proposal. Following consultation with representatives of BofA Securities and Cleary Gottlieb, the Board unanimously determined that Berkshire’s proposal constituted a “Company Superior Proposal” (as defined in the Original Agreement). Representatives of BofA Securities discussed with the Board its preliminary financial analyses of Tech Data and Berkshire’s proposed transaction. Later in the evening of November 24, 2019, Tech Data provided a copy of Berkshire’s written proposal, including the proposed merger agreement and certain other related documents, to Parent, notified Parent of the Board’s determination that Berkshire’s proposal constituted a Company Superior Proposal, and notified Parent that, subject to Parent’s right to negotiate with Tech Data during the three business day period after Parent’s receipt of such notice, the Board intended to cause Tech Data to terminate the Original Agreement and enter into a definitive agreement with Berkshire.

On the morning of November 27, 2019, representatives of Apollo delivered a binding written proposal to Tech Data to amend the Original Agreement, including to increase the consideration payable to $145.00 per share of Tech Data common stock, on the terms and subject to the conditions of the Amendment. In order to accept Apollo’s revised proposal, its terms required Tech Data to maintain the confidentiality of Apollo’s proposal while it was pending and to execute and announce its entry into the Amendment with Parent no later than 8:00 p.m., New York City time, on November 27, 2019.

In the afternoon of November 27, 2019, the Board met telephonically to consider Apollo’s revised proposal. Representatives of Cleary Gottlieb provided a review of the Board’s fiduciary duties in connection with its consideration of the revised Apollo proposal and Berkshire’s proposal. Cleary Gottlieb also provided a summary of the Amendment, the current draft of which had been provided to the Board in advance of the meeting, including a comparison to the terms of Berkshire’s proposed merger agreement. Representatives of BofA Securities reviewed with the Board its financial analyses of the merger consideration to be received in the merger, taking into account the Amendment. In response to the Board’s request, a representative of BofA Securities delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion, dated as of November 27, 2019, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received, taking into account the Amendment, by holders of Tech Data common stock (other than, to the extent applicable, Tech Data, Parent and their respective wholly owned subsidiaries) was fair, from a financial point of view, to such holders. At this meeting, the Board unanimously determined that Berkshire’s proposal no longer constituted a Company Superior Proposal, adopted the Merger Agreement, as amended by the Amendment, and determined that the Merger Agreement, as amended by the Amendment, and the transactions contemplated thereby are advisable and fair to, and in the best interests of, Tech Data and its shareholders.

Later on November 27, Tech Data executed the Amendment, issued a press release announcing the Amendment of the Original Agreement, as well as Tech Data’s earlier receipt of a proposal from a competing bidder, noting that while such proposal had previously been determined by the Board to be a Company Superior Proposal, following Apollo’s improved offer, the Board had made the determination that such proposal no longer constituted a Company Superior Proposal.

Later on November 27, 2019, a representative of Berkshire informed Tech Data that it did not intend to further improve its proposal in response to the Amendment.

Recommendation of the Board and Reasons for the Merger

The Board unanimously recommends that you vote “FOR” the Merger Proposal.

At a meeting of the Board held on November 27, 2019, the Board unanimously adopted resolutions: (i) adopting the Merger Agreement and approved the execution, delivery and performance by Tech Data of the Merger Agreement and the consummation of the transactions contemplated thereby, (ii) determining that the Merger Agreement and the transactions contemplated thereby were fair to and in the best interests of Tech Data and its shareholders, (iii) approving and declaring advisable the Merger Agreement and the consummation of the Merger and (iv) determining to submit the Merger Agreement for approval and adoption by Tech Data’s shareholders and recommending that Tech Data’s shareholders approve and adopt the Merger Agreement. At an earlier meeting on November 12, 2019, to approve the Original Agreement, all employment and compensation arrangements applicable to directors or senior executive officers of Tech Data under the Merger Agreement were unanimously approved, on behalf of Tech Data, by vote of a majority of the qualified directors within the meaning of, and in the same manner as provided in and consistent with, Section 607.0832 of the FBCA.

When you consider the Board’s recommendation, you should be aware that Tech Data’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Tech Data shareholders generally. These interests are described in the section entitled “The Merger Proposal (Proposal 1) — Interests of Tech Data Executive Officers and Directors in the Merger.”

In reaching its decision, the Board met and consulted with Tech Data’s senior management, as well as Tech Data’s financial advisor, BofA Securities, and outside legal counsel, Cleary Gottlieb. In addition, the Board reviewed information and considered a number of factors with respect to the Merger and the other transactions contemplated by the Merger Agreement, including, among others, the following factors (not necessarily in order of relative importance), which the Board viewed as being generally positive or favorable in coming to its determination, approval and related recommendation:

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Best Alternative for Maximizing Shareholder Value. The Board believed that receipt of the Merger Consideration of $145.00 per share in cash was a compelling opportunity for Tech Data shareholders to maximize the value of their shares, one that was more favorable to Tech Data shareholders than the likely value that would result from other potential transactions or remaining a stand-alone public company taking into account Tech Data’s prospects. This decision was based on, among other things, the Board’s assessment of:

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Tech Data’s historical operating and financial performance, including its results in the third quarter of its fiscal year 2020 and outlook for the remainder of its fiscal year 2020, taking into account the Board’s knowledge of Tech Data’s business and the industries in which Tech Data operates, competitive position and business strategy, on both a historical and prospective basis, including the Forecasts, and the revenue growth and operating margins contemplated therein;

•	Tech Data’s future prospects if it were to remain a stand-alone public company, including the significant business, financial and execution risks related to achieving the revenue growth and improved operating margins contemplated by Tech Data’s financial projections as a stand-alone public company (including as set forth in the Forecasts), Tech Data’s strategic direction and competitive position, the anticipated future trading prices of Tech Data common stock and the various additional risks and uncertainties that are described in Tech Data’s most recent Annual Report on Form 10-K filed with the SEC;

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the possible alternatives to a sale of the entire company, including continuing as a stand-alone public company, which alternatives the Board evaluated with the assistance of Tech Data’s financial advisor and outside legal counsel and determined did not represent more attractive alternatives to a sale in light of, among other factors, the significant business, financial and execution risk of remaining a stand-alone public company, and the other potential risks, rewards and uncertainties associated with those alternatives;

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the process conducted to date by Tech Data, which the Board believed had resulted in the highest price reasonably available to the shareholders of Tech Data, and the fact that Tech Data negotiated for, and secured, the right to actively solicit proposals during the “go-shop” period under the Merger Agreement (as described in more detail below), the process conducted during the go-shop period, and that an alternative proposal was received during the go-shop period; and

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the significant increase in the consideration to $145.00 in cash per share of Tech Data common stock resulting from the Amendment as compared to the $130.00 in cash per share of Tech Data common stock represented by the Original Agreement.

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Attractive Value. The Board considered the fact that the $145.00 per share in cash to be paid as Merger Consideration represents an attractive value given the anticipated future trading prices of Tech Data common stock. In particular, the Merger Consideration represents (i) a 38.9% percent premium to the unaffected 30-day volume weighted average closing share price of Tech Data common stock, (ii) a 49.4% percent premium to the unaffected 90-day volume weighted average closing share price of Tech Data common stock, (iii) a 30.2% percent premium to the spot closing share price of Tech Data common stock, and (iv) a 30.2% premium to the 52-week high closing share price of Tech Data common stock, in each case as of October 15, 2019, the last trading day prior to the publication of the Reuters article that reported a rumored transaction with Apollo at a price of $130.00 per share of Tech Data common stock. The Board also considered that, based on discussions and negotiations with Parent and its advisors and its discussions and negotiations with other potential counterparties, including Berkshire, in the Board’s view, the Merger Consideration represented the highest price per share of Tech Data common stock that Parent, its financing sources or other potential counterparties would be willing to pay, and any request for a further price increase created a meaningful risk that Parent or one or more of its financing sources might determine not to enter into the transaction and to terminate negotiations, in which event Tech Data shareholders would lose the opportunity to obtain the $145.00 per share in cash being offered.

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Cash Consideration and Greater Certainty of Value. The Board considered the fact that the Merger Consideration would be paid solely in cash, which, compared to non-cash consideration, provides immediate certainty of value and liquidity to Tech Data shareholders at the closing of the Merger, enabling Tech Data shareholders to realize the value that has been created at Tech Data while eliminating significant long-term business, regulatory and execution risks that Tech Data would face if it remained as a stand-alone public company.

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Opinion of BofA Securities and Related Analyses. The Board considered the opinion to the Board of BofA Securities, dated November 27, 2019, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of Tech Data common stock (other than, to the extent applicable, Tech Data, Parent and their respective wholly owned subsidiaries), as more fully described in the section entitled “The Merger Proposal—Opinion of Tech Data’s Financial Advisor” and the full text of BofA Securities’ opinion is attached to this proxy statement as Annex B.

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Negotiation Process and Procedural Fairness. The Board considered the process conducted by the Board and the Transaction Committee with the assistance of Tech Data’s advisors, which involved numerous meetings of the Board and the Transaction Committee and included, in addition to Tech Data and its advisors’ discussions with and provision of information to Apollo, Tech Data or its advisors providing Financial Sponsor A with a management presentation and access to a virtual data room over a period of several weeks prior to signing the Merger Agreement. At Tech Data’s request, Financial Sponsor A submitted its best indication of interest to acquire Tech Data, which was not higher than Apollo’s proposal and which did not provide detail or certainty regarding Financial Sponsor A’s financing for the proposed transaction. The Board also considered Berkshire’s proposal to acquire 100% of Tech Data common stock for a price of $140.00 per share as compared to Apollo’s revised offer as presented in the Amendment. The Board also considered the opportunity afforded to other potentially interested parties to contact Tech Data regarding a potential transaction during the period from the publication of the Reuters article on October 15, 2019 which included reference to a price of $130.00 per share through the execution of the Merger Agreement, a period during which it was noted in analyst reports and the financial press that other potential purchasers were reaching out to Tech Data. The Board also considered the fact that the terms of the Merger Agreement were the result of arm’s-length negotiations with Parent and its advisors; that the Board was advised in these negotiations by a qualified and experienced financial advisor and qualified and experienced outside legal counsel; the terms that Tech Data and its advisors were able to obtain during such negotiations (including the go-shop); that the Board met multiple times over the course of the weeks leading up to the execution of the Merger Agreement to evaluate Parent’s proposal to acquire Tech Data; and that the final Merger Agreement contained terms and conditions that were, in the Board’s view, fair to, and in the best interests of, Tech Data and its shareholders.

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Right to Receive Higher Offers. The Board considered Tech Data’s rights under the Merger Agreement to solicit higher offers during the go-shop period and to consider and negotiate certain higher offers thereafter (which are more fully described in the section of this proxy statement entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation” beginning on page 79), including:

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the right of Tech Data and its representatives to actively solicit, facilitate, and provide access to confidential information of Tech Data in connection with competing proposals during the 27-day go-shop period commencing on the date of the Original Agreement, and to terminate the Merger Agreement to enter into an agreement with respect to a superior proposal with any such bidder, subject to certain notice requirements and “matching” rights in favor of Parent and Parent’s right to receive payment of a termination fee of approximately $89.5 million, which amount the Board believed to be reasonable and customary under the circumstances, taking into account the size of the transaction and the range of such termination fees in similar transactions;

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the right of Tech Data and its representatives, subject to certain conditions, to respond to and negotiate with respect to certain unsolicited acquisition proposals made after the end of the go-shop period and prior to the time Tech Data’s shareholders approve the proposal to adopt the Merger Agreement, and to terminate the Merger Agreement to enter into an agreement with respect to such proposal with any such bidder, subject to certain notice requirements and “matching” rights in favor of Parent and Parent’s right to receive payment of a termination fee of approximately $184.3 million, which amount the Board believed to be reasonable under the circumstances, taking into account the size of the transaction, the range of such termination fees in similar transactions, and the lower termination fee payable during the go-shop period;

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the belief of the Board that, although the termination fees described above might have the effect of discouraging competing third-party proposals, such provisions are customary for transactions of this type, were reasonable in the context of comparable transactions, and that payment of fees in such amounts would not be likely to be a meaningful deterrent to alternative acquisition proposals; and

•	the fact that Tech Data had received a higher offer from Berkshire during the go-shop period prior to entering into the Amendment.

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Merger Agreement. The Board considered, in consultation with Tech Data’s outside legal counsel, the other terms of the Merger Agreement, which are more fully described in the section of this proxy statement entitled “The Merger Agreement” beginning on page 70. Certain provisions of the Merger Agreement that the Board considered important included:

•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the Merger and their ability to terminate the Merger Agreement;

•	the fact that the consummation of the Merger is not conditioned on Parent’s ability to obtain financing;

•	the fact that Tech Data has sufficient operating flexibility to conduct its business in the ordinary course between the execution of the Merger Agreement and consummation of the Merger;

•	the obligation of Parent under certain circumstances to pay Tech Data a reverse termination fee of approximately $315.9 million (an increase from $283.3 million under the Original Agreement);

•

the limitation under the Amendment, as compared to the Original Agreement, of the circumstances in which a failure by Tech Data to comply with its financing cooperation covenants would result in Parent not owing the reverse termination fee to those where Tech Data’s breach is willful;

•	the fact that the definition of “material adverse effect” has a number of customary exceptions and a “material adverse effect” is generally a very high standard as applied by Delaware courts;

•

the Board’s right to change its recommendation in connection with an intervening event or a superior proposal prior to obtaining Tech Data shareholder approval if the Board has determined in good faith, after consultation with its independent financial advisors and/or outside legal counsel, that the failure to make such change in recommendation would be inconsistent with its fiduciary duties under applicable law, subject to certain notice requirements and “matching” rights in favor of Parent;

•	the fact that, in the Board’s view, the end date under the Merger Agreement allows for sufficient time to satisfy the relevant conditions and complete the Merger; and

•

Tech Data’s right, under specified circumstances, to specifically enforce Parent’s and Merger Sub’s obligations under the Merger Agreement, including Parent’s obligation to enforce the Equity Commitment Letter, in order to consummate the Merger.

•

Committed Financing. The Board considered the fact that Parent has obtained committed debt financing for the transaction from reputable financial institutions and committed equity financing from funds affiliated with Apollo for the full amount of equity required in connection with such committed debt financing, as well as the fact that Parent must use its reasonable best efforts to arrange the debt financing and the equity financing as set forth in the Merger Agreement and that such financing will provide for funding of an amount sufficient to consummate the transactions contemplated by the Merger Agreement on the closing date, including the payment of the aggregate per share merger consideration and other amounts required to be paid at the closing of the Merger, repayment or refinancing of certain existing indebtedness of Tech Data and payment of all fees and expenses reasonably expected to be incurred in connection therewith. The Board considered the fact that the full amount of the increase to the per share merger consideration, approximately $545 million, reflected in the Amendment will be funded through an increase in the Apollo Funds’ equity financing and therefore the debt leverage in the transaction continued to be reasonable.

•	Likelihood of Consummation. The Board considered the likelihood that the Merger would be completed, in light of, among other things, the conditions to the Merger and the absence of a financing condition, the absence of any expected significant substantive antitrust or other regulatory risks with respect to the consummation of the Merger, the relative likelihood of obtaining required regulatory approvals and the remedies available to Tech Data under the Merger Agreement, as well as the reputation and financial condition and capability of Apollo and its financing sources and the level of commitment by Parent and its equity financing sources to obtain the applicable consents imposed by regulators in connection with securing such approvals.

•

Shareholders’ Ability to Reject the Merger. The Board considered the fact that the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of a majority of all votes entitled to be cast by the holders of Tech Data common stock outstanding on the record date.

In reaching its decision, the Board also considered a number of potentially negative factors with respect to the Merger and the other transactions contemplated by the Merger Agreement including, among others, the following (not necessarily in the order of relative importance):

•

No Participation in Future Gains. The Board considered the fact that, if the Merger is consummated, Tech Data will no longer exist as a stand-alone public company and Tech Data shareholders will no longer have the opportunity to participate in any future earnings or possible growth of Tech Data or benefit from any potential future appreciation in the value of Tech Data common stock, including any value that could be received if Tech Data engages in future strategic or other transactions. The Board concluded that the premium reflected in the Merger Consideration constituted fair compensation for the loss of the potential shareholder benefits that could be realized by Tech Data’s strategic plan, particularly on a risk-adjusted basis and in light of Tech Data’s historical performance, revenue growth and operating margins and the continuing significant business, financial and execution risk that Tech Data would face if it remained a stand-alone public company.

•

Limited Outreach. The Board considered the fact that it had decided not to engage in a broad-based public process, but rather a more limited set of discussions with Apollo, Financial Sponsor A, Financial Sponsor B and Financial Sponsor C for a sale of Tech Data. This decision of the Board, however, was informed by: the Board’s view, based on prior experiences with Parent, that the delay inherent in conducting such a broad-based process created a meaningful risk that Tech Data shareholders would lose the opportunity to obtain the $130.00 per share in cash being offered by Parent in the Original Agreement, without the assurance of obtaining a comparable opportunity; the inability of any of the other third parties with whom Tech Data was engaged in sale discussions prior to signing the Original Agreement to propose an offer price that was superior to the per share merger consideration; the absence of any additional indications of interest notwithstanding the opportunity afforded to other potentially interested parties to contact Tech Data regarding a potential transaction during a period following the publication of the Reuters article on October 15, 2019, during which it was noted in analyst reports and the financial press that other potential purchasers were reaching out to Tech Data; and the Board’s understanding that it would be able to continue to actively solicit bidders during a 27 day go-shop period following execution of the Original Agreement.

•	Regulatory Risk. The Board considered the risk that the receipt of necessary regulatory approvals, which is beyond Tech Data’s control, may be delayed, conditioned or denied.

•

Risks Associated with a Failure to Consummate the Merger. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied and as a result the possibility that the Merger might not be completed, and the fact that any reverse termination fee may not fully compensate Tech Data for the costs of non-consummation in the circumstances in which such fee is payable. The Board noted the fact that, if the Merger is not completed, (i) Tech Data will have incurred significant transaction and lost opportunity costs, including the possibility of disruption to Tech Data’s operations, diversion of management and employee attention, employee attrition and a potentially negative effect on Tech Data’s business and business relationships, (ii) depending on the circumstances that caused the Merger not to be completed, it is likely that the price of Tech Data common stock would decline, potentially significantly, and (iii) the market’s perception of Tech Data’s prospects could be adversely affected.

•

Financing Risk. The Board considered the risk that, while the Merger Agreement is not subject to any financing condition, if Parent fails to obtain sufficient financing, the Merger is unlikely to be consummated.

•

Restrictions on the Operation of Tech Data’s Business. The Board considered the restrictions on the conduct of Tech Data’s business prior to the completion of the Merger, realizing certain business opportunities or taking certain actions with respect to Tech Data’s operations that Tech Data would otherwise take absent the pending merger.

•

Termination Fees; Expense Reimbursement. While the Board considered such a possibility unlikely, the Board considered the possibility that the approximately $89.5 million or approximately $184.3 million termination fee payable to Parent in connection with a termination to accept a superior proposal (depending on whether Tech Data enters into an agreement with respect to a superior proposal during or after the go-shop period) might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals. The Board considered the increase to the amount of the foregoing termination fees in the Amendment from $80.3 million and $165.2 million, respectively, pursuant the Original Agreement (which represented a proportional increase corresponding to the increase in the consideration per share of Tech Data common stock payable pursuant to the amendment as compared to the Original Agreement).

•

Parent Termination Fee. The Board considered the fact that Parent and Merger Sub are newly formed entities with essentially no assets and that Tech Data’s monetary remedy in connection with a breach of the Merger Agreement by Parent or Merger Sub is limited to payment of the approximately $315.9 million reverse termination fee under certain limited circumstances, and such amounts may not be sufficient to compensate Tech Data for losses suffered as a result of a breach of the Merger Agreement by Parent or Merger Sub and, under certain circumstances, Tech Data may not be entitled to receive such a fee.

•

Tax Treatment. The Board considered the fact that any gains arising from the receipt of the Merger Consideration generally would be taxable to U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 106) for U.S. federal income tax purposes.

•

Shareholder Litigation/Activism. The Board considered the likelihood of distracting litigation from shareholder suits in connection with the merger or attempts by shareholders to discourage a vote in favor of the Merger.

While the Board considered the above and other potentially positive and potentially negative factors, the Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Board determined that the Merger, Merger Agreement and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Tech Data and its shareholders.

The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Board in its consideration of the Merger, but includes the material positive factors and material negative factors considered by the Board in that regard. In view of the number and variety of factors and the amount of information considered, the Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. Based on the totality of the information presented to the Board, the members of the Board unanimously reached the decision to adopt and approve, and declare as fair to, and in the best interests of, Tech Data and its shareholders, the Merger Agreement and the transactions contemplated thereby, including the Merger, in light of the factors described above and the other factors that such members of the Board felt were appropriate.

Portions of this explanation of the Board’s reasons for the Merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25.

Opinion of Tech Data’s Financial Advisor

Tech Data has retained BofA Securities to act as Tech Data’s financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Tech Data selected BofA Securities to act as Tech Data’s financial advisor in connection with the Merger on the basis of BofA Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with Tech Data and its business.

On November 27, 2019, at a meeting of the Board held to evaluate the Merger, BofA Securities delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated November 27, 2019, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be received in the Merger by holders of Tech Data common stock (other than, to the extent applicable, Tech Data, Parent and their respective wholly owned Subsidiaries) was fair, from a financial point of view, to such holders.

The full text of BofA Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Tech Data or in which Tech Data might engage or as to the underlying business decision of Tech Data to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not constitute an opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any other matter.

In connection with rendering its opinion, BofA Securities, among other things:

(i)	reviewed certain publicly available business and financial information relating to Tech Data;

(ii)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of Tech Data furnished to or discussed with BofA Securities by the management of Tech Data, including certain financial forecasts relating to Tech Data prepared by the management of Tech Data (the “Forecasts” as described further in the section entitled “Certain Unaudited Prospective Financial Information” beginning on page 57);

(iii)	discussed the past and current business, operations, financial condition and prospects of Tech Data with members of senior management of Tech Data;

(iv)	reviewed the trading history for Tech Data common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

(v)	compared certain financial and stock market information of Tech Data with similar information of other companies BofA Securities deemed relevant;

(vi)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

(vii)	reviewed the merger agreement and a draft, dated November 27, 2019, of the amendment to the merger agreement (referred to in this section only as the “Draft Amendment”); and

(viii)	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of Tech Data that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Forecasts, BofA Securities was advised by Tech Data, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Tech Data as to the future financial performance of Tech Data. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Tech Data or any other entity, nor did it make any physical inspection of the properties or assets of Tech Data or any other entity. BofA Securities did not evaluate the solvency or fair value of Tech Data, Parent or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of Tech Data, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Tech Data, Parent or any other entity or the Merger (including the contemplated benefits thereof). BofA Securities also assumed, at the direction of Tech Data, that the final executed Amendment would not differ in any material respect from the Draft Amendment reviewed by it.

BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Tech Data common stock (other than, to the extent applicable, Tech Data, Parent and their respective wholly owned Subsidiaries), and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Tech Data or in which Tech Data might engage or as to the underlying business decision of Tech Data to proceed with or effect the Merger. BofA Securities did not express any view or opinion with respect to, and it relied, with the consent of Tech Data, upon the assessments of Tech Data and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Tech Data or any other entity and the Merger (including the contemplated benefits thereof) as to which BofA Securities understood that Tech Data obtained such advice as it deemed necessary from qualified professionals. In addition, BofA Securities expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any other matter. Except as described in this summary, Tech Data imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.

BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA

Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.

The discussion set forth below in the section of this proxy statement captioned “Material Tech Data Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.

Material Tech Data Financial Analyses.

Selected Publicly Traded Companies Analysis. BofA Securities reviewed publicly available financial and stock market information for Tech Data and the following four publicly traded companies in the technology sector:

•	Arrow Electronics, Inc.

•	SYNNEX Corporation

•	Avnet, Inc.

•	ScanSource, Inc.

BofA Securities reviewed, among other things, stock prices of the selected publicly traded companies as of November 26, 2019 as a multiple of calendar year 2019 and calendar year 2020 estimated earnings per share, commonly referred to as EPS, adjusted to exclude non-recurring, one-time expenses and acquisition related intangibles amortization expenses (referred to as “adjusted EPS”). BofA Securities also observed multiples derived from the Forecasts and Tech Data public forecasts. BofA Securities then applied multiples of 7.50x to 10.00x to Tech Data’s fiscal year 2021 estimated EPS, adjusted to exclude non-recurring, one-time expenses and acquisition related intangibles amortization expenses (referred to as “Non-GAAP EPS” or “2021 Adjusted EPS”). In applying the fiscal year 2021 multiples, BofA Securities took into consideration, among other things, the observed data for the selected publicly traded companies and for Tech Data and the historical multiples for next twelve month (“NTM”) stock price to estimated EPS, adjusted to exclude non-recurring, one-time expenses and acquisition related intangible amortization expenses for the selected publicly traded companies and for Tech Data. BofA Securities observed that Tech Data’s price to NTM adjusted EPS (i) over the three years ended October 15, 2019, averaged 1.3x lower than the mean of such multiple for each of the selected publicly traded companies; (ii) over the one year ended October 15, 2019, averaged 1.0x lower than the mean of such multiple for each of the selected publicly traded companies; and (iii) over the period started February 27, 2017 (when the acquisition of Avnet, Inc.’s Technology Solutions Business was closed) and ended October 15, 2019, averaged 1.6x lower than the mean of such multiple for each of the selected publicly traded companies.

BofA Securities also reviewed enterprise values of the selected publicly traded companies, calculated as the sum of the market capitalization, total debt, preferred stock and minority interest, less cash and cash equivalents and short-term investments as of November 26, 2019, as a multiple of calendar year 2019 and calendar year 2020 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, adjusted to exclude one-time, non-recurring items and stock-based compensation expense. BofA Securities also observed the multiples derived from the Forecasts and certain publicly available financial forecasts with respect to Tech Data, referred to herein as Tech Data public forecasts, as of October 15, 2019 (the date upon which Reuters published rumors of Tech Data having received an indication of interest, referred to in this section only as the “Public Rumor Date”). BofA Securities then applied multiples of 5.50x to 7.50x to Tech Data’s fiscal year

2021 estimated EBITDA, adjusted to exclude non-recurring, one-time expenses and stock-based compensation expenses (referred to as “adjusted EBITDA”). In applying the fiscal year 2021 multiples, BofA Securities took into consideration, among other things, the observed data for the selected publicly traded companies and for Tech Data and the historical multiples for NTM enterprise value to estimated adjusted EBITDA for the selected publicly traded companies and for Tech Data. BofA Securities observed that the shares of Tech Data common stock historically traded at a discount to the common stock of the selected publicly traded companies according to certain measures. In particular, BofA Securities observed that Tech Data’s multiple of enterprise value to NTM adjusted EBITDA (i) over the three years ended October 15, 2019, averaged 1.9x lower than the mean of such multiple for each of the selected publicly traded companies; (ii) over the one year ended October 15, 2019, averaged 1.9x lower than the mean of such multiple for each of the selected publicly traded companies; and (iii) over the period started February 27, 2017 (when the acquisition of Avnet, Inc.’s Technology Solutions Business was closed) and ended October 15, 2019, averaged 1.9x lower than the mean of such multiple for each of the selected publicly traded companies.

Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of Tech Data were based on the Forecasts. These analyses indicated the following approximate implied per share equity value reference ranges for Tech Data, as compared to the per share Merger Consideration (rounded to the nearest $0.05 per share):

Implied Per Share Equity Value Reference Ranges for Tech Data		Merger Consideration
Stock Price/2021E Adj. EPS	Enterprise Value/2021E Adj. EBITDA
$111.95 - $149.25	$116.70 - $166.25	$145.00

No company used in this analysis is identical or directly comparable to Tech Data. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Tech Data was compared.

Selected Precedent Transactions Analysis. BofA Securities reviewed, to the extent publicly available, financial information relating to the following 13 selected transactions involving companies in the technology sector:

Acquiror	Target
• Permira	• Exclusive Group
• SYNNEX Corporation	• Westcon-Comstor Americas Business
• Tech Data Corporation	• Avnet, Inc.’s Technology Solutions Business
• Tianjin Tianhai Investment Company, Ltd.	• Ingram Micro Inc.
• SoftBank Corp.	• Brightstar Corp.
• Arrow Electronics, Inc.	• CSS Computer Security Solutions Holding GmbH, d/b/a ComputerLinks AG
• Ingram Micro Inc.	• Brightpoint, Inc.
• Avnet, Inc.	• Bell Microproducts Inc.
• Barclays Private Equity	• COMPUTERLINKS AG
• Avnet, Inc.	• Horizon Technology Group plc
• Tech Data Corporation	• Scribona, AB
• SYNNEX Corporation	• New Age Electronics, Inc.
• Arrow Electronics, Inc.	• LOGIX S.A.

BofA Securities reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s estimated NTM EBITDA. BofA Securities then applied NTM EBITDA multiples of 5.50x to 8.50x derived from the selected transactions to Tech Data’s fiscal year 2021 estimated EBITDA, adjusted to exclude stock-based compensation and non-recurring, one-time expenses. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of Tech Data were based on the Forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for Tech Data, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Range for Tech Data	Merger Consideration
Enterprise Value/ NTM EBITDA
$116.70 - $191.00	$145.00

No company, business or transaction used in this analysis is identical or directly comparable to Tech Data or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Tech Data and the Merger were compared.

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of Tech Data to calculate the estimated present value of the standalone unlevered, after-tax free cash flows (which unlevered after-tax free cash flows were calculated based on the tax-effected adjusted operating income (assuming an effective tax rate of 24.5%) plus depreciation and amortization less change in net working capital, capital expenditures and cost of synergies) that Tech Data was forecasted to generate during Tech Data’s fourth quarter of fiscal year 2020 through fiscal year 2023 based on the Forecasts. BofA Securities calculated terminal values for Tech Data by applying adjusted EBITDA exit multiples of 5.00x, 6.25x and 7.50x to Tech Data’s terminal adjusted EBITDA. The cash flows and terminal values were then discounted to present value as of October 31, 2019 using discount rates ranging from 7.90% to 10.10%, which were based on an estimate of Tech Data’s weighted average cost of capital derived using the capital asset pricing model. From the resulting enterprise values, BofA Securities deducted net debt as of October 31, 2019 to derive equity values. This analysis indicated the following approximate implied per share equity value reference range for Tech Data as compared to the Merger Consideration (rounded to the nearest $0.05 per share):

Implied Per Share Equity Value Reference Range for Tech Data	Merger Consideration
$122.15 - $183.10	$145.00

Other Factors

In rendering its opinion, BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•	historical trading prices of Tech Data common stock during the 52-week period ended October 15, 2019 (pre-Public Rumor Date), which ranged between $67.97 and $111.34 per share;

•

publicly available research analysts’ price targets for Tech Data common stock, which indicated low to high price targets for Tech Data common stock of approximately $86.00 to $130.00 per share pre-Public Rumor Date and $150.00 post-Public Rumor Date; and

•

an illustrative analysis of the implied present value of the future price per share of Tech Data common stock, applying assumed stock price to forward fiscal year earnings multiples ranging from 7.50x to 10.00x to Tech Data’s estimated one year forward adjusted EPS for fiscal year 2022, derived from the Forecasts, discounted 3 years at the illustrative cost of equity of 10.00%, resulting in a range of implied present values of between $100.55 and $134.05 per share (rounded to the nearest $0.05 per share).

Miscellaneous

As noted above, the discussion set forth above in the section of this proxy statement captioned “Summary of Material Tech Data Financial Analyses” is a summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Tech Data and Parent. The estimates of the future performance of Tech Data and Parent in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, to the holders of Tech Data common stock (other than, to the extent applicable, Tech Data, Parent and their respective wholly owned Subsidiaries) of the Merger Consideration to be received by such holders in the Merger and were provided to the Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Tech Data or Parent.

The type and amount of consideration payable in the Merger was determined through negotiations between Tech Data and Parent, rather than by any financial advisor, and was approved by Tech Data’s board of directors. The decision to enter into the Merger agreement was solely that of the Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board or Tech Data’s management with respect to the Merger or the Merger Consideration.

Tech Data has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee currently estimated to be approximately $40.8 million, $1.5 million of which was payable upon the delivery of its initial opinion in connection with the merger agreement and the remainder of which is contingent upon the consummation of the Merger. In addition, Tech Data has agreed to reimburse BofA Securities for its expenses and indemnify BofA Securities against certain liabilities arising out of its engagement.

BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Tech Data, certain of its affiliates, Apollo and certain affiliates and portfolio companies of Apollo.

BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Tech Data and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as an administrative agent, bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of Tech Data and/or certain of its affiliates, (ii) having provided or providing certain derivatives, foreign exchange and other trading services to Tech Data and/or certain of its affiliates and (iii) having provided or providing certain treasury management products and services to Tech Data and/or certain of its affiliates. From November 1, 2017 through October 31, 2019, BofA Securities and its affiliates derived aggregate revenues from Tech Data and certain of its affiliates of approximately $15 million for investment and corporate banking services.

In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Apollo and certain of its affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Apollo and certain of its affiliates and portfolio companies in connection with certain mergers and acquisition transactions, (ii) having acted or acting as a book-running manager, agent and/or underwriter for various debt and equity offerings of Apollo and certain of its affiliates and portfolio companies, (iii) having acted or acting as an administrative agent, syndication agent, bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Apollo and/or certain of its affiliates and portfolio companies (including acquisition financing), (iv) having provided or providing certain derivatives, foreign exchange and other trading services to Apollo and/or certain of its affiliates and portfolio companies, (v) having provided or providing certain managed investments services and products to Apollo and/or certain of its affiliates and portfolio companies and (vi) having provided or providing certain treasury management products and services to Apollo and/or certain of its affiliates and portfolio companies. In addition, BofA Securities and/or certain of its affiliates have maintained, currently are maintaining, and in the future may maintain, commercial (including vendor and/or customer) relationships with Apollo and/or certain of its affiliates and portfolio companies. From November 1, 2017 through October 31, 2019, BofA Securities and its affiliates derived aggregate revenues from Apollo and certain of its affiliates and portfolio companies of approximately $150 million for investment and corporate banking services.

Certain Unaudited Prospective Financial Information

The Board, BofA Securities, Apollo and Parent, Parent’s financing sources, Financial Sponsor A, and the third parties that signed confidentiality agreements with Tech Data during the go-shop period following the execution of the Merger Agreement, were each provided by the management of Tech Data with certain prospective financial information for Tech Data consistent with that described below.

As described further in “The Merger Proposal (Proposal 1) — Background of the Merger” beginning on page 36, on October 3 and October 8, 2019, management of Tech Data prepared and reviewed with the Board certain preliminary projections for the financial performance of Tech Data through the year 2023 (the “October Forecasts”).

As further described in “The Merger Proposal (Proposal 1) — Background of the Merger” beginning on page 36, in early November 2019, management of Tech Data presented to the Transaction Committee and the Board certain revisions to the October Forecasts that, in management’s view, were required to reflect management’s best currently available estimates and judgments of future financial performance of Tech Data in light of the DLT Acquisition and the contemplated upgrade of Tech Data’s information technology systems (the “November Forecasts” and together with the October Forecasts, the “Forecasts”). The November Forecasts reflected the accretive effects expected from the anticipated consummation of the DLT Acquisition, as well as additional capital expenses to result from the expected three-year implementation of Tech Data’s upgrade of its information technology systems. The November Forecasts also reflected an update to Tech Data’s estimated financial performance for its fiscal year 2020 to account for actual performance during its third fiscal quarter of that year.

The Transaction Committee and the Board reviewed the assumptions underlying the October Forecasts and the November Forecasts with management. At the direction of the Board, BofA Securities used the November Forecasts in preparation of its financial analysis of the proposed transactions.

A summary of the November Forecasts (including the difference in certain line items as compared to the October forecasts) is set forth below.

(US$ mm)	2018A	2019A(1)	2020E		2021E	2022E	2023E
Net Revenue(2)	$33,598	$37,642	$37,590		$38,586	$39,323	$40,084
Adjusted EBITDA (3),(4)	$689	$805	$836		$900	$931	$972
Adjusted Operating Income(5)	$603	$708	$736		$790	$809	$832
Adjusted Net Income(5)	$348	$433	$478		$513	$528	$545
Adjusted Earnings Per Share(5),(6)	$9.11	$11.35	$13.26		$14.92	$16.32	$17.84

Selected Cash Flow Items
Depreciation and Amortization(7),(8)	$60	$68	$68		$76	$87	$104
Stock-Based Compensation	$26	$29	$32		$34	$35	$36
Capital Expenditures(9)	$232	$61	$70		$95	$169	$143
Change in Net Working Capital(10)	($324)	($125)	$106		($25)	($20)	($19)
Cost of Synergies					($3)	($1)
Unlevered Free Cash Flow(11)			$174	(12)	$549	$507	$569

(1)	2019A figures are pro forma for the DLT Acquisition.
(2)	Represents an increase over the October Forecasts of $204.7 for 2020E, $501.6 for 2021E, $548.1 for 2022E and $600.2 for 2023E.
(3)	Excludes stock compensation and one-time expenses.
(4)	Represents an increase over the October Forecasts of $19.3 for 2020E, $30.8 for 2021E, $19.2 for 2022E and $21.2 for 2023E.
(5)

Excludes one-time expenses and acquisition-related intangibles amortization expenses. FY’19 excludes one-time gain from the collection of an accounts receivable balance previously considered uncollectible.

(6)	Represents an increase over the October Forecasts of $0.42 for 2020E, $0.53 for 2021E, $0.23 for 2022E and $0.11 for 2023E.
(7)	Excludes acquisition-related intangibles amortization expenses.
(8)	Represents an increase over the October Forecasts of $1.9 for 2020E, $1.5 for 2021E, $3.9 for 2022E and $11.5 for 2023E.
(9)	Represents a decrease from the October Forecasts of $6.0 for 2020E and an increase over the October Forecasts of $10.3 for 2021E, $74.1 for 2022E and $37.6 for 2023E.
(10)	Represents an increase over the October Forecasts of $112.2 for 2020E, $5.8 for 2021E, $8.4 for 2022E and $9.2 for 2023E.
(11)

As described further in the section entitled “The Merger Proposal — Opinion of Tech Data’s Financial Advisor”, Unlevered Free Cash Flows were calculated based on the tax-effected adjusted operating income (assuming an effective tax rate of 24.5%) plus depreciation and amortization less change in net working capital, capital expenditures and cost of synergies.

(12)	Unlevered free cash flow for 2020E is set forth only for Tech Data’s fourth fiscal quarter.

General

Except for annual modeling assumptions and quarterly guidance of certain metrics from time to time, Tech Data does not as a matter of course make public projections as to future performance. The Forecasts were not prepared with a view to public disclosure. The Forecasts are included in this proxy statement only because they were made available to BofA Securities in its capacity as financial advisor to Tech Data, and because certain of them were made available to Apollo and the other third parties, as described above.

The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (“GAAP”), the published guidelines of the SEC regarding projections or forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Forecasts included in this proxy statement have been prepared by, and are the responsibility of, Tech Data and its management. Tech Data’s independent registered public accounting firm, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Forecasts and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The Forecasts were prepared solely for the use of the Board and BofA Securities and to be provided to potential bidders and are subjective in many respects.

Although this summary of the Forecasts is presented with numerical specificity, the Forecasts reflect numerous variables, assumptions and estimates as to future events made by management that management believed were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to management at the time. However, such variables, assumptions and estimates are inherently uncertain and many of them are beyond the control of management. Because the Forecasts cover multiple years, by their nature they become subject to greater uncertainty with each successive year. The Forecasts are not fact and should not be relied upon as being necessarily indicative of actual future results.

The Forecasts are forward-looking statements. Important factors that may affect actual results and cause the Forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to Tech Data’s business, general business, economic and regulatory conditions and other factors described or referenced under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of this information should not be regarded as an indication that the Board, Tech Data, BofA Securities, Apollo or Parent, Parent’s principal equity financing sources, or any other recipient of this information considered, or now considers, the Forecasts to be predictive of actual future results. This summary of the Forecasts is not included in this proxy statement in order to induce any shareholder to vote in favor of the Merger Proposal or any of the other proposals to be voted on at the Special Meeting.

Except to the extent required by applicable federal securities laws, Tech Data does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Forecasts to reflect circumstances existing after the date when Tech Data prepared the Forecasts or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Forecasts are shown to be in error. By including in this proxy statement a summary of the Forecasts, neither Tech Data nor any of its representatives or advisors (including BofA Securities) or Apollo or Parent, or Parent’s principal equity financing sources, or any of their respective representatives or affiliates or any other recipient of this information makes any representation to any person regarding the ultimate performance of Tech Data or the surviving entity compared to the information contained in such financial projections and should not be read to do so.

Certain of the measures included in the Forecasts may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for or superior to, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Tech Data may not be comparable to similarly titled amounts used by other companies.

Interests of Tech Data’s Executive Officers and Directors in the Merger

In considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that, aside from their interests as Tech Data shareholders, Tech Data’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Tech Data shareholders generally, which may create potential conflicts of interest. These interests are described in more detail below, and with respect to the named executive officers of Tech Data, are quantified in the “Golden Parachute Compensation” table below. The Board was aware of these interests and considered them when it adopted the Merger Agreement and approved the Merger. All employment and compensation arrangements applicable to directors or senior executives of the Company under the Merger Agreement, or in connection with the Merger, were unanimously approved, on behalf of the Company, by vote of a majority of the qualified directors within the meaning of, and in the same manner as provided in and consistent with, Section 607.0832 of the FBCA.

Tech Data’s current executive officers are: Richard T. Hume, Chief Executive Officer; Charles V. Dannewitz, Executive Vice President, Chief Financial Officer; Joseph H. Quaglia, President, the Americas; Beth E. Simonetti, Executive Vice President, Chief Human Resources Officer; John A. Tonnison, Executive Vice President, Chief Information Officer; David R. Vetter, Executive Vice President, Chief Legal Officer; Patrick Zammit, President, Europe; and Michael Rabinovitch, Senior Vice President, Chief Accounting Officer and Controller.

Treatment of Director and Executive Officer Common Stock

As is the case for any shareholder of Tech Data, Tech Data’s directors and executive officers will be entitled to receive, in connection with the Merger and if the Merger is completed, $145.00 in cash, without interest, and subject to any applicable withholding taxes, for each share of Tech Data common stock that they own at the Effective Time. For information regarding beneficial ownership of Tech Data common stock by each of Tech Data’s directors, Tech Data’s named executive officers and all directors and executive officers as a group, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 104.

Treatment of Director and Executive Officer Equity Awards

The Merger Agreement provides that each Tech Data equity award will be treated as described under “The Merger Agreement — Treatment of Tech Data Equity Awards” beginning on page 72, which description is incorporated herein.

The tables below set forth, for each of our executive officers and directors, the number of Tech Data equity awards outstanding (assuming, with respect to each Tech Data equity award subject to performance-based vesting conditions, that such awards vest in accordance with the Merger Agreement as described under “The Merger Agreement — Treatment of Tech Data Equity Awards” beginning on page 72), in each case, that was held by such executive officer and director as of January 9, 2020, the latest practicable date to determine such amounts before the filing of this proxy statement.

The following table sets forth, for each of Tech Data’s executive officers and the members of the Tech Data Board (i) the number of Tech Data RSUs held as of January 9, 2020 and (ii) the cash consideration payable (on a pre-tax basis) in respect thereof, calculated by multiplying the number of shares subject to such Company RSU by the per share merger price of $145 per share, assuming that the Closing occurs on March 1, 2020.

Company RSUs/Restricted Shares
Name of Executive Officer	Number of Shares subject to Company RSUs (#)	Cash Consideration for Company RSUs ($)
Richard T. Hume	41,114	5,961,530
Charles V. Dannewitz	20,321	2,946,545
Joseph H. Quaglia	14,753	2,139,185
Beth E. Simonetti	10,242	1,485,090
John A. Tonnison	15,792	2,289,840
David R. Vetter	12,222	1,772,190
Patrick Zammit	15,643	2,268,235
Michael Rabinovitch	5,864	850,280

Company RSUs/Restricted Shares
Name of Director	Number of Shares subject to Company RSUs/ Restricted Shares (#)	Cash Consideration for Company RSUs/ Restricted Shares ($)
Charles E. Adair	1,616	234,320
Karen M. Dahut	2,483	360,035
Robert M. Dutkowsky(1)	74,954	10,868,330
Harry J. Harczak, Jr.	1,616	234,320
Bridgette P. Heller	1,616	234,320
Kathleen Misunas	1,616	234,320
Thomas I. Morgan	1,616	234,320
Patrick G. Sayer	1,616	234,320
Savio W. Tung	1,616	234,320

(1)

This amount includes 37,530 restricted stock units that are subject to hold-to-retirement restrictions (“HREs”). These 37,530 restricted stock units vested during Mr. Dutkowsky’s tenure as Chief Executive Officer. These hold-to-retirement restrictions will terminate upon the Closing of the Merger and Mr. Dutkowsky will receive the $145.00 per share Merger Consideration for these restricted stock units.

The following table sets forth, for each of Tech Data’s executive officers (i) the number of Company PRSUs that are held as of January 9, 2020 and that would be canceled and become payable in the merger, and (ii) the cash consideration payable (on a pre-tax basis) in respect thereof, calculated by multiplying the number of shares subject to such Company PRSU by the per share merger price of $145 per share, assuming that the Closing occurs on March 1, 2020. The number of PRSUs that will be canceled and become payable in connection with the Merger for each executive officer was determined as follows pursuant to the Merger Agreement: (A) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2020, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 110% of the Total Shares Granted, (B) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2019, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 130% of the Total Shares Granted, and (C) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2018, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 110% of the Total Shares Granted.

Company PRSUs
Name of Executive Officer	Number of Shares subject to Company PRSUs (#)	Cash Consideration for Company PRSUs ($)
Robert M. Dutkowsky(1)	30,999	4,494,855
Richard T. Hume	25,924	3,758,980
Charles V. Dannewitz	14,355	2,081,475
Joseph H. Quaglia	13,989	2,028,405
Beth E. Simonetti	8,876	1,287,020
John A. Tonnison	9,967	1,445,215
David R. Vetter	11,781	1,708,245
Patrick Zammit	18,466	2,677,570
Michael Rabinovitch	4,148	601,460

(1)

Mr. Dutkowsky received his Company PRSU Awards during his tenure as Chief Executive Officer through June 2018. At that time, he ceased being an executive officer and became Executive Chairman. As Executive Chairman he receives regular director equity grants of Company RSU Awards but has not received any additional Company PRSU Awards.

Company ESPP

The offering period in effect as of the date of the Original Agreement under Tech Data’s Employee Stock Purchase Plan continued in effect through November 29, 2019, except that no employee who was not a participant as of the end of the last business day before the date of the Original Agreement could commence participation in such offering period and no participant in such offering period could increase the amount of his or her payroll deduction elections as in effect on the date of the Original Agreement. Immediately prior to the Effective Time, Tech Data’s Employee Stock Purchase Plan will terminate. No new offering period will commence under Tech Data’s Employee Stock Purchase Plan until and unless the Merger Agreement is terminated in accordance with its terms.

Change in Control Plan

Tech Data’s Change in Control Severance Policy (“CIC Policy”) provides for double trigger severance benefits, which means that a participant will be entitled to benefits under the CIC Policy only in the event that (i) there is a qualifying change in control of Tech Data, and (ii) the participant’s employment with Tech Data is terminated by Tech Data without cause or by the participant for good reason within 24 months after the effective date of the change in control. Mr. Zammit does not participate in the CIC Policy as his rights upon his termination on change in control would be determined in accordance with his Manager’s Agreement and applicable laws in Europe. The Closing under the Merger Agreement will constitute a change in control as defined in the CIC Policy. For Tech Data’s executive officers and Mr. Dutkowsky, the CIC Policy provides for severance payments equal to (i) a multiple (which is 2.5 for Mr. Hume and Mr. Dutkowsky, and 2 for all other executive officers) (the “Severance Factor”) times the sum of the executive officer’s base salary and target annual bonus (the “Severance Payment”), and (ii) a pro-rata annual bonus for the fiscal year of Tech Data in which the termination occurs, payable on the regularly scheduled payment date, determined based on the actual performance of Tech Data (in a manner consistent with how bonus determinations are made for continuing, active employees of Tech Data) and prorated based on the number of days the individual was employed by Tech Data in the fiscal year prior to the date of termination. Participants who receive a Severance Payment under the CIC Policy are not entitled to receive any other cash severance payment pursuant to any other severance plan, program, policy, agreement or arrangement maintained by Tech Data, including the Executive Severance Plan, or any additional annual bonus payment other than as specified in the CIC Policy, provided that in the event applicable law mandates that Tech Data provide to the participants benefits in the nature of severance, then the amounts of benefits provided under the CIC Policy are reduced, in a manner consistent with applicable law, by the amount of the legally mandated benefits. As a condition to participation in and to receive benefits under the CIC Policy, a participant must agree to be bound by certain restrictive covenants, including the executive officer’s agreement not to compete with the business of Tech Data for a period of one year (and, in the case of Mr. Hume and Mr. Dutkowsky, two years) following the executive officer’s termination date.

For purposes of the CIC Policy, “good reason” means the occurrence, within 24 months after a change in control, without the eligible executive’s express written consent, of any of the following circumstances: (i) a material adverse change in the nature, scope or status of the covered person’s position, duties, responsibilities or authorities effectuated after the change in control from those held, exercised and/or assigned to the covered person immediately prior to such diminution, including, without limitation, if the covered person was an officer of a public company immediately prior to the change in control, the covered person ceasing to be an officer of a public company; provided, that a change in a covered person’s reporting relationship that is approved by Tech Data prior to a change in control and is not made at the request of a third party incident to the change in control shall not constitute good reason under the CIC Policy; (ii) a reduction in the covered person’s annual base salary (or a material change in the frequency of payment) or annual incentive opportunity in effect immediately prior to the change in control or, if higher, as in effect at any time during the 24-month period following a change in control; (iii) the failure by Tech Data to award the covered person equity-based incentive compensation (such as stock options, shares of restricted stock, restricted stock units or other equity-based compensation) on a periodic basis consistent with Tech Data’s practices with respect to timing, value and terms as in effect prior to the change in control or, if higher, as in effect at any time during the 24-month period following a change in control; (iv) the failure by Tech Data to continue to provide the covered person with welfare benefits, fringe benefits and perquisites that are substantially similar in the aggregate to those made available or provided to the covered person immediately prior to the change in control, including but not limited to any pension, life insurance, medical, health and accident, disability and vacation benefits; (v) any requirement that the covered person’s services be rendered primarily at a location that is: (1) more than 35 miles from the covered person’s base office immediately prior to the change in control and (2) farther from the covered person’s principal residence immediately prior to the change in control than was the covered person’s base office immediately prior to the change in control; (vi) a material breach by Tech Data of (1) any effective written employment agreement with the covered person, or (2) the CIC Policy, including, without limitation, the failure to obtain express written consent to assumption of the CIC Policy from a successor as required by the CIC Policy; and (vii) any other event which is included in any covered person’s participation schedule.

For purposes of the CIC Policy, “cause” means any of the following: (i) the willful and continued failure of the covered person to substantially fulfill his or her obligations with respect to his or her employment or service (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the covered person’s conviction of or entering into a plea of guilty or nolo contendere to, a felony, or conduct by the covered person that constitutes gross negligence or gross misconduct in carrying out his or her duties with respect to his or her employment or service; or (iii) the covered person’s material violation of any material, written agreement with Tech Data or Tech Data policy applicable to the covered person, which violation adversely affects the business of Tech Data. A covered person’s employment may not be terminated for cause unless (1) Tech Data provides the covered person with written notice in accordance with the CIC Policy which must (A) state in detail the particular act(s) or failure(s) to act that constitute the grounds on which the proposed termination for cause is based and (B) be given within fifteen (15) days of a member of the Compensation Committee of the Board learning of such act(s) or failure(s) to act; and (2) the covered person is given a reasonable opportunity to be heard by the Compensation Committee and to cure, to the extent capable of cure, the grounds stated in such notice; but Tech Data may suspend the covered person during the proceedings.

Patrick Zammit

Mr. Zammit does not participate in the CIC Policy. In the event of his termination, Mr. Zammit’s Manager’s Agreement provides for payment to him of a six month notice period, a severance payment equal to his total annual compensation inclusive of base salary and performance bonus at target, ongoing insurance benefits and car allowance for 18.5 months plus one additional month for every fully completed year measured from October 2016. In addition, if the Company does not elect to waive its rights under the Manager’s Agreement to require Mr. Zammit to be subject to a 12-month post-termination agreement not to compete with the Company, then the Company must pay Mr. Zammit a lump-sum payment equal to one year of Mr. Zammit’s then base salary or a lesser prorated amount if the Company elects to reduce the number of months of Mr. Zammit’s agreement not to compete.

Non-Qualified Deferred Compensation Plans

Tech Data maintains the Tech Data Corporation Deferred Compensation Plan that provides executive officers, certain employees and members of the Board the opportunity to make pre-tax deferrals. The American Jobs Creation Act of 2004 changed the tax rules related to non-qualified deferred compensation plans, which administratively resulted in two separate plan documents, a pre-2005 plan (the “Pre-2005 Plan”) and a post 2005 plan (the “2005+ Plan”). The Deferred Compensation Plan is deemed unfunded and participants are unsecured general creditors of Tech Data. Assets have been placed in a Rabbi trust to informally fund the plan. Deferrals are made on a pre-tax basis, and the participants are taxed when they receive payments from the Deferred Compensation Plan. Participants in the Deferred Compensation Plan are vested in their deferred amounts at all times. In addition, the Deferred Compensation Plan provides that participant deferrals under the 2005+ Plan will be paid out on a change in control of the Company, such as the Closing. Assuming the Closing occurs on March 1, 2020, the executive officers and members of the Board participating in the 2005+ Plan will receive payment of their accounts under the 2005+ Plan. The Board may authorize the termination of the Pre-2005 Plan, in which case, the executive officers and members of the Board that participate in the Pre-2005 Plan will be paid out on the change in control of the Company.

New Management Arrangements

As of the date of this proxy statement, no new employment, reinvestment, participation, equity contribution or other agreements, arrangements or understandings between any executive officer or director, on the one hand, and Tech Data, Parent, Merger Sub or their respective affiliates, on the other hand, have been entered into (other than as described above). The Merger is not conditioned upon any executive officer or director of Tech Data entering into any such agreement. Certain executive officers may enter into arrangements with Tech Data, Parent, Merger Sub or their respective affiliates following the date of this proxy statement that relate to employment or severance arrangements with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the terms of the Merger Agreement, certain directors and officers of Tech Data will be entitled to certain new and ongoing indemnification and coverage under directors’ and officers’ liability and fiduciary liability insurance policies following the Merger. Such indemnification and insurance coverage is further described in the section of this proxy statement entitled “The Merger Agreement — Indemnification and Insurance.”

Golden Parachute Compensation

The table below, entitled “Golden Parachute Compensation,” along with its footnotes and the information incorporated therein, sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation payable to Tech Data’s named executive officers, which compensation is subject to an advisory vote of Tech Data’s shareholders, as described below under the heading “Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2)” beginning on page 101 of this proxy statement.

The table assumes the consummation of the Merger occurs on March 1, 2020, the employment of the named executive officer is terminated without “cause” or for “good reason” on such date and the per share merger price of $145.00. The calculations in the table below do not include amounts that our named executive officers were already entitled to receive or will be vested in as of March 1, 2020, or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of named executive officers and that are available generally to all the salaried employees of Tech Data. The amounts indicated below are estimates of amounts that might become payable to the named executive officers and the estimates are based on multiple assumptions that may not prove correct. Accordingly, the actual amounts, if any, received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)	Equity ($)		Perquisites ($)	Other(1) ($)		Total ($)
(a)	(b)	(c)		(e)	(g)		(h)
Hume	5,622,295	9,720,510		44,414	—		15,387,219
Dannewitz	2,633,983	5,028,020		44,414	—(2)		7,706,417
Quaglia	2,428,056	4,167,590		44,414	862,237		7,502,297
Vetter	2,194,537	3,480,435		44,414	103,378	(3)	5,822,764
Zammit(4)	3,472,325	4,945,805		—	—		8,418,130
Dutkowsky	750,000	15,363,185	(5)	44,414	1,200,931		17,358,530

(1)

These amounts represent payouts of vested participant balances under the 2005+ Plan that will occur on a change in control of the Company, such as the Closing. These payout amounts are based on vested participant balances as of January 8, 2020. For additional information on the 2005+ Plan, see “Non-Qualified Deferred Compensation Plans” beginning on page 63.

(2)	The Board may authorize the termination of the Pre-2005 Plan, in which case, Mr. Dannewitz may receive $365,147 based on his vested participant balance as of January 8, 2020.
(3)	The Board may authorize the termination of the Pre-2005 Plan, in which case, Mr. Vetter may receive $235,682 based on his vested participant balance as of January 8, 2020.
(4)	The dollar value of Mr. Zammit’s payments has been calculated using the spot exchange rate for Euros to U.S. dollars as of January 9, 2020.
(5)

Mr. Dutkowsky’s equity payments are comprised of $5,441,850 for HREs that vested during his tenure as Chief Executive Officer which will pay out at Closing, $5,426,480 for RSUs and $4,494,855 for Company PRSU Awards.

The payments set forth in columns (b) and (e) of this table are “double-trigger” in nature as they will only be payable in the event of a termination of employment without “cause” or for “good reason” in connection with the completion of the Merger. Payments for the equity awards set forth in column (c) of this table, as well as distribution of the vested deferred compensation accounts reflected in column (g) of this table, will be made in connection with the Closing of the Merger, whether or not the applicable individual’s employment or provision of services continues beyond the Closing Date. The amounts shown above are based on the compensation and benefit levels in effect on January 9, 2020, the latest practicable date to determine such amounts before the filing of this proxy statement; therefore, if compensation and benefit levels are changed after such date, actual payments to an executive officer may be different than those provided for above.

The cash payments described in column (b) include the following components:

•

With respect to Messrs. Hume, Dannewitz, Quaglia and Vetter, these amounts include: (a) a lump sum severance payment equal to the Severance Factor times the sum of: (1) the covered executive’s current base salary and (2) the executive’s annual bonus at the target amount; and (b) a pro-rata annual bonus for the fiscal year ending January 31, 2021 at the executive’s target amount, as follows: Hume $102,295, Dannewitz $52,891, Quaglia $48,756 and Vetter $40,560. The actual pro-rata annual bonus to be paid would be determined based on the actual performance of Tech Data for fiscal year 2021, payable on the regularly scheduled payment date. With respect to Mr. Dutkowsky, his amount includes a lump sum severance payment equal to his Severance Factor multiplied by his current base salary. Mr. Dutkowsky does not receive an annual bonus. For additional information on the payments to be made pursuant to the CIC Policy, see “Change in Control Plan” beginning on page 62.

•

Mr. Zammit’s cash payments are determined in accordance with his Manager’s Agreement. Mr. Zammit’s Manager’s Agreement provides for payment to him of a six month notice period, a severance payment equal to his total annual compensation inclusive of base salary and performance bonus at target, ongoing insurance benefits and car allowance for 18.5 months plus one additional month for every fully completed year measured from October 2016. In addition, if the Company does not elect to waive its rights under the Manager’s Agreement to require Mr. Zammit to be subject to a 12-month post-termination agreement not to compete with the Company, then the Company must pay Mr. Zammit a lump-sum payment equal to one year of Mr. Zammit’s then base salary or a lesser prorated amount if the Company elects to reduce the number of months of Mr. Zammit’s agreement not to compete. The cash payment to Mr. Zammit assumes that the Company opted for the full 12 months of Mr. Zammit’s agreement not to compete as governed by his Manager’s Agreement.

The equity payments described in column (c) include the following components:

Name	RSU	PRSU	Total
Hume	$5,961,530	$3,758,980	$9,720,510
Dannewitz	$2,946,545	$2,081,475	$5,028,020
Quaglia	$2,139,185	$2,028,405	$4,167,590
Vetter	$1,772,190	$1,708,245	$3,480,435
Zammit	$2,268,235	$2,677,570	$4,945,805
Dutkowsky(1)	$10,868,330	$4,494,855	$15,363,185

(1)

Mr. Dutkowsky’s equity payments are comprised of $5,441,850 for HREs that vested during his tenure as CEO which will pay out at Closing, which have been included in the “RSU” column of this table, $5,426,480 for Company RSU Awards and $4,494,855 for Company PRSU Awards.

With respect to Messrs. Hume, Dannewitz, Quaglia, Vetter and Dutkowsky, perquisite amounts in column (e) are comprised of $20,000 for outplacement counseling services which is the maximum reimbursable amount and $2,034.47 monthly reimbursement for COBRA premiums pursuant to a period not to exceed twelve months. With respect to the COBRA premiums, the executive is entitled to reimbursement for the plans the executive was covered under immediately prior to termination, however, we have included the highest possible COBRA rate as the plans that will be effective for each executive at the termination date may differ from the current applicable plans.

Any amounts shown in the tables above that are subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) may be subject to reduction to the extent such reduction would result in the named executive officer retaining a greater after-tax amount of such payment.

Financing of the Merger

The Sponsors have committed to contribute or cause to be contributed to Parent at the closing of the Merger an aggregate amount in cash equal to $3,750,000,000, subject to the terms and conditions set forth in the Equity Commitment Letter.

In addition, in connection with the Merger Agreement, Merger Sub entered into the Debt Commitment Letter with the Debt Commitment Parties, pursuant to which the Debt Commitment Parties have committed to provide, upon certain terms and subject to certain conditions, Merger Sub with debt financing in an aggregate principal amount of up to $5,000,000,000.

The Company has agreed to use its reasonable best efforts to provide, and to cause its subsidiaries to use their reasonable best efforts to provide, to Parent and Merger Sub such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the financing contemplated by the Debt Commitment Letter, subject to the terms set forth in the Merger Agreement. For more information, see “The Merger Agreement — Financing and Financing Cooperation.”

Limited Guarantee

Subject to the terms and conditions set forth in the Limited Guarantee, each of the Sponsors has, severally and not jointly, guaranteed its portion of the payment obligations of Parent with respect to (i) the obligation of Parent under the Merger Agreement to pay the Parent Termination Fee of approximately $315.9 million if the Merger Agreement is terminated under specified circumstances (see the section entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page 96) and (ii) Parent’s obligation to pay certain fees, costs, expenses and interest under the Merger Agreement and Limited Guarantee, subject to a cap of $3,500,000.

Each Sponsor’s obligations under the Limited Guarantee is subject to a cap, which is its pro rata portion of an aggregate amount equal to approximately $319.4 million.

The Limited Guarantee will terminate and be of no further force and effect upon the earliest to occur of: (i) the consummation of the Merger, (ii) the date of payment in full of the guaranteed obligations as required by the terms thereto, (iii) the date of termination of the Merger Agreement in circumstances other than pursuant to which Parent is obligated to pay a reverse termination fee and (iv) the date that is sixty days after the termination of the Merger Agreement if the Merger Agreement is terminated in circumstances pursuant to which Parent is obligated to pay a reverse termination fee, if (x) by such date Tech Data will have presented a claim in writing to Parent or the Sponsors within 60 days and (y) Tech Data has commenced litigation within 60 days claiming Parent is liable for the guaranteed obligations, then the Limited Guarantee will survive solely with respect to amounts alleged to be owed until the date the claim is finally resolved or fully satisfied.

Antitrust Review Required for the Merger and Other Regulatory Filings

U.S. Antitrust

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, we cannot complete the Merger until we have given notification and furnished information to the FTC and the DOJ, and until the applicable waiting period has expired or has been terminated. The Merger is subject to the waiting period requirements and may not be completed until the expiration of a 30-day waiting period (which may be extended as described below) following the filing of the premerger notification and report forms with the DOJ and the FTC. On November 26, 2019, Tech Data and Parent each filed a premerger notification and report form under the HSR Act with the DOJ and the FTC. At 11:59 p.m., Eastern Time, on December 26, 2019, the waiting period with respect to the premerger notification and report form under the HSR Act expired.

Foreign Antitrust and Other Regulatory Filings

In addition, the obligation of the parties to the Merger Agreement to effect the Merger is subject to FIRB Approval and the expiration or termination of any applicable waiting period under the Competition Laws and obtainment of any required consents pursuant thereto. In connection with the foregoing, on January 8, 2020, the Sponsors, Parent and Merger Sub filed an application seeking a no objections notice from the Treasurer of the Commonwealth of Australia. Filings in the European Union, Canada, Mexico, Switzerland, Turkey, India and Chile are expected to be made in the coming weeks.

The Company and Parent have agreed to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transaction contemplated by the Merger Agreement as promptly as practicable (and in any event within 10 business days) after the date of the Original Agreement and to (ii) make or file, as promptly as practicable, with the appropriate governmental authority, all other filings, registrations and notifications required to be filed to consummate the Merger under any applicable competition law. The Company and Parent have also agreed to respond as promptly as practicable to any inquiries or request for supplemental information and material from a governmental authority in connection with filings made with such governmental authority. So as to permit closing to occur as promptly as practicable and in any event prior to the Termination Date, Parent, Merger Sub and the Company shall (x) propose, negotiate, commit to, effect and agree to the sale, divestiture, license, holding separate, and other disposition of and restriction on the businesses, assets, properties, product lines, and equity interest of, or changes to the conduct of business of, the Company, Parent, and certain of their respective affiliates, (y) create, terminate, or divest relationships, ventures, contractual rights or obligations of the Company or Parent and certain of their respective affiliates and (z) otherwise take or commit to take action that would limit Parent’s freedom of action with respect its ability to retain or hold any businesses, assets, equity interests, product lines or properties of Parent or the Company and their respective affiliates. The Company, however, will not propose, negotiate, effect or agree to any such actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). In addition, the Company and Parent agree to use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement.

While we have no reason to believe it will not be possible to complete the antitrust review or obtain the applicable regulatory approvals in a timely manner, there is no certainty that these will be completed within the periods of time currently contemplated or that the completion of any of the review or receipt of the applicable regulatory approvals will not be conditioned upon actions that will be materially adverse to Tech Data or Parent or that a challenge to the Merger will not be made. If a challenge is made, we cannot predict the result. For example, at any time before or after completion of the Merger, the FTC or DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Tech Data. Private parties or State Attorneys General may also bring actions under antitrust and other laws under certain circumstances.

The expiration of the HSR waiting period merely implies the satisfaction of certain regulatory criteria, which do not include review of the Merger from the standpoint of the adequacy of the consideration to be received by Tech Data shareholders. Further, antitrust reviews do not constitute an endorsement or recommendation of the Merger.

Material U.S. Federal Income Tax Consequences of the Merger

In general, the exchange of Tech Data common stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences Of The Merger” beginning on page 106) who receives cash in exchange for shares of Tech Data common stock in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. Such gain or loss will be determined separately for each block of shares of Tech Data common stock (i.e., shares of Tech Data common stock acquired at the same time and at the same cost in a single transaction). The determination of the actual tax consequences of the Merger to a holder of Tech Data common stock will depend on the holder’s specific situation.

The tax consequences of the Merger to you will depend on your particular circumstances. You should read the section entitled “Material U.S. Federal Income Tax Consequences Of The Merger” beginning on page 106 and consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as the tax consequences arising under other U.S. federal tax laws and the laws of any state, local or foreign taxing jurisdiction.

Appraisal Rights

Under Section 607.1302 of the FBCA, so long as Tech Data common stock continues to be listed on the NASDAQ, appraisal rights will NOT be available to Tech Data’s shareholders in connection with the Merger.

Litigation Relating to the Merger

Three lawsuits relating to the Merger have been filed—one purported class action complaint brought on behalf of a putative class of Tech Data’s shareholders and two individual shareholder complaints. The purported class action complaint was filed in the United States District Court for the District of Delaware: Post v. Tech Data Corporation et al, Case No. 1:19-cv-02352-UNA, filed on December 24, 2019. One individual shareholder complaint was filed in the Thirteenth Judicial Circuit Court of Florida: Drulias v. Hume, et al., Case No. 19-CA-012837, filed on December 19, 2019. The other individual shareholder complaint was filed in the United States District Court for the Southern District of New York: Franks v. Tech Data Corporation et al, Case No. 1:20-cv-00174, filed on January 8, 2020.

Tech Data, individual members of the Board, Parent, Merger Sub and Apollo Global Management, Inc. are named as defendants in the Post complaint. The Post complaint generally alleges that the defendants violated the Exchange Act by failing to disclose material information in Tech Data’s preliminary proxy statement filed on December 12, 2019, and generally seeks, among other things, injunctive relief prohibiting consummation of the Merger and unspecified damages and attorneys’ fees.

Tech Data, individual members of the Board and Apollo Global Management, Inc. are named as defendants in the Drulias complaint. The Drulias complaint generally alleges that individual members of the Board violated fiduciary duties in connection with the Merger, including by approving the Merger at an allegedly inadequate price and failing to disclose material information in Tech Data’s preliminary proxy statement filed on December 12, 2019, and Apollo Global Management, Inc. aided and abetted such violations. The Drulias complaint generally seeks, among other things, injunctive relief prohibiting consummation of the Merger unless and until Tech Data discloses the purportedly undisclosed material information identified in the complaint and unspecified damages and attorneys’ fees.

Tech Data and individual members of the Board are named as defendants in the Franks complaint. The Franks complaint generally alleges that the defendants violated the Exchange Act by failing to disclose material information in Tech Data’s preliminary proxy statement filed on December 12, 2019, and generally seeks, among other things, injunctive relief prohibiting consummation of the Merger and unspecified damages and attorneys’ fees.

The defendants deny the allegations made in the complaints. Additional class action complaints arising out of or relating to the Merger Agreement and the transactions contemplated thereby may be filed in the future. If additional similar complaints are filed, absent new or different allegations that are material, we will not necessarily announce such additional filings.

Delisting and Deregistration of Tech Data Common Stock

As promptly as practicable following the effectiveness of the Merger, the Tech Data common stock currently listed on the NASDAQ will cease to be listed on the NASDAQ and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following discussion sets forth the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the Merger.

Explanatory Note Regarding the Merger Agreement

The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or reports and documents filed with the SEC. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Original Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that is contained in or attached as an annex to this proxy statement, as well as in the other filings that the Company will make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 110.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL and the FBCA, at the Effective Time, Merger Sub will merge with and into Tech Data, and the separate corporate existence of Merger Sub will cease. Tech Data will be the surviving corporation in the Merger and will continue its corporate existence as a Florida corporation and a direct wholly owned subsidiary of Parent. The Merger will have the effects set forth in the Merger Agreement and the relevant provisions of the DGCL and the FBCA. At the Effective Time, the certificate of incorporation and bylaws of Merger Sub, each in effect immediately prior to the Effective Time, will be the form of the certificate of incorporation and bylaws, respectively, of the surviving corporation in the Merger, in each case (i) with such revisions as necessary to be consistent with the FBCA and (ii) until amended in accordance with applicable law.

The directors of Merger Sub immediately prior to the Effective Time will become the initial directors of the surviving corporation in accordance with its organizational documents and the applicable provisions of the FBCA. The officers of Tech Data immediately prior to the Effective Time will become the initial officers of the surviving corporation in accordance with its organizational documents and the applicable provisions of the FBCA.

Closing and Effectiveness of the Merger

The closing of the Merger will take place (i) at the offices of Cleary Gottlieb Steen & Hamilton LLP on the third business day following the day on which the last of the conditions to closing (described below under “The

Merger Agreement — Conditions to the Closing of the Merger”) have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Merger, ‘but subject to the satisfaction or waiver of those conditions at such time), provided that if Parent’s Marketing Period (described below under “The Merger Agreement — Financing and Financing Cooperation”) has not ended by the time the conditions have been satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions at such time), then the closing will occur on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (x) a business day during the Marketing Period specified by Parent in writing with no less than three business days’ prior written notice to Tech Data and (y) the third business day following the final day of the Marketing Period, (in each case subject to the satisfaction or waiver of all applicable conditions to closing) or (ii) at another date and time mutually agreed upon in writing between Tech Data and Parent.

For purposes of the Merger Agreement, “business day” refers to any day except a Saturday, a Sunday or any other day on which banks institutions in the state of New York or the State of Florida are required or authorized by law to close.

On the closing date, Parent, Merger Sub and Tech Data will file a certificate of merger with the Department of State of the State of Delaware and articles of merger with the Department of State of the State of Florida (each in such form as required by, and executed in accordance with, the applicable provisions of the DGCL and FBCA, respectively) (collectively, the “Merger Filings”). The Merger will become effective at the later of the times of the acceptance of the Merger Filings by the Department of State of the State of Delaware in accordance with the DGCL and the Department of State of the State of Florida in accordance with the FBCA, as applicable, or at such later time as may be agreed by Parent, Merger Sub and Tech Data in writing and specified in the Merger Filings.

Merger Consideration

At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $0.01 per share, of the surviving corporation and each issued and outstanding share of Tech Data common stock immediately prior to the Effective Time (other than canceled shares) will cease to be outstanding and automatically be canceled and converted into the right to receive the Merger Consideration, upon surrender of certificates or book-entry shares. The Merger Consideration will be paid without interest and is subject to any applicable withholding taxes. At the Effective Time, each of the canceled shares will automatically be canceled and retired without payment of any consideration and will cease to exist.

Exchange and Payment Procedures

At or prior to the Effective Time, Parent will designate a bank or trust company of national recognition and reasonably acceptable to Tech Data to make payments of the per share Merger Consideration to Tech Data shareholders (such institution, the “paying agent”).

At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the paying agent, in trust for the benefit of holders of shares of Tech Data common stock, cash sufficient to pay the aggregate Merger Consideration (the “Payment Fund”).

As soon as reasonably practicable (and no later than two business days) after the Effective Time, the surviving corporation shall cause the paying agent to mail to each holder of record of a certificate or book-entry share that immediately prior to the Effective Time represented shares of Tech Data common stock (other than holders of canceled shares), (i) a letter of transmittal or transfer such book-entry shares to the paying agent and (ii) instructions for effecting the surrender of such certificates and book-entry shares to the paying agent in exchange for payment of the Merger Consideration.

Upon surrender to the paying agent of book-entry shares or certificates, together with the letter of transmittal, duly completed and validly executed, and such other customary documents as may be reasonably required, the holder of such certificates or book-entry shares will be entitled to receive payment of the Merger Consideration which the holder is entitled pursuant to the Merger Agreement in respect of each share formerly represented by such certificate or book-entry share (without interest and after giving effect to any required tax withholding).

No Transfers Following the Effective Time

At the close of business on the day on which the Effective Time occurs, the share transfer books of Tech Data will be closed and there will be no further transfers on the share transfer books of Tech Data of the shares of Tech Data common stock that were outstanding immediately prior to the Effective Time.

Termination of Payment Fund

If any cash deposited with the paying agent is not claimed or otherwise remains undistributed to any holders of the certificates or book-entry shares of Tech Data common stock for twelve months after the Effective Time, such cash will be delivered to the surviving corporation, upon demand, and any holders of the certificates of Tech Data common stock who have not complied with the exchange procedures in the Merger Agreement (subject to abandoned property, escheat or similar laws) must thereafter look only to the surviving corporation for payment of the Merger Consideration (after giving effect to any required tax withholdings) upon due surrender of their certificates (or affidavits of loss in lieu thereof), without any interest thereon. None of Parent, Merger Sub, Tech Data, the surviving corporation or the paying agent will be liable to any person for any amount delivered to a public official pursuant to any abandoned property, escheat or similar law.

Lost, Stolen or Destroyed Certificates

If a Tech Data share certificate has been lost, stolen or destroyed, then, before a Tech Data shareholder will be entitled to receive the Merger Consideration, subject to any applicable withholding taxes, such shareholder will need to deliver an affidavit of that fact to the paying agent (or, if subsequent to the termination of the Payment Fund, Parent), and make a customary indemnity.

Withholding Taxes

Each of Tech Data, Parent, Merger Sub, the surviving corporation and the paying agent will be entitled to deduct and withhold applicable taxes from the consideration otherwise payable pursuant to the Merger Agreement and pay over such withheld amounts to the appropriate governmental entity. Any amounts so deducted or withheld will be treated for all purposes of the Merger Agreement as having been paid to the holder in respect of which such deduction or withholding was made.

Treatment of Tech Data Equity Awards

Company RSU Awards. At the Effective Time, each Company RSU Award (as defined in the Merger Agreement) that is outstanding immediately prior to the Effective Time will fully vest and be canceled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration for each share of Tech Data common stock subject to such Company RSU Award, less any applicable withholding taxes.

Company PRSU Awards. At the Effective Time, each Company PRSU Award (as defined in the Merger Agreement) that is outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration for each share of Tech Data common stock subject to such Company PRSU Award, less any applicable withholding taxes. The number of shares of Tech Data common stock subject to each such Company PRSU Award will be determined as follows: (A) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2020, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 110% of the Total Shares Granted, (B) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2019, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 130% of the Total Shares Granted, and (C) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2018, the number of shares of Tech Data common stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 110% of the Total Shares Granted.

Company ESPP. The offering period in effect as of the date of the Original Agreement under Tech Data’s Employee Stock Purchase Plan continued in effect through November 29, 2019, except that no employee who was not a participant as of the end of the last business day before the date of the Original Agreement could commence participation in such offering period and no participant in such offering period could increase the amount of his or her payroll deduction elections as in effect on the date of the Original Agreement. Immediately prior to the Effective Time, Tech Data’s Employee Stock Purchase Plan will terminate. No new offering period will commence under Tech Data’s Employee Stock Purchase Plan until and unless the Merger Agreement is terminated in accordance with its terms.

Representations and Warranties

In the Merger Agreement, Tech Data made representations and warranties subject to certain exceptions in the Merger Agreement, in the Company’s confidential disclosure letter delivered to the Parent in connection with the Merger Agreement and in Tech Data’s public filings, regarding, among other things:

•	due incorporation, capitalization and indebtedness;

•	corporate power and authority relating to the execution, delivery and performance of the Merger Agreement;

•	consents and approvals relating to the execution, delivery and performance of the Merger Agreement and consummation of the Merger and the absence of certain violations related thereto;

•

the forms, documents and reports required to be filed or furnished with the SEC, accuracy of the consolidated financial statements of the Company included in such documents, the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting, the absence of material complaints, allegations, assertions or claims regarding the Company’s accounting or auditing practices and compliance in all material respects with applicable listing and corporate governance rules and regulations of the NASDAQ;

•	the accuracy of the information supplied for the purposes of this proxy statement;

•	the absence of undisclosed liabilities;

•	title to assets;

•	the governmental consents and approvals required in connection with the transactions contemplated by the Merger Agreement;

•	intellectual property, privacy and information technology;

•	certain material contracts;

•	insurance policies;

•	employee benefits plans and other agreements, plans and policies with or concerning employees;

•	tax returns and other tax matters;

•	the absence of certain actions, proceedings or orders;

•	compliance with applicable laws;

•	the absence of certain liabilities relating to, and violations of, environmental laws;

•	the absence of certain changes or events;

•	personal and real property matters;

•	broker’s fees payable in connection with the Merger;

•	the opinion of the Company’s financial advisor; and

•	affiliate transactions.

In the Merger Agreement, Parent and Merger Sub have made representations and warranties, subject to certain exceptions in the Merger Agreement and Parent’s confidential disclosure letter delivered in connection with the Merger Agreement, regarding, among other things:

•	organization and capitalization;

•	corporate power and authority relating to the execution, deliver and performance of the Merger Agreement;

•	consents and approvals relating to the execution, delivery and performance of the Merger Agreement and consummation of the Merger and the absence of certain violations related thereto;

•	the operations of Merger Sub;

•	the absence of certain actions, proceedings or orders;

•	the absence of takeover statutes applicable to the Merger Agreement or the transactions contemplated thereby;

•	compliance with applicable laws;

•	the accuracy of the information supplied for purposes of this proxy statement;

•

the enforceability of the executed Equity Commitment Letter and Debt Commitment Letter providing for a commitment to provide equity financing and debt financing, respectively, to Parent, and the sufficiency of the proceeds to be disbursed under the Commitment Letters, together with other sources of financing available to Parent, to pay the aggregate Merger Consideration and the other amounts payable under the Merger Agreement;

•	solvency;

•	the enforceability of the Limited Guarantee delivered by certain funds advised by Apollo agreeing to guarantee certain obligations of Parent in connection with the Merger Agreement;

•	the absence of arrangements or agreements with Parent, Merger Sub, or any of their affiliates with any member of the Board or Tech Data’s management;

•	the absence of beneficial ownership of shares of Tech Data capital stock by Parent; and

•	broker’s fees payable in connection with the Merger.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” or “Parent Material Adverse Effect” qualification, as discussed below.

For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence that, individually or in the aggregate, has or would reasonably be expected to (i) have a material adverse effect on the business, operations or condition of Tech Data and its subsidiaries, taken as a whole, or (ii) have a material adverse effect on the Company’s ability to consummate the transactions contemplated by the Merger Agreement in a timely manner, except that no change, effect, development, circumstance, condition, fact, state of facts, event or occurrence to the extent resulting or arising from the following will constitute or be taken into account in determining whether there has been, is or would reasonably be expected to be a Company Material Adverse Effect:

•	any changes or developments in or affecting domestic, foreign or global markets or domestic, foreign or global economic conditions generally;

•	changes in GAAP or interpretation thereof;

•	changes in laws or any official interpretation thereof;

•	changes in domestic, foreign or global political conditions;

•	any changes or developments in the business or regulatory conditions generally affecting the industries in which Tech Data or its subsidiaries operate;

•

the announcement of the Merger Agreement or the anticipated consummation of the transactions contemplated thereby (except with respect to Tech Data’s representations and warranties concerning execution, delivery, and consummation of the Merger Agreement);

•	weather conditions or other acts of god;

•

a decline in the trading price or trading volume of Tech Data common stock or any change in the credit rating or ratings outlook for the Company and its subsidiaries or any increase in credit default swap spreads with respect to the indebtedness of the Company or any of its subsidiaries or the availability or cost of equity, debt or other financing to Parent or Merger Sub;

•	the failure to meet any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates;

•

actions taken or omitted by the Company and its subsidiaries at the written request of Parent or actions or omissions required by the terms of the Merger Agreement to be taken or not taken by the Company and its subsidiaries;

•	any items disclosed in the confidential company disclosure letter; and

•

any legal proceedings made or brought by any current or former shareholders of Tech Data (on their behalf or on behalf of Tech Data), alleging (i) a breach of fiduciary duty of any director of the Company under applicable law, (ii) a claim under federal securities laws or (iii) a claim under other applicable state or federal law, in each case relating to the evaluation, negotiation or entry into or terms of the Merger Agreement, recommendation of the transactions contemplated by the Merger Agreement to the Company’s shareholders or consummation of such transactions.

However, with respect to the matters described in the first through fifth and seventh bullet points above, such effects may be taken into account to the extent that they have a disproportionately adverse effect on Tech Data and its subsidiaries, taken as a whole, relative to other companies in the same industry of Tech Data and its subsidiaries, but only to the extent of the incremental disproportionate impact on Tech Data and its subsidiaries. In addition, with respect to the effects described in the eighth and ninth bullet points above, the underlying cause of any such effects may be taken into account unless the underlying clause is otherwise excluded by the Merger Agreement.

For purposes of the Merger Agreement, a “Parent Material Adverse Effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence that, individually or in the aggregate with all other changes, effects, developments, circumstances, conditions, facts, states of facts, events or occurrences, would or would reasonably be expected to have a material adverse effect on Parent’s or Merger

Sub’s ability to timely consummate the Merger and transactions contemplated by the Merger Agreement, including the payment of the Merger Consideration.

The representations and warranties of each of the parties to the Merger Agreement will expire upon the completion of the Merger or the termination of the Merger Agreement.

Covenants Relating to the Conduct of Business Pending the Merger

The Merger Agreement provides that, from and after the date of the Original Agreement and prior to the Effective Time or termination of the Merger Agreement, except with Parent’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned) or as required by the Merger Agreement or applicable law, Tech Data will, and will cause its subsidiaries to: (i) conduct its business in all material respects in the ordinary course consistent with past practice and (ii) use its commercially reasonable efforts to maintain and preserve intact, in all material respects, its assets and business organization and their relationships with lenders, customers, vendors and employees and other material business relations.

In addition, the Company will not, and will cause its subsidiaries not to, other than (i) as required by the Merger Agreement or applicable law, (ii) with the prior written consent of Parent (which consent may not be unreasonably withheld, delayed or conditioned) or (iii) as set forth in Tech Data’s confidential disclosure letter, take any of the following actions:

•	amend their respective organizational documents;

•	split, combine or reclassify any capital stock, voting securities or other equity interests of the Company;

•

make, declare or pay any dividend or distribution, or redeem or purchase any of its capital stock or other securities convertible into or exchangeable for any shares of its capital stock other than: (i) in connection with intercompany transactions with its wholly owned subsidiaries or (ii) for the acceptance of Tech Data common stock, or withholding of Tech Data common stock otherwise deliverable, to satisfy withholding taxes incurred in connection with the exercise, vesting and/or settlement of Company RSU Awards or Company PRSU Awards (in each case, as defined in the Merger Agreement);

•	grant any Company equity awards or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of capital stock;

•

(i) issue, purchase, sell or otherwise permit to become outstanding any additional shares of the Company’s capital stock or securities convertible, exchangeable into or exercisable for any shares of the Company’s capital stock or any options, warrants or other rights to acquire shares of the Company’s capital stock, other than: (x) due to the exercise, vesting and/or settlement of Company equity awards granted prior to the entry into the date of the Original Agreement and in accordance with their terms or due to the completion of the current employee stock purchase plan and (y) in connection with intercompany transactions or (ii) enter into any agreement, understanding or arrangement concerning the sale or voting of the Company’s capital stock or equity interests;

•

other than the transactions contemplated by the Merger Agreement and in connection with intercompany transactions involving the Company’s wholly owned subsidiaries, adopt a plan of complete or partial liquidation, dissolution, merger, share exchange, consolidation, recapitalization or other reorganization or enter into any new line of business unrelated to the Company’s current business;

•

incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue or sell any debt securities or any rights to acquire any debt securities other than: (i) intercompany indebtedness for borrowed money or guarantees of intercompany indebtedness for borrowed money involving the Company’s wholly owned subsidiaries, (ii) indebtedness incurred in the ordinary course of business pursuant to the Company’s existing credit facilities, (iii) guarantees of obligations under any Trade Credit Agreement (as defined in the Merger Agreement) made in the ordinary course of business consistent with past practice and (iv) indebtedness incurred to replace, renew, extend, refinance or refund such indebtedness in the ordinary course of business and to the extent reasonably necessary to do so (up to an amount equal to the indebtedness being replaced, renewed, extended, refinanced or refunded, plus any related fees, expenses, premiums and accrued interest);

•

other than in accordance with certain material contracts in effect as of the date of the Original Agreement, sell, transfer, mortgage, subject to a lien (subject to certain exceptions) or otherwise dispose of any assets having a value in excess of $10,000,000 individually or $15,000,000 in the aggregate except in connection with: (i) intercompany transactions or (ii) sales of inventory held for sale in the ordinary course of business;

•

other than in connection with intercompany transactions involving the Company’s wholly owned subsidiaries, (i) acquire any assets (other than acquisitions of inventory held for sale in the ordinary course of business) or any person or the business of any person (whether by Merger or consolidation, share exchange, acquisition of stock or assets or by formation of a joint venture or otherwise) or (ii) make investments in any person or entity, in each case whether by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any person other than a wholly owned subsidiary of the Company;

•

except as required by any Company Benefit Plan (as defined in the Merger Agreement) in effect as of the date of the Original Agreement: (i) establish, adopt, amend or terminate any Company Benefit Plan or create or enter into any plan, agreement, program, policy, trust fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of the Original Agreement, other than any such amendments to existing Company Benefit Plans that do not materially increase the annual cost of maintaining such Company Benefit Plans, (ii) increase in any manner the compensation (including severance, change-in-control and retention compensation) or benefits of any current or former employee, (iii) pay or award, or commit to pay or award, any bonus or incentive compensation, (iv) hire or terminate the employment or service (other than for cause) of any current employee or independent contractor with total annual cash compensation of $250,000 or greater or (v) accelerate the time of vesting or payment of any award under any Company Benefit Plan or otherwise;

•

other than the expiration of intellectual property at the end of its statutory term, sell, assign, lease, exclusively license, abandon or permit to lapse, transfer or otherwise dispose of any material intellectual property of the Company and its subsidiaries taken as a whole;

•	implement, adopt or materially change any financial accounting principles or methods except as required by changes to GAAP or other applicable law;

•

(i) terminate or amend in a manner that would be materially adverse to the Company or its subsidiaries any lease or material contract, (ii) enter into any lease or contract that would have been a material contract had it been entered into prior to the date of the Original Agreement or (iii) waive any material right under or release, sell or compromise any material claim under any material lease or material contract;

•

make any loan, advance or capital contributions to any person, other than (i) expense advancements in the ordinary course of business to Tech Data’s directors, officers and employees or (ii) in connection with any Trade Credit Agreement (as defined in the Merger Agreement);

•

pay, discharge, settle or satisfy any pending or threatened litigation (other than litigation in connection with the Merger Agreement described in the section of this proxy statement entitled “The Merger Agreement — Coordination on Transaction Litigation”) that requires payment in excess of $1,000,000 individually or $5,000,000 in the aggregate or imposes any non-monetary relief, other than any collection actions or trade disputes paid, settled, discharged or satisfied in the ordinary course of business;

•

(i) modify, extend or enter into any collective bargaining agreement or contract with any labor union, labor organization, works council or group of employees or (ii) recognize or certify any labor union, labor organization, works council or group of employees of the Company or its subsidiaries as the bargaining representative for any employees of the Company or its subsidiaries;

•	announce or implement any employee layoffs that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended or any similar laws;

•

(i) make, change or revoke any material tax election, (ii) change any annual tax accounting period, (iii) adopt or change any material method of tax accounting, (iv) file a material amended tax return, (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or foreign law) with respect to taxes, (vi) settle any claim, audit assessment or dispute for an amount materially in excess of the amount reserved as of the date of the Original Agreement with respect to such taxes on the Company’s financial statements in the Company’s public filings, (vii) surrender any claim to a material tax refund or (viii) request or consent to a waiver of the statute of limitations or extension of time with respect to any material taxes or tax return;

•	enter into any affiliate contracts;

•	make capital expenditures in excess of $10,000,000 per month (in the aggregate since the date of the Original Agreement);

•	alter or amend the Company’s policies, practices or conduct related to cash management customs and practices, other than in the ordinary course of business consistent with past practice; or

•	authorize any of, or agree or commit to do any of, the foregoing actions.

Access

Subject to certain exceptions and limitations, from and after the date of the Original Agreement until the earlier of the Effective Time or termination of the Merger Agreement, upon reasonable notice (i) Tech Data must, and must cause its subsidiaries to, give to Parent and its representatives reasonable access, during normal business hours, to Tech Data’s books and records (including personnel records), real property, offices and facilities and (ii) Tech Data must make available, and shall cause its subsidiaries to make available, during normal business hours, the Company’s officers and employees to Parent and its representatives and to furnish Parent with all financial, operating and other data and information request, in each case as Parent reasonably requests from time to time, including such monthly financial data as is customarily produced for the Company’s management. The foregoing does not authorize any environmental testing or sampling of any real property. Parent must keep the Company reasonably apprised of any negotiations with the Company’s officers and/or employees regarding any new employment or compensations arrangements; provided that no employment or compensation arrangements may become effective prior to the closing.

The foregoing will not require Tech Data or its subsidiaries to permit access or disclose any information if such access or disclosure would, in the reasonable judgment of the Company’s legal counsel, be in violation of applicable laws or binding agreements entered into by the Company or its subsidiaries prior to the date of the Original Agreement or would reasonably be expected to result in a loss or impairment of attorney-client or work product privilege, provided that in such instances Tech Data must inform Parent of the general nature of the information being withheld and, upon Parent’s request, exercise commercially reasonable efforts to provide such information in a permitted manner.

All information provided by the Company must be held in confidence in accordance with the confidentiality agreement between Parent and the Company, which will remain in full force and effect until the closing (and terminate upon closing).

Company Takeover Proposal; Non-Solicitation

Actions Prior to “No-Shop Period Start Date”

Pursuant to the Merger Agreement, until the No-Shop Period Start Date, Tech Data and its subsidiaries and their respective directors, officers and other representatives were permitted to:

•

solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that would constitute, or would reasonably be expected to lead to, a Company Takeover Proposal;

•

provide information (including non-public information and data) relating to the Company and its subsidiaries and afford access to the business, properties, assets, books, records or other non-public information, or any personnel of the Company and its subsidiaries pursuant to an acceptable confidentiality agreement (and subject to certain restrictions on providing competitively sensitive information to competitors of the Company) subject to the requirement that (i) competitively sensitive information or data provided to any such person who is or whose affiliates are a competitor of the Company or its subsidiaries will only be provided in a “clean data room” subject to customary “clean team arrangements” and (ii) the Company make available to Parent and Merger Sub any non-public information or data that is provided to any such person which was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such person;

•

engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any person regarding any Company Takeover Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to a Company Takeover Proposal); and

•

cooperate with, assist, participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any Company Takeover Proposal, including by granting a waiver, amendment or release under any pre-existing standstill or similar provision to the extent necessary to allow for a confidential Company Takeover Proposal or an amendment to a Company Takeover Proposal to be made to the Company.

As promptly as reasonably practicable and in any event within one business day following the No-Shop Period Start Date, the Company was required to deliver a written notice to Parent listing each person or group of persons from whom the Company or any of its representatives has received a Company Takeover Proposal prior to the No-Shop Period Start Date.

A “Company Takeover Proposal” means any bona fide written offer, proposal or indication of interest that is not withdrawn from a person or group of persons (other than Parent or its subsidiaries), made after the date of the Original Agreement relating to, in a single transaction or series of related transactions:

•	any acquisition or purchase, directly or indirectly, of more than 20% of any class of outstanding voting or equity securities of Tech Data (whether by voting power or number of shares);

•

any tender or exchange offer which, if consummated, would result in any person or group of persons beneficially owning more than 20% of any class of outstanding voting or equity securities of Tech Data (whether by voting power or number of shares);

•

any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving Tech Data as a result of which the shareholders of Tech Data immediately prior to the transaction would hold less than 80% of the equity interests in the surviving or resulting entity of such transaction (whether by voting power or number of shares); or

•

any sale, lease, exchange, transfer, license or other disposition to a person or group of persons of more than 20% of the consolidated assets of the Company and its subsidiaries (measured by the fair market value).

Actions Following “No-Shop Period Start Date”

At this time, Tech Data may not, and must cause each of its subsidiaries and its and their respective officers and directors and must instruct its and its subsidiaries’ other representatives not to, directly or indirectly:

•

solicit, initiate or knowingly encourage or facilitate any proposal or offer or inquiries regarding the making of any proposal or offer that constitutes or would reasonably be expected to lead to a Company Takeover Proposal; or

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (other than in response to an unsolicited inquiry that did not arise from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional), solely to ascertain facts from the person making such Company Takeover Proposal required by its fiduciary duties about such Company Takeover Proposal and the person that made it).

Within four business days following the No-Shop Period Start Date, the Company requested in writing that each person that had executed a confidentiality agreement in connection with its consideration of a Company Takeover Proposal or potential Company Takeover Proposal destroy or return any of the Company’s nonpublic information and terminate access to any physical or electronic data rooms.

Prior to the time Company Shareholder Approval is obtained, if the Company receives a bona fide written Company Takeover Proposal from a third party that did not result from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional) and that the Board determines in good faith, in its reasonable discretion after consultation with its independent financial advisors and/or outside legal counsel, (i) that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal and (ii) that failure to take action under clauses (x) and (y) below would be inconsistent with its fiduciary duties under applicable law, then the Company and its representatives may (x) furnish information (including non-public information) to such persons and their representatives pursuant to an acceptable confidentiality agreement, provided that competitively sensitive information given to any person who is a competitor of the Company will only be provided in a “clean data room” subject to a customary “clean team arrangement” regarding access to such information and (y) engage in or otherwise participate in discussions or negotiations with such person and its representatives, in each case, subject to the requirement that the Company must:

•	give Parent written notice of such determination promptly (and in any event within 24 hours) after the Board makes such determination; and

•

make available to Parent and Merger Sub any material non-public information or data concerning the Company or its subsidiaries that is provided to any such person which was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such person.

A “Company Superior Proposal” means a bona fide, written Company Takeover Proposal by a third party and that did not result from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional) and which the Board has determined in its good faith judgment, after consultation with the Company’s outside legal and financial advisors, to be more favorable to the Company and its shareholders from a financial point of view than the transactions contemplated by the Merger Agreement and is reasonably likely to be consummated in accordance with its terms, in each case, taking into account all relevant factors (including all the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing, and/or regulatory approvals and likelihood of consummation)); provided that, for the purposes of the definition of “Company Superior Proposal,” the references to “20%” and “80%” in the definition of Company Takeover Proposal will be replaced with references to “50%”.

Change in the Tech Data Board Recommendation

The Board has unanimously recommended that Tech Data shareholders vote “FOR” the Merger Proposal. Generally, the Board may not:

•

change, qualify, withhold, withdraw or modify, or authorize or resolve to or publicly propose or announce its intention to change, qualify, withhold, withdraw or modify, in each case in any manner adverse to Parent, the recommendation of the Board that the Company’s shareholders approve the Merger Proposal;

•

adopt, approve, endorse or recommend to Tech Data shareholders, or resolve to or publicly propose or announce its intention to adopt, approve, endorse or recommend to Tech Data shareholders, a Company Takeover Proposal;

•

fail to make or reaffirm the Board’s recommendation following the date on which any Company Takeover Proposal or any material modification thereto is first published or sent or given to Tech Data shareholders within five business days of Parent’s written request; provided that Parent may not make a request on more than one occasion for each Company Takeover Proposal;

•

fail to recommend on Schedule 14D-9 against any Company Takeover Proposal that is a tender offer or exchange subject to Regulation 14D within 10 business days after the commencement of such tender offer or exchange;

•	publicly propose or agree to any of the foregoing prohibited actions; or

•

cause or direct the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement, commitment or agreement in principle with respect to, or that would reasonably be expected to lead to, any Company Takeover Proposal or publicly propose or agree to do any of the foregoing.

The actions described in the first five bullet points above are a “Change of Recommendation.”

The Board may effect a Change of Recommendation and/or, in response to a Company Superior Proposal, terminate the Merger Agreement in order to enter into an acquisition agreement providing for such Company Superior Proposal, if the Company has received a Company Superior Proposal after the date of execution of the Original Agreement that did not result from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional), subject to the requirements that:

•

the Company provides prior written notice to Parent, at least three business days in advance, that it intends to effect a Change of Recommendation and/or terminate the Merger Agreement to enter into a Company Superior Proposal, which notice specifies the identity of the person making such Company Superior Proposal and the material terms thereof and includes a copy of the proposed Company Superior Proposal, the proposed acquisition agreement with respect thereto and all related documentation;

•

during the three-business day period following the date on which notice was received (or a one business day period, in the event of any change to the financial terms or other material terms of such Company Superior Proposal), the Company and its representatives negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement as Parent may propose; and

•

upon the conclusion of the applicable negotiation period, the Board consider in good faith any revisions to the terms of the Merger Agreement proposed in writing by Parent and determines, after consultation with the Company’s independent financial advisors and outside legal counsel, that the Company Takeover Proposal continues to constitute a Company Superior Proposal.

The Board may also effect a Change of Recommendation in response to an Intervening Event if the Board determines in good faith in its reasonable discretion, after consultation with its independent financial advisor and outside legal counsel that the failure to effect a Change of Recommendation would be inconsistent with its fiduciary duties under applicable law, subject to the requirements that:

•

the Company provides prior written notice to Parent, at least three business days in advance, that it intends to effect a Change of Recommendation specifying the reasons therefore and including a description of the Intervening Event;

•

during the three-business day period following the date on which notice was received, the Company and its representatives negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement as Parent may propose; and

•

upon the conclusion of the applicable negotiation period, the Board after taking into account any revisions to the terms of the Merger Agreement proposed by Parent, determine in good faith in its reasonable discretion, after consultation with the Company’s independent financial advisor and/or outside legal counsel, that the failure of the Board to make such a Change of Recommendation would be inconsistent with its fiduciary duties under applicable law.

An “Intervening Event” means an event, fact, circumstance, development or occurrence that is material to the Company and its subsidiaries, taken as a whole, that (i) is not known or reasonably foreseeable by the Board as of the date of the Original Agreement,(ii) becomes known to or by the Board prior to obtaining Company Shareholder Approval and (iii) does not relate to (w) a Company Takeover Proposal or any matter relating thereto or consequence thereof, (x) any event, fact, circumstance, development or occurrence relating to Parent, Merger Sub or any of their affiliates, (y) changes in the market price or trading volume of the shares of Tech Data common stock in and of themselves or (z) the fact that, in and of itself, Tech Data meets, exceeds, or fails to meet any internal or external projections, guidance, budgets, expectations, forecasts or estimates for any period.

The Board has not effected a Change of Recommendation.

Company Shareholders Meeting

Tech Data has agreed to take all action required under the FBCA and the Company’s articles of incorporation and bylaws to duly call, give notice of and convene a Special Meeting of Tech Data shareholders promptly following mailing of this proxy statement to consider and vote upon the approval of the Merger Agreement, such date to be selected in compliance with the FBCA and after reasonable consultation with Parent. Tech Data may postpone or adjourn the Special Meeting with Parent’s consent and in accordance with the applicable provisions of the FBCA.

The Board is required to recommend in this proxy statement and at the Special Meeting that Tech Data shareholders vote in favor of the adoption of the Merger Proposal, and to use its reasonable best efforts to take customary lawful actions to solicit such adoption, subject to the fiduciary termination right in the Merger Agreement and provided that the Board may change its recommendation in the manner described above in the section entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation — Change in the Tech Data Board Recommendation.”

Notwithstanding the foregoing:

•

if the Company reasonably determines in good faith that the Company Shareholder Approval is unlikely to be obtained at the Special Meeting, including due to an absence of quorum, the Company may adjourn, delay or postpone the Special Meeting to solicit additional proxies in favor of the Merger Proposal; provided, however, that the Company shall not adjourn, delay or postpone the Special Meeting for more than thirty (30) days after the date for which the Special Meeting is originally scheduled; and

•	if Parent reasonably determines in good faith that the Company Shareholder Approval is unlikely to be obtained at the Special Meeting, Parent may, subject to the provisions of the FBCA, request on one occasion that Tech Data adjourn, delay or postpone the Special Meeting; provided, that the Company shall not adjourn, delay or postpone the Company Shareholders Meeting for more than thirty (30) days after the date for which the Special Meeting is originally scheduled.

Subject to the Board’s right to make a Change of Recommendation, as described in the section of this proxy statement entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation — Change in the Tech Data Board Recommendation,” the Board must include its recommendation regarding the Merger Proposal in this proxy statement.

Financing and Financing Cooperation

Parent and Merger Sub have obtained committed financing consisting of (i) equity to be provided by the Sponsors and (ii) debt financing to be provided by the Debt Commitment Parties. In connection with the Merger Agreement, Parent and Merger Sub have delivered to the Company copies of the Commitment Letters. Notwithstanding anything in the Merger Agreement to the contrary, in no event will the receipt or availability of any funds or financing (including the financing contemplated by the Commitment Letters) by or to Parent or any of its affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub under the Merger Agreement.

Equity Financing

The Equity Commitment Letter provides that the Sponsors will provide, upon the terms and subject to the conditions set forth in the Equity Commitment Letter, an aggregate amount in cash equal to $3,750,000,000 in equity financing for the purpose of enabling Parent to fund the payments due under the Merger Agreement. The obligations of the Sponsors to provide the equity financing under the Equity Commitment Letter are subject to a number of conditions, including, but not limited to: (i) satisfaction (or waiver) of the conditions to Parent’s and Merger Sub’s obligations to effect the Merger (other than those conditions precedent that by their nature are to be satisfied at the closing, but subject to the substantially contemporaneous satisfaction or waiver of such conditions precedent at the closing), (ii) satisfaction (or waiver) of the conditions to the debt financing (other than the funding of the Sponsors’ commitments) and the substantially contemporaneous receipt by Parent and Merger Sub of the net cash proceeds of the debt financing and (iii) the substantially contemporaneous consummation of the closing. We refer to the financing described above as the “equity financing.”

The obligation of the Sponsors to fund the equity commitment will automatically terminate upon the earliest to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the closing, (iii) the payment in full by the Sponsors of their guaranteed obligations pursuant to and as required by the Limited Guarantee and the Merger Agreement and (iv) the date that the Company or any of its subsidiaries, controlling affiliates or representatives institutes certain suits, actions or other legal proceedings.

The Company is an express third-party beneficiary of the rights granted to Parent under the Equity Commitment Letter for the purpose of obtaining specific performance of Parent’s right to cause the equity commitment to be funded to Parent under the Equity Commitment Letter (solely to the extent that Parent is permitted to enforce the equity commitment pursuant to the terms thereof and of the Merger Agreement).

Debt Financing

The Debt Commitment Letter provides that the Debt Commitment Parties will provide, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, in the aggregate up to $5,000,000,000 in debt financing (not all of which is expected, or available, to be drawn at the closing of the Merger).

We refer to the financing described above as the “debt financing.” The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the Merger Agreement, the repayment or refinancing of certain of the Company’s existing indebtedness outstanding as of the closing of the Merger and the payment of fees and expenses relating to the transactions, (ii) to provide ongoing working capital and (iii) for other general corporate purposes.

The obligations of the Debt Commitment Parties to provide the debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including, but not limited to (as applicable):

•

the consummation of the Merger substantially simultaneously or substantially concurrent with the closing under the debt financing facilities in accordance with the Merger Agreement as in effect on November 27, 2019 (without giving effect to any amendments, waivers, modifications or consents thereof that are materially adverse to the lenders in their capacities as such without the consent of the Debt Commitment Parties) (such approval not to be unreasonably withheld, delayed or conditioned);

•	the substantially simultaneous or substantially concurrent consummation of the equity financing;

•	the absence of a Company Material Adverse Effect since November 12, 2019;

•	the delivery of certain audited, unaudited and pro forma financial statements;

•

subject to certain limitations and exceptions, the accuracy in all material respects as of the closing of the Merger of certain specified representations and warranties in the Merger Agreement (but only to the extent that Parent has the right to terminate its obligations under the Merger Agreement as a result of a breach of such representations in the Merger Agreement) and certain specified representations and warranties in the loan documents under which the debt financing will be provided;

•

the borrower having used commercially reasonable efforts to afford the Debt Commitment Parties a Marketing Period (as defined in the Merger Agreement) of at least 15 consecutive days (subject to certain blackout dates) following receipt of a customary confidential information memorandum;

•	payment of all applicable fees and reasonable and, to the extent invoiced, documented out-of-pocket expenses;

•

the receipt of all documentation and other information about the borrower and guarantors required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act);

•	the execution and delivery of guarantees by certain guarantors and the taking of certain actions necessary to create and perfect a security interest in specified items of collateral; and

•	delivery of a customary solvency certificate and certain other customary closing documents.

As of the date hereof, the documentation governing the debt financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Marketing Period

Under the Merger Agreement, Tech Data has agreed to provide Parent and Merger Sub with a Marketing Period to market the debt financing. For purposes of the Merger Agreement, “Marketing Period” means the first period of fifteen consecutive business days after the date of the Original Agreement throughout and at the end of which (a) Parent must have received certain specified information about the Company (the “required financial information”) from the Company and such required financial information will be “compliant”, as set forth in the Merger Agreement, (b) the mutual conditions to the parties’ obligations to consummate the Merger and the conditions to the obligations of Parent and Merger Sub to consummate the Merger must have been satisfied (other than those conditions that by their terms are to be satisfied at the closing of the Merger, but subject to such conditions being able to be satisfied at the closing of the Merger), (c) nothing has occurred and no condition exists that would cause the mutual conditions to the parties’ obligations to consummate the Merger and the conditions to the obligations of Parent and Merger Sub to consummate the Merger to fail to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, but subject to such conditions being able to be satisfied at the closing) assuming that the closing were scheduled for any time during such fifteen consecutive business day period, provided (A) the Marketing Period will end on any earlier date if the debt financing is funded on such earlier date, (B) the Marketing Period will not commence and will not be deemed to be commenced if on or prior to the completion of such fifteen consecutive business day period, (w) Tech Data has publicly announced any intention to restate, or Tech Data or its independent auditors have determined that Tech Data must restate, any financial statements included in the required financial information, or any such restatement is under active consideration by Tech Data, in which case, the Marketing Period will not be deemed to commence unless and until such restatement has been completed and the applicable required financial information has been amended or Tech Data has or its independent auditors, as applicable, have publicly announced or informed Parent that it has concluded that no restatement will be required, (x) the Company’s independent accountants will have withdrawn their audit opinion with respect to any financial statements contained in the required financial information for which they have provided an opinion, in which case the Marketing Period will not commence or be deemed to commence unless and until a new unqualified audit opinion is issued with respect to such financial statements for the applicable periods by the Company’s independent accountants, a “Big Four” or other nationally recognized independent public accounting firm or another independent public accounting firm reasonably acceptable to Parent, (y) any required financial information would not be compliant at any time during such fifteen consecutive business day period or otherwise ceases to meet the requirements of “required financial information”, in which case the Marketing Period will not commence or be deemed to commence unless and until, at the earliest, such required financial information is updated or supplemented so that it is “compliant” and meets the definition of “required financial information” (it being understood that if any required financial information provided at the commencement of the Marketing Period ceases to be “compliant” or meet the definition of “required financial information” during such fifteen consecutive business day period, then the Marketing Period will be deemed not to have commenced) or (z) the Company has failed to file any report on Form 10-K, Form 10-Q or Form 8-K required to be filed with the SEC pursuant to the Exchange Act by the date required under the Exchange Act, in which case (i) in the case of a failure to file a Form 10-K or Form 10-Q, the Marketing Period will not commence or be deemed to commence unless and until such report has been filed and (ii) in the case of a failure to file a Form 8-K, the Marketing Period will be tolled until such report has been filed; provided that if the failure to file such report occurs during the final five business days of the Marketing Period, the Marketing Period will be extended so that the final day of the Marketing Period will be no earlier than the fifth business day after such report has been filed and (C) (i) November 27, 2019 through November 29, 2019 will not constitute a business day for purposes of the Marketing Period and (ii) if the Marketing Period has not ended on or prior to December 23, 2019, then the Marketing Period will commence no earlier than January 6, 2020.

Financing Cooperation

Pursuant to the Merger Agreement, each of Parent and Merger Sub will, and will cause their respective affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing on the terms (including the market “flex” provisions) and subject only to the conditions set forth in the Commitment Letters (or on other terms acceptable to Parent, so long as such terms, with respect to conditionality, are no less favorable to Parent or Merger Sub). If any portion of the debt financing becomes unavailable on the terms and conditions (including any applicable market “flex” provisions) contemplated by the Debt Commitment Letter, Parent will promptly notify the Company in writing and Parent and Merger Sub will use their reasonable best efforts to arrange and obtain, as promptly as practicable, in replacement thereof alternative financing from the same or alternative sources in an amount sufficient to consummate the Merger and to make all payments required to be made in connection therewith by Parent or Merger Sub with terms and conditions (including market “flex” provisions) no less favorable to Parent and Merger Sub (or their respective affiliates) than the terms and conditions set forth in the Debt Commitment Letter (or on other terms acceptable to Parent, subject to certain exceptions set forth in the Merger Agreement).

In connection with the efforts of Parent and Merger Sub to arrange the financing, prior to the closing of the Merger, the Company will use its reasonable best efforts to provide, and to cause its subsidiaries to use their reasonable best efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole cost and expense, such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the debt financing, including using its reasonable best efforts to, subject to certain exceptions set forth in the Merger Agreement:

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furnish Parent and Merger Sub (and Parent and Merger Sub may then furnish to applicable financing sources) (A) within 40 days after the end of any fiscal quarter that is not a fiscal year end, with the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related unaudited consolidated statements of operations and cash flows and (B) within 60 days after the end of any fiscal year, with the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of operations and cash flows;

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as promptly as reasonably practicable, furnish Parent (and Parent may then furnish to applicable financing sources) with the required financial information and supplement and/or periodically update the required financial information to the extent that any required financial information, to the knowledge of the Company, contains any untrue statement of a material fact or omits to state any material fact necessary to make such information not misleading, as soon as practicable after obtaining knowledge thereof or as otherwise may be necessary so that such required financial information is (i) Compliant (as defined in the Merger Agreement) and (ii) meets the applicable requirements set forth in the definition of “Required Financial Information” (as defined in the Merger Agreement);

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assist in preparation for and participate in a reasonable number of investor and lender meetings (including a reasonable and limited number of one-on-one meetings and calls that are requested in advance with or by the financing sources, Parent and prospective lenders of, the debt financing), presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions and sessions with rating agencies in connection with the debt financing at reasonable times and locations mutually agreed and assist Parent in obtaining ratings in connection with the debt financing;

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assist Parent with the preparation by Parent and the Debt Commitment Parties of materials for rating agency presentations, bank information memoranda, lender presentations and similar marketing documents required in connection with the debt financing, including the execution and delivery of customary authorization letters;

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request its independent auditors to, to the extent consistent with customary practice, (A) provide reasonable assistance to Parent in connection with Parent’s preparation of pro forma financial statements and information, (B) attend accounting due diligence sessions and provide other reasonable assistance and cooperation to Parent and (C) provide consents customary for financings similar to the Debt Financing;

•	cooperate reasonably with the Debt Commitment Parties’ due diligence, to the extent reasonably requested;

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assist Parent in connection with Parent’s preparation of pro forma financial information and pro forma financial statements of the Company and its subsidiaries of the type necessary or reasonably requested by the Debt Commitment Parties to be included in any customary marketing materials;

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execute and deliver as of (but, except as provided immediately below, not prior to) the closing of the Merger any pledge and security documents, related currency or interest hedging arrangements, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent and otherwise reasonably facilitate the pledging of collateral (including possessory collateral) as of (but not prior to) the closing;

•	provide (A) all documentation and other information about the Company and its subsidiaries as is reasonably required under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act and other applicable anti-money laundering rules, regulations and applicable laws and legislations in non-U.S. jurisdictions, and (B) to the extent required by applicable law, beneficial ownership certifications required pursuant to 31 C.F.R. § 1010.230, in each case of this clause (ix), at least five (5) business days prior to the closing of the Merger to the extent requested in writing at least ten (10) business days prior to the closing of the Merger;

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take all reasonable actions necessary to (A) permit the financing sources to evaluate the Company’s and its subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements as of the closing and to assist with other collateral audits and due diligence examinations, (B) establish bank and other accounts and blocked account agreements and lock box arrangements to the extent necessary in connection with the debt financing; provided, that the effectiveness thereof will be conditioned upon, or become operative after, the occurrence of the closing and (C) facilitate the pledging or transfer of accounts receivable and other assets in local jurisdictions and taking such actions required under local law or otherwise to facilitate the foregoing, including the providing of notices to third parties and scheduling of information in connection therewith; provided, that the effectiveness thereof will be conditioned upon, or become operative after, the occurrence of the closing.

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agree to permit the financing sources, as promptly as possible after the date of the Original Agreement, to continue to conduct customary collateral audits, site visits and field exams and similar activities in connection with the debt financing, and the Company shall use commercially reasonable efforts to assist the financing sources upon their reasonable request in connection with such efforts, including with respect to diligence requests related thereto; and

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upon reasonable request of Parent, assist Parent and its applicable subsidiaries party to the Debt Commitment Letters to obtain customary and reasonable landlord waivers, consents, estoppels, non-disturbance agreements, environmental assessments, surveys and title insurance.

Notwithstanding the foregoing, subject to certain exceptions set forth in the Merger Agreement:

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in no event shall the Company or any of its subsidiaries be required to provide any such cooperation to the extent it interferes unreasonably with the ongoing business or operations of the Company and its subsidiaries;

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no obligation of the Company or any of its subsidiaries or any of their respective representatives undertaken pursuant to the debt financing or the financing cooperation covenant in the Merger Agreement shall be effective until the closing of the Merger Agreement;

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in no event shall the Company or any of its subsidiaries be required to bear any cost or expense, pay any commitment or other fee, enter into any definitive agreement, certificate or document (except for customary authorization letters), incur any other liability or obligation, make any other payment or agree to provide any indemnity in connection with the debt financing or any of the foregoing prior to the closing of the Merger in each case that would not be reimbursed or indemnified in full by Parent or Merger Sub;

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such cooperation shall not require any action that would conflict with or violate the Company’s or any of its subsidiaries’ organizational documents or any laws or result in, prior to the closing of the Merger, the contravention of, or that would reasonably be expected to result in, prior to the closing of the Merger, a violation or breach of, or default under, any material contract to which the Company or its subsidiaries is a party and is not entered into in contemplation of the Merger Agreement;

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neither the Company or its subsidiaries nor any persons who are directors, officers or employees of the Company or its subsidiaries shall be required to (x) pass resolutions or consents (except those which are subject to the occurrence of the closing of the Merger passed by directors or officers continuing in their positions following the closing of the Merger) or (y) execute any document (except for customary authorization letters or as further provided in the Merger Agreement) or contract or incur any liability that is effective prior to the occurrence of the closing of the Merger, in each case in connection with the debt financing or the financing cooperation covenant in the Merger Agreement;

•	none of the Company or its subsidiaries or any of their respective representatives shall be required to prepare or deliver certain types of excluded information;

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none of the Company or its subsidiaries or any of their respective representatives shall be required to deliver any legal opinion in connection with the debt financing (other than in connection with certain transactions described in the Merger Agreement related to the Company’s senior notes and customary opinions of local counsel);

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none of the Company or its subsidiaries or any of their respective representatives shall be required to take any action that would cause the Company or any of its subsidiaries to breach any representation, warranty, covenant or agreement in the Merger Agreement;

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none of the Company or its subsidiaries or any of their respective representatives shall be required to take any action that could cause any director, officer or employee or shareholder of the Company or any of its subsidiaries to incur personal liability (other than arising under applicable law in connection with resolutions or consents by officers or directors which are subject to the occurrence of the closing and passed by directors or officers continuing in their positions following the closing); and

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nothing contained in the financing cooperation covenant of the Merger Agreement or otherwise shall require the Company or any of its subsidiaries to be an issuer or obligor with respect to the debt financing prior to the closing of the Merger.

With respect to the closing condition of Parent and Merger Sub related to the Company’s performance in all material respects of the covenants, obligations and agreements required to be performed or complied with under the Merger Agreement at or prior to the closing, the Company’s obligations under the financing cooperation covenant shall be deemed satisfied unless the debt financing has not been obtained primarily as a result of the Company’s willful breach of such obligations.

Parent (x) shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or any of its subsidiaries or their respective representatives in connection with the debt financing, including the cooperation of the Company and its subsidiaries and representatives contemplated by the financing cooperation covenant in the Merger Agreement and (y) shall indemnify and hold harmless the Company, its subsidiaries and their respective representatives from and against any and all losses, damages, claims, judgments, penalties, costs or expenses suffered or incurred by any of them in connection with the arrangement of the debt financing and any information used in connection therewith (other than information provided in writing by the Company or its subsidiaries specifically for use in connection therewith), in each case other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, fraud, gross negligence or willful misconduct of the Company or any of its subsidiaries or their representatives.

Tech Data Indebtedness

Tech Data is currently party to the Existing Credit Facilities (as defined in the Merger Agreement). Tech Data has agreed to use its reasonable best efforts to deliver to Parent at least one business day before the closing date (with drafts to be delivered at least three business days prior to the closing date) copies of customary payoff letters with respect to the Existing Credit Facilities in form and substance reasonably satisfactory to Parent, specifying, among other things, the aggregate amount required to be paid to fully satisfy the obligations that will be outstanding as of the closing under the Existing Credit Facilities and providing for, upon receipt of the specified payoff amount, the termination of such indebtedness and all related loan documents (or similar agreements) and the release of all liens (if any) and guarantees in connection with the Existing Credit Facilities.

Tech Data is currently party to the Existing Receivables Securitization Program (as defined in the Merger Agreement). Tech Data has agreed to terminate the Existing Receivables Securitization Program and all

commitments thereunder (or make arrangements reasonably satisfactory to Parent for such termination) on or prior to the closing date, other than amounts not in excess of $200,000,000, which may remain outstanding during the pendency of such termination. Without limiting the generality of the foregoing, Tech Data has agreed to use its commercially reasonable efforts to deliver to Parent at least one business day before the closing date a copy of a customary payoff letter with respect to the Existing Receivables Securitization Program, specifying, among other things, the aggregate amount required to be paid to fully satisfy the obligations that will be outstanding as of the closing under the Existing Receivables Securitization Program and providing for, upon receipt of the specified payoff amount, the termination of such indebtedness and all related transaction documents (or similar agreements) and the release of all liens and guarantees in connection with the Existing Receivables Securitization Program.

Tech Data has previously issued (i) 3.700% Senior Notes due 2022 and (ii) 4.950% Senior Notes due 2027 (collectively, the “existing senior notes”).

Parent and Merger Sub will be permitted to commence and conduct one or more offers to purchase, tender offer, exchange offer and/or consent solicitations (the “debt offers”) with respect to one or more series of the existing senior notes. Parent will not be permitted to commence any debt offer until Parent has provided the Company with the necessary debt offer documents a reasonable period of time in advance of Parent or Merger Sub commencing the applicable debt offer to allow the Company and its counsel to review and comment on the related debt offer documents. Parent will reasonably consult with the Company regarding the timing and commencement of any debt offer and any relevant tender or consent deadlines. The closing (or, in the case of consent solicitations, effectiveness) of the debt offers will be conditioned on the occurrence of the closing, and the parties will use their reasonable best efforts to cause the debt offers to close on the closing date; provided, that the consummation of a debt offer with respect to any series of notes will not be a condition to closing. The debt offers will be conducted in compliance with any applicable provisions of the existing indenture and the applicable global security governing the applicable series of notes and with applicable law, and the Company will not be required to cooperate with respect to any debt offer that is not in compliance thereof. Parent hereby covenants and agrees to provide (or to cause to be provided) immediately available funds for the full payment at the Effective Time of all notes properly tendered and not withdrawn and any related consent payments to the extent required pursuant to the terms of any applicable debt offer. The Company will, and will cause its subsidiaries and their respective representatives to, in each case, use their reasonable best efforts, at Parent’s sole expense as contemplated by the Merger Agreement, to provide all cooperation reasonably requested by Parent in connection with any debt offer.

Subject to the receipt of any requisite consents and customary limitations set forth in the Merger Agreement, the Company shall execute one or more supplemental indentures to the documents governing each series of notes identified by Parent to the Company, amending the terms and provisions of each series of notes as described in the applicable debt offer documents as reasonably requested by Parent, which supplemental indentures will become operative no earlier than immediately prior to the Effective Time, and shall use reasonable best efforts to cause the trustee under the Existing Indenture to enter into such supplemental indentures. The Company shall, and shall cause the its subsidiaries and their respective representatives to, use their reasonable best efforts to provide all cooperation reasonably requested by Parent in connection with the execution of the supplemental indentures.

If requested by Parent in writing, in lieu of or in addition to Parent commencing or closing a debt offer for any series of notes, the Company will use its reasonable best efforts, to the extent permitted by such notes and the existing indenture, to (A) issue a notice of redemption for all of the outstanding aggregate principal amount of such series of notes to be issued either substantially simultaneously with the Effective Time or be expressly conditioned on the occurrence of the closing and (B) take any other actions prior to, at or after the Effective Time reasonably requested by Parent to facilitate the redemption and satisfaction and discharge of such notes, provided, that prior to the Company being required under clause (A) above to issue any notice of redemption to be issued substantially simultaneously with the Effective Time, Parent will have, or will have caused to be, deposited with the trustee under the existing indenture sufficient funds to effect such redemption and satisfaction and discharge. If a conditional notice of redemption is given, Parent will ensure that at the Effective Time, so long as the applicable conditions of such redemption are satisfied, the Company has all funds necessary in connection with any such redemption and satisfaction and discharge. The Company will, and will cause its subsidiaries and their representatives to, use their reasonable best efforts to provide all cooperation reasonably requested by Parent in connection with the discharge of any series of notes identified to the Company by Parent in writing at any time.

Parent has agreed to promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Company, its subsidiaries or their respective representatives in connection with the debt offers or any redemption and satisfaction and discharge of its existing senior notes and any out-of-pocket costs incurred by the Company, its subsidiaries or their respective representatives to the trustee or its counsel pursuant to the indenture in connection with any debt offers or any redemption and satisfaction and discharge of existing senior notes. Parent has further agreed to indemnify and hold harmless Tech Data, its subsidiaries and their respective representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the debt offers or any redemption and satisfaction and discharge of the existing senior notes, other than to the extent suffered or incurred as a result of gross negligence, willful misconduct, bad faith or material breach by Tech Data, its subsidiaries or any of their respective representatives.

This proxy statement does not constitute an offer to purchase, offer to exchange, change of control offer, consent solicitation or notice of redemption with respect to, any of the existing senior notes.

Employee Matters

The Merger Agreement provides that during the period commencing on the closing date and ending on the earlier of (i) January 31, 2021, and (ii) the first (1st) anniversary of the Effective Time (or, if shorter, for the period of employment of the relevant Company employee), Parent will provide each continuing Tech Data employee with (w) at least the same annual base salary or base wage rate as in effect immediately prior to the Effective Time, (x) at least the same cash bonus or other short-term cash incentive opportunities provided to such continuing Tech Data employee in respect of the year in which the Effective Time occurs, (y) other employee benefits (excluding any defined benefit pension, nonqualified deferred compensation, post-termination or retiree health or welfare and equity or equity-based benefits) that are substantially similar in the aggregate to those provided under the Tech Data benefit plans in which the continuing Tech Data employee participated immediately prior to the closing date (excluding any defined benefit pension, nonqualified deferred compensation, post-termination or retiree health or welfare and equity or equity-based benefits), provided that Parent shall provide or cause its subsidiaries to provide any employee benefits required by applicable law and (z) severance benefits on terms and conditions agreed between Tech Data and Parent, which are generally consistent with levels of severance benefits as in effect immediately prior to the date of the Original Agreement.

The Merger Agreement also provides that Parent will credit continuing Tech Data employees with their service with Tech Data and its current and former affiliates to the same extent and for the same purposes as recognized under any comparable Tech Data benefit plan, which service will be taken into account for purposes of (i) eligibility for participation, (ii) vesting and (iii) determining the level of benefits of the employee benefit plan (excluding any defined pension benefits to participants primarily in the United States, nonqualified deferred compensation, equity or equity-based compensation, or post-termination or retiree health or welfare benefit plan) offered by Parent or its subsidiaries to the Tech Data employees during the calendar year in which the Effective Time occurs. Parent will not be required to recognize such service if it would result in a duplication of benefits or compensation.

During the plan year in which the Effective Time occurs, Parent will, or will cause its subsidiaries to: (i) waive any pre-existing condition limitations under any applicable group health care plans of Parent and its subsidiaries if such condition was satisfied or waived under the comparable Tech Data benefit plan prior to the Effective Time and (ii) credit continuing Tech Data employees and their eligible dependents with all payments credited against out-of-pocket maximums and deductible payments and co-payments paid by such individual, in each case, under the applicable Tech Data health insurance benefit plan during the portion of the plan year prior to the Effective Time for the purpose of determining the extent to which any such individual has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health insurance plans of Parent and its subsidiaries.

Efforts to Complete the Merger

Tech Data, Parent and Merger Sub are each required to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable, including to (i) prepare and file all forms, registration and notifications to or with any governmental authority required to be filed to consummate the transactions contemplated by the Merger Agreement, (ii) use reasonable best efforts to satisfy the conditions to consummating the transactions contemplated by the Merger Agreement, (iii) use reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period permit, order or approval of, waiver or any exemption by, any governmental authority (including furnishing all information and documentary material required under the HSR Act or other applicable antitrust laws) required to be obtained or made by Parent, Merger Sub, the Company or any of their respective subsidiaries in connection with the transactions or the taking of any action contemplated by the Merger Agreement and (iv) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement.

The Company and Parent shall (i) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement and work cooperatively in connection with obtaining all required consents, authorizations, orders or approvals of, or any exemptions by, any governmental authority reviewing the transactions contemplated by the Merger Agreement, (ii) promptly consult with the other with respect to and provide any necessary information and assistance as the other may reasonably request with respect to (and, in the case of correspondence, provide the other (or their counsel) with copies of) all notices, submissions or filings made by or on behalf of such party with any governmental authority or any other information supplied by or on behalf of such party to, or correspondence with, any person in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement, (iii) promptly inform the other, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other parties orally of) any substantive communication from or to any governmental authority regarding the transactions contemplated by the Merger Agreement, and permit the other to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed substantive communication or submission with any such governmental authority and (iv) not participate in any substantive meeting or teleconference with any governmental authority with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement unless it consults with the other in advance and, to the extent not prohibited by such governmental authority, gives the other the opportunity to attend and participate thereat. Materials required to be provided pursuant to the foregoing may be redacted to remove references concerning the valuation of the Company, as necessary to comply with contractual arrangements, and as necessary to address reasonable privilege concerns. In addition, outside counsel for any party may, as it deems advisable and necessary, reasonably designate such materials as “outside antitrust counsel only material.” Notwithstanding the foregoing, and subject to applicable laws relating to the exchange of information, Parent shall have the right to direct all matters with any governmental authority consistent with its obligations in the Merger Agreement.

The Company and Parent have agreed to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transaction contemplated by the Merger Agreement as promptly as practicable (and in any event within 10 business days) after the date of the Original Agreement (which filing was made on November 26, 2019) and to (ii) make or file, as promptly as practicable, with the appropriate governmental authority, all other filings, registrations and notifications required to be filed to consummate the Merger under any applicable competition law. The Company and Parent have also agreed to respond as promptly as practicable to any inquiries or request for supplemental information and material from a governmental authority in connection with filings made with such governmental authority. So as to permit closing to occur as promptly as practicable and in any event prior to the Termination Date, Parent, Merger Sub and the Company shall (x) propose, negotiate, commit to, effect and agree to the sale, divestiture, license, holding separate, and other disposition of and restriction on the businesses, assets, properties, product lines, and equity interest of, or changes to the conduct of business of, the Company, Parent, and certain of their respective affiliates, (y) create, terminate, or divest relationships, ventures, contractual rights or obligations of the Company or Parent and certain of their respective affiliates and (z) otherwise take or commit to take action that would limit Parent’s freedom of action with respect its ability to retain or hold any businesses, assets, equity interests, product lines or properties of Parent or the Company and their respective affiliates. The Company, however, will not propose, negotiate, effect or agree to any such actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). In addition, the Company and Parent agree to use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement.

Indemnification and Insurance

For a period of six years after the Effective Time, Parent and the surviving corporation must, to the full extent permitted under applicable law, (i) indemnify and hold harmless the Covered Persons in connection with any D&O Claim (as defined in the Merger Agreement), any losses, claims, damages, liabilities, claim expenses, judgments, fines, penalties and amounts paid in settlement relating to or resulting from such D&O Claim and (ii) promptly advance claim expenses as incurred by the Covered Persons in connection with any D&O Claim, provided that any Covered Person to whom expenses are advanced provides an undertaking to repay the advance if it is ultimately determined by a court of competent jurisdiction that such Covered Person is not entitled to indemnification.

In addition, prior to the Effective Time, at the Company’s expense, the Company may at its option, or if Parent requests, the Company must, obtain and prepay the premium for a six year “tail” insurance policy for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time. If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the surviving corporation shall obtain such a tail policy. Any such tail policy must have at least the same coverage and amounts and contain terms and conditions that are no less favorable to the covered individuals as the Company’s and its subsidiaries’ existing directors’ and officers’ insurance policy with a claims period of six years from the Effective Time. Notwithstanding the foregoing, in no event will Tech Data and its subsidiaries (or Parent, as applicable) be required to expend a premium in excess of 250% of the aggregate annual amount currently paid by the Company and its subsidiaries for such insurance and, if the annual premium of such insurance coverage exceeds such maximum amount, Tech Data, Parent or the surviving corporation will obtain a policy with the greatest coverage available for the maximum amount.

For a period of six years after the Effective Time, the organizational documents of the surviving corporation may not contain provisions less favorable with respect to exculpation, limitations on liability of Covered Persons, and indemnification of and advancement of expenses to Covered Persons than were in effect as of the date of the Original Agreement. Following the Effective Time, the Company shall cause (and Parent shall cause the Company to cause) the indemnification contracts in existence on the date of the Original Agreement set forth in the confidential company disclosure letter with any of the Covered Persons to continue in full force and effect in accordance with their terms.

The indemnification and insurance provisions of the Merger Agreement are intended to benefit, and are enforceable by, the Covered Persons (and their respective successors and assigns) and such provisions may not be terminated or modified in any manner that would adversely affect their rights thereunder.

Coordination on Transaction Litigation

Tech Data has agreed to provide Parent with prompt notice of and keep Parent informed on a prompt basis of the status of any transaction litigation brought by any shareholder or purported shareholder of the Company against the Company, its subsidiaries or any of their respective directors or officers. Tech Data has agreed to give Parent the opportunity to participate in the defense or settlement of any transaction litigation, at Parent’s expense, provided that no settlement or disclosure with respect to such litigation may be agreed without Parent’s consent (such consent not to be unreasonably withheld, conditioned or delayed).

Conduct of Parent and Merger Sub Pending the Merger

Except as required by applicable law or required by the Merger Agreement, Parent has agreed that it will not, and that it will not permit any of its subsidiaries (including Merger Sub) to, until the Effective Time (or such earlier date on which the Merger Agreement may be terminated):

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acquire or agree to acquire whether by merging, consolidating with, purchasing a material portion of the assets of or equity in, a person or entity (a “Specified Acquisition”) or enter into any new line of business, if entering into a definitive agreement relating to the consummation of a Specified Acquisition or entering into such new line of business would be reasonably expected to (x) prevent, materially delay or impede the obtaining of or otherwise adversely affect in any material respect Parent’s ability to procure the required authorizations, consents, orders from a governmental authority or the expiration of any applicable waiting period necessary to consummate the transactions contemplated by the Merger Agreement or (y) materially increase the risk of a government order, ruling, judgment or injunction prohibiting the consummation of the transactions contemplated by the Merger Agreement; or

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take any action that is intended to or will materially delay Parent’s ability to perform its obligations under the Merger Agreement or to consummate the transactions contemplated by the Merger Agreement.

In addition, Parent has agreed to cause Merger Sub to perform its obligations under the Merger Agreement and to consummate the Merger on the terms and conditions set forth in the Merger Agreement.

Delisting and Deregistration of Tech Data Common Stock

Prior to the closing date, Tech Data must cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable law and the rules and policies of the NASDAQ to enable the delisting by the surviving corporation of its shares from the NASDAQ and the deregistration of its shares under the Exchange Act as promptly as practicable after the Effective Time.

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants relating to:

•	cooperation between the parties in connection with public announcements with respect to the transactions contemplated by the Merger Agreement;

•	filing of this proxy statement;

•	resignation of existing directors;

•	actions related to takeover statutes and reporting requirements under Section 16 of the Exchange Act; and

•	the obligation, subject to certain exceptions, of each party to pay the fees and expenses incurred by such party in connection with the Merger.

Conditions to the Closing of the Merger

Each party’s obligation to complete the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

•

no law, order or injunction having been enacted, issued or promulgated by a governmental authority of competent jurisdiction that is in effect and that restrains, enjoins or prohibits the consummation of the Merger;

•	receipt of Company Shareholder Approval;

•	the expiration or termination of the applicable waiting period under the HSR Act and the Competition Laws, and the obtainment of all required consents pursuant thereto; and

•	FIRB Approval.

The respective obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver by Parent and Merger Sub on or before the Effective Time of the following additional conditions:

•

the accuracy, except for any de minimis inaccuracies, of certain representations and warranties of the Company with respect to capitalization and indebtedness, in each case as of the date of the Original Agreement and the closing date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•

the accuracy in all material respects of certain representations and warranties of the Company with respect to due incorporation, obligations to repurchase equity, subsidiary securities, due authorization, violations of the Company’s certificate of incorporation or bylaws, and broker fees, in each case as of the date of the Original Agreement and the closing date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•

the accuracy in all respects of the representations and warranties of the Company with respect to the Company’s organizational documents and the absence of any Company Material Adverse Effect since January 31, 2019 to the date of the Original Agreement, in each case as of the date of the Original Agreement and the closing date;

•

the accuracy of the other representations and warranties of the Company as of date of the Original Agreement and the closing date (without giving effect to any materiality or Company Material Adverse Effect qualifications and except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct would not, individually or in the aggregate have or reasonably be expected to have a Company Material Adverse Effect;

•

the performance by the Company in all material respects of the covenants, obligations and agreements required to be performed or complied with under the Merger Agreement at or prior to the closing; provided, that the Company’s obligations in respect of certain covenants regarding financing cooperation shall be deemed satisfied unless the debt financing has not been obtained primarily as a result of the Company’s willful breach of such obligations;

•	the absence of a Company Material Adverse Effect having occurred after the date of the Original Agreement; and

•

the receipt by Parent and Merger Sub of a certificate signed by the Company’s Chief Executive Officer or Chief Financial Officer, confirming that the conditions set forth in the preceding bullet points have been satisfied.

The obligation of the Company to complete the Merger is subject to the satisfaction or waiver by the Company on or before the Effective Time of the following additional conditions:

•

the accuracy of the representations and warranties of Parent and Merger Sub as of date of the Original Agreement and the closing date (without giving effect to any materiality or Parent Material Adverse Effect qualifications and except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct would not, individually or in the aggregate have or reasonably be expected to have a Parent Material Adverse Effect;

•

the performance by each of Parent and Merger Sub in all material respects of the covenants, obligations and agreements required to be performed or complied with under the Merger Agreement at or prior to the closing; and

•	the receipt by the Company of a certificate signed by an officer of Parent, confirming that the conditions set forth in the two preceding bullet points have been satisfied.

Termination

The Merger Agreement may be terminated and the Merger may be abandoned in the following circumstances:

•	at any time prior to the Effective Time by the mutual written consent of Tech Data and Parent;

•	at any time prior to the Effective Time by written notice of either Tech Data or Parent:

•

if the Merger has not been consummated on or before the Termination Date, provided that the foregoing termination right will not be available to a party if such party has breached in any material respect any provision of the Merger Agreement in any manner that was the primary cause of the failure of the consummation of the Merger to occur on or before the Termination Date (it being understood that Parent or Merger Sub’s failure to close solely as a result of the unavailability of debt financing to be funded at the closing, which failure shall not have resulted from a breach by Parent or Merger Sub of the Merger Agreement shall not limit Parent’s termination right, provided, further, that in the event the Marketing Period has commenced but not yet been completed at the time of the Termination Date, the Termination Date may be extended by either Parent or the Company until four (4) business days after the final date of the Marketing Period);

•

if (i) any permanent injunction, judgment or order issued by a court or other governmental authority of competent jurisdiction prohibiting, making illegal or enjoining the completion of the transactions contemplated by the Merger Agreement becomes final and nonappealable or (ii) any statute, rule or regulation is enacted, entered, enforced or deemed applicable that prohibits, makes illegal or enjoins the consummation of the transactions contemplated by the Merger Agreement, provided that the foregoing termination right will not be available to a party if such party has breached in any material respect any provision of the Merger Agreement in any manner that was the primary cause of the issuance of such order;

•

if Tech Data’s shareholders’ meeting has been held and completed and the Company Shareholder Approval has not been obtained at Tech Data’s shareholders’ meeting (or any adjournment or postponement thereof) at which a vote on the Merger Proposal is taken;

•	by written notice of Tech Data:

•	at any time prior to the Closing, if Parent or Merger Sub breaches or fails to perform any representation, warranty, covenant or other agreement, which breach (i) would give rise to the failure of a condition to the obligation of Tech Data to complete the Merger relating to Parent or Merger Sub’s representations, warranties, covenants and agreements in the Merger Agreement and (ii) is either incapable of being cured by Parent or Merger Sub, or if capable of being cured, has not been cured by the earlier of the Termination Date or the 20th business day following receipt of written notice from the Company of such breach, provided that the Company does not have the foregoing termination right if the Company is at such time in breach of any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement which breach would give rise to the failure of a condition to the obligation of Parent or Merger Sub to complete the Merger relating to the Company’s representations, warranties, covenants and agreements in the Merger Agreement;

•

at any time prior to the time that the Company Shareholder Approval is obtained, in order to enter into an acquisition agreement providing for a Company Superior Proposal in accordance with the Merger Agreement, provided that concurrently with such termination, the Company pays the termination fee, as described below;

•

if (i) the Marketing Period has ended, (ii) all of the conditions to the obligation of Parent and Merger Sub to complete the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at closing) and continue to be satisfied or waived during the three business day period described below, (iii) Merger Sub fails to consummate the Merger within three business days of the later of the date on which Parent and Merger Sub are required to consummate the closing pursuant to the Merger Agreement and receipt of notice set forth below, and (iv) the Company has provided irrevocable written notice to Parent at least three business days prior to the date of such termination confirming that all of the conditions to the obligation of the Company to complete the Merger have been and continue to be satisfied or irrevocably waived and that it stands ready, willing and able to consummate the Merger and the other transactions contemplated by the Merger Agreement during such three-Business Day period;

•	by written notice of Parent:

•

at any time prior to the Effective Time, if the Company breaches or fails to perform any representation, warranty, covenant or other agreement, which breach (i) would give rise to the failure of a condition to the obligation of Parent or Merger Sub to complete the Merger relating to the Company’s representations, warranties, covenants and agreements in the Merger Agreement and (ii) is either incapable of being cured by the Company, or if capable of being cured, has not been cured by the earlier of the Termination Date or the 20th business day following receipt of written notice from Parent of such breach, provided that Parent or Merger Sub do not have the foregoing termination right if Parent or Merger Sub is at such time in breach of any of their representations, warranties, covenants or other agreements set forth in the Merger Agreement which breach would give rise to the failure of a condition to the obligation of the Company to complete the Merger relating to Parent or Merger Sub’s representations, warranties, covenants and agreements in the Merger Agreement;

•	at any time prior to the time Company Shareholder Approval is obtained if the Company has effected a Change of Recommendation; or

•	at any time prior to the time that the Company Shareholder Approval is obtained if the Company willfully breaches its post-go shop non-solicitation obligations.

Termination Fees and Expenses

Company Termination Fee

Tech Data would have paid Parent a termination fee in an amount equal to $89,517,000 if the Company had terminated the Merger Agreement in order to enter into an acquisition agreement providing for a Company Superior Proposal prior to the No-Shop Period Start Date.

Tech Data will pay Parent a termination fee in an amount equal to $184,301,000 if:

•	the Company terminates the Merger Agreement in order to enter into an acquisition agreement providing for a Company Superior Proposal after the No-Shop Period Start Date;

•	Parent terminates the Merger Agreement because the Board has made a Change of Recommendation;

•	Parent terminates the Merger Agreement because of the Company’s willful and material breach of its post-go shop non-solicitation obligations; or

•	if all three of the following conditions are satisfied:

•

(i) Parent terminates the Merger Agreement because of the Company’s breach or failure to perform any representation, warranty, covenant or other agreement, which breach (x) would give rise to the failure of a condition to the obligation of Parent or Merger Sub to complete the Merger related to the Company’s representations, warranties, covenants and agreements in the Merger Agreement and (y) is either incapable of being cured by the Company, or if capable of being cured, has not been cured by the earlier of the Termination Date or the 20th business day following receipt of written notice from Parent of such breach, (ii) either party terminates the Merger Agreement because the Merger has not been consummated on or before the Termination Date (provided that at the time of termination the Company was not entitled to terminate the Merger Agreement based on Merger Sub’s failure to consummate the Merger after the Marketing Period had ended, as described under the section of this proxy statement entitled “The Merger Agreement — Termination”) or (iii) either party terminates the Merger Agreement because Tech Data’s shareholders’ meeting has been held and completed and Company Shareholder Approval has not been obtained at Tech Data’s shareholders’ meeting (or any adjournment or postponement thereof) at which a vote on the Merger Proposal is taken;

•

any person has publicly made, proposed or communicated a bona fide Company Takeover Proposal after the date of the Original Agreement that is not withdrawn prior to obtaining the Company Shareholder Approval (or, if earlier, prior to the time of termination of the Merger Agreement); and

•

within 12 months of termination of the Merger Agreement, Tech Data or its subsidiaries completes or enters into a definitive agreement with respect to, and thereafter completes, a Company Takeover Proposal.

In no event will the Company be required to pay a termination fee on more than one occasion.

Parent Termination Fee

Parent will pay Tech Data a termination fee in an amount equal to $315,944,000 if:

•

the Company terminates the Merger Agreement because there has been a breach of or failure to perform any representation, warranty, covenant or other agreement of Parent or Merger Sub, which breach or failure to perform (i) is the primary reason for the failure of the closing to be consummated and (ii) is incapable of being cured by Parent or Merger Sub or, if capable of being cured, has not been cured before the earlier of the Termination Date or the 20th business day following receipt of written notice from Parent of such breach;

•

the Company terminates the Merger Agreement because (i) the Marketing Period has ended, (ii) all of the conditions to the obligation of Parent and Merger Sub to complete the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at closing) and continue to be satisfied or waived during the three business day period described below, (iii) Merger Sub fails to consummate the Merger within three business days of the later of the date on which Parent and Merger Sub are required to consummate the closing pursuant to the Merger Agreement and receipt of notice set forth below, and (iv) the Company has provided irrevocable written notice to Parent at least three business days prior to the date of such termination confirming that all of the conditions to the obligation of the Company to complete the Merger have been and continue to be satisfied or irrevocably waived and that it stands ready, willing and able to consummate the Merger and the other transactions contemplated by the Merger Agreement during such three Business Day period; or

•

Parent terminates the Merger Agreement because the Merger is not consummated on or before the Termination Date and at such time the Company could have terminated the Merger Agreement due to the foregoing bullets.

In no event will Parent be required to pay Parent’s termination fee on more than one occasion.

Limitation on Remedies

In the event the Merger Agreement is terminated in accordance with the provisions described in the section of this proxy statement entitled “The Merger Agreement — Termination,” the Merger Agreement will become void and have no further force or effect, with no liability to any person on the part of Parent, Merger Sub or the Company or their respective subsidiaries, except that no such termination will relieve (i) Tech Data of any liability to pay the Company’s termination fee or Parent to pay Parent’s termination fee as required pursuant to the Merger Agreement or (ii) Parent, Merger Sub or the Company of any liability for damages arising out of fraud or willful breach; provided that, except for the right to seek specific performance in accordance with the Merger Agreement, the payment of the Parent’s termination fee and if applicable, the termination expenses and interest (as described in the section above entitled “The Merger Agreement — Termination Fees and Expenses”), will be the Company’s sole and exclusive remedy against Parent, Merger Sub, the debt financing sources or any of their respective affiliates, including any director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney or representative, for any breach (including a willful breach) loss, damage or failure to perform under the Merger Agreement (whether willfully, intentionally, unintentionally or otherwise). In addition, certain sections of the Merger Agreement, including, among others, sections relating to the confidentiality obligations of Tech Data, Parent and Merger Sub, Parent’s obligation to pay and/or reimburse the Company in respect of certain costs incurred by the Company, will survive termination.

Amendment and Waiver of the Merger Agreement

Any provision of the Merger Agreement may be amended or waived by the parties at any time prior to the Effective Time if such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties to the Merger Agreement, except certain provisions of the Merger Agreement may not be amended or waived in a manner that is materially adverse to the Parent’s debt financing source parties or non-party affiliates without the prior written consent of those debt financing source parties or non-party affiliates adversely affected. Notwithstanding the foregoing, the Merger Agreement may not be amended or supplemented in any material respect after the date the Company Shareholder Approval is obtained without the approval by the requisite vote of the Company’s shareholders if applicable law, including the FBCA, would require that the Company’s shareholders further approve such amendment of supplement.

Expenses

Subject to certain exceptions provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such expense, except that all filing fees payable to any governmental authority in connection with any filings made to obtain any required regulatory approval will be borne by Parent. Except as otherwise provided in the Merger Agreement, all transfer, documentary, sales, use, stamp registration and other such taxes imposed with respect to the transfer of shares of Tech Data common stock pursuant to the Merger will be borne by Parent, the Company, Merger Sub or the surviving corporation and not by holders of the Tech Data common stock.

If Tech Data or Parent, as the case may be, fails to promptly pay any of the fees or expenses pursuant to the termination provisions in the Merger Agreement, and, in order to obtain such payment, Tech Data or Parent, as the case may be, commences a suit that results in a final and non-appealable judgment against the other party for the payment of such fees or expenses, such paying party must pay to the other party the reasonable and documented out-of-pocket costs and expenses of enforcement (including reasonable and documented attorneys’ fees and expenses) in connection with such suit, together with interest on such amount from the date such payment was required to be made until the date of payment at the prime lending rate as published in the Wall Street Journal on the date of such payment, in each case in an amount not to exceed $3,500,000.

Specific Performance

The parties have agreed in the Merger Agreement that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of the Merger Agreement in accordance with its specified terms or otherwise breach such provisions, including failing to take such actions as are required of them in order to consummate the Merger and effect the closing. The parties have agreed that (i) they will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, (ii) neither the Company’s termination fee nor Parent’s termination fee will be constructed to diminish or impair any party’s right to specific enforcement, and (iii) the right of specific enforcement is an integral part of transactions contemplated under the Merger Agreement and without that right neither Tech Data nor Parent would have entered into the Merger Agreement. Any party seeking an order or injunction to prevent and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction.

Notwithstanding anything to the contrary in the Merger Agreement, the Company, Parent and Merger Sub have acknowledged and agreed that the Company will be entitled to seek an injunction, specific performance or other equitable remedies in connection with the enforcement of Parent’s obligation to cause the equity financing to be funded to fund the Merger Consideration and Parent’s and Merger Sub’s obligation to close only if:

•

all of the conditions to Parent’s and Merger Sub’s obligations to consummate the closing of the Merger have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, each of which would be capable of being satisfied at the closing) and at the time the Company institutes such proceedings Parent and Merger Sub are required to consummate the transactions contemplated by the Merger Agreement;

•	the debt financing has been funded or will be funded in accordance with the terms and conditions if the equity financing is funded at the closing; and

•

the Company has irrevocably confirmed in writing that all of its obligations to complete the Merger have been and continue to be satisfied or waived and that if the equity and debt financing are funded, the Company stands ready, willing and able to complete the closing in accordance with the Merger Agreement.

Tech Data may concurrently pursue both (i) a grant of specific performance or other equitable relief of Parent’s obligation to cause the equity financing to be funded and to consummate the closing and (ii) the payment of the Parent termination fee, if, as and when required pursuant to the Merger Agreement, but under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of Parent’s obligation to cause the equity financing to be funded and to consummate the closing or other equitable relief, on the one hand, and payment of the Parent Termination Fee, and interest and expenses and certain reimbursement obligations of the Parent, if any are due under the Merger Agreement, on the other hand.

Governing Law

Under the Merger Agreement, each of the parties has agreed that any claims, controversies, disputes or proceedings in connection with transactions contemplated by the Merger Agreement will be governed by the laws of the State of Delaware, provided that the laws of the State of Florida will govern any matters pertaining to the internal corporate governance of the Company (including, the interpretation of the Company Board’s fiduciary duties to the shareholders of the Company in connection with the Merger Agreement and the Merger). In addition, each of the parties has agreed that any claims, controversies, disputes or proceedings and matters relating to the interpretation, construction, validity and enforcement against any of the financing sources in any way relating to the Debt Commitment Letter or the performance of the debt financing will be governed exclusively by, and construed and interpreted in accordance with the laws of the state of New York.

Jurisdiction

The parties will not bring or support any litigation against any debt financing source or its related parties relating to the Merger Agreement, the debt financing or any of the transactions contemplated thereby in any forum other than any state or federal court of competent jurisdiction sitting in the borough of Manhattan of the City of New York and irrevocably submit themselves and their property with respect to any such action to the exclusive jurisdiction of such courts.

Subject to the foregoing, each of the parties has agreed that it will bring any claims, controversies, disputes or proceedings in connection with transactions contemplated by the Merger Agreement exclusively in the Court of Chancery of the State of Delaware, or if that court lacks or declines to accept jurisdiction, another federal or state court located in the State of Delaware or, if other state and federal courts within the State of Delaware declines to accept jurisdiction over any litigation, or refers any question to Florida courts, the U.S. District Court of the Southern District of Florida.

Required Vote; Recommendation of the Board

The approval of the Merger Proposal requires the affirmative vote of at least a majority of all votes entitled to be cast by the holders of Tech Data common stock outstanding on the record date. If you fail to submit a proxy or to vote in person at the Special Meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the Merger Proposal.

The Board recommends that Tech Data shareholders vote “FOR” the Merger Proposal.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL (PROPOSAL 2)

In accordance with Section 14A of the Exchange Act, Tech Data is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of Tech Data in connection with the Merger, the value of which is set forth in the table entitled “Golden Parachute Compensation” on page 64. This proposal, commonly known as “say-on-golden parachutes” is referred to in this proxy statement as the named executive officer Merger-related compensation proposal. As required by Section 14A of the Exchange Act, Tech Data is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Tech Data’s named executive officers in connection with the Merger, as disclosed under “The Merger Proposal (Proposal 1) — Interests of Tech Data’s Executive Officers and Directors in the Merger — Golden Parachute Compensation,” including the table, associated footnotes and narrative discussion, is hereby APPROVED.”

The vote on the named executive officer Merger-related compensation proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the named executive officer Merger-related compensation proposal, and vice versa. Because the vote to approve the named executive officer Merger-related compensation proposal is only advisory in nature, it will not be binding on Tech Data, Parent or the surviving corporation. Approval of the named executive officer Merger related compensation proposal is not required to complete the Merger. Accordingly, because Tech Data is contractually obligated to pay such Merger-related compensation, the compensation will be paid or payable, subject only to the conditions applicable thereto, if the Merger Proposal is approved, regardless of the outcome of the advisory vote.

Approval of the named executive officer Merger-related compensation proposal (on a non-binding, advisory basis) requires the affirmative vote of at least a majority of the votes cast at the Special Meeting. Abstentions will have no effect on the outcome of the named executive officer Merger-related compensation proposal. The failure to vote your shares will have no effect on the outcome of the proposal, assuming that a quorum exists. Broker non-votes, if any, will have no effect on the outcome of the named executive officer Merger-related compensation proposal. If you sign and return a proxy and do not indicate how you wish to vote on the executive officer Merger-related compensation proposal, your shares will be voted in favor of the proposal.

The Board recommends that Tech Data shareholders vote “FOR” the named executive officer Merger-related compensation proposal.

THE ADJOURNMENT PROPOSAL (PROPOSAL 3)

Tech Data shareholders are being asked to approve a proposal that will give us authority from the shareholders to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum, subject to the terms of the Merger Agreement. Tech Data may not postpone or adjourn the Special Meeting without Parent’s prior written consent. Notwithstanding the foregoing, (i) if Tech Data reasonably determines in good faith that Company Shareholder Approval is unlikely to be obtained at the Special Meeting, including due to an absence of quorum, the Company may adjourn, delay or postpone the Special Meeting to solicit additional proxies in favor of the Merger Proposal or (ii) if Parent reasonably determines in good faith that Company Shareholder Approval is unlikely to be obtained, Parent may request on one occasion that Tech Data adjourn, delay or postpone the Special Meeting; provided, however, in each case, Tech Data shall not adjourn, delay or postpone the Special Meeting for more than thirty (30) days after the date for which the Special Meeting was originally scheduled.

If a quorum is not present, the shareholders holding a majority of the shares of Tech Data common stock present in person or by proxy at the Special Meeting and entitled to vote thereat may adjourn the Special Meeting from time to time until a quorum shall be present.

In addition, the Board could postpone the Special Meeting before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, shareholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If a new record date is or must be fixed under law, a notice of the adjourned meeting must be given to each shareholder of record as of the new record date and who is otherwise entitled to notice of and vote at such meeting.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. Abstentions will have no effect on the outcome of the Adjournment Proposal. The failure to vote your shares will have no effect on the outcome of the proposal, assuming that a quorum exists. Broker non-votes, if any, will have no effect on the outcome of the Adjournment Proposal. If you sign and return a proxy and do not indicate how you wish to vote on the Adjournment Proposal, your shares will be voted in favor of the Adjournment Proposal. Tech Data does not intend to call a vote on this proposal if the Merger Proposal has been approved at the Special Meeting.

The Board recommends that Tech Data shareholders vote “FOR” the Adjournment Proposal.

MARKET PRICES OF TECH DATA COMMON STOCK

Market Information

Tech Data common stock trades on the NASDAQ under the symbol “TECD”. As of  January 9, 2020, there were 35,426,355 shares of Tech Data common stock outstanding. The following table shows the high and low closing sales price of Tech Data common stock for our fourth quarter of fiscal year 2020 (through January 9, 2020) and each of our preceding quarters in fiscal years 2019 and 2018, as appropriate.

Fiscal Year	High	Low
2020
Fourth Quarter (through January 9, 2020)	$144.89	$124.30
Third Quarter	$126.17	$80.97
Second Quarter	$107.31	$90.65
First Quarter	$109.63	$93.67
2019
Fourth Quarter	$95.76	$71.16
Third Quarter	$88.60	$67.97
Second Quarter	$89.43	$76.38
First Quarter	$107.62	$75.96
2018
Fourth Quarter	$107.29	$88.75
Third Quarter	$110.29	$82.61
Second Quarter	$106.28	$91.38
First Quarter	$97.71	$84.72

The closing sales price of Tech Data common stock on the NASDAQ on January 9, 2020, the most recent practicable date prior to the date of this proxy statement, was $144.01 per share. The closing sales price of Tech Data common stock on the NASDAQ on October 15, 2019, the last trading day prior to published market speculation regarding a potential transaction involving the Company, was $111.34. You are urged to obtain current market quotations for Tech Data common stock when considering whether to approve the Merger Proposal.

Holders

At the close of business on January 9, 2020, 35,426,355 shares of Tech Data common stock were issued and outstanding, held by approximately 183 holders of record. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Dividends

We have not paid cash dividends since fiscal year 1983 and the Board has no current plans to institute a cash dividend payment policy in the foreseeable future. Under the terms of the Merger Agreement, Tech Data is prohibited from paying or declaring any dividends, other than: (i) in connection with intercompany transactions with its subsidiaries or (ii) for the acceptance of common stock, or withholding of common stock otherwise deliverable, to satisfy withholding taxes incurred in connection with the exercise, vesting and/or settlement of Company RSU Awards or Company PRSU Awards (in each case, as defined in the Merger Agreement).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows how much of Tech Data common stock was known to us to be beneficially owned as of January 9, 2020 (unless another date is indicated) by (i) each person known by Tech Data to beneficially own more than 5% of Tech Data common stock, (ii) each director (who was serving as a director as of that date), (iii) each named executive officer and (iv) all current directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The information in the table below regarding beneficial owners of 5% or more of our common stock is based on our review of Schedule 13D and Schedule 13F filings by such persons with the SEC.

As of January 9, 2020, there were 35,426,355 shares of Tech Data common stock outstanding.

Name and Address (1)	Shares (2)	Percent
Richard T. Hume (CEO)	24,916	*
Robert M. Dutkowsky (Chairman) (3)	165,549	*
Charles E. Adair	11,373	*
Karen M. Dahut	4,412	*
Charles V. Dannewitz	526	*
Harry J. Harczak, Jr.	9,021	*
Bridgette P. Heller	5,317	*
Kathleen Misunas	28,693	*
Thomas I. Morgan	13,875	*
Joseph H. Quaglia (4)	—	*
Patrick G. Sayer	12,702	*
Savio W. Tung	20,377	*
David R. Vetter	25.536	*
Patrick Zammit	1,932	*
All executive officers and directors as a group (17 persons)	342,614	*
BlackRock, Inc. (5) 55 East 52nd Street New York, NY 10055	4,330,395	12.22%
The Vanguard Group (6)	3,915,015	11.05%
100 Vanguard Blvd. Malvern, PA 19355
Dimensional Fund Advisors, LP (7)	3,095,458	8.74%
6300 Bee Cave Road, Building One Austin, TX 78746

*	Represents less than 1% of our outstanding common stock.
(1)	The address for these beneficial owners is 5350 Tech Data Drive, Clearwater, Florida 33760.
(2)	Includes shares held by the executive officers as a group (606) in the Employee Stock Purchase Plan.
(3)

Includes 37,530 vested hold-to-retirement restricted stock units (“HREs”), which will be converted into a cash amount as of the Effective Time. Includes shares held by five trusts controlled by Mr. Dutkowsky or the spouse of Mr. Dutkowsky.

(4)	Mr. Quaglia filed a Form 4 with the SEC on January 3, 2020.
(5)

BlackRock, Inc. filed a Schedule 13F with the SEC on November 8, 2019. This Schedule 13F shows that BlackRock, Inc.: (i) beneficially owned 4,330,395 shares; (ii) had sole voting power over 4,202,901 shares; and (iii) had shared voting power over no shares. All of the information in this note (5) is based on the Schedule 13F.

(6)

Vanguard Group Inc. filed a Schedule 13F with the SEC on November 14, 2019. This Schedule 13F shows that Vanguard Group Inc.: (i) beneficially owned 3,915,015 shares; (ii) had sole voting power over 35,149 shares; and (iii) had shared voting power over 4,411 shares. All of the information in this note (6) is based on the Schedule 13F.

(7)

Dimensional Fund Advisors LP filed a Schedule 13F with the SEC on November 12, 2019. This Schedule 13F shows that Dimensional Fund Advisors LP: (i) beneficially owned 3,095,458 shares; (ii) had sole voting power over 3,043,000 shares; and (iii) had shared voting power over no shares. All of the information in this note (7) is based on the Schedule 13F.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a general discussion of the material U.S. federal income tax consequences of the Merger to “U.S. holders” (as defined below) whose shares are exchanged for cash in the Merger. This discussion is based on provisions of the Code, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in force as of the date hereof. Those authorities are subject to change or differing interpretation at any time, perhaps retroactively, and any such change or interpretation could result in U.S. federal income tax consequences different from those summarized below.

This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor whose shares of Tech Data common stock are exchanged for cash in the Merger. In particular, this summary is directed only to U.S. holders that hold shares of Tech Data common stock as capital assets within the meaning of Section 1221 of the Code (generally, for investment purposes) and does not address tax consequences to holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, insurance companies, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, S corporations, real estate investment trusts, regulated investment companies or other flow-through entities (and their respective investors), tax-exempt entities, holders that at any time during the five-year period ending on the date of the Merger owned (directly, indirectly or constructively) more than 5% of our common stock, mutual funds, persons holding our common stock as part of a hedging or conversion transaction or a straddle or other integrated transaction for tax purposes, holders other than U.S. holders, holders whose functional currency is not the U.S. dollar, holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, or holders who acquired our common stock pursuant to the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation. Moreover, this summary does not address state, local or foreign taxes, U.S. federal non-income taxes (e.g., estate and gift taxes), the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. holders, any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement), or the alternative minimum tax. This summary is not binding on the U.S. Internal Revenue Service (“IRS”) or the courts and, therefore, could be subject to challenge, which could be sustained. We will not seek any ruling from the IRS with respect to the Merger. This summary does not address the tax consequences of any transaction other than the Merger.

You should consult your own tax advisors about the consequences of the Merger, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.

For purposes of this summary, a “U.S. holder” is a beneficial owner of shares of Tech Data common stock that is (a) an individual who is a citizen or resident of the United States, (b) a corporation (or an entity or arrangement treated as a corporation for U.S. federal income tax purposes) that is created or organized under the laws of the United States, any state thereof, or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income tax regardless of its source or (d) a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) such trust has a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person in effect.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Tech Data common stock, the U.S. federal income tax considerations relating to the Merger will generally depend upon the status and activities of such partnership and the particular partner. Any such partnership should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the Merger.

The exchange of Tech Data common stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Tech Data common stock are exchanged for cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Such gain or loss generally will be capital gain or loss and generally will be treated as long-term capital gain or loss if the U.S. holder has held such shares of Tech Data common stock for more than one year as of the date the Merger is effective. Long-term capital gains of certain non-corporate U.S. holders (including individuals) are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations. U.S. holders who acquired different blocks of shares of Tech Data common stock at different times or different prices should consult their tax advisors as to the determination of the tax bases, gain or loss and holding period with respect to each such block.

Information Reporting and Backup Withholding. Information reporting will generally apply, and backup withholding may apply, to payments made to a U.S. holder in exchange for shares of Tech Data common stock in the Merger. Backup withholding will not apply, however, to a U.S. holder of Tech Data common stock who (1) timely provides an IRS Form W-9 (or appropriate successor form) that furnishes a correct taxpayer identification number (“TIN”) and certifies that such holder is a U.S. person and is not subject to backup withholding, and otherwise complies with all applicable requirements of the backup withholding rules; or (2) is otherwise exempt from backup withholding (and, if required, provides proof of exemption). Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner. The IRS may impose a penalty upon any taxpayer that fails to provide the correct TIN.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (SUCH AS THE ESTATE OR GIFT TAX RULES) OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE TECH DATA SHAREHOLDER PROPOSALS

If the Merger is completed, Tech Data will have no public shareholders and there will be no public participation in any future meetings of shareholders of Tech Data. However, if the Merger is not completed, Tech Data shareholders will continue to be entitled to attend and participate in Tech Data’s annual meeting of shareholders.

If the Merger is completed on the expected timetable, Tech Data does not intend to hold a 2020 annual meeting of its shareholders. If, however, the Merger is not completed or Tech Data otherwise holds its 2020 annual meeting of shareholders, shareholders who want to bring a nominee for director or other business before the 2020 Annual Meeting of Shareholders other than through a shareholder proposal pursuant to the SEC’s rules must notify the Secretary of the Company in writing and provide the information required by the provision of the Bylaws dealing with advance notice of shareholder proposals. The Bylaws are available on the Corporate Governance section of the Investor Relations area of our website at http://investor.techdata.com. The shareholder notice must be delivered to and received at the address below no earlier than February 5, 2020 and no later than March 7, 2020.

Wayne O. Hanewicz, Secretary

Tech Data Corporation

5350 Tech Data Drive

Clearwater, Florida 33760

If the date of the annual meeting is moved more than 30 days before or 60 days after the anniversary of the prior year’s annual meeting, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement under the SEC rules must be received no later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the day on which notice of the annual meeting was mailed or publicly announced by the Company.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing an address by delivering a single proxy statement, as applicable, addressed to those shareholders, unless contrary instructions have been received. This procedure, which is commonly referred to as “householding,” reduces the amount of duplicate information that shareholders receive and lowers printing and mailing costs for companies.

Certain brokerage firms may have instituted householding for beneficial owners of Tech Data common stock held through brokerage firms. If your family has multiple accounts holding Tech Data common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or Tech Data at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered upon request by writing to: Tech Data Corporation, Attention: Wayne O. Hanewicz, Secretary, 5350 Tech Data Drive, Clearwater, Florida 33760.

WHERE YOU CAN FIND MORE INFORMATION

Tech Data files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information filed with the SEC at the SEC’s public reference room:

Public Reference Room

100 F Street NE

Room 1024

Washington, D.C. 20549

For information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. These filings made with the SEC are also available free to the public through the website maintained by the SEC at http://www.sec.gov or from commercial document retrieval services. In addition, you may obtain free copies of the documents Tech Data files with the SEC by going to Tech Data’s website at www.techdata.com via the “SEC Filings” page, by clicking on the link for “About”, and then clicking on the link for “Investor Relations” and selecting “Financials”. The Internet website address of Tech Data is provided as inactive textual references only. The information provided on, or that may be accessed through, the Tech Data website is not part of this proxy statement and, therefore, is not incorporated by reference.

Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document.

You can obtain a copy of Tech Data’s reports and other documents filed with the SEC from the SEC or through the SEC’s website referred to above. You may also request a copy of Tech Data’s reports and other documents filed with the SEC at no cost by requesting them in writing or by telephone from Tech Data at the following address and telephone number:

Tech Data Corporation

5350 Tech Data Drive

Clearwater, Florida 33760

(727) 539-7429

If you request any of these documents from Tech Data, Tech Data will mail them to you by first-class mail, or similar means.

Tech Data has supplied all information contained in or incorporated by reference into this proxy statement relating to Tech Data and its affiliates.

You should rely only on the information contained in, or incorporated by reference into, this proxy statement in voting your shares at the Special Meeting, as applicable. Tech Data has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 10, 2020. You should not assume that the information contained in this proxy statement is accurate as of any other date, and neither the mailing of this proxy statement to Tech Data shareholders nor the consummation of the Merger will create any implication to the contrary.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES OF TECH DATA COMMON STOCK AT THE SPECIAL MEETING. TECH DATA HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JANUARY 10, 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Annex A

Execution Copy

AGREEMENT AND PLAN OF MERGER

among

TECH DATA CORPORATION,

TIGER MIDCO, LLC

and

TIGER MERGER SUB CO.

Dated as of November 12, 2019

Article I DEFINITIONS		A-1
1.1	Definitions	A-1

Article II MERGER		A-15
2.1	Merger	A-15
2.2	Closing	A-15
2.3	Effective Time	A-15
2.4	Effects of the Merger	A-15
2.5	Certificate of Incorporation and Bylaws	A-15
2.6	Directors and Officers	A-16

Article III MERGER		A-16
3.1	Treatment of Common Stock and Company Equity Awards	A-16
3.2	Exchange of Common Stock and Paying Fund	A-17

Article IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-19
4.1	Due Incorporation; Capitalization; Indebtedness	A-19
4.2	Due Authorization	A-21
4.3	Consents and Approvals; No Violations	A-22
4.4	Financial Statements; Internal Controls and Procedures	A-23
4.5	Company Information	A-24
4.6	No Undisclosed Liabilities	A-24
4.7	Title to Assets	A-24
4.8	Intellectual Property	A-25
4.9	Contracts	A-26
4.10	Insurance	A-27
4.11	Employees and Employee Benefit Plans	A-27
4.12	Taxes	A-30
4.13	Litigation	A-31
4.14	Compliance with Laws; Permits	A-31
4.15	Environmental Matters	A-32
4.16	Absence of Changes	A-32
4.17	Real Property	A-33
4.18	Brokers and Finders	A-33
4.19	Opinions of Financial Advisor	A-33
4.20	Affiliate Transactions	A-33
4.21	No Additional Representations	A-33

Article V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-34
5.1	Due Incorporation; Capitalization	A-34
5.2	Due Authorization	A-34
5.3	Consents and Approvals; No Violations	A-35
5.4	Merger Sub	A-35
5.5	Litigation	A-35
5.6	Compliance with Laws	A-35
5.7	Parent and Merger Sub Information	A-35
5.8	Financing; Solvency	A-35
5.9	Limited Guarantee	A-37
5.10	Certain Arrangements	A-37
5.11	Ownership of Common Stock	A-38
5.12	Brokers and Finders	A-38
5.13	Investigation; No Other Representations	A-38

A-i

Article VI COVENANTS AND AGREEMENTS		A-39
6.1	Access to Information, Employees and Facilities	A-39
6.2	Conduct of Business	A-39
6.3	Obligations of Merger Sub	A-42
6.4	Go-Shop; No Solicitation	A-42
6.5	Proxy Statement; Company Stockholders Meeting	A-46
6.6	Efforts	A-47
6.7	Employee Matters	A-49
6.8	Public Announcements	A-50
6.9	Indemnification and Insurance	A-51
6.10	Exchange Delisting; Listing	A-52
6.11	Transaction Litigation	A-52
6.12	Rule 16b-3	A-52
6.13	Takeover Law	A-53
6.14	Payoff and Termination of Securitization Facility	A-53
6.15	Financing	A-53
6.16	Resignations	A-59
6.17	Treatment of Existing Notes	A-59

Article VII CONDITIONS PRECEDENT TO THE MERGER		A-61
7.1	Conditions to Each Party’s Obligations	A-61
7.2	Conditions to Obligations of Parent and Merger Sub	A-61
7.3	Conditions to Obligations of the Company	A-62

Article VIII TERMINATION		A-62
8.1	Termination	A-62
8.2	Expenses; Transfer Taxes	A-64
8.3	Effect of Termination	A-64

Article IX MISCELLANEOUS		A-66
9.1	Nonsurvival of Representations and Warranties	A-66
9.2	Amendment; Waiver	A-66
9.3	Notices	A-66
9.4	Counterparts	A-67
9.5	Interpretation	A-68
9.6	Specific Performance	A-68
9.7	Governing Law; Jurisdiction	A-69
9.8	WAIVER OF JURY TRIAL	A-70
9.9	Binding Agreement	A-70
9.10	Entire Understanding	A-70
9.11	Assignment	A-70
9.12	Third Party Beneficiaries	A-70
9.13	Non-Recourse	A-71
9.14	Further Assurances	A-71
9.15	Severability	A-71
9.16	Construction	A-71

A-ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of November 12, 2019, by and among Tech Data Corporation, a Florida corporation (the “Company”), Tiger Midco, LLC, a Delaware limited liability company (“Parent”), and Tiger Merger Sub Co., a Delaware corporation (“Merger Sub”). Certain capitalized terms used herein are defined in Article I.

WITNESSETH:

WHEREAS, Parent desires to acquire the Company, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) adopted this Agreement, and determined that this Agreement and the transactions contemplated herein (the “Transactions”) are advisable and fair to, and in the best interests of, the Company and its stockholders; (b) declared it advisable to enter into this Agreement; (c) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions; and (d) resolved to recommend and submit this Agreement for approval by the stockholders of the Company adopt this Agreement, in each case, on the terms and subject to the conditions of this Agreement;

WHEREAS, in furtherance of the foregoing, Merger Sub will, in accordance with the DGCL and the FBCA (as defined below) and on the terms and subject to the conditions set forth in this Agreement, merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a direct wholly-owned subsidiary of Parent (the “Surviving Corporation”);

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Apollo Investment Fund IX, L.P., Apollo Overseas Partners (Delaware) IX, L.P., Apollo Overseas Partners (Delaware 892) IX, L.P., Apollo Overseas Partners IX, L.P. and Apollo Overseas Partners (Lux) IX, SCSp (collectively, the “Guarantors”) is entering into a limited guarantee in respect of the Parent Termination Fee and the Termination Expenses and Interest (the “Limited Guarantee”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions. The following terms shall have the following meanings for purposes of this Agreement:

“3.700% Global Security” shall have the meaning set forth in Section 6.17.

“4.950% Global Security” shall have the meaning set forth in Section 6.17.

“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement on terms that, with respect to confidentiality and use, taken as a whole, are no less restrictive to the Company’s counterparty thereto to those contained in the Confidentiality Agreement, and except for such changes necessary in order for the Company to comply with its obligations under this Agreement, and that does not contain any expense reimbursement or any other similar reimbursement obligations.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. For purposes of this Agreement, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract, management control, or otherwise. “Controlled” and “Controlling” shall be construed accordingly. In no event shall a portfolio company (other than Parent or Merger Sub) or investment fund, in either case, affiliated with Parent or the Guarantors be considered to be an Affiliate of the Company or any of its Subsidiaries or of Parent or Merger Sub.

“Affiliate Contract” shall have the meaning set forth in Section 4.20.

“Agreement” shall mean this Agreement, including the Company Disclosure Letter, the Parent Disclosure Letter and the annexes and exhibits hereto, as it and they may be amended from time to time.

“Articles of Incorporation” shall mean the amended and restated articles of incorporation of the Company, as amended from time to time.

“Assets” shall have the meaning set forth in Section 4.7.

“Authorization Letters” shall mean reasonable and customary authorization letters furnished in connection with the Debt Financing that consists of syndicated bank financing, which letters authorize the distribution of information to prospective lenders or investors and contain customary representations, including that the public side versions of such documents do not include material nonpublic information about the Company and its Subsidiaries or their respective securities and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing.

“Book-Entry Shares” shall mean shares of Common Stock which, immediately prior to the Effective Time, are not represented by Certificates but are represented in book-entry form.

“Bribery Legislation” shall mean any Law related to combating bribery and corruption, including legislation implementing the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions or the U.N. Convention Against Corruption including, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the U.K. Bribery Act 2010.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York or the State of Florida are authorized or required by Law or other action of a Governmental Authority to close.

“Bylaws” shall mean the bylaws of the Company (as approved in June 2014), as amended from time to time.

“Canceled Shares” shall have the meaning set forth in Section 3.1(b)(ii).

“Capitalization Date” shall have the meaning set forth in Section 4.1(c)(ii).

“Certificate” shall mean a stock certificate which, immediately prior to the Effective Time, represents shares of Common Stock.

“Change of Recommendation” shall have the meaning set forth in Section 6.4(e).

“Claim Expenses” shall mean reasonable and documented out-of-pocket attorneys’ fees and all other reasonable and documented out-of-pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, legal research, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal) any D&O Claim for which indemnification is authorized pursuant to Section 6.9, including any action relating to a claim for indemnification or advancement brought by a Covered Person.

“Closing” shall mean the consummation of the Transactions.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning set forth in Section 4.1(c)(i).

“Company” shall have the meaning set forth in the Preamble.

“Company Acquisition Agreement” shall have the meaning set forth in Section 6.4(e).

“Company Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other equity or equity-based incentive, compensation, severance, employment, consulting, change-in-control, retention, vacation, paid time off, fringe benefit, bonus, incentive, savings, retirement, deferred compensation, or other compensatory or benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, (a) entered into, contributed to (or required to be contributed to), sponsored by or maintained by the Company or any of its Subsidiaries or (b) for which the Company or any of its Subsidiaries has any Liability (contingent or otherwise), other than a Multiemployer Plan.

“Company Board” shall have the meaning set forth in the Recitals.

“Company Disclosure Documents” shall have the meaning set forth in Section 4.5(a).

“Company Disclosure Letter” shall have the meaning set forth in the introductory language to Article IV.

“Company ESPP” shall mean the Company’s Employee Stock Purchase Plan.

“Company Equity Awards” shall mean, collectively, the Company RSU Awards and the Company PRSU Awards.

“Company Equity Plans” shall mean the Company’s 2018 Equity Incentive Plan and 2009 Equity Incentive Plan.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by Company or any of its Subsidiaries.

“Company Material Adverse Effect” shall mean any Effect that, individually or in the aggregate, has or would reasonably be expected to (a) have a material adverse effect on the business, operations or condition of the Company and its Subsidiaries taken as a whole, or (b) have a material adverse effect on the Company’s ability to consummate the Transactions in a timely manner; provided, however, that with respect to the preceding sub-clause (a), no Effects to the extent resulting or arising from the following shall be deemed to constitute or be taken into account in determining whether there has been, is, or would reasonably be expected to be, a Company Material Adverse Effect: (i) any changes or developments in domestic, foreign or global markets or domestic, foreign or global economic conditions generally, including (A) any changes or developments in or affecting the domestic or any foreign securities, equity, credit or financial markets or (B) any changes or developments in or affecting domestic or any foreign interest or exchange rates, (ii) changes in GAAP or any official interpretation thereof, (iii) changes in Law or any changes or developments in the official interpretation thereof by Governmental Authorities after the date hereof, (iv) changes in domestic, foreign or global political conditions (including the outbreak or escalation or worsening of war, hostilities, sabotage, military actions, acts of terrorism, cyber-attacks or computer hacking carried about by any Person affiliated with or related to any Governmental Authority, national emergency or similar events), including any material worsening of such conditions threatened or existing on the date of this Agreement, (v) changes or developments in the business or regulatory conditions generally affecting the industries in which the Company or any of its Subsidiaries operate, (vi) the announcement or the existence of this Agreement or the anticipated consummation of the transactions contemplated hereby (provided that this clause (vi) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement and the Transactions), (vii) weather conditions or other acts of God, (viii) a decline in the trading price or trading volume of the shares of Common Stock or any change in the credit ratings or ratings outlook for the Company or any of its Subsidiaries or any increase in credit default swap spreads with respect to the indebtedness of the Company or any of its Subsidiaries, or the availability or cost of equity, debt or other financing to Parent or Merger Sub (provided that the underlying causes thereof may be considered in determining whether a Company Material Adverse Effect has occurred if not otherwise excluded hereunder), (ix) the failure to meet any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates (provided that the underlying causes thereof may be considered in determining whether a Company Material Adverse Effect has occurred if not otherwise excluded hereunder), (x) any action required to be taken or omitted by the Company or any of its Subsidiaries at the written request of Parent or any action or omission required by the terms of this Agreement to be taken or not taken by the Company or any of its Subsidiaries, (xi) any items disclosed in the Company Disclosure Letter and (xii) any actions or claims made or brought by any stockholders of the Company (on their behalf or on behalf of the Company) alleging (A) a breach of any fiduciary duty of any director of the Company, (B) any claim under federal securities Laws or (C) any claim similar to those described in clauses (A) and (B) under other applicable state or federal Law, in each case relating to the evaluation, negotiation or entry into or terms of the Merger Agreement, recommendation of the Transactions to the Company’s stockholders or consummation of the Transactions including, for the avoidance of doubt, any claim challenging the validity of, or seeking to enjoin the operation of, any provision of the Merger Agreement; except, with respect to clauses (i), (ii), (iii), (iv), (v) and (vii), to the extent that such impact is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to others in the industry or industries in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.

“Company Material Contract” shall have the meaning set forth in Section 4.9(a).

“Company Registered Intellectual Property” shall mean Company Intellectual Property that is Registered Intellectual Property.

“Company Related Parties” shall have the meaning set forth in Section 8.3(g).

“Company PRSU Award” shall mean each performance-based restricted stock unit award in respect of shares of Common Stock.

“Company RSU Award” shall mean each restricted stock unit award in respect of shares of Common Stock, including, for the avoidance of doubt, hold-to-retirement restricted stock units.

“Company SEC Documents” shall have the meaning set forth in Section 4.4(a).

“Company Securities” shall have the meaning set forth in Section 4.1(c)(iii).

“Company Stockholder Approval” shall have the meaning set forth in Section 4.3.

“Company Stockholders Meeting” shall have the meaning set forth in Section 6.5(c).

“Company Superior Proposal” shall mean a bona fide, written Company Takeover Proposal (with references to twenty percent (20%) and eighty percent (80%) being deemed to be replaced with references to fifty percent (50%)) by a third party and that did not result from a breach by the Company of Section 6.4 (other than Section 6.4(a), and other than any breach that is both immaterial and unintentional), which the Company Board determines in good faith after consultation with the Company’s outside legal and financial advisors to be more favorable to the Company and its stockholders from a financial point of view than the Transactions and is reasonably likely to be consummated in accordance with its terms, in each case, taking into account all relevant factors (including all the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing, and/or regulatory approvals and likelihood of consummation) and this Agreement (and any changes to the terms of this Agreement proposed by Parent pursuant to Section 6.4)).

“Company Takeover Proposal” shall mean any bona fide written offer, proposal or indication of interest that is not withdrawn from a Person or “group” (as defined in or under Section 13(d) of the Exchange Act) of Persons (other than a proposal or offer by Parent or any Subsidiary of Parent) made after the date hereof relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (a) any acquisition or purchase by any Person or “group” of Persons, directly or indirectly, of more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or “group” of Persons beneficially owning more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company and a Person or “group” (as defined in or under Section 13(d) of the Exchange Act) of Persons pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction (whether by voting power or number of shares) or (c) any sale, lease, exchange, transfer, license or other disposition to a Person or “group” of Persons of more than twenty percent (20%) of the consolidated assets of the Company and its Subsidiaries (measured by the fair market value thereof).

“Company Termination Fee” shall mean (a) if payable in connection with a valid termination of this Agreement by the Company pursuant to Section 8.1(d)(ii) prior to the No-Shop Period Start Date an amount equal to $80,257,000 and (b) if payable in any other circumstance, an amount equal to $165,235,000.

“Competition Law” shall mean any Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade.

“Compliant” shall mean, with respect to the Required Financial Information, that (a) such Required Financial Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Financial Information not misleading in light of the circumstances in which made and (b) the financial statements and other financial information included in such Required Financial Information would not be deemed stale or otherwise unusable for purposes of syndicating the credit facilities contemplated by the Debt Commitment Letter (it being understood and agreed that “staleness” for this purpose shall be determined by reference to the time periods referenced in paragraph 3 of Exhibit C to the Debt Commitment Letter and shall apply to financial statements and financial information that comprises a portion of the Required Financial Information).

“Confidentiality Agreement” shall mean that certain non-disclosure agreement between Apollo Management IX, L.P. and the Company, dated as of October 11, 2019.

“Continuing Employee” shall have the meaning set forth in Section 6.7(a).

“Contract” shall mean any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding; provided that Contracts shall exclude statements of work, sales orders and purchase orders entered into in the ordinary course of business that do not contain any material terms other than pricing.

“Copyrights” shall have the meaning set forth in the definition of Intellectual Property.

“Covered Persons” shall have the meaning set forth in Section 6.9(a).

“Current ESPP Offering Periods” shall have the meaning set forth in Section 3.1(c)(iv).

“D&O Claim” shall mean any threatened, asserted, pending or completed claim, action, suit, proceeding, inquiry or investigation, whether instituted by any party hereto, any Governmental Authority or any other Person, that any Covered Person in good faith believes might lead to the institution of any action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to a Covered Persons’ duties or service as a director or officer of the Company or the applicable Subsidiary thereof at or prior to the Effective Time (including with respect to any acts, facts, events or omissions occurring in connection with the approval of this Agreement and the Transactions, including the consideration and approval thereof and the process undertaken in connection therewith and any D&O Claim relating thereto).

“Data Security Requirements” shall mean all of the following, in each case to the extent relating to data privacy, protection, or security and applicable to the conduct of the business of the Company or any Company Subsidiary: (a) all applicable Laws and any related security breach notification requirements; (b) the Company’s and its Subsidiaries’ own respective rules, policies, and procedures; and (c) material Contracts to which the Company or any of its Subsidiaries is bound.

“Debt Commitment Letter” shall have the meaning set forth in Section 5.8(b).

“Debt Financing” shall have the meaning set forth in Section 5.8(b).

“Debt Offer” shall have the meaning set forth in Section 6.17.

“Debt Offer Documents” shall have the meaning set forth in Section 6.17.

“Designated Employee” shall mean any individual who is employed by the Company or one of its Subsidiaries on a full-time or part-time basis who (i) does not participate in any commission plan and earns an annual base salary together with cash target annual bonus in excess of $500,000 per year or (ii) participates in a commission plan and earns an annual base salary in excess of $300,000 per year.

“DGCL” shall mean the Delaware General Corporation Law, as amended from time to time.

“Effect” shall mean any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence.

“Effective Time” shall have the meaning set forth in Section 2.3.

“Enforceability Exceptions” shall have the meaning set forth in Section 4.2(c).

“Environmental Law” shall mean any applicable Law (a) relating to pollution or the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of) any Hazardous Materials or (b) that regulates, imposes liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage) or establishes standards of care with respect to any of the foregoing.

“Environmental Permits” shall mean any Permit required under any applicable Environmental Law.

“Equity Commitment Letter” shall have the meaning set forth in Section 5.8(a).

“Equity Financing” shall have the meaning set forth in Section 5.8(a).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliates” shall mean, with respect to any Person or any trade or business, whether or not incorporated, which, together with the Company or any of its Subsidiaries, is (or at any relevant time has been or would be) treated as a single employer under Section 414 of the Code.

“Ex-Im Laws” shall mean all applicable Laws and regulations related to the export, re-export, transfer, retransfer, deemed export, or import of goods, services, technology, software, software source code, or any other items, including but not limited to the U.S. Export Administration Regulations and the International Traffic in Arms Regulations, and the export controls of the European Union and its member states; all other applicable laws and regulations governing exports, imports, and customs, except to the extent inconsistent with U.S. law; and U.S. anti-boycott laws and regulations.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Information” shall have the meaning set forth in the definition of “Required Financial Information”.

“Existing Facility 3.700% Notes” shall have the meaning set forth in the definition of Section 6.17.

“Existing 4.950% Notes” shall have the meaning set forth in Section 6.17.

“Existing Credit Facilities” shall mean, collectively, (a) the Third Amended and Restated Revolving Credit Agreement, dated as of May 15, 2019, among the Company, certain subsidiaries of the Company from time to time party thereto, Bank of America, N.A., as administrative agent and the lenders from time to time party thereto and (b) the Term Loan Credit Agreement, dated as of August 2, 2019, among the Company, Mizuho Bank, Ltd., as administrative agent and the lenders from time to time party thereto, in each case as in effect from time to time.

“Existing Indenture” shall have the meaning set forth in Section 6.17.

“Existing Receivables Securitization Program” shall mean the Amended and Restated Transfer and Administration Agreement, dated as of August 8, 2017 among Tech Data Finance SPV, Inc., the Company and The Bank of Nova Scotia, as in effect from time to time.

“FBCA” shall mean the Florida Business Corporation Act (Chapter 607, Florida Statutes), as amended from time to time.

“FATA” shall mean the Foreign Acquisitions and Takeovers Act 1975 (Cth) and Foreign Acquisitions and Takeover Regulations 2015.

“Financing” shall have the meaning set forth in Section 5.8(b).

“Financing Conditions” shall have the meaning set forth in Section 5.8(c).

“Financing Letters” shall have the meaning set forth in Section 5.8(b).

“Financing Sources” shall mean the agents, arrangers and lenders that are parties to the Debt Commitment Letter, including the agents, arrangers and lenders party to any joinder agreements entered into in connection therewith, together with their respective affiliates and their and their respective affiliates’ officers, directors, employees, controlling persons, agents and representatives and their respective permitted successors and assigns.

“Fraud” shall mean knowing and intentional fraud or misrepresentation by a Party in the making of any written representation or warranty specified in this Agreement made with the intent to deceive or mislead and upon which the Party receiving such written representation or warranty justifiably relies.

“GAAP” shall mean U.S. generally accepted accounting principles, consistently applied.

“Global Security” shall have the meaning set forth in Section 6.17.

“Governmental Authority” shall mean any U.S., state, local or foreign government, any governmental, regulatory or administrative body, agency or authority, any court or judicial authority or arbitration tribunal (public or private), whether national, federal, state, provincial or local or otherwise, including any stock exchange, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable Law.

“Guarantors” shall have the meaning set forth in the Recitals.

“Hazardous Materials” means (a) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants” or “pollutants” or words of similar meaning and regulatory effect, as such terms are defined under Environmental Laws, or (b) any petroleum, petroleum products or by-products, radioactive materials, asbestos, polychlorinated biphenyls, and radon gas.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Intellectual Property” shall mean any and all common law or statutory rights anywhere in the world arising under or associated with: (a) patents and patent applications (“Patents”); (b) trademarks, service marks, trade dress, trade names, logos, slogans, domain names, and other designations of origin (“Marks”); (c) copyrights (and any other equivalent rights in works of authorship (including rights in Software as a work of authorship)) (“Copyrights”); (d) trade secrets and industrial secrets, and rights in know-how and other confidential or proprietary business or technical information in each case that derive independent economic value from not being generally known (“Trade Secrets”); (e) rights in domain names, uniform resource locators, social media identifiers and other names and locators associated with Internet addresses and sites, and (f) other similar or equivalent intellectual property rights anywhere in the world.

“Interim Period” shall have the meaning set forth in Section 6.1(a).

“Intervening Event” shall mean an event, fact, circumstance, development or occurrence that is material to the Company and its Subsidiaries, taken as a whole, that (a) is not known to or reasonably foreseeable by the Company Board as of the date of this Agreement; (b) becomes known to or by the Company Board prior to obtaining the Company Stockholder Approval; and (c) does not relate to (i) a Company Takeover Proposal or any matter relating thereto or consequence thereof, (ii) any event, fact, circumstance, development or occurrence relating to Parent, Merger Sub or any of their respective Affiliates, (iii) changes in the market price or trading volume of the shares of Common Stock in and of themselves, or (iv) the fact, in and of itself, that the Company meets, exceeds, or fails to meet in any quantifiable respect, any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates for any period.

“IRS” shall have the meaning set forth in Section 4.11(a).

“IT Assets” shall mean the computers, software and software platforms, databases, websites, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of the Company and its Subsidiaries that are required in connection with the operation of the business of the Company and its Subsidiaries.

“Knowledge of Parent” shall mean the actual knowledge of the individuals set forth on Section 1.1(a) of the Parent Disclosure Letter, in each case after reasonable inquiry of their direct reports.

“Knowledge of the Company” shall mean the actual knowledge of the individuals set forth on Section 1.1(a) of the Company Disclosure Letter, in each case after reasonable inquiry of their direct reports.

“Laws” shall have the meaning set forth in Section 4.14(a).

“Leased Real Property” shall mean real property which the Company or any of its Subsidiaries leases, subleases or occupies as tenant, subtenant or occupant pursuant to any Lease.

“Leases” shall mean leases, subleases or other occupancy agreements (together with any and all amendments and modifications thereto and any guarantees thereof).

“Liabilities” shall mean any and all debts, liabilities and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.

“Liens” shall mean liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, title defects, easements, rights-of-way, covenants, encroachments or other adverse claims of any kind with respect to a property or asset.

“Limited Guarantee” shall have the meaning set forth in the Recitals.

“Litigation” shall have the meaning set forth in Section 4.13.

“Marketing Period” shall mean the first period of fifteen (15) consecutive Business Days after the date of this Agreement (a) throughout and at the end of which Parent shall have the Required Financial Information and the Required Financial Information shall be Compliant (it being understood that if, after satisfaction of clause (b) below, the Company shall in good faith reasonably believe that it has provided the Required Financial Information and the Required Financial Information is Compliant, it may deliver to Parent a written notice to that effect (stating when it believes the Required Financial Information was delivered), in which case, subject to the proviso below, the Company shall be deemed to have delivered the Required Financial Information to Parent on the date specified in that notice and so long as such notice was delivered within two (2) Business Days after the delivery of such Required Financial Information unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Financial Information or the Required Financial Information is not Compliant and, within two (2) Business Days after its receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with specificity which Required Financial Information Parent in good faith reasonably believes the Company has not delivered or the reason for which the Required Financial Information is not Compliant)), (b) throughout and at the end of which the conditions set forth in Sections 7.1 and 7.2 are satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the Closing) and (c) nothing has occurred and no condition exists that would cause any of the conditions set forth in Sections 7.1 and 7.2 to fail to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the Closing), assuming that the Closing were scheduled for any time during such fifteen (15) consecutive Business Day period; provided, that (A) the Marketing Period shall end on any earlier date prior to the expiration of the fifteen (15) consecutive Business Day period described above if the Debt Financing is funded on such earlier date, (B) the Marketing Period will not commence and will not be deemed to have commenced if, on or prior to the completion of such fifteen (15) consecutive Business Day period, (w) the Company has publicly announced any intention to restate, or the Company or its independent auditors have determined that the Company must restate, any financial statements included in the Required Financial Information or any such restatement is under active consideration by the Company, in which case, the Marketing Period will be deemed not to commence unless and until such restatement has been completed and the applicable Required Financial Information has been amended or the Company has or its independent auditors have, as applicable, publicly announced or informed Parent that it has concluded that no restatement will be required, (x) the Company’s independent accountants shall have withdrawn their audit opinion with respect to any financial statements contained in the Required Financial Information for which they have provided an opinion, in which case the Marketing Period shall not commence or be deemed to commence unless and until a new unqualified audit opinion is issued with respect to such financial statements for the applicable periods by the Company’s independent accountants, a “Big Four” or other nationally recognized independent public accounting firm or another independent public accounting firm reasonably acceptable to Parent, (y) any Required Financial Information would not be Compliant at any time during such fifteen (15) consecutive Business Day period or otherwise ceases to meet the requirements of “Required Financial Information”, in which case the Marketing Period shall not commence or be deemed to commence unless and until, at the earliest, such Required Financial Information is updated or supplemented so that it is Compliant and meets the definition of “Required Financial Information” (it being understood that if any Required Financial Information provided at the commencement of the Marketing Period ceases to be Compliant or meet the definition of “Required Financial Information” during such fifteen (15) consecutive Business Day period, then the Marketing Period shall be deemed not to have commenced) or (z) the Company has failed to file any report on Form 10-K, Form 10-Q or Form 8-K required to be filed with the SEC pursuant to the Exchange Act by the date required under the Exchange Act, in which case (i) in the case of a failure to file a Form 10-K or Form 10-Q, the Marketing Period will not commence or be deemed to commence unless and until such report has been filed and (ii) in the case of a failure to file a Form 8-K, the Marketing Period will be tolled until such report has been filed; provided that if the failure to file such report occurs during the final five Business Days of the Marketing Period, the Marketing Period will be extended so that the final day of the Marketing Period will be no earlier than the fifth (5th) Business Day after such report has been filed and (C) (i) November 27, 2019 through November 29, 2019 shall not constitute a Business Day for purposes of the Marketing Period and (ii) if the Marketing Period has not ended on or prior to December 23, 2019, then the Marketing Period shall commence no earlier than January 6, 2020.

“Marks” shall have the meaning set forth in the definition of Intellectual Property.

“Material Policy” shall have the meaning set forth in Section 4.10.

“Maximum Premium” shall have the meaning set forth in Section 6.9(c).

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in Section 3.1(b)(i).

“Merger Filings” shall have the meaning set forth in Section 2.3.

“Merger Sub” shall have the meaning set forth in the Preamble.

“Multiemployer Plan” shall have the meaning set forth in Section 3(37) of ERISA.

“NASDAQ” shall have the meaning set forth in Section 4.3.

“No-Shop Period Start Date” shall have the meaning set forth in Section 6.4(a).

“Non-Party Affiliates” shall have the meaning set forth in Section 9.13.

“Notes” shall have the meaning set forth in Section 6.17.

“OFAC” shall have the meaning set forth in Section 4.14(d).

“Order” shall mean any award, judgment, injunction, determination, ordinance, consent, ruling, decree or order (whether temporary, preliminary or permanent) issued, adopted, granted, awarded or entered by any Governmental Authority of competent jurisdiction.

“Organizational Documents” shall mean the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments, restatements and supplements thereto.

“Owned Real Property” shall mean all real property owned by the Company or any of its Subsidiaries, together with all structures, facilities, improvements and fixtures presently or hereafter located thereon or attached thereto.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Disclosure Letter” shall have the meaning set forth in the introductory language to Article V.

“Parent Material Adverse Effect” shall mean, with respect to Parent and Merger Sub, any Effect that, individually or in the aggregate with all other Effects, would or would reasonably be expected to have a material adverse effect on Parent’s or Merger Sub’s ability to timely consummate the Transactions (including the payment of the Merger Consideration).

“Parent Related Party” shall have the meaning set forth in Section 8.3(h).

“Parent Termination Fee” shall have the meaning set forth in Section 8.3(d).

“Patents” shall have the meaning set forth in the definition of Intellectual Property.

“Paying Agent” shall have the meaning set forth in Section 3.2(a).

“Payment Fund” shall have the meaning set forth in Section 3.2(a).

“Permit” shall mean any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Law.

“Permitted Liens” shall mean: (a) Liens for Taxes, assessments and governmental charges or levies (i) not yet delinquent or (ii) that are being contested in good faith through appropriate proceedings and for which adequate reserves are maintained on the consolidated financial statements included in the Company SEC Documents filed prior to the date hereof, in accordance with GAAP; (b) materialmen’s, warehouseman’s, mechanics’, carriers’, workmen’s and repairmen’s liens, any statutory Liens arising in the ordinary course of business by operation of applicable Law with respect to a liability that is not yet due or delinquent or being contested in good faith, and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business consistent with past practice; (e) Liens (other than Liens securing indebtedness for borrowed money), defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate; (f) all applicable zoning, entitlement, conservation restrictions, building and similar codes and regulations and other land use regulations, none of which materially detracts from the value of or materially and adversely interferes with the present use of, such real property; (g) Liens to be released at or prior to Closing; (h) Liens relating to intercompany borrowings among a person and its wholly owned subsidiaries; (i) Liens securing indebtedness or Liabilities that are reflected in the Company SEC Documents; and (j) any Liens set forth on Section 1.1(a) of the Company Disclosure Letter.

“Person” shall mean an individual, corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company, Governmental Authority or any other organization or entity of any kind.

“Prohibited Financing Modifications” shall have the meaning set forth in Section 6.15(a).

“Proxy Statement” shall have the meaning set forth in Section 4.3.

“Recommendation” shall have the meaning set forth in Section 4.2(b).

“Redacted Fee Letter” shall mean a fee letter from a financing source in which the only redactions are fee amounts, “price flex” and other economic provisions that are customarily redacted in connection with merger agreements of this type; provided that, in each case, such redactions do not relate to any terms that would be reasonably likely to adversely affect the conditionality, enforceability, availability or termination of the Debt Financing or reduce the aggregate principal amount of the Debt Financing, below the amount required to pay the Required Amounts at the Closing.

“Registered Intellectual Property” shall mean all United States, international or foreign (a) issued Patents and Patent applications; (b) registered Marks and applications to register Marks; (c) registered Copyrights and applications for Copyright registration; and (d) any other Intellectual Property Right that is subject to any filing or recording with any Governmental Authority or other public or quasi-public legal authority (including domain names).

“Required Amounts” shall have the meaning set forth in Section 5.8(i).

“Required Financial Information” shall mean (A) the financial statements of the Company necessary to satisfy the condition set forth in paragraph 3 of Exhibit C to the Debt Commitment Letter (as in effect as of the date of this Agreement), (B) such other customary financial statements, financial data and other historical financial information regarding the Company and the Company Subsidiaries as Parent shall reasonably request from the Company in writing (giving reasonable advanced notice thereof), to the extent necessary to allow Parent to prepare the pro forma financial statements referenced in paragraph 4 of Exhibit C of the Debt Commitment Letter (as in effect as of the date of this Agreement) or as is customary for inclusion in a confidential information memorandum for debt facilities of the type contemplated by the Debt Commitment Letter or otherwise reasonably necessary to satisfy the condition set forth in paragraph 5 of Exhibit C to the Debt Commitment Letter (provided that in no event shall the Required Financial Information be deemed to include or shall the Company otherwise be required to provide any information regarding any post-Closing or pro forma cost savings, synergies, debt or equity capitalization, ownership or other post-Closing pro forma adjustments that may be included in such pro forma financial statements) and (C) Authorization Letters for inclusion in any information materials that authorize the distribution of information provided under clauses (A) and (B) above to prospective lenders. Notwithstanding anything to the contrary in this definition or otherwise, the “Required Financial Information” shall not include, and nothing herein shall require the Company to provide (or be deemed to require the Company to prepare), any (1) description of all or any portion of the Debt Financing, (2) consolidating financial statements, separate Subsidiary financial statements, related party disclosures, or any segment information, in each case which are prepared on a basis not consistent with the Company’s reporting practices used in preparation of the consolidated financial statements of the Company included in the Company SEC Documents, (3) pro forma financial statements or (4) projections (the information provided in the foregoing clauses (1)-(4), the “Excluded Information”).

“Sanctioned Country” shall mean any country or region that is or in the past five (5) years has been the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).

“Sanctioned Person” shall mean any Person that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including but not limited to OFAC’s Specially Designated Nationals and Blocked Persons List; the Denied Persons, Unverified, and Entity Lists, maintained by the U.S. Department of Commerce; the Debarred List and non-proliferation sanctions lists maintained by the U.S. State Department; the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions, maintained by the European Union; the Consolidated List of Asset Freeze Targets, maintained by HM Treasury (UK); and the UN Consolidated Sanctions List, maintained by the UN Security Council; (ii) any Person that is organized, resident, or located in a Sanctioned Country; or (iii) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by, a Person or Persons described in clause (i) or (ii).

“Sanctions Laws” shall have the meaning set forth in Section 4.14(d).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder.

“Securitization Termination Notice Period” shall have the meaning set forth in Section 6.14(b).

“Securitization Payoff Amount” shall have the meaning set forth in Section 6.14(b).

“Software” shall mean computer software programs in both source code and object code format, including databases, data files, application programming interfaces, user interfaces, and documentation relating thereto, as the context requires.

“Solvent” shall mean, when used with respect to any Person, that, as of any date of determination, (i) the fair value of the assets of such Person and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of such Person and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

“Specified Acquisition” shall have the meaning set forth in Section 6.2(c).

“Subsidiary” shall mean, with respect to any Person, another Person, (a) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing Person or body or (b) more than fifty percent (50%) of the equity interests of which is owned directly or indirectly by such first Person.

“Subsidiary Securities” shall have the meaning set forth in Section 4.1(d).

“Surviving Corporation” shall have the meaning set forth in the Recitals.

“Takeover Law” shall mean any “moratorium,” “control share acquisition,” “affiliated transactions,” “business combination,” “fair price” or other form of anti-takeover Laws of any jurisdiction or other applicable Laws that purport to limit or restrict mergers or business combinations or the ability to limit or restrict mergers or business combinations or the ability to acquire or to vote shares, including as set forth in Section 607.0901 and Section 607.0902 of the FBCA.

“Tax” shall mean all U.S. federal, state, local or foreign taxes, imposts, levies or other similar assessments, including any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, withholding, payroll, estimated, employment, excise, goods and services, severance, stamp, occupation, premium, property, social security, environmental, alternative or add-on, value added, registration, capital stock, unincorporated business, unemployment, or other taxes, duties or levies of any nature whatsoever, or similar charges or assessments, imposed by any Governmental Authority, together with all interest, penalties or additions to tax imposed with respect thereto.

“Tax Proceedings” shall mean any audit, examination, investigation, claim, contest, dispute, litigation or other proceeding with respect to Taxes or Tax Returns or by or against any Taxing Authority.

“Tax Returns” shall mean any report, return (including any information return), declaration, claim for refund or other document filed or required to be filed with any Taxing Authority or jurisdiction with respect to Taxes, including any attachment thereto and any amendment thereof.

“Taxing Authority” shall mean any Governmental Authority having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.

“Termination Date” shall have the meaning set forth in Section 8.1(b).

“Termination Expenses and Interest” shall have the meaning set forth in Section 8.3(f).

“Trade Credit Agreement” means any Contract between the Company or any Company Subsidiary, on the one hand, and any supplier or customer of the Company or any Company Subsidiary, on the other hand, entered into in the ordinary course of business consistent with past practices and on terms consistent with the Company’s current trade credit policies and practices, pursuant to which (a) the Company or such Company Subsidiary either issues trade credit to such supplier or customer or guarantees trade credit obligations of such supplier or customer or (b) such supplier or customer provides financing of trade payables to the Company or such Company Subsidiary.

“Trade Secrets” shall have the meaning set forth in the definition of Intellectual Property.

“Transaction Approvals” shall have the meaning set forth in Section 4.3.

“Transaction Documents” shall have the meaning set forth in Section 9.10.

“Transactions” shall have the meaning set forth in the Recitals.

“Treasury Regulations” shall mean the regulations promulgated under the Code, as such regulations may be amended from time to time.

“US Benefit Plans” shall have the meaning set forth in Section 4.11(a).

“Willful Breach” shall mean, with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would result in or constitute a breach of this Agreement.

ARTICLE II

MERGER

2.1    Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the FBCA, at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the Company shall continue as the Surviving Corporation and the separate corporate existence of Merger Sub shall cease.

2.2    Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1, the Closing shall take (A) place at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006 on the date that is three (3) Business Days after the date on which the last of the conditions precedent set forth in Article VII is satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time); provided that if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VII (other than conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time), the Closing shall occur on the date following the satisfaction or waiver of such conditions that is the earliest to occur of (x) a Business Day during the Marketing Period to be specified by Parent on no less than three Business Days’ prior written notice to the Company and (y) the third (3rd) Business Day following the final day of the Marketing Period (subject, in each case, to the satisfaction or waiver of all of the conditions set forth in Article VII) or (B) such other place, time and date as the Company and Parent may agree in writing. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date.”

2.3    Effective Time. As promptly as practicable on the Closing Date, the parties hereto shall cause a certificate of merger meeting the applicable requirements of the DGCL and articles of merger meeting the applicable requirements of the FBCA (collectively, the “Merger Filings”) relating to the Merger to be properly executed and filed with the Department of State of the State of Delaware and the Department of State of the State of Florida, respectively, in accordance with the terms and conditions of the DGCL and the FBCA, respectively, and in each case in such form as is reasonably satisfactory to both Parent and the Company. The Merger shall become effective at the later of the times of acceptance of the Merger Filings with the Department of State of the State of Delaware in accordance with the DGCL and the Department of State of the State of Florida in accordance with the FBCA, as applicable, or at such later time which the parties hereto shall have agreed and designated in the Merger Filings as the effective time of the Merger (the “Effective Time”).

2.4    Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL and the FBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation in the Merger, and all debts, Liabilities, obligations and duties of the Company and Merger Sub shall become the debts, Liabilities, obligations and duties of the Company as the Surviving Corporation in the Merger.

2.5    Certificate of Incorporation and Bylaws. The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the form of the certificate of incorporation of the Surviving Corporation in the Merger as of the Effective Time, and the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the form of the bylaws of the Surviving Corporation in the Merger as of the Effective

Time, each (i) with such revisions as necessary to be consistent with the FBCA and (ii) until amended in accordance with applicable Law and consistent with the obligations set forth in Section 6.9.

2.6    Directors and Officers. Until duly removed or until successors are duly elected or appointed and qualified, the directors of Merger Sub immediately prior to the Effective Time of the Merger shall be the initial directors of the Surviving Corporation as of the Effective Time, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation as of the Effective Time.

ARTICLE III

MERGER

3.1    Treatment of Common Stock and Company Equity Awards. At the Effective Time, by virtue of the Merger and without any action on the part of any party or holder of any shares of Common Stock or Company Equity Awards or any other securities of the Company:

(a)    Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and all such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(b)    Treatment of Common Stock.

(i)    Each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding Canceled Shares) and all rights in respect thereof, shall, by virtue of the Merger, be converted into the right to receive $130.00, payable net to the seller in cash, without interest (the “Merger Consideration”) (less any applicable withholding Taxes), and such shares shall otherwise cease to be outstanding, shall automatically be canceled and retired and cease to exist, and each holder of Certificate or Book-Entry Shares that immediately prior to the Effective Time represented any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(ii)    Each share of Common Stock held by the Company as treasury stock or held by Parent or Merger Sub, in each case, immediately prior to the Effective Time (the “Canceled Shares”), shall be canceled and retired without any conversion thereof, and no payment or distribution shall be made with respect thereto.

(c)    Treatment of Company Equity Awards.

(i)    At the Effective Time, each Company RSU Award that is outstanding immediately prior to the Effective Time shall fully vest and be canceled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration in respect of each share of Common Stock subject to such Company RSU Award immediately prior to the Effective Time, less any applicable withholding Taxes.

(ii)    At the Effective Time, each Company PRSU Award that is outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration in respect of each share of Common Stock subject to such Company PRSU Award immediately prior to the Effective Time, less any applicable withholding Taxes. For purposes of the immediately preceding sentence, the number of shares of Common Stock subject to such Company PRSU Award immediately prior to the Effective Time shall be determined as follows: (A) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2020, the number of shares of Common Stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 110% of the Total Shares Granted as such term is used in the applicable PRSU Award (the “Total Shares Granted”), (B) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2019, the number of shares of Common Stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 130% of the Total Shares Granted, and (C) with respect to each Company PRSU Award granted for the performance period commencing with the Company’s fiscal year 2018, the number of shares of Common Stock subject to such Company PRSU Award immediately prior to the Effective Time shall equal 110% of the Total Shares Granted.

(iii)    As promptly as reasonably practicable following the Closing Date, but in no event later than the next regularly scheduled payroll date that is at least five (5) Business Days following the Closing Date, Parent shall cause the Company or the Surviving Corporation to pay the Merger Consideration described in Sections 3.1(c)(i) and (ii) to holders of Company Equity Awards through the payroll system or payroll provider of the Surviving Corporation (after giving effect to any required Tax withholding). If any payment of the Merger Consideration cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder (less applicable withholding Taxes), which check will be sent by overnight courier to such holder as promptly as reasonably practicable following the Closing Date.

(iv)    On the date hereof and following the execution and delivery of this Agreement by the parties, the Company shall take all actions with respect to the Company ESPP that are necessary to provide that: (A) the offering period in effect as of the date hereof (the “Current ESPP Offering Period”) shall continue in effect until its scheduled completion date, at which time purchases shall be made for current participants pursuant to current elections, but no employee who is not a participant in the Company ESPP as of the end of the Business Day immediately prior to the date hereof may become a participant in the Company ESPP and no current participant may increase the amount of his or her participation or payroll deduction election from that in effect on the date hereof; (B) subject to the consummation of the Merger, the Company ESPP shall be terminated immediately prior to the Effective Time; and (C) no new offering period shall be commenced under the Company ESPP until and unless this Agreement is terminated in accordance with its terms.

(v)    Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering any Company Equity Plan) shall take all such actions as are necessary to approve and effectuate the foregoing provisions of this Section 3.1(c), including making any determinations and/or adoption resolutions of the Company Board or a committee thereof or any administrator of a Company Equity Plan as may be necessary and delivering appropriate notices.

(d)    Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately and equitably adjusted, without duplication, provided, however, that nothing in this Section 3.1(d) shall be construed to permit the Company or any of its Subsidiaries or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.

3.2    Exchange of Common Stock and Paying Fund

(a)    Paying Agent; Paying Fund. At or prior to the Effective Time, Parent shall designate a bank or trust company of national recognition and reasonably acceptable to the Company (the “Paying Agent”) to act as agent for the holders of shares of Common Stock to receive the funds to which such holders shall become entitled pursuant to Section 3.1(b) and shall enter into a paying agent agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities under this Agreement. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of the holders of Common Stock cash sufficient to make payment of the cash consideration to which holders of such shares shall become entitled pursuant to Section 3.1(b) (excluding payments with respect to Canceled Shares) (such aggregate cash, the “Payment Fund”). The Payment Fund shall not be used for any other purpose, subject to Section 3.2(h).

(b)    Exchange Procedures. As soon as reasonably practicable after the Effective Time, and in no event later than two (2) Business Days thereafter, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the Paying Agent to mail to each holder of record of (i) a Certificate whose shares of Common Stock were converted into the right to receive the consideration payable pursuant to Section 3.1(b) (A) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and contain customary provisions) and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and (ii) Book-Entry Shares whose shares of Common Stock were converted into the right to receive the consideration payable pursuant to Section 3.1(b) instructions for use in effecting the surrender of such Book-Entry Shares in exchange for the Merger Consideration. Each holder of record of one or more Certificates, upon surrender to the Paying Agent of such Certificate or Certificates, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Parent or the Paying Agent, and each holder of record of Book-Entry Shares, upon surrender to the Paying Agent of such Book-Entry Shares (which shall be deemed surrendered upon receipt by the Paying Agent of an “agent’s message” in customary form or such other evidence as the Paying Agent may reasonably request), shall be entitled to receive in exchange therefor the amount of Merger Consideration to which such holder is entitled pursuant to Section 3.1(b), and the Certificates or Book-Entry Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered if such Certificate or Book-Entry Share shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the transfer or establish to the reasonable satisfaction of Parent and the Paying Agent that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 3.2(b), each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, subject to the terms and conditions set forth herein. No interest shall be paid or will accrue on any payment to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article III.

(c)    No Further Ownership Rights in Common Stock. The Merger Consideration paid upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock formerly represented by such Certificates or Book-Entry Shares, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on the shares of Common Stock in accordance with the terms of this Agreement prior to the Effective Time. At the close of business on the day on which the Effective Time occurs, the share transfer books of the Company shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or Book-Entry Share is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of and exchanged as provided in this Article III.

(d)    Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains unclaimed by, or otherwise undistributed to, the holders of the Certificates or Book-Entry Shares for twelve (12) months after the Effective Time shall be delivered to Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article III shall (subject to abandoned property, escheat or other similar Laws) thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration for satisfaction of its claim for Merger Consideration which such holder has the right to receive pursuant to the terms of this Article III.

(e)    No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any distributions from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to such date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f)    Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 3.2(d), Parent) will issue, or will cause to be issued, in exchange for such lost, stolen or destroyed Certificate and the making of a customary indemnity, the payments with respect to such Certificate to which such Person is entitled pursuant to this Article III.

(g)    Withholding Rights. Notwithstanding anything in this Agreement to the contrary, the Paying Agent, Parent, the Company, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(h)    Investment of Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund, as directed by Parent; provided that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article III, and following any losses from any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of shares of Common Stock at the Effective Time in the amount of such losses, which additional funds will be deemed to be part of the Payment Fund. Any interest or other income resulting from such investments shall be paid to Parent, upon demand.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Documents filed with, or furnished to, the SEC and publicly available at least two days prior to the date hereof (without giving effect to any amendment to any such Company SEC Document filed on or after the date that is two days prior to the date hereof) (excluding any disclosures set forth in any “risk factors,” “forward-looking statements” and similar disclosures to the extent cautionary, predictive or forward-looking in nature; it being understood that any matter disclosed in such filings shall not be deemed disclosed for purposes of the representations in Sections 4.1 and 4.2), or in the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation or warranty specified therein and any such other representations or warranties where its applicability to, relevance as an exception to, or disclosure for purposes of, such other representation or warranty is reasonably apparent), the Company represents and warrants to Parent and the Merger Subs as follows:

4.1    Due Incorporation; Capitalization; Indebtedness.

(a)    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (where such concept is recognized) in good standing under the Laws of its respective jurisdiction of organization. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company’s Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted . Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and (where such concept is recognized) is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    The Company has made available to Parent prior to the date of this Agreement a true and complete copy of the Articles of Incorporation and Bylaws, in each case, as amended through the date hereof. The Articles of Incorporation and Bylaws are in full force and effect, and the Company is not in material violation of any of their provisions. Section 4.1(b) of the Company Disclosure Letter sets forth a true and complete list of the Subsidiaries of the Company.

(c)    Capitalization.

(i)    The entire authorized capital stock of the Company is two-hundred million (200,000,000) shares of common stock, par value $0.0015 per share (the “Common Stock”).

(ii)    As of October 31, 2019 (the “Capitalization Date”), (A) 35,447,548 shares of Common Stock were issued and outstanding, which number does not include any shares of Common Stock held by the Company in treasury, (B) 23,798,037 shares of Common Stock were held by the Company in treasury, (C) 582,669 shares of Common Stock were subject to Company RSU Awards (of which 37,530 shares of Common Stock were unissued subject to Company hold-to-retirement restricted stock units that have vested but not been settled), (D) 244,159 shares of Common Stock were subject to Company PRSU Awards and 287,128 shares of Common Stock would be issued in respect of such Company PRSU Awards assuming the percentages of Total Shares Granted set forth in Section 3.1(c)(ii), (E) 426,750 shares of Common Stock reserved and available for issuance pursuant to the Company ESPP, (F) 1,700,662 shares of Common Stock reserved for issuance and available for grants of future awards under the Company Equity Plans (assuming unvested PRSU grants at 100% of the Total Shares Granted); and (G) no other shares of capital stock or other voting securities were issued, reserved for issuance or outstanding, and from the Capitalization Date through the date of this Agreement, the Company has not issued any shares of Common Stock, Company RSU Awards, Company PRSU Awards or any other shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock. All of the outstanding shares of Common Stock are, and all shares of Common Stock that may be issued prior to the Effective Time will be, duly authorized, validly issued, fully paid and nonassessable. No shares of Common Stock are subject to or were issued in violation of applicable Law or the preemptive rights of any stockholder or any purchase option, call option, right of first refusal, subscription right or any similar right under any provision of the FBCA, other applicable Laws, the Articles of Incorporation or Bylaws or any agreement to which the Company is a party or otherwise bound. Section 4.1(c)(ii) of the Company Disclosure Letter sets forth an accurate list, as of the Capitalization Date, of each outstanding Company Equity Award, in each case specifying the name of the holder (or, if the Company is restricted under applicable Law from providing any employee name, unique employee identification number), the type of award, the number of underlying shares of Common Stock, the date of grant, and if applicable, the exercise price per shares and expiration date.

(iii)    Except as set forth in Section 4.1(c)(ii) of the Company Disclosure Schedule, as of the Capitalization Date there are no (A) issued and outstanding shares of capital stock of or other voting or equity interests in the Company, (B) securities of the Company or its Subsidiaries convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in the Company, (C) options, warrants, calls or other rights or agreements to acquire from the Company or its Subsidiaries, or other obligation of the Company or its Subsidiaries to issue, deliver, transfer or sell, or cause to be issued, delivered, transferred or sold, any shares of capital stock of or other voting or equity interests in the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in the Company, (D) voting trusts, proxies or other similar agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of or other voting or equity interests in the Company or any of its Subsidiaries, or (E) obligations requiring the registration for sale of any shares of capital stock of or other voting or equity interests in the Company or any of its Subsidiaries (the items in clauses (A), (B) and (C) being referred to collectively as the “Company Securities”).

(iv)    Except as set forth in Section 4.1(c) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than issuances in connection with the exercise, purchase, vesting or settlement of Company Equity Awards outstanding as of the Capitalization Date in accordance with their terms, or as set forth in the Articles of Incorporation or as permitted to be issued after the date hereof in accordance with the terms hereof). No Subsidiary of the Company owns any shares of capital stock of the Company.

(d)    All of the outstanding shares of capital stock of and other voting or equity interests in each of the Company’s Subsidiaries have been and are duly authorized and validly issued, fully paid and nonassessable and are owned beneficially and of record wholly by the Company or one of the Company’s wholly owned Subsidiaries, free and clear of any Liens other than Permitted Liens. No shares of capital stock of any of the Company’s Subsidiaries are subject to or were issued in violation of the preemptive rights of any stockholder or any purchase option, call option, right of first refusal, subscription right or any similar right under any provision of the FBCA, applicable Laws, the Organizational Documents of any of the Company’s applicable Subsidiaries or any agreement to which the Company or any of its Subsidiaries is a party or otherwise bound, except as would not be material to the Company and its Subsidiaries, taken as a whole. There are no outstanding (i) shares of capital stock of or other voting or equity interests in any of the Company’s Subsidiaries (other than those held by the Company or any of its Subsidiaries), (ii) securities of the Company or any of its Subsidiaries convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Subsidiary of the Company or (iii) options, warrants or other rights or agreements to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock of or other voting or equity interests in any of the Company’s Subsidiaries or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any of the Company’s Subsidiaries (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities. There are no restrictions of any kind which prevent the payment of dividends or distributions by any of the Company’s Subsidiaries (other than restrictions under the Existing Credit Facilities).

(e)    Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, or, other than as referred to in Section 4.1(c)(ii) of the Company Disclosure Letter, other securities, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

4.2    Due Authorization.

(a)    The Company has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to the filings under Section 2.3, to consummate the Transactions, and except for obtaining the Company Stockholder Approval, no other corporate actions or proceedings on the part of the Company or its stockholders shall be necessary to authorize this Agreement and the Transactions. The execution, delivery and performance by the Company of this Agreement, and, assuming the representations and warranties set forth in Section 5.11 are true and correct, the consummation by it of the Merger, have been duly authorized by the Company Board and, assuming that the Merger is consummated in accordance with the DGCL and the FBCA, except for filing the Merger Filings with the Department of State of the State of Delaware pursuant to the DGCL and the Department of State of the State of Florida pursuant to the FBCA, as applicable, and subject to obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Transactions.

(b)    The Company Board has adopted resolutions unanimously (i) adopting this Agreement and approving the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, (ii) determining that this Agreement and the Transactions are fair to and in the best interests of the Company and the Company’s stockholders, (iii) approving and declaring advisable this Agreement and the consummation of the Merger, (iv) submitting this Agreement for approval by the Company’s stockholders and recommending that the stockholders of the Company approve this Agreement (the “Recommendation”), and (v) approving on behalf of the Company all employment and compensation arrangements applicable to directors or senior executives of the Company under this Agreement in the same manner as provided in and consistent with Section 607.0832 of the FBCA, which resolutions have not, except after the date of this Agreement as permitted by Section 6.4, been subsequently rescinded, modified or withdrawn. The Company Stockholder Approval is the only vote of holders of securities of the Company which is required to approve this Agreement and consummation of the Merger and the other transactions contemplated hereby.

(c)    The Company has duly and validly executed and delivered this Agreement. Assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance moratorium, reorganization or similar Laws now or hereafter in effect which affect the enforcement of creditors’ rights generally and by rules of Law governing specific performance, injunctive relief and equitable principles (the “Enforceability Exceptions”).

4.3    Consents and Approvals; No Violations. Except for in connection with or in compliance with (a) filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, including the letter to stockholders, notice of meeting and form of proxy, the “Proxy Statement”) and the Merger Filings as contemplated under Section 2.3, (b) the HSR Act, (c) the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, as may be required in connection with the Transactions, (d) state securities takeover and “blue sky” laws, as may be required in connection with the Merger, (e) the rules and regulations of, and any filings with and approvals of, the NASDAQ Stock Market (“NASDAQ”) (f) the approval of the Company Board set forth in Section 4.2(a), (g) the affirmative vote of the holders of a majority of all the votes entitled to be cast by the Company’s stockholders to approve this Agreement (and the Transactions) in accordance with the applicable provisions of the FBCA (the “Company Stockholder Approval”) and (h) Competition Laws set forth on Section 4.3(a) of the Company Disclosure Letter (collectively, the “Transaction Approvals”), the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions will not, subject to the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in Section 5.11, (i) violate in any material respect any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound or affected; (ii) require any notification to or filing or registration by the Company or any of its Subsidiaries with, or consent or approval with respect to the Company or any of its Subsidiaries of, or other action by, any Governmental Authority; (iii) violate or conflict with any provision of the Articles of Incorporation or Bylaws, (iv) violate or conflict with any provision of the Organizational Documents of any of the Company’s Subsidiary; (v) require any consent of, notice to or other action by any Person under, constitute a default or breach or an event that, with or without notice or lapse of time or both, would constitute a default or breach under, or cause or permit termination, cancelation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any Contract or any Permit affecting the assets or business of the Company and its Subsidiaries; or (vi) result in the creation of imposition of any Lien (other than Permitted Liens) on the properties or assets of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iv), (v) and (vi) as has not had, and would not be reasonably expected to have a Company Material Adverse Effect.

4.4    Financial Statements; Internal Controls and Procedures.

(a)    The Company has timely filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since January 31, 2017 (all such forms, documents and reports filed or furnished by the Company since such date, the “Company SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of the Company has failed to make the certifications required of her or him under Section 302 or 906 of the Sarbanes-Oxley Act. None of the Company’s Subsidiaries is, or at any time since January 31, 2017 has been, required to file any forms, reports or other documents with the SEC or subject to the reporting requirements under the Exchange Act. As of the date hereof, there are no unresolved comments received from the SEC staff with respect to the Company SEC Documents, and the Company has not received written notice from the SEC since January 31, 2017 that any of the Company SEC Documents is the subject of ongoing SEC review. The Company is and has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

(b)    The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material and to any other adjustments described therein, including the notes thereto), (ii) were prepared in all material respects in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply as to form in all material respects with the applicable accounting requirements under the Securities Act, the Exchange Act and the applicable rules and regulations of the SEC.

(c)    The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are designed to ensure that all information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended January 31, 2019, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of the Company has not identified (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information and (ii) any fraud or allegations of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d)    Since January 31, 2017, none of the Company or any of its Subsidiaries or any of their directors, officers, employees, nor, to the Knowledge of the Company, their respective auditors, accountants or representatives has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

4.5    Company Information.

(a)    Each document required to be filed by the Company with the SEC (including the Proxy Statement) in connection with the Merger (the “Company Disclosure Documents”), and any amendments or supplements thereto, when filed, distributed or otherwise disseminated to the Company’s stockholders, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Company Disclosure Documents, at the time of the filing of such Company Disclosure Documents or any supplement or amendment thereto with the SEC and at the time such Company Disclosure Documents or any supplements or amendments thereto are first distributed or otherwise disseminated to the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b)    None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)    For the avoidance of doubt, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Company Disclosure Documents.

4.6    No Undisclosed Liabilities. There are no Liabilities of the Company or any of its Subsidiaries that would be required to be reflected on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto, in each case prepared in accordance with GAAP, except for (a) Liabilities that are reflected or reserved against on the consolidated balance sheet of the Company and its Subsidiaries included in its Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2019 (including any notes thereto), (b) Liabilities arising in connection with the Transactions contemplated hereby, (c) Liabilities incurred in the ordinary course of business since January 31, 2019, (d) Liabilities that have been discharged or paid in full prior to the date of this Agreement and (e) Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.7    Title to Assets. Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in or valid license to, each of its assets and properties reflected in the consolidated financial statements included in the Company SEC Documents or that are material to its business as conducted as of the date of this Agreement (the “Assets”), in each case, free and clear of any Lien, except for Permitted Liens.

4.8    Intellectual Property.

(a)    Section 4.8(a) of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of the Company Registered Intellectual Property. No registrations or applications for Company Registered Intellectual Property have expired or been canceled or abandoned except in accordance with the expiration of the term of such rights or in the ordinary course of business, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (i) exclusively own all Company Intellectual Property, in each case, free and clear of all Liens (except for Permitted Liens) and the consummation of the Transactions will not adversely affect such ownership and (ii) have the valid and enforceable rights to any other Intellectual Property owned by a third party as may be necessary for the conduct of the business of the Company as it relates to the resale or distribution of such third party’s products by the Company or its Subsidiaries.

(c)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has taken commercially reasonable measures to maintain the confidentiality of the Company’s material Trade Secrets. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Persons who have participated in the creation or development of any material Intellectual Property for the Company or any of its Subsidiaries have executed and delivered to the Company a valid and enforceable written Contract providing for (i) the non-disclosure by such person or entity of Trade Secrets of the Company or the Company Subsidiaries and (ii) the assignment by such Person (by way of a present grant of assignment) to the Company or one of the Company Subsidiaries of all right, title and interest in and to such Intellectual Property. To the Knowledge of the Company, no Person or entity is in breach of any such Contract, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the conduct of the business of the Company and its Subsidiaries does not infringe, violate or constitute misappropriation of, and since January 31, 2017, has not infringed, violated or constituted misappropriation of, any Intellectual Property of any third Person, provided that no representation or warranty is made with respect to any third Person’s products (including any third Person’s products that are distributed, supported or resold by Company or its Subsidiaries); (ii) to the Knowledge of the Company, as of the date hereof, no third Person is infringing, violating, or misappropriating any material Company Intellectual Property and (iii) as of the date hereof, there is no pending claim or asserted claim in writing (including any “cease and desist” letters and invitations to license), and since January 31, 2017, the Company and its Subsidiaries have received no claim or asserted claim in writing asserting that the Company or any of its Subsidiaries have infringed, violated or misappropriated, or is infringing, violating or misappropriating any Intellectual Property rights of any third Person.

(e)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries use commercially reasonable measures to protect the confidentiality, integrity and security of the IT Assets and all information stored or contained therein or transmitted thereby against any unauthorized use, access, interruption, modification, or corruption, and to ensure that all IT Assets are fully functional and free from any bug, virus, malware, and the like, and (ii) the Company and its Subsidiaries have implemented, maintained and tested commercially reasonable disaster recovery procedures and facilities for their respective business. Since January 31, 2017, there have been no failures or breakdowns of any IT Assets that have caused the substantial disruption or interruption in or to the use of the IT Assets or the operation of the business of the Company or its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries maintain and enforce commercially reasonable policies, procedures and rules regarding data privacy, protection and security, and (ii) the Company and the Company Subsidiaries are, and since January 31, 2017, have been, in compliance in all material respects with all Data Security Requirements. To the Knowledge of the Company there have been no charge, challenge, complaint, claim or demand from any person or entity (including any Governmental Authority) with respect to any actual or alleged (A) incidents of security breaches or intrusions or unauthorized access or use of any of the IT Assets or Trade Secrets of the Company or any of its Subsidiaries, or (B) unauthorized access to or collection, use, processing, storage, sharing, distribution, transfer, disclosure, destruction or disposal of any such Trade Secrets or other confidential information, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.9    Contracts.

(a)    Section 4.9(a) of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of all Contracts (other than (x) any Company Benefit Plan and (y) Contracts solely between the Company and any of the Company Subsidiaries or solely between any Company Subsidiaries) in effect as of the date hereof, of the following types to which the Company or any of its Subsidiaries is a party or bound or to which any of the Assets is subject (the “Company Material Contracts”):

(i)    any Contract that is filed by the Company as a material Contract pursuant to Item 601(b)(10) of Regulation S-K of the SEC;

(ii)    any Contract that expressly imposes any material restriction on the right or ability of the Company and its Subsidiaries, collectively, to compete with any other Person (or in any line of business, market or geographical area);

(iii)    any Contract with a material customer that expressly obligates the Company and its Subsidiaries (or following the Closing, Parent and its Subsidiaries), in each case, taken as a whole, to conduct business with any third party on an exclusive basis;

(iv)    any Contract relating to indebtedness for borrowed money of (or guarantees thereof by) the Company or any of its Subsidiaries having an outstanding or committed principal amount (or a guarantee thereof) in excess of $25,000,000 (other than (A) Trade Credit Agreements and (B) any such indebtedness owed by the Company or any wholly owned Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company, and guarantees thereof);

(v)    any Contract (A) granting to Company or any of its Subsidiaries rights to any Intellectual Property owned by a third party that are material to the Company and the Company Subsidiaries taken as a whole, excluding (x) Contracts for commercially available Software and (y) “shrink wrap,” “click through” or other standard term licenses to commercially available Software; (B) granting to a third party rights to any Intellectual Property owned by the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries taken as a whole, excluding any non-exclusive licenses entered into in the ordinary course of business; or (C) restricting the Company’s or any of its Subsidiaries’ rights to use, practice, or enforce any Company Intellectual Property that is material to the Company and its Subsidiaries taken as a whole;

(vi)    any Contract that provides for the acquisition or disposition of any assets (other than acquisitions or dispositions of inventory or other assets held for sale in the ordinary course of business) or business (whether by merger, sale of stock, sale of assets or otherwise) or capital stock or other equity interests of any Person or any Contract relating to the acquisition or disposition of assets or businesses with any outstanding obligations as of the date of this Agreement, in each case with a value in excess of $25,000,000;

(vii)    any material joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or Control of any joint venture, partnership or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;

(viii)    any Contract pursuant to which the Company or any of its Subsidiaries has an obligation to make an investment in or loan to any other Person (other than in or to any wholly owned Subsidiary of the Company), in each case with an aggregate value in excess of $10,000,000, other than Trade Credit Agreements;

(ix)    any Contract that is a settlement, conciliation or similar agreement with any Governmental Authority that has or would reasonably be expected to affect the Company’s operations in any material respect or pursuant to which the Company or any of its Subsidiaries will have any outstanding obligation after the date of this Agreement with a value in excess of $10,000,000, other than with a Governmental Authority in its capacity as a customer of the Company or any of its Subsidiaries;

(x)    any Contract for employment or engagement with a Designated Employee; and

(xi)    any Contract that is a material settlement that restricts in any material respect the operations or conduct of the Company or any of its Subsidiaries.

(b)    Neither the Company nor any Subsidiary of the Company is in material breach of or default in any respect under the terms of any Company Material Contract and, to the Knowledge of the Company, as of the date hereof, no other party to any Company Material Contract is in material breach of or default in any respect under the terms of any Company Material Contract, and no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the Knowledge of the Company, prior to the date hereof through the action or inaction of any third party, that with notice or the lapse of time or both would constitute a material breach of or default or result in the termination of or a right of termination or cancelation thereunder, accelerate the performance or obligations required thereby, or result in the loss of any benefit under the terms of any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, each Company Material Contract (i) is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and of each other party thereto, and (ii) is in full force and effect, subject to the Enforceability Exceptions, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no disputes pending or, to the Knowledge of the Company, threatened with respect to any Company Material Contract, and neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to a Company Material Contract to terminate for default, convenience or otherwise, or not renew, any Company Material Contract, or otherwise materially change the quantity or quality of the nature of the business conducted under such Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent a true and complete copy of each Company Material Contract (including all modifications, amendments and waivers thereto).

4.10    Insurance. Except as would not reasonably be expected to have, a Company Material Adverse Effect, the Company maintains insurance with insurers in such amounts and against such risks as the management of the Company has in good faith determined to be prudent and appropriate, all material insurance policies maintained by or for the benefit of the Company or any of its Subsidiaries, the Assets or otherwise covering the business of the Company and its Subsidiaries (“Material Policies”) are in full force and effect in accordance with their terms and, to the Knowledge of the Company, no written notice of cancelation or non-renewal of such policies has been received, and there is no existing breach, default or event which, with or without notice or the lapse of time or both, would constitute a breach or default or permit termination or modification of any such policies. Section 4.10 of the Company Disclosure Letter sets forth an accurate list of each Material Policy.

4.11    Employees and Employee Benefit Plans.

(a)    Section 4.11(a)(i) of the Company Disclosure Letter sets forth a complete and correct list of each material Company Benefit Plan that is sponsored or maintained primarily for the benefit of employees of the

Company and its Subsidiaries who are based in the United States (the “US Benefit Plans”). Section 4.11(a)(ii) of the Company Disclosure Letter sets forth a correct description of each Company Benefit Plan that is a defined benefit pension plan and is sponsored or maintained primarily for the benefit of employees of the Company and its Subsidiaries who are based in a country other than the United States. With respect to each material US Benefit Plan and each Company Benefit Plan listed on Section 4.11(a)(ii) of the Company Disclosure Letter , a copy of each of the following documents, and all amendments and modifications to such documents, has been made available to Parent or will be made available to Parent in accordance with Section 6.7(d) of this Agreement: (i) the written document evidencing such Company Benefit Plan or, with respect to any such plan that is not in writing, a written description of the material terms thereof, and all amendments, modifications or material supplements to such Company Benefit Plan, (ii) the annual report (Form 5500), if any, filed with the U.S. Internal Revenue Service (“IRS”) for the last plan year, (iii) the most recently received IRS determination letter, if any, relating to such Company Benefit Plan, (iv) the most recent actuarial report and/or financial statement, if any, relating to such Company Benefit Plan, and (v) any related trust agreements, annuity contracts, insurance contracts or documents of any other funding arrangements.

(b)    Except as would not reasonably be expected to result in a material liability to the Company or its Subsidiaries, taken as a whole, (i) all Company Benefit Plans comply and have been established, maintained, funded, operated, and administered in accordance with their terms and the requirements of all Laws applicable thereto; (ii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, involving any Company Benefit Plan; and (iii) there have been no non-exempt “prohibited transactions” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan.

(c)    Except as would not reasonably be expected to result in a material liability to the Company or its Subsidiaries, (i) each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a current favorable determination letter or opinion letter from the IRS, and there are no existing circumstances or events that would reasonably be expected to adversely affect the qualified status of each such Company Benefit Plan; (ii) no Company Benefit Plan is under audit or is the subject of an audit, investigation or other administrative proceeding by the IRS, the Department of Labor, or any other Governmental Authority, nor is any such audit, investigation or other administrative proceeding, to the Knowledge of the Company, threatened; and (iii) all contributions, reimbursements, premium payments and other payments required to have been made under or with respect to each Company Benefit Plan as of or prior to the date hereof have been made or accrued (as applicable) on a timely basis in accordance with applicable Law and such Company Benefit Plan’s terms.

(d)    No Company Benefit Plan is, and none of the Company, its Subsidiaries, or any of its ERISA Affiliates, during the six (6) years prior to the date hereof, has maintained, contributed to, been required to contribute to or otherwise had any Liability with respect to: (i) any plan that is or was subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code, or (ii) any Multiemployer Plan. No Company Benefit Plan is a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). Neither the Company nor any of its Subsidiaries has any Liability, or is reasonably expected to have any, material Liability: (i) under Title IV of ERISA; or (ii) on account of at any time being considered a single employer under Section 414 of the Code with any other Person.

(e)    Neither the Company nor any of its Subsidiaries has any Liability under any Company Benefit Plan or otherwise for providing post-termination or retiree health, medical, life or other welfare benefits to any Person, other than as required under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code or applicable Law at the sole expense of such employee. Neither the Company nor any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other material penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.

(f)    Except as expressly provided under this Agreement or as required by applicable Law, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions will not (alone or in combination with any other event): (i) entitle any current or former employee, officer or director of the Company or any of its Subsidiaries to severance pay or any other payment, (ii) result in any payment becoming due, accelerate the time of payment or vesting of benefits or increase the amount of or result in the forfeiture of any compensation or benefits due to any such employee, officer or director, (iii) result in any forgiveness of indebtedness of any such employee, officer or director or trigger any funding obligation under any Company Benefit Plan, or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code). The Company has no obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(g)    Each Company Benefit Plan and any other agreement, plan, Contract or arrangement maintained by the Company or a Company Subsidiary that is, in any part, a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(h)    There are no labor unions, works councils, or other labor organizations representing any employees employed by the Company or any of its Subsidiaries. Except as would not be material to the Company and its Subsidiaries, taken as a whole, no notice or provision of information, consent or consultation of any employee representative bodies (including any labor unions, works councils, or other labor organizations) that represent employees of the Company or any of its Subsidiaries is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 31, 2017, there has not occurred and, to the Knowledge of the Company, there is not threatened, (i) any strike, slowdown, picketing, material labor-related arbitration, material grievance, or work stoppage by, or lockout of, or to the Knowledge of the Company, union organizing activities with respect to, any employees of the Company or any of its Subsidiaries, (ii) any Litigation against the Company or any of its Subsidiaries relating to the alleged violation of any Laws pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Authority, or (iii) any application for representation or certification of a labor union, works council, or other labor organization seeking to represent any employees of the Company or any of its Subsidiaries.

(i)    The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, applicant and employee background checking, immigration, workers’ compensation, occupational safety and health requirements, plant closings, wages and hours, worker classification, withholding of Taxes, employment discrimination, disability rights or benefits, equal opportunity, labor relations, employee leave issues, affirmative action and unemployment insurance and related matters.

(j)    Except as would not reasonably be expected to result in material Liability to the Company or any of its Subsidiaries, (i) none of the Company or its Subsidiaries has entered into a settlement agreement with a current or former officer, director or employee of the Company or any of its Subsidiaries resolving allegations of sexual harassment or misconduct by an executive officer, director or employee of the Company or any of its Subsidiaries, and (ii) there are no, and since January 31, 2017, there have not been any Litigations pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries, in each case, involving allegations of sexual harassment or misconduct by an officer, director or employee of the Company or any of its Subsidiaries. The Company and its Subsidiaries have promptly, thoroughly and impartially investigated all material sexual harassment or other material discrimination allegations with respect to current and former employees of which it is or was aware.

(k)    This Section 4.11 (along with Section 4.9 (as it relates to the subject matter hereof) and Section 4.16) contains the sole and exclusive representations and warranties of the Company with respect to the subject matter hereof.

4.12    Taxes. Except as would not reasonably be expected to have a Company Material Adverse Effect:

(a)    All Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account extensions) and all such Tax Returns are true, complete and correct.

(b)    All Taxes due and payable by or with respect to the Company or any of its Subsidiaries (whether or not shown on a Tax Return) have been timely paid, except for Taxes for which adequate reserves have been established, as of the date hereof, on the financial statements included in the Company SEC Documents in accordance with GAAP.

(c)    There are no Liens for Taxes upon any assets of the Company or any of its Subsidiaries other than Permitted Liens.

(d)    Each of the Company and its Subsidiaries has complied in all respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements), with respect to payments made to any employee, independent contractor, creditor, stockholder or other third party, and has timely collected, deducted or withheld and paid over to the appropriate Taxing Authority all amounts required to be so collected, deducted or withheld and paid over in accordance with applicable Laws, except for Taxes for which adequate reserves have been established, as of the date hereof, on the financial statements included in the Company SEC Documents in accordance with GAAP.

(e)    Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations with respect to any Tax Return or any Taxes, or any extension of time with respect to the assessment, deficiency, or collection of any Tax, in each case, that is currently effective, or has made any request in writing for any such waiver or extension.

(f)    There are no Tax Proceedings with respect to the Company or any of its Subsidiaries pending or threatened in writing. No Taxing Authority has asserted in writing any deficiency or claim with respect to Taxes or any adjustment to Taxes against the Company or any of its Subsidiaries with respect to any taxable period for which the period of assessment or collection remains open and that has not been finally settled.

(g)    Neither the Company nor any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is or was the Company or any Subsidiary of the Company), (ii) is a party to, bound by, or obligated under any Tax sharing, allocation, indemnity or similar agreement or arrangement (other than (x) any such agreement or arrangement that is solely between or among the Company and/or any of its Subsidiaries, or (y) customary gross-up and indemnification provisions in commercial arrangements entered into in the ordinary course of its business or in purchase agreements and, in each case, the primary purpose of which arrangement is not related to Taxes), or (iii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor or by contract or otherwise.

(h)    Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or foreign Law).

(i)    No Taxing Authority in any jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns of a particular type has asserted a written claim, which remains unresolved, that the Company or any such Subsidiary (as applicable) is required to file Tax Returns of such type in such jurisdiction.

(j)    In the last two (2) years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(k)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in, or use of an improper, method of accounting for a taxable period including or ending on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) ownership prior to the Closing of “United States property” (as defined in Section 956(c) of the Code); or (iv) gain recognition agreement under Section 367 of the Code (or any corresponding or similar provision of applicable Tax Law). Neither the Company nor any of its Subsidiaries has made an election under Section 965(h) of the Code and the Treasury Regulations (or other guidance) issued thereunder to defer the payment of any liability for income Taxes.

(l)    The Company and each of its Subsidiaries have complied with all requirements with respect to any Tax holidays, abatements, incentives or similar grants made or awarded to any of them by a Taxing Authority (each, a “Tax Holiday”) and no transaction contemplated by this Agreement will terminate or otherwise affect the Company’s or any Subsidiary’s eligibility for such Tax Holiday or cause any recapture of benefits previously received. Neither the Company nor any of its Subsidiaries has engaged in an “extraordinary disposition” within the meaning of Treasury Regulations Section 1.245A-5T. Neither the Company nor any of its Subsidiaries that is or was a “United States shareholder” with respect to another of them has a “hybrid deduction account” (or would have such an account had the proposed Treasury Regulations under Treasury Regulations Section 1.245A(e)-1 been currently effective) with respect to any equity interest in another of them.

(m)    Notwithstanding any other provision of this Agreement, it is agreed and understood that no representation or warranty is made by the Company in this Agreement with respect to Taxes, other than the representations in Section 4.4, Section 4.11, Section 4.16 and this Section 4.12.

4.13    Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 31, 2017, (a) none of the Company, its Subsidiaries or the Assets is subject to any Order, and (b) there is no audit, investigation, charge, complaint, claim, action, suit, arbitration, prosecution, proceeding, hearing or, to the Knowledge of the Company, inquiry or investigation, of any nature (civil, criminal, regulatory or otherwise) in Law or in equity (“Litigation”), of, before or in any, Governmental Authority, court or quasi-judicial or administrative agency or official of any federal, state, local or foreign jurisdiction, arbitrator or mediator, pending, or, to the Knowledge of the Company, threatened against or affecting any of the Company, its Subsidiaries or the Assets.

4.14    Compliance with Laws; Permits.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are, and since January 31, 2017 have been, in compliance in all material respects with all applicable federal, state, local and foreign laws (including common law), statutes, codes, ordinances, rules, regulations, judgments, Orders, injunctions, decrees or agency requirements of Governmental Authorities (collectively, “Laws”). Since January 31, 2017, neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority regarding any actual or alleged failure to comply with any Law in any material respect.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries hold all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Authority necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets, and to carry on and operate their businesses as currently conducted.

(c)    (A) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company, its Subsidiaries, or any director or officer of the Company or any of its Subsidiaries, or to the Knowledge of the Company, any other employee or agent of the Company or any of its Subsidiaries, in each case, acting on behalf of the Company or any of its Subsidiaries, has in the past three years, directly or indirectly, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries or (iii) violated or is in violation of applicable Bribery Legislation. (B) The Company and its Subsidiaries maintain and, since January 31, 2017, have maintained books and records that are accurate in all material respects, and adhere and, since January 31, 2017, have adhered to a system of commercially reasonable policies, procedures, and internal controls, in each case as required by applicable Bribery Legislation.

(d)    Since January 31, 2017, the Company, its Subsidiaries and their respective officers and managers and, to the Knowledge of the Company, employees, agents and third-party representatives acting on their behalf have at all times conducted their businesses in all material respects in accordance with U.S. and non-U.S. economic sanctions Laws, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations and the European Union (“Sanctions Laws”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries nor any of their respective officers and managers nor, to the Knowledge of the Company, employees, agents or third-party representatives acting on their behalf is currently or since January 31, 2017 has been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with, or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) in violation of any Ex-Im Laws or U.S. anti-boycott requirements.

(e)    To the Knowledge of the Company, there are no material allegation, voluntary disclosure, investigation, or prosecution involving the Company or any of its Subsidiaries, nor since January 31, 2017 has the Company or any of its Subsidiaries received any written communication from a Governmental Entity, related to a possible violation of Bribery Legislation, Sanctions Laws, or Ex-Im Laws.

(f)    Notwithstanding anything contained in this Section 4.14, no representation or warranty shall be deemed to be made in this Section  4.14 in respect of environmental, employee benefits or labor matters.

4.15    Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect (a) the Company and each of its Subsidiaries are, and since January 31, 2017 have been, in compliance with applicable Environmental Laws, and each has, or has applied for, and is and since January 31, 2017 has been in compliance with, all Environmental Permits necessary for the conduct and operation of their respective businesses, including as presently conducted, (b) since January 31, 2017 (or prior to such time to the extent unresolved) none of the Company or any of its Subsidiaries has received any written notice, demand, letter or claim alleging that the Company or such Subsidiary is in violation of, or liable under, any Environmental Law, (c) none of the Company or any of its Subsidiaries is subject to any judgment, decree, Litigation or judicial Order relating to compliance with, or Liability under, Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, and (d) there has been no release or disposal of, no contamination by, and no exposure of any Person to, any Hazardous Materials so as to give rise to any Liability under Environmental Laws for the Company or any of its Subsidiaries. Notwithstanding anything herein to the contrary, this Section 4.15 contains the sole and exclusive representations and warranties of the Company with respect to any environmental matters, including, without limitation, any Liability arising under any Environmental Laws.

4.16    Absence of Changes. Except with respect to the Transactions or as required or permitted by this Agreement, since July 31, 2019, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice and have not taken any action that would have required Parent’s consent under Sections 6.2(b)(i), 6.2(b)(ii), 6.2(b)(iii), 6.2(b)(v), 6.2(b)(vi), 6.2(b)(vii), 6.2(b)(viii), 6.2(b)(ix), 6.2(b)(xi), 6.2(b)(xii), 6.2(b)(xv), 6.2(b)(xviii) or 6.2(b)(xxi) if such action or event occurred after the date of this Agreement. Since January 31, 2019 to the date of this Agreement, there has not been any change, event, effect, development or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.17    Real Property.

(a)    Leased Real Property. With respect to each of the material Leases: (i) such Lease is a valid and binding agreement of the Company or one or more of its Subsidiaries, on the one hand, and to the Knowledge of the Company, each other party thereto, on the other hand, and is in full force and effect and enforceable in accordance with its terms; (ii) the Company or the applicable Subsidiary of the Company party to the respective material Lease pertaining to the Company’s material Leased Real Property has good and valid title to the leasehold estate under such material Leases free and clear of any Liens other than Permitted Liens; and (iii) the Company nor any of its Subsidiaries is in breach or default in any material respect under any such Lease and no event has occurred or circumstances exist which, with the delivery of notice, the passage of time or both, would constitute such breach or default, or permit the termination, modification or acceleration of rent under such Lease. The Leases comprise all of the real property used in, or otherwise related to, the business of the Company and its Subsidiaries.

(b)    Owned Real Property. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary has good fee simple title to all real property owned by the Company or any of the Company Subsidiaries (the “Owned Real Property”). Section 4.17(b) of the Company Disclosure Letter sets forth a list of the street address of each parcel of Owned Real Property. Except as would not reasonably be expected to have a Company Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened appropriation, condemnation, eminent domain or similar Litigation, or sale or other disposition in lieu of condemnation, affecting the Owned Real Property.

4.18    Brokers and Finders. Except for BofA Securities, Inc., neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.

4.19    Opinions of Financial Advisor. The Company Board has received an opinion of BofA Securities, Inc., dated as of the date of this Agreement and to the effect that, as of the date of such opinion and based on and subject to the various assumptions, qualifications, limitations and matters set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Common Stock which opinion (along with the financial advisor engagement letter) shall be provided to Parent for informational purposes only promptly following receipt by the Company.

4.20    Affiliate Transactions. Neither the Company nor any of its Subsidiaries is a creditor or debtor to, or party to any Contract or transaction with, any holder of five percent (5%) or more of the shares of Common Stock or any present or former director, officer, employee or Affiliate of the Company or any of its Subsidiaries, or to any “immediate family member” (within the meaning of Item 404 of Regulation S-K promulgated by the SEC) of any of the foregoing, or has engaged in any transaction with any of the foregoing within the 12 months preceding the date of this Agreement (each, an “Affiliate Contract”), except for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course of business consistent with past practice.

4.21    No Additional Representations. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article V or in any certificate delivered by Parent pursuant to this Agreement (a) Parent or Merger Sub does not make, or has not made and Company has not relied on, any representations or warranties relating to Parent, Merger Sub or their businesses or otherwise, (b) no person has been authorized by Parent or Merger Sub to make any representation or warranty relating to themselves or their business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Company or any of its representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Article V. Without limiting the foregoing, the Company acknowledges and agrees that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article V (as qualified by the Parent Disclosure Letter) and any certificates delivered by Parent pursuant to this Agreement neither the Parent, Merger Sub nor any other Person will have or be subject to any Liability or other obligation to the Company or their Representatives or Affiliates or any other Person resulting from the Company’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to the Company or their Representatives or Affiliates in connection with the transactions contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation or warranty specified therein and any such other representations or warranties where its applicability to, relevance as an exception to, or disclosure for purposes of, such other representation or warranty is reasonably apparent), Parent and Merger Sub jointly and severally represent and warrant to the Company that:

5.1    Due Incorporation; Capitalization.

(a)    Each of Parent and Merger Sub is duly organized, validly existing and, where such concept is applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization.

(b)    Each of Parent and Merger Sub has all requisite power and authority to (i) conduct its businesses in the manner in which its businesses are currently being conducted and (ii) own and use its assets in the manner in which its assets are currently owned and used. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification and/or licensing, except where any failure to be so qualified would not reasonably be expected to have a Parent Material Adverse Effect. Parent is not in violation of any provision of its Organizational Documents in any material respect. All of the issued and outstanding equity interests of Merger Sub are owned by a wholly-owned subsidiary of Parent free and clear of Liens of any kind, other than Permitted Liens.

5.2    Due Authorization.

(a)    Each of Parent and Merger Sub has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Transactions.

(b)    The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the applicable Transactions, including the Merger, have been duly and validly approved by the unanimous vote of the boards of directors or other governing body of Parent and Merger Sub and, immediately following execution and delivery of this Agreement, will be adopted by the sole stockholder of Merger Sub, and no other corporate actions or proceedings on the part of Parent or Merger Sub or their respective stockholders shall be necessary to authorize this Agreement and the Transactions.

(c)    Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement. Assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions.

5.3    Consents and Approvals; No Violations. The execution, delivery and performance by Parent and the Merger Sub of this Agreement and the consummation of the Transactions will not (i) violate, in any material respect, any Law or Order applicable to Parent or any of its Subsidiaries or by which any of their respective properties or assets are bound or affected; (ii) require any notification to or filing or registration by Parent or any of its Subsidiaries with, or consent or approval with respect to Parent or any of its Subsidiaries of, or other action by, any Governmental Authority; (iii) violate or conflict with any provision of the Organizational Documents of Parent or Parent’s Subsidiaries; and (iv) require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancelation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any Contract to which Parent or a Merger Sub is a party or by which Parent or a Merger Sub or any of their assets or properties is bound or any Permit affecting the assets or business of Parent or a Merger Sub, except, in the case of clauses (ii) and (iv), (A) for in connection with or in compliance with the Transaction Approvals, stockholder and/or board approvals of Parent and Merger Sub and the filing with the SEC of the Proxy Statement and (B) as would not have, and would not be reasonably expected to have a Parent Material Adverse Effect.

5.4    Merger Sub. Merger Sub was formed specifically for the Transactions. Since its date of incorporation, Merger Sub has not, and prior to the Effective Time will not have, carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions. The authorized equity capital of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are validly issued and outstanding. All of the issued and outstanding equity capital of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.

5.5    Litigation. As of the date hereof, there is no Litigation to which Parent or Merger Sub is a party pending or, to the Knowledge of Parent, threatened that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, neither Parent nor Merger Sub is subject to any outstanding Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.6    Compliance with Laws. Except as would not reasonably be expected to have a Parent Material Adverse Effect, since the date of their respective incorporation, each of Parent and Merger Sub has been and is in compliance with all applicable Laws.

5.7    Parent and Merger Sub Information. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement, at the time it (and any amendment or supplement thereto) is first filed with the SEC, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. For the avoidance of doubt, no representation or warranty is made by Parent or Merger Sub with respect to (and nothing in this Section 5.7 shall apply to) statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of the Company or any of its Subsidiaries.

5.8    Financing; Solvency.

(a)    As of the date of this Agreement, Parent has delivered to the Company a true, complete and correct copy of a fully executed equity commitment letter, dated the date of this Agreement (together with all exhibits, annexes, schedules and term sheets attached thereto and as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with Section 6.15, the “Equity Commitment Letter”), from the Guarantors pursuant to which the Guarantors have agreed to make an equity investment in Parent, subject to the terms and conditions therein, in cash in the aggregate amount set forth therein (the “Equity Financing”). The Equity Commitment Letter provides that the Company is an express third-party beneficiary of, and is entitled to require Parent to specifically enforce performance of the Guarantors’ obligation to fund the Equity Financing in accordance with and subject to the terms of, the Equity Commitment Letter.

(b)    As of the date of this Agreement, Parent has delivered to the Company a true, complete and correct copy of a fully executed debt commitment letter and Redacted Fee Letter, each dated the date of this Agreement from the Financing Sources identified therein (together with all exhibits, annexes, schedules and term sheets attached thereto and as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with Section 6.15, collectively, the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Letters”), pursuant to which such Financing Sources have agreed to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein (being collectively referred to as the “Debt Financing” and, together with the Equity Financing, collectively referred to as the “Financing”).

(c)    As of the date of this Agreement, the Financing Letters are in full force and effect and constitute the valid, binding and enforceable obligation of Parent and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with their terms (subject to the Enforceability Exceptions). There are no conditions precedent to the funding of the full amount of the Financing contemplated by the Financing Letters, other than the conditions precedent set forth in the Financing Letters (such conditions precedent, the “Financing Conditions”).

(d)    As of the date of this Agreement, the Financing Letters have not been amended or modified in any manner (other than to add additional parties thereto as permitted by Section 6.15), and the respective commitments contained therein have not been terminated, reduced, withdrawn or rescinded in any respect by Parent or, to the Knowledge of Parent, any other party thereto, and no such termination, reduction, withdrawal or rescission is contemplated by Parent or, to the Knowledge of Parent, any other party thereto.

(e)     As of the date of this Agreement, assuming the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, Parent has no Knowledge of any facts or circumstances that are reasonably likely to result in (i) any of the Financing Conditions not being satisfied on or prior to the Closing Date or (ii) the Financing contemplated by the Financing Letters not being made available to Parent on the Closing Date assuming the Financing Conditions are satisfied.

(f)    As of the date of this Agreement, neither Parent nor Merger Sub is in default or breach under the terms and conditions of the Financing Letters and, assuming the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach thereunder on the part of Parent or Merger Sub or a failure to satisfy a Financing Condition therein by Parent or Merger Sub or to the Knowledge of Parent that would otherwise result in any portion of the Financing necessary to fund the Required Amounts being unavailable on the date on which Closing occurs.

(g)    As of the date of this Agreement, other than the Redacted Fee Letter, there are no side letters, understandings or other agreements or arrangements relating to the Financing Letters or the Financing to which Parent or any of its Affiliates is a party that could (A) affect the conditionality, or availability of the Financing or reduce the aggregate principal amount of the Financing below the amount required to pay the Required Amounts at the Closing, (B) materially delay or prevent the Closing, (C) make the funding of the Debt Financing or the Equity Financing less likely to occur or (D) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Financing Letters.

(h)    As of the date of this Agreement, Parent or an Affiliate thereof on its behalf has fully paid any and all commitment or other fees and amounts required by the Financing Letters to be paid on or prior to the date of this Agreement.

(i)    Assuming (A) the Financing is funded in accordance with the Financing Letters and (B) the accuracy in all material respects of the Company’s representations and warranties set forth in Article IV of this Agreement, the aggregate proceeds contemplated to be provided by the Financing Letters will be sufficient, together with available cash of the Company (giving due consideration to any material tax consequences related to repatriation), to consummate the Transactions and to make all payments required to be made in connection therewith by Parent or Merger Sub, including (x) the payment of the Merger Consideration required to be paid on the Closing Date, (y) the repayment of all outstanding debt (and all premiums and fees payable in connection therewith) required by its terms to be repaid, redeemed, retired, canceled, terminated or otherwise satisfied or discharged at the Closing and (z) the payment of all other amounts to be paid by Parent, Merger Sub, the Surviving Corporation or their Subsidiaries pursuant to or in connection with this Agreement and the Transactions, and associated costs and expenses of the Transactions required to be paid by Parent, Merger Sub, the Surviving Corporation or their Subsidiaries pursuant to this Agreement or the Financing Letter (such amounts, collectively, the “Required Amounts”). In no event shall the receipt or availability of any funds or financing (including the Financing contemplated by the Financing Letters) by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder in accordance with the terms of this Agreement.

(j)    Neither Parent nor Merger Sub is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Immediately after giving effect to the Transaction (including any financing in connection with the Transactions), assuming (x) the accuracy of the Company’s representations and warranties set forth in Article IV of this Agreement, (y) the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, and (z) the most recent financial statements included in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K filed by the Company with the SEC present fairly in all material respects the consolidated financial condition of the Company and its consolidated Company Subsidiaries as at the end of the periods covered thereby and the consolidated results of operations of the Company and its consolidated Company Subsidiaries for the periods covered thereby in accordance with GAAP, Parent and its Subsidiaries, taken as a whole, will be Solvent.

5.9    Limited Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, complete and correct copy of the Limited Guarantee. The Limited Guarantee is in full force and effect and constitutes the valid, binding and enforceable obligation of the Guarantors, enforceable by the Company in accordance with its terms (subject to the Enforceability Exceptions). The Guarantors are not in default or breach under the terms and conditions of the Limited Guarantee and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default, breach or failure by the Guarantors to satisfy a condition under the terms and conditions of the Limited Guarantee.

5.10    Certain Arrangements. Other than the Confidentiality Agreement, (i) as of the date of this Agreement, there are no and (ii) following the execution and delivery of this Agreement and until the earlier of Closing or termination of this Agreement, except pursuant to Section 6.1, there will be no Contracts or other arrangements or understandings (whether oral or written and whether or not legally binding) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written and whether or not legally binding) (a) between Parent, Merger Sub, the Sponsor or any of their Affiliates (other than any existing limited partner of the Guarantors or any of their Affiliates), on the one hand, and any member of the Company’s management or the Company Board or any beneficial owner of shares of Common Stock, on the other hand, that relate to the Company or any of its businesses or Subsidiaries (including those businesses and Subsidiaries following the Closing) or the Transactions (including as to continuing employment or equity roll-over) or (b) pursuant to which any stockholder of the Company would be entitled to receive value or consideration of a different amount or nature than the Merger Consideration or agrees to vote against or otherwise oppose any Company Superior Proposal.

5.11    Ownership of Common Stock. None of Parent, Merger Sub or any of their respective Affiliates is the “beneficial owner” (as defined in Section 607.0901 of the FBCA) of any shares of Common Stock or other securities of the Company or any options, warrants or other rights to acquire Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company. None of Parent, Merger Sub nor any of its “affiliates” or “associates” (each as defined in Section 607.0901 of the FBCA) is, or has been at any time with the last three (3) years, an “interested shareholder” as defined in Section 607.0901 of the FBCA. Neither Parent nor any of its subsidiaries has taken, or authorized or permitted any its Representatives to take, any action that would cause Parent or any of its “affiliates” or “associates” (each as defined in Section 607.0901 of the FBCA) thereof to be deemed an “interested shareholder” as defined in Section 607.0901 of the FBCA or otherwise render Section 607.0901 of the FBCA applicable to the Merger.

5.12    Brokers and Finders. Neither Parent nor any of Parent’s Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.

5.13    Investigation; No Other Representations. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Contracts, Intellectual Property, real estate, technology, Liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, and each of them acknowledges that it and its Representatives have received access to certain books and records, facilities, equipment, Contracts and other assets of the Company and its Subsidiaries that it and its Representatives have requested to review and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Parent and Merger Sub acknowledge and agree that, except for the representations and warranties expressly set forth in Article IV (as qualified by the Company Disclosure Letter and any certificates delivered by the Company pursuant to this Agreement) and any certificate delivered by the Company pursuant to this Agreement, (a) the Company does not make, or has not made, and neither Parent nor Merger Sub has relied upon, any express or implied representations or warranties relating to the Company, its Subsidiaries or their respective businesses or otherwise, (b) no Person has been authorized by the Company to make any representation or warranty relating to it or its business or otherwise in connection with the Transactions and, if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent or Merger Sub or any of their representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information are the subject of any express representation or warranty set forth in Article IV or any certificate delivered by the Company pursuant to this Agreement. Without limiting the foregoing, each of Parent and Merger Sub acknowledge and agree that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article IV (as qualified by the Company Disclosure Letter), neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement.

ARTICLE VI

COVENANTS AND AGREEMENTS

6.1    Access to Information, Employees and Facilities.

(a)    For purposes of furthering the Transactions, from the date of this Agreement until the earlier of the Effective Time or the date this Agreement is terminated (the “Interim Period”), subject to Section 6.1(b) and Section 6.1(c), the Company shall, and shall cause its Subsidiaries to, give Parent and its Representatives, upon reasonable notice, reasonable access during normal business hours to the books and records (including personnel records), real property, offices and facilities of the Company and its Subsidiaries, and, during such normal business hours in the Interim Period, the Company shall, and shall cause its Subsidiaries to, make the officers and employees of the Company and its Subsidiaries available to Parent and its Representatives and to furnish to Parent all financial, operating and other data and information, in each case, as Parent shall from time to time reasonably request, including such monthly financial data as is customarily produced for the Company’s management; provided that this Section 6.1 does not authorize environmental testing or sampling of the Leased Real Property or Owned Real Property; and provided, further, that Parent shall keep the Company reasonably apprised of any discussions with officers and/or employees of the Company and its Subsidiaries for the purpose of negotiating and/or entering into any new employment or compensation arrangements; provided, that no such employment or compensation arrangements shall become effective prior to the Closing.

(b)    Nothing in Section 6.1(a) shall require the Company to provide access or to disclose any information to the other party or its Representatives if such access or disclosure, in the reasonable judgment of the Company’s legal counsel, would be in violation of applicable Laws or binding agreements entered into by the Company or its Subsidiaries prior to the date of this Agreement or would reasonably be expected to result in a loss or impairment of the protection of any attorney-client or work product privilege; provided, that in such instances the Company shall inform Parent of the general nature of the information being withheld and, upon Parent’s request, exercise commercially reasonable efforts to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in this sentence. If any of the information or material furnished pursuant to Section 6.1(a) includes material or information subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened Litigation or governmental investigations, each party hereto understands and agrees that the parties hereto have a commonality of interest with respect to such matters and it is the desire, intention and mutual understanding of the parties hereto that the sharing of such material or information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or information or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information provided by the Company that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement and the joint defense doctrine.

(c)    All such information provided by the Company shall be held in confidence in accordance with the Confidentiality Agreement, which Confidentiality Agreement will remain in full force and effect until Closing and shall automatically terminate on and with effect from the Closing.

6.2    Conduct of Business.

(a)    During the Interim Period, other than (i) as required by this Agreement, (ii) with the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned) or (iii) as required by applicable Law, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and use its commercially reasonable efforts to maintain and preserve intact, in all material respects, its assets and business organization and their relationships with lenders, customers, vendors and employees and other material business relations; provided that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.2(b) (subject to the exceptions set forth therein) shall be deemed a breach of this sentence, unless such action would constitute a breach of such other provision.

(b)    The Company shall not, and shall cause its Subsidiaries not to, other than (w) as otherwise required by this Agreement, (x) with the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned), (y) as required by applicable Law or (z) as set forth in Section 6.2(b) of the Company Disclosure Letter:

(i)    amend their respective Organizational Documents;

(ii)    split, combine or reclassify any capital stock, voting securities or other equity interests of the Company;

(iii)    make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except for (A) any such transactions solely among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries or (B) the acceptance of shares of Common Stock, or withholding of shares of Common Stock otherwise deliverable, to satisfy withholding Taxes incurred in connection with the exercise, vesting and/or settlement of Company Equity Awards;

(iv)    grant any Company Equity Awards or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

(v)    (A) issue, purchase, sell or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, except (i) due to the exercise, vesting and/or settlement of Company Equity Awards granted prior to the date hereof in accordance with their terms or due to the completion of the Current ESPP Offering Period pursuant to the terms of the Company ESPP, or (ii) in transactions solely among the Company and its Subsidiaries or among the Company’s wholly owned Subsidiaries, or (B) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or equity interests;

(vi)    adopt a plan of complete or partial liquidation, dissolution, merger, share exchange, consolidation, recapitalization or other reorganization, other than the Transactions and other than any mergers, consolidations or reorganizations solely among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries or enter into any new line of business unrelated to its current business;

(vii)    incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue or sell any debt securities or any rights to acquire any debt securities, except for (A) any indebtedness for borrowed money among the Company and/or its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company, (B) guarantees by the Company of indebtedness for borrowed money of wholly owned Subsidiaries of the Company or guarantees by wholly owned Subsidiaries of the Company of indebtedness for borrowed money of the Company or any of its wholly owned Subsidiaries, which indebtedness is incurred in compliance with this clause (vii) or is outstanding on the date hereof, (C) indebtedness incurred in the ordinary course of business pursuant to the Existing Credit Facilities, (D) guarantees of obligations under any Trade Credit Agreement made in the ordinary course of business consistent with past practice and (E) indebtedness incurred to replace, renew, extend, refinance or refund any such indebtedness of the Company or its wholly owned Subsidiaries, in the case of this clause (E), in the ordinary course of business, to the extent reasonably necessary to do so, and up to an amount equal to the indebtedness being replaced, renewed, extended, refinances or refunded (plus any related fees, expenses, premiums and accrued interest);

(viii)    other than in accordance with contracts or agreements in effect on the date hereof and set forth in Section 6.2(b) of the Company Disclosure Letter, sell, transfer, mortgage, subject to a Lien (other than a Permitted Lien) or otherwise dispose of any of its assets having a value in excess of $10,000,000 individually or $15,000,000 in the aggregate to any Person (other than to the Company or a wholly owned Subsidiary of the Company and other than sales of inventory held for sale in the ordinary course of business;

(ix)    acquire any assets (other than acquisitions of inventory held for sale in the ordinary course of business) or any other Person or business of any other Person (whether by merger, share exchange or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any Person, in each case other than a wholly owned Subsidiary of the Company (or any assets thereof), either by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any Person other than a wholly owned Subsidiary of the Company;

(x)    except as required by any Company Benefit Plan in effect as of the date hereof, (A) establish, adopt, amend or terminate any Company Benefit Plan or create or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, other than any such amendments to existing Company Benefit Plans that do not materially increase the annual cost to the Company of maintaining such Company Benefit Plan; provided that no such amendment shall include or increase any severance payments, (B) increase in any manner the compensation (including severance, change-in-control and retention compensation) or benefits of any current or former employees of the Company or its Subsidiaries, (C) pay or award, or commit to pay or award, any bonuses or incentive compensation (whether cash, equity, or equity-based), (D) hire or terminate the employment or service (other than for cause) of any current employee or independent contractor of the Business with total annual cash compensation of $250,000 or greater, or (D) accelerate the time of vesting or payment of any award under any Company Benefit Plan or otherwise;

(xi)    sell, assign, lease, exclusively license, abandon or permit to lapse, transfer or otherwise dispose of any Intellectual Property that is material to the Company and its Subsidiaries taken as a whole, other than the expiration of Intellectual Property at the end of its statutory term;

(xii)    implement or adopt any material change in its financial accounting principles or its methods, other than as may be required by GAAP or applicable Law;

(xiii)    (A) terminate or amend in a manner materially adverse to the Company or any of its Subsidiaries, any Company Material Contract or Lease other than, for the avoidance of doubt, any renewal or expiration in the ordinary course of business of such Company Material Contract or Lease according to such Material Contract’s or Lease’s terms on substantially the same terms (and except for any Company Material Contract set forth in Section 4.9(a)(i) of the Company Disclosure Letter), (B) enter into any contract or lease that, if entered into prior to the date hereof, would be a Company Material Contract or Lease, or (C) waive any material right under or release, settle or compromise any material claim under any Company Material Contract or Lease;

(xiv)    make any loan, advance or capital contribution to any Person, other than (x) in connection with any Trade Credit Agreement or (y) expense advancements in the ordinary course of business to directors, officers and employees of the Company;

(xv)    without prejudice to Section 6.11, pay, discharge, settle or satisfy any pending or threatened Litigation, other than settlements that are solely for monetary damages of less than $1,000,000 individually and $5,000,000 in the aggregate, other than any collection actions or trade disputes paid, settled, discharged or satisfied in the ordinary course of business;

(xvi)    (i) modify, extend, or enter into any collective bargaining agreement or other Contract with any labor union, labor organization, works council or group of employees or (ii) recognize or certify any labor union, labor organization, works council, or group of employees of the Company or its Subsidiaries as the bargaining representative for any employees of the Company or its Subsidiaries;

(xvii)    announce or implement any employee layoffs that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws;

(xviii)    make, change or revoke any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, file any material amended Tax Return, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or foreign Law) with respect to Taxes, settle any claim, audit, assessment or dispute with respect to Taxes for an amount materially in excess of the amount reserved as of the date hereof with respect to such Taxes in the Company SEC Documents, surrender any right to claim a refund of a material amount of Taxes or request or consent to a waiver of the statute of limitations or extension of time with respect to any material Taxes or Tax Return;

(xix)    enter into any Affiliate Contracts;

(xx)    make capital expenditures in excess of $10,000,000 per month (in the aggregate since the date hereof);

(xxi)    alter or amend the Company’s policies, practices or conduct related to cash management customs and practices (including Accounts Payable Supply Chain Financing and with respect to maintenance of working capital balances, collection of accounts receivable, payment of accounts payable, accrued liabilities and other liabilities and pricing and credit policies, standard terms and conditions, retention of title policies, or the sale, securitization, factoring or transfer of any accounts receivable) other than in the ordinary course of business consistent with past practice; or

(xxii)    authorize any of, or agree or commit to do any of, the foregoing actions.

Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing, except as expressly set forth herein. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of the Company and its Subsidiaries.

(c)    Except as required by this Agreement or as required by applicable Law, during the Interim Period, Parent shall not, and shall not permit any of its Subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a material portion of the assets of or equity in, any Person (a “Specified Acquisition”) or enter into any new line of business, if the entering into of a definitive agreement relating to or the consummation of such a Specified Acquisition or the entering into of such new line of business, as applicable, would reasonably be expected to (A) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent to procure, any authorizations, consents, orders, declarations or approvals of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the transactions contemplated hereby or (B) materially increase the risk of any Governmental Authority entering an order, ruling, judgment or injunction prohibiting the consummation of the transactions contemplated hereby or (ii) take any action that is intended to or will materially delay the ability of Parent to otherwise perform its covenants and agreements under this Agreement or to consummate the Transactions.

(d)    The Company shall comply with the obligations set forth on Section 6.2(d) of the Company Disclosure Letter.

6.3    Obligations of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

6.4    Go-Shop; No Solicitation.

(a)    Go Shop. Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. New York City time on December 9, 2019 (the “No-Shop Period Start Date”), the Company and its Subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) shall have the right to (i) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that would constitute, or would reasonably be expected to lead to, a Company Takeover Proposal, (ii) provide information (including non-public information and data) relating to the Company or any of its Subsidiaries and afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub) to any Person (and its Representatives, including potential financing sources) pursuant to an Acceptable Confidentiality Agreement; provided that competitively sensitive information or data provided to any such Person who is or whose Affiliates are a competitor of the Company or any of its Subsidiaries will only be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data; provided, further, the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such Person, (iii) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any Persons (and their respective Representatives, including potential financing sources) with respect to any Company Takeover Proposals (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to a Company Takeover Proposal) and (iv) cooperate with or assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any Company Takeover Proposals, including granting a waiver, amendment or release under any pre-existing standstill or similar provision to the extent necessary to allow for a confidential Company Takeover Proposal or amendment to a confidential Company Takeover Proposal to be made to the Company. As promptly as reasonably practicable, and in any event within one (1) Business Day following the No-Shop Period Start Date, the Company shall deliver to Parent a written notice setting forth the identity of each Person or group of Persons from whom the Company or any of its Representatives has received a Company Takeover Proposal prior to the No-Shop Period Start Date.

(b)    No Solicitation or Negotiation. Except as expressly permitted by this Section 6.4, from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall cause each of its Subsidiaries and its and their respective officers and directors, and shall instruct its and its Subsidiaries’ other Representatives not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage or facilitate any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, or (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (other than, in response to an unsolicited inquiry that did not arise from a breach of Section 6.4(b) (other than any breach that is both immaterial and unintentional), solely to ascertain facts from the Person making such Company Takeover Proposal required by its fiduciary duties about such Company Takeover Proposal and the Person that made it). The Company shall, and the Company shall cause its Subsidiaries, and its and their respective officers and directors to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives to, immediately after the No-Shop Period Start Date cease any and all existing solicitation, discussions or negotiations with any Persons (or provision of any nonpublic information to any Persons) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, except as set forth in the last sentence of this Section 6.4(b). Within four (4) Business Days following the No-Shop Period Start Date, the Company shall (A) request in writing that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a Company Takeover Proposal or potential Company Takeover Proposal promptly destroy or return to the Company all nonpublic information heretofore furnished by the Company or any of its Representatives to such person or any of its Representatives in accordance with the terms of such confidentiality agreement and (B) terminate access to any physical or electronic data rooms relating to a possible Company Takeover Proposal by such Person and its Representatives. Notwithstanding the commencement of the No-Shop Period Start Date, the Company may grant waivers, amendments or releases under any pre-existing standstill or similar provision to any Person to the extent necessary to allow for a confidential Company Takeover Proposal or amendment to a confidential Company Takeover Proposal to be made to the Company.

(c)    Superior Proposals. Notwithstanding anything to the contrary contained in this Agreement, if at any time from and after the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, the Company receives a bona fide written Company Takeover Proposal from any Person that did not result from a breach of Section 6.4(b) (other than any breach that is both immaterial and unintentional), and if the Company Board determines in good faith, in its reasonable discretion after consultation with its independent financial advisors and/or outside legal counsel, (x) that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal, and (y) failure to take the actions set forth in clauses (A) and (B) below would be inconsistent with its fiduciary duties under applicable Law, then the Company and its Representatives may, in response to such Company Takeover Proposal, (A) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person that has made such written Company Takeover Proposal and its Representatives; provided that competitively sensitive information or data provided to any such Person who is a competitor of the Company or any of its Subsidiaries will only be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data (provided, that the Company shall, prior to or substantially concurrently with the delivery to such Person, provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided or made available to such Person or its Representatives unless such information has been previously provided to Parent) and (B) engage in or otherwise participate in discussions or negotiations with the Person making such Company Takeover Proposal and its Representatives regarding such Company Takeover Proposal.

(d)    Notice. At any time after the No-Shop Period Start Date and until the earlier to occur of the termination of this Agreement and the Effective Time, the Company shall (i) promptly (and in no event later than 24 hours after receipt) notify Parent in writing in the event that the Company or any of its Subsidiaries or its or their Representatives receives a Company Takeover Proposal or any offer, proposal, inquiry or request for information or discussions relating to the Company or its Subsidiaries that is or would be reasonably likely to lead to a Company Takeover Proposal or in each case, any amendment or modification to the material terms of any Company Takeover Proposal, including the identity of the Person making the Company Takeover Proposal or offer, proposal, inquiry or request and the material terms and conditions thereof (along with unredacted copies of all proposed transaction documents received by the Company or any of its Representatives after the No-Shop Period Start Date, with respect to any other Person), and (ii) keep Parent reasonably informed, on a reasonably current basis (but in no event more often than once every forty eight (48) hours), as to the status of (including any material developments with respect to) such Company Takeover Proposal, offer, proposal, inquiry or request.

(e)    Change in Recommendation or Termination in Response to Company Superior Proposal. Notwithstanding anything else in this Agreement to the contrary, from the date hereof, except as expressly permitted by this Section 6.4(e), neither the Company Board nor any committee thereof shall (i) (A) change, qualify, withhold, withdraw or modify, or authorize or resolve to or publicly propose or announce its intention to change, qualify, withhold, withdraw or modify, in each case in any manner adverse to Parent, the Recommendation, or fail to include the Recommendation in the Proxy Statement in accordance with Section 6.5, (B) adopt, approve, endorse or recommend to the stockholders of the Company, or resolve to or publicly propose or announce its intention to adopt, approve, endorse or recommend to the stockholders of the Company, a Company Takeover Proposal, (C) within five (5) Business Days of Parent’s written request, fail to make or reaffirm the Recommendation following the date any Company Takeover Proposal or any material modification thereto is first published or sent or given to the stockholders of the Company; provided, that Parent may not make any such request on more than one occasion in respect of any Company

Takeover Proposal or more than one occasion in respect of any material modification of a Company Takeover Proposal, (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Company Takeover Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, or (E) publicly propose or agree to any of the foregoing (any action described in this clause (i) being referred to as a “Change of Recommendation”), or (ii) cause or direct the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, share exchange agreement, option agreement, expense reimbursement agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to, or that would reasonably be expected to lead to, any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.4(c)) (a “Company Acquisition Agreement”) or publicly propose or agree to do any of the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, prior to obtaining the Company Stockholder Approval, the Company Board may, in response to a Company Superior Proposal received by the Company after the date of this Agreement that did not result from a breach of Section 6.4(b) (other than any breach that is both immaterial and unintentional), (x) make a Change of Recommendation, (y) in connection with a Company Superior Proposal or a Company Takeover Proposal in compliance with this Section 6.4, exempt any Person from the restrictions of any Takeover Laws or (z) cause the Company to validly terminate this Agreement in accordance with Section 8.1(d)(ii); provided that prior to making such Change of Recommendation or terminating this Agreement in accordance with Section 8.1(d)(ii), (A) the Company shall have given Parent at least three (3) Business Days’ prior written notice of its intention to take such action, including the material terms and conditions of, and the identity of the person making any such Company Superior Proposal and contemporaneously provided to Parent a copy of the Company Superior Proposal, a copy of any proposed Company Acquisition Agreement and all related documentation, (B) during such three (3) Business Day period following the date on which such notice is received, the Company shall and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent wishes to negotiate) to make such adjustments to the terms and conditions of this Agreement as Parent may propose, (C) upon the end of such notice period (or such subsequent notice period as contemplated by clause (D) below), the Company Board shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Parent, and shall have determined, after consultation with its independent financial advisors and outside legal counsel, that the Company Superior Proposal would nevertheless continue to constitute a Company Superior Proposal, and (D) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Company Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (A) above of this proviso and a new notice period under clause (A) of this proviso shall commence (provided that the notice period thereunder shall only be one (1) Business Day) during which time the Company shall be required to comply with the requirements of this Section 6.4(e) anew with respect to such additional notice, including clauses (A) through (D) above of this proviso. For the avoidance of doubt, solely with respect to a Company Superior Proposal received prior to December 9, 2019 (and the Person making such Company Superior Proposal), the No-Shop Period Start Date shall be tolled and shall not take effect during the periods described in the foregoing sentence.

(f)    Change of Recommendation in Response to Intervening Event. Notwithstanding anything herein to the contrary, prior to obtaining the Company Stockholder Approval, the Company Board may, solely in response to an Intervening Event, make a Change of Recommendation, if the Company and the Company Board are not in breach of their obligations under Section 6.4(a), or 6.4(b) (other than any breach that is both immaterial and unintentional), as applicable, and the Company Board determines in good faith in its reasonable discretion, after consultation with the Company’s independent financial advisor and outside legal counsel, that the failure of the Company Board to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company Board shall not be entitled to effect such a Change of Recommendation until (i) the Company shall have given Parent at least three (3) Business Days’ prior written notice of its intention to effect such a Change of Recommendation and specifying the reasons therefor, which notice shall include a description the applicable Intervening Event, (ii) during the three (3) Business Day period following the date on which such notice is received, the Company shall and shall cause its Representatives to negotiate in good faith with Parent (to the extent Parent wishes to negotiate), to make adjustments to the terms and conditions of this Agreement and (iii) following the end of such three (3) Business Day period, the Company Board, after consultation with the Company’s independent financial advisor and/or outside legal counsel and taking in account any revisions to the terms and conditions of this Agreement proposed by Parent, shall have determined in good faith in its reasonable discretion that the failure of the Company Board to make such a Change of Recommendation would be inconsistent with its fiduciary duties under applicable Law.

(g)    Nothing contained in this Section 6.4 shall prohibit the Company or the Company Board from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act (including pursuant to the second proviso set forth in Section 6.8), (ii) making any disclosure to the stockholders of the Company that is required by Law or (iii) making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that this Section 6.4(g) shall not be deemed to permit the Company Board to make a Change of Recommendation other than in accordance with Section 6.4(e) or Section  6.4(f).

6.5    Proxy Statement; Company Stockholders Meeting.

(a)    As promptly as reasonably practicable after the execution of this Agreement (and in any event no later than twenty (20) Business Days after the date of this Agreement), the Company shall prepare and file with the SEC the Proxy Statement in preliminary form, which shall, subject to Section 6.4, include the Recommendation. The Company shall use all reasonable efforts to respond as promptly as practicable to any comments by the SEC staff in respect of the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the date of this Agreement; provided that in no event shall the Company be required to mail the Proxy Statement to holders of Common Stock prior to five Business Days after the No-Shop Start Date. Parent and Merger Sub shall exercise reasonable best efforts to furnish all information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall provide Parent a reasonable opportunity to review and propose comments on the Proxy Statement prior to the filing thereof (and any amendments or supplements thereto) or any responses or other communications to the SEC or its staff and shall in good faith consider such comments reasonably proposed by Parent for inclusion therein. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Company Stockholders Meeting as promptly as practicable, and in no event more than five (5) Business Days, after the date on which the SEC confirms that it has no further comments on the Proxy Statement; provided that in no event shall the Company be required to mail the Proxy Statement to holders of Common Stock prior to five Business Days after the No-Shop Start Date.

(b)    If at any time prior to the Company Stockholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a party, which information should be set forth in an amendment or supplement to the Proxy Statement, the party that discovers such information shall promptly notify the other party and the Company shall use reasonable best efforts to prepare (with the assistance of Parent) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law. The Company further agrees to use reasonable best efforts to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable Law.

(c)    Subject to the other provisions of this Agreement, the Company shall (i) take all actions required under the FBCA and the Articles of Incorporation and Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders Meeting”), with the record date and meeting date of the Company Stockholders Meeting to be selected in compliance with the FBCA and after reasonable consultation with Parent, and (ii) subject to a Change of Recommendation pursuant to, and in accordance with, Section 6.4, use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby. Except as Parent shall have otherwise consented to in writing in advance (which consent shall not be unreasonably withheld), the approval of this Agreement shall be the only matter (other than procedural matters and matters that are required by the Exchange Act or other applicable Law to be voted on by the Company’s stockholders in connection therewith) which the Company shall propose to be acted on by the Company’s stockholders at the Company Stockholders Meeting. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholders Meeting at any time prior to the 20th Business Day following the mailing of the Proxy Statement to the Company’s stockholders.

(d)    Notwithstanding anything to the contrary in this Agreement but subject to the FBCA, unless and until this Agreement is terminated in accordance with its terms, the Company’s obligation to call, give notice of, convene and hold the Company Stockholders Meeting under this Agreement shall not be limited, or otherwise affected, by the commencement, disclosure, announcement or submission to the Company of any Company Takeover Proposal, and once established, the Company shall not change the record date for the Company Stockholders Meeting or postpone or adjourn the Company Stockholders Meeting without the prior written consent of Parent. Notwithstanding the foregoing, (i) if the Company reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained at the Company Stockholders Meeting, including due to an absence of quorum, then prior to the vote contemplated having been taken, the Company shall have the right to require an adjournment, delay or postponement of the Company Stockholders Meeting for the purpose of soliciting additional votes in favor of the approval of this Agreement, and (ii) if requested by Parent on no more than one occasion, the Company shall adjourn, delay or postpone the Company Stockholders Meeting, if Parent reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained at the Company Stockholders Meeting; provided, however, in each case, the Company shall not adjourn, delay or postpone the Company Stockholders Meeting for more than thirty (30) days after the date for which the Company Stockholders Meeting is originally scheduled. The Company shall keep Parent informed on a reasonably current basis regarding its solicitation efforts and proxy tallies following the dissemination of the Proxy Statement to the Company’s stockholders.

6.6    Efforts

(a)    Parent, Merger Sub and the Company shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the Transactions as promptly as practicable, including (i) preparing and filing all forms, registrations and notifications to or with any Governmental Authority required to be filed to consummate the Transactions, (ii) using reasonable best efforts to satisfy the conditions to consummating the Transactions, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, Order or approval of, waiver or any exemption by, any Governmental Authority (including furnishing all information and documentary material required under the HSR Act or other applicable Competition Laws) required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated by this Agreement, and (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions.

(b)    Parent and the Company shall each keep the other apprised of the status of matters relating to the completion of the Transactions and work cooperatively in connection with obtaining all required consents, authorizations, Orders or approvals of, or any exemptions by, any Governmental Authority undertaken pursuant to the provisions of this Section 6.6. In that regard, prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to and provide any necessary information and assistance as the other parties may reasonably request with respect to (and, in the case of correspondence, provide the other parties (or their counsel) with copies of) all notices, submissions or filings made by or on behalf of such party or any of its Affiliates with any Governmental Authority or any other information supplied by or on behalf of such party or any of its Affiliates to, or correspondence with, any Person in connection with this Agreement and the Transactions. Each party to this Agreement shall promptly inform the other parties to this Agreement, and if in writing, furnish the other parties with copies of (or, in the case of oral communications, advise the other parties orally of) any substantive communication from or to any Governmental Authority regarding the Transactions, and permit the other parties to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed substantive communication or submission with any such Governmental Authority. No party or any of its Affiliates shall participate in any substantive meeting or teleconference with any Governmental Authority in connection with this Agreement and the Transactions unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Authority, gives the other parties the opportunity to attend and participate thereat. Notwithstanding the foregoing, Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.6(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. Notwithstanding anything to the contrary contained in this Section 6.6, materials provided pursuant to this Section 6.6 may be redacted (i) to remove references concerning the valuation of the Company and the Transactions, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege concerns. Notwithstanding the foregoing, and subject to applicable Laws relating to the exchange of information, Parent shall have the right to direct all matters with any Governmental Authority consistent with its obligations under this Section 6.6.

(c)    The Company and Parent shall make or file, as promptly as practicable, with the appropriate Governmental Authority all filings, forms, registrations and notifications required to be filed to consummate the Merger under any applicable Competition Law, and subsequent to such filings, the Company and Parent shall, and shall cause their respective Affiliates to, as promptly as practicable, respond to inquiries from Governmental Authorities, or provide any supplemental information that may be requested by Governmental Authorities, in connection with filings made with such Governmental Authorities. The Company and Parent shall file their notification and report forms under the HSR Act no later than ten (10) Business Days after the date of this Agreement, and any filings, notifications or submissions required under any other applicable Competition Laws as promptly as practicable after the date of this Agreement.

(d)    Without limiting the generality of the foregoing, in connection with the efforts referenced in Section 6.6(c) so as to permit the Closing to occur as promptly as practicable and in any event before the Termination Date, Parent, Merger Sub and the Company shall, and shall cause their respective Affiliates to (subject to it being conditioned on the consummation of the Transactions), (i) propose, negotiate, commit to, effect and agree to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, holding separate, and other disposition of and restriction on the businesses, assets, properties, product lines, and equity interests of, or changes to the conduct of business of, the Company, Parent and their respective Affiliates (including the Surviving Corporation and its Affiliates), (ii) create, terminate, or divest relationships, ventures, Contractual rights or obligations of the Company or Parent or their respective

Affiliates, and (iii) otherwise take or commit to take any action that would limit Parent’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Parent or the Company (including any of their respective Affiliates). If requested by Parent, the Company will agree to any action contemplated by this Section 6.6; provided, that any such agreement or action is conditioned on the consummation of the Transactions. Without limiting the foregoing, in no event will the Company (and the Company will not permit any of its Affiliates to) propose, negotiate, effect or agree to any such actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

(e)    In furtherance and not in limitation of the covenants of the parties contained in this Section 6.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Transactions or any other transaction contemplated by this Agreement as in violation of any Competition Law, each of the Company and Parent shall use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

(f)    Notwithstanding anything herein to the contrary, Parent shall bear the cost of any filing fee payable to a Governmental Authority in connection with any filings made under this Section 6.6.

6.7    Employee Matters.

(a)    During the period commencing on the Closing Date and ending on the earlier of (i) January 31, 2021, and (ii) the first (1st) anniversary of the Effective Time (or, if shorter, the period of employment of the relevant Continuing Employee), Parent shall provide, or cause its Subsidiaries to provide, each employee of the Company or any of its Subsidiaries as of the Closing, to the extent that each such employee remains employed with Parent or any of its Subsidiaries (including the Surviving Corporation) as of and following the Closing (any such employee, a “Continuing Employee”) with: (x) at least the same annual base salary or base wage rate as in effect immediately prior to the Closing Date, (y) at least the same cash bonus or other short-term cash incentive opportunities provided to such Continuing Employee by the Company in respect of the fiscal year in which the Closing Date occurs, and (z) other employee benefits (excluding any defined benefit pension, nonqualified deferred compensation, post-termination or retiree health or welfare and equity or equity-based benefits) that are substantially similar in the aggregate to such employee benefits provided under the Company Benefit Plans in which the Continuing Employee participated immediately prior to the Closing Date (excluding any defined benefit pension, nonqualified deferred compensation, post-termination or retiree health or welfare and equity or equity-based benefits); provided, that Parent shall provide or cause its Subsidiaries to provide any employee benefits required by applicable Law. Without limiting the immediately preceding sentence, Parent shall provide, or shall cause its Subsidiaries to provide, for the period commencing on the Closing Date and ending on the earlier of (i) January 31, 2021, and (ii) the first (1st) anniversary of the Effective Time, each Continuing Employee with severance benefits on the terms and conditions and at the levels set forth on Section 6.7(a) of the Company Disclosure Letter, determined (x) without taking into account any reduction after the Closing in compensation paid to such Continuing Employee and (y) by taking into account each Continuing Employee’s service with the Company and its Subsidiaries (and any predecessor entities) and, after the Closing, Parent and its Subsidiaries.

(b)    Periods of employment of Continuing Employees with the Company or any of its current or former Affiliates, to the same extent and for the same purposes as recognized under any comparable Company Benefit Plan of the Company and its Affiliates, including their predecessor entities, shall be taken into account for purposes of (i) eligibility for participation, (ii) vesting, and (iii) determining level of benefits of the employee benefit plan (excluding any plan providing for defined benefit pension benefits to participants primarily based in the United States, nonqualified deferred compensation, equity or equity-based compensation, or post-termination or retiree health or welfare benefits) offered by Parent or a Subsidiary of Parent to the Continuing Employees, during the calendar year in which the Closing Date occurs; provided, however, that Parent and its Affiliates shall not be required to recognize such service to the extent such credit would result in duplication of benefits or compensation. Additionally, during the applicable plan year in which the Closing Date occurs, Parent shall, or cause its Subsidiaries to, (A) waive any pre-existing condition limitations under all applicable group health care plans of Parent or a Subsidiary of Parent to the extent such condition was satisfied or waived under the comparable Company Benefit Plan prior to the Closing Date and (B) credit all Continuing Employees and their eligible dependents with all payments credited against out-of-pocket maximums and deductible payments and co-payments paid by such Person, in each case, under the Company Benefit Plan providing health insurance during the portion of the plan year prior to the Closing Date for the purpose of determining the extent to which any such Person has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health insurance plans of Parent or a Subsidiary of Parent for such plan year.

(c)    Parent shall, or shall cause its Subsidiaries to, assume and honor all Company Benefit Plans (other than Company Equity Plans and the Company ESPP) set forth on Section 4.11(a) of the Company Disclosure Letter in accordance with their terms.

(d)    Within forty-five (45) days following the date hereof, the Company shall provide Parent with (i) complete and correct copies of each US Benefit Plan (and any applicable corresponding items set forth in clauses (i) through (v) of the last sentence of Section 4.11(a)) not provided or made available to Parent on or prior to the date of this Agreement, (ii) complete and correct copies of each material Company Benefit Plan that is sponsored or maintained primarily for the benefit of employees of the Company and its Subsidiaries who are based in a country other than the United States (and any applicable corresponding items set forth in clauses (i) through (v) of the last sentence of Section 4.11(a)), and (iii) complete and correct copies of each collective bargaining, labor or trade union, works council or similar Contract with any employee representative body to which any employee of the Company or its Subsidiaries is subject to as of the date of this Agreement.

(e)    Nothing in this Section 6.7 shall (i) be treated as the establishment of, an amendment of, or undertaking to establish or amend, any Company Benefit Plan or any other compensation benefit plan, program, policy, agreement or arrangement or (ii) prohibit Parent or any of its Affiliates from establishing, amending, modifying or terminating any Company Benefit Plan or any other compensation or benefit plan, program, policy, agreement or arrangement or from terminating or modifying the employment or engagement of any Continuing Employee or other service provider. The provisions of this Section 6.7 are solely for the benefit of the respective parties to this Agreement and nothing in this Section 6.7, express or implied, shall confer upon any Continuing Employee, or legal representative or beneficiary thereof or other Person, any rights or remedies, including third-party beneficiary right or any right to employment or continued employment (or any particular term or condition of employment) for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement or a right of any employee or beneficiary of such employee or other Person under any other compensation or employee benefit plan, program, policy, agreement or arrangement that such employee or beneficiary or other Person would not otherwise have under the terms of any such benefit plan without regard to this Agreement.

6.8    Public Announcements. The Company and Parent agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be joint and in a form agreed to by the parties and the parties shall consult with each other before issuing any subsequent press release or making any other public announcement with respect to this Agreement and the Transactions and shall not issue any such press release or make any such public announcement without the prior consent of the other party (which shall not be unreasonably withheld, delayed or conditioned); provided that (a) a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public announcement to the extent required by applicable Law or the applicable rules of any stock exchange or by any regulatory authority, (b) each of the Company and Parent may make press releases or public communications concerning this Agreement and the Transactions that consist solely of information previously disclosed in previous press releases or announcements made by Parent and/or the Company in compliance with this Section 6.8 and (c) each of the Company and Parent may make any public statements in response to questions by the press, analysts, investors or analysts or those participating in investor calls or industry conferences, so long as such statements consist solely of information previously disclosed in previous press releases, public disclosures or public statements made by Parent and/or the Company in compliance with this Section 6.8; provided, further, (x) the Company shall be permitted to issue press releases or make public announcements with respect to any Company Takeover Proposal or from and after a Change of Recommendation without being required to consult with Parent but after providing a copy of such press release or public announcement to Parent prior to issuance thereof and (y) Parent and its Affiliates shall be permitted to make communications to, and provide ordinary course information to its Financing Sources, its direct and indirect equityholders, existing or prospective general and limited partners, members, managers and investors of any of its Affiliates, in each case, who are subject to customary confidentiality restrictions.

6.9    Indemnification and Insurance.

(a)    From and after the Effective Time for a period of six (6) years, the Surviving Corporation and Parent shall, to the fullest extent permitted by applicable Laws, as now or hereafter in effect: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or during the period from the date hereof through the Effective Time will be, serving as a director or officer of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or any of its Subsidiaries of the Company or any of its Subsidiaries (collectively, the “Covered Persons”) in connection with any D&O Claim and any losses, claims, damages, liabilities, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such D&O Claim (without prejudice to Section 6.11), and (ii) promptly advance to such Covered Person any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any D&O Claim in advance of the final disposition of such D&O Claim, including payment on behalf of or advancement to the Covered Person of any Claim Expenses incurred by such Covered Person in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case subject to the Covered Person to whom Claim Expenses are advanced providing, to the extent required by applicable Law, an undertaking to repay such advances if it is finally determined by a court of competent jurisdiction that such Covered Person is not entitled to indemnification. In the event of any such D&O Claim, Parent and the Surviving Corporation shall cooperate with the Covered Person in the defense of any such D&O Claim. All rights to indemnification and advancement conferred hereunder shall continue as to a Person who has ceased to be a director, officer or employee of the Company or any of its Subsidiaries after the date hereof and shall inure to the benefit of such Person’s heirs, successors, executors and personal and legal representatives for a period of six (6) years from the Effective Time.

(b)    For not less than six (6) years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, limitations on liability of Covered Persons, indemnification of and advancement of expenses to Covered Persons than are set forth as of the date hereof in the Certificate of Incorporation and the Bylaws. Notwithstanding anything herein to the contrary, if any D&O Claim (whether arising before, at or after the Effective Time) is made against such persons with respect to matters subject to indemnification hereunder on or prior to the sixth (6th) anniversary of the Effective Time, the provisions of this Section 6.9(b) shall continue in effect until the final disposition of such D&O Claim. Following the Effective Time, the Company shall cause (and Parent shall cause the Company to cause) the indemnification Contracts in existence on the date of this Agreement set forth on Section 6.9(b) of the Company Disclosure Letter with any of the Covered Persons to continue in full force and effect in accordance with their terms.

(c)    At the Company’s expense, the Company may at its option, or if Parent requests, the Company shall, prior to the Effective Time, purchase (and pay in full the aggregate premium for) a six (6)-year prepaid

“tail” insurance policy (which policy by its express terms shall survive the Merger) of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the covered individuals as the Company’s and its Subsidiaries’ existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the Effective Time for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time; provided that the premium for such tail policy shall not exceed two hundred fifty percent (250%) of the aggregate annual amounts currently paid by the Company and its Subsidiaries for such insurance (such amount being the “Maximum Premium”). If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the Surviving Corporation shall obtain such a tail policy; provided, however, that the premium for such tail policy shall not exceed the Maximum Premium; provided, further, that if such tail policy cannot be obtained or can be obtained only by paying aggregate annual premiums in excess of the Maximum Premium, Parent, the Company or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Maximum Premium. Parent and the Surviving Corporation shall cause any such policy (whether obtained by Parent, the Company or the Surviving Corporation) to be maintained in full force and effect, for its full term, and Parent shall cause the Surviving Corporation to honor all its obligations thereunder.

(d)    In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) sell all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.9.

(e)    The obligations under this Section 6.9 shall not be terminated or modified in any manner that is adverse to any Covered Persons (and their respective successors and assigns), it being expressly agreed that each Covered Person (including their respective successors and assigns) shall be a third party beneficiary of this Section 6.9. In the event of any breach by the Surviving Corporation or Parent of this Section 6.9, the Surviving Corporation shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section 6.9 as such fees are incurred, upon the written request of such Covered Person.

6.10    Exchange Delisting; Listing. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NASDAQ to enable the delisting by the Surviving Corporation of the Common Stock from NASDAQ and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

6.11    Transaction Litigation. The Company shall provide Parent prompt notice of any litigation brought by any stockholder of the Company or purported stockholder of the Company against the Company, any of its Subsidiaries or any of their respective directors or officers relating to the Transactions, and shall keep Parent informed on a prompt basis with respect to the status thereof. The Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation and reasonably cooperate with Parent in conducting the defense or settlement of such litigation, and no such settlement or any disclosure in connection therewith shall be agreed without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 6.11 and Section 6.2 or Section 6.6, the provisions of this Section 6.11 shall control.

6.12    Rule 16b-3. Prior to the Effective Time, the Company shall take all such reasonable steps as may be necessary to cause any dispositions of Company equity securities pursuant to the Transactions by each individual (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with applicable SEC rules and regulations and interpretations of the SEC staff.

6.13    Takeover Law. Neither Parent nor the Company or any of its Subsidiaries shall take any action that would cause any Takeover Law to become applicable to this Agreement or the Transactions, and each of Parent and the Company shall take all necessary steps within its control to exempt (or ensure the continued exemption of) this Agreement and/or the Transactions from any applicable Takeover Law now or hereafter in effect. If any Takeover Law may become, or may purport to be, applicable to this Agreement and/or the Transactions, each of Parent and the Company shall promptly take such reasonable actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and to otherwise act to eliminate or minimize the effects of any Takeover Law on this Agreement and/or any of the Transactions.

6.14    Payoff and Termination of Securitization Facility.

(a)    The Company shall use its reasonable best efforts to obtain and deliver to Parent, at least one (1) Business Day prior to the Closing Date (with drafts to be delivered at least three (3) Business Days prior to the Closing Date), customary payoff letters with respect to each of the Existing Credit Facilities in form and substance reasonably satisfactory to Parent, which payoff letters shall, among other things, (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties and any other monetary obligations then due and payable under such Existing Credit Facilities (the “Payoff Amount”), (ii) provide that upon receipt of the Payoff Amount under each such payoff letter, such indebtedness and all related loan documents (or similar agreements) shall be terminated and (iii) provide that all Liens (if any) and guarantees in connection with such Existing Credit Facilities relating to the Company and its Subsidiaries securing the obligations under such Existing Credit Facilities shall be released and terminated upon receipt of the Payoff Amount.

(b)    The Existing Receivables Securitization Program and all commitments thereunder shall be terminated (other than amounts not in excess of $200,000,000 which many remain outstanding during the pendency of such termination) or arrangements reasonably satisfactory to Parent for such termination shall have been made on or prior to the Closing Date. Without limiting the generality of the foregoing, the Company shall use its commercially reasonable efforts to obtain a waiver of the 30 day notice requirement to terminate the Existing Receivables Securitization Program (the “Securitization Termination Notice Period”). The Company shall also use its commercially reasonable efforts to obtain and deliver to Parent, at least one (1) Business Day prior to the Closing Date (with drafts to be delivered at least three (3) Business Days prior to the Closing Date), a customary payoff letter with respect to the Existing Receivables Securitization Program in form and substance reasonably satisfactory to Parent, which payoff letter shall, among other things, (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties and any other monetary obligations then due and payable under the Existing Receivables Securitization Program (the “Securitization Payoff Amount”), (ii) provide that upon receipt of the Securitization Payoff Amount under such payoff letter, such indebtedness shall be terminated and (iii) provide that all Liens and guarantees in connection with the Existing Receivables Securitization Program securing the obligations under such Existing Receivables Securitization Program shall be released and terminated, and all related transaction documents (or similar agreements) shall be terminated, upon payment of the Securitization Payoff Amount.

6.15    Financing.

(a)    Each of Parent and Merger Sub shall, and shall cause their respective Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms (including the market “flex” provisions) (or on other terms acceptable to Parent, so long as such terms, with respect to conditionality, are no less favorable to Parent or Merger Sub) and subject only to the conditions set forth in the Financing Letters, including using reasonable best efforts to (i) maintain in effect and comply with the Financing Letters and the definitive agreements relating to the Financing, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms (including the market “flex” provisions) and subject only to the conditions set forth in the Debt Commitment Letter (or on other terms acceptable to Parent, subject to the

Prohibited Financing Modifications), (iii) satisfy on a timely basis, taking into account the expected timing of the Marketing Period, all conditions that are within its control and applicable to Parent and Merger Sub in the Financing Letters and the definitive agreements related thereto (including by consummating the Equity Financing at or prior to the Closing on the terms and subject to the conditions set forth in the Equity Commitment Letter) (or, if necessary or deemed advisable by Parent, seek the waiver of conditions applicable to Parent and Merger Sub contained in such Debt Commitment Letter or such definitive agreements related thereto), (iv) upon the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to consummate the Transactions, consummate the Financing at the Closing and cause the lenders and the other Persons committing to fund the Financing to fund the Financing at Closing, and (v) enforce its rights under the Financing Letters and the definitive agreements relating to the Financing. Parent and Merger Sub shall not, and shall cause its respective Affiliates to not, without the prior written consent of the Company, (x) agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the Equity Commitment Letter (other than as expressly permitted under the Equity Commitment Letter as in effect on the date hereof) or (y) agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the Debt Commitment Letter, any related fee letter or the definitive agreements relating to the Debt Financing if, in the case of this clause (y), such termination, amendment, supplement, modification or waiver would (A) reduce the aggregate amount of any portion of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount as compared to the fees and original issue discount contemplated by the Debt Commitment Letter on the date of this Agreement unless the Debt Financing or Equity Financing is increased by a corresponding amount) such that the aggregate amount of the Financing (after taking into account available cash of the Company and its Subsidiaries (but giving due consideration to any material tax consequences related to repatriation)) would be below the amount required to pay the Required Amounts at the Closing, (B) impose new or additional conditions precedent to the availability of the Debt Financing or otherwise expand, amend or modify any of the conditions precedent to the Debt Financing in a manner that would reasonably be expected to delay or prevent the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) or (C) materially and adversely impact the ability of Parent or Merger Sub, as applicable, to enforce its rights against other parties to the Debt Commitment Letter or the definitive agreements with respect to the Debt Financing (the foregoing clauses (A) through (C), collectively, the “Prohibited Financing Modifications”). For the avoidance of doubt, the Debt Commitment Letter may be amended or modified to add lenders, lead arrangers, co-managers, bookrunners, syndication agents or any person with similar roles or titles who had not executed the Debt Commitment Letter as of the date of this Agreement. Parent shall promptly deliver to the Company copies of any amendment, modification, supplement, consent or waiver to or under any Financing Letter or the definitive agreements relating to the Financing promptly upon execution thereof. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Section 6.15 shall require, and in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (x) seek the Equity Financing from any source other than the counterparties to, or in any amount in excess of that contemplated by, the Equity Commitment Letter, or (y) pay any fees in excess of those contemplated by the Equity Commitment Letter or the Debt Commitment Letter (including any market “flex” provision contained therein).

(b)    Parent shall promptly inform the Company upon request in reasonable detail of the status of its efforts to arrange the Debt Financing and, upon request, provide to the Company complete, correct and executed copies of the material definitive documents for the Debt Financing. Parent and Merger Sub shall give the Company prompt written notice (i) of any breach, default, termination, cancellation or repudiation by any party to any of the Financing Letters or definitive documents related to the Financing of which Parent or Merger Sub becomes aware (or any event or circumstance, that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach, default, termination, cancellation or repudiation), (ii) of the receipt by Parent or Merger Sub of any written notice or other written communication from any Financing Source with respect to any (A) breach, default, termination, cancellation or repudiation by any party to any of the Financing Letters or any definitive document related to the

Financing of any provisions of the Financing Letters or any definitive document related to the Financing or (B) material dispute or disagreement between Parent and any Financing Source or among any parties to any of the Financing Letters or any definitive document related to the Financing, in each case regarding the obligation to fund the Financing in an amount necessary to fund the Required Amount on the terms and in the manner contemplated by the Financing Letters, (iii) of the occurrence of an event or development that could reasonably be expected to adversely impact or delay in any material respect the ability of Parent or Merger Sub to obtain all or any portion of the Financing necessary to fund the Required Amount on the terms and in the manner contemplated by the Financing Letters and (iv) if for any reason Parent no longer believes in good faith that it will be able to obtain all of the Financing contemplated by the Financing Letters required to pay the Required Amounts at Closing. As soon as reasonably practicable, but in any event within two Business Days of the date the Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence; provided that none of Parent or Merger Sub shall be required to disclose or provide any such information, the disclosure of which, in the judgement of Parent upon advice of outside counsel, is subject to attorney-client privilege; provided, that, subject to not violating attorney-client privilege, Parent or Merger Sub shall notify the Company of the withholding thereof and use reasonable best efforts to provide an alternative means of disclosing or providing such information. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any applicable market “flex” provisions) contemplated by the Debt Commitment Letter, Parent shall promptly notify the Company in writing and Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain, as promptly as practicable, in replacement thereof alternative financing from the same or alternative sources in an amount sufficient to fund the Required Amounts with terms and conditions (including market “flex” provisions) no less favorable to Parent and Merger Sub (or their respective Affiliates) than the terms and conditions set forth in the Debt Commitment Letter. Parent shall deliver to the Company true and complete copies of any such alternative debt commitment letters (including Redacted Fee Letters) pursuant to which the same or any such alternative source shall have committed to provide any portion of the Debt Financing. For purposes of this Agreement, references to (x) the “Financing” shall include the financing contemplated by the Financing Letters as permitted to be amended, modified, supplemented or replaced by this Section 6.15, (y) the “Debt Commitment Letter” shall include such documents as permitted to be amended, modified, supplemented or replaced by this Section 6.15 and (z) “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented or replaced by this Section 6.15. Notwithstanding the foregoing, compliance by Parent and Merger Sub with this Section 6.15 shall not relieve Parent or Merger Sub of their obligations to consummate the transactions contemplated by this Agreement whether or not the Financing is available.

(c)    Prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries to use their reasonable best efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole cost and expense, such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the Debt Financing, including using its reasonable best efforts to:

(i)    furnish Parent and Merger Sub (and Parent and Merger Sub may then furnish to applicable Financing Sources) (A) within 40 days after the end of any fiscal quarter that is not a fiscal year end, with the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related unaudited consolidated statements of operations and cash flows and (B) within 60 days after the end of any fiscal year, with the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of operations and cash flows;

(ii)    as promptly as reasonably practicable, furnish Parent (and Parent may then furnish to applicable Financing Sources) with the Required Financial Information and supplement and/or periodically update the Required Financial Information to the extent that any Required Financial Information, to the Knowledge of the Company, contains any untrue statement of a material fact or omits to state any material fact necessary to make such information not misleading, as soon as practicable after obtaining

Knowledge thereof or as otherwise may be necessary so that such Required Financial Information is (i) Compliant and (ii) meets the applicable requirements set forth in the definition of “Required Financial Information”;

(iii)    assist in preparation for and participate in a reasonable number of investor and lender meetings (including a reasonable and limited number of one-on-one meetings and calls that are requested in advance with or by the Financing Sources, Parent and prospective lenders of, the Debt Financing), presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions and sessions with rating agencies in connection with the Debt Financing at reasonable times and locations mutually agreed, and assist Parent in obtaining ratings in connection with the Debt Financing;

(iv)    assist Parent with the preparation by Parent and the Financing Sources of materials for rating agency presentations, bank information memoranda, lender presentations, and similar marketing documents required in connection with the Debt Financing, including the execution and delivery of Authorization Letters;

(v)    request its independent auditors to, to the extent consistent with customary practice, (A) provide reasonable assistance to Parent in connection with Parent’s preparation of pro forma financial statements and information, (B) attend accounting due diligence sessions and provide other reasonable assistance and cooperation to Parent and (C) provide consents customary for financings similar to the Debt Financing;

(vi)    cooperate reasonably with the Financing Sources’ due diligence, to the extent reasonably requested;

(vii)    assist Parent in connection with Parent’s preparation of pro forma financial information and pro forma financial statements of the Company and its Subsidiaries of the type necessary or reasonably requested by the Financing Sources to be included in any customary marketing materials; provided, that neither the Company nor any of its Subsidiaries or Representatives shall be required to provide any information or assistance relating to (A) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates, dividends (if any) and fees and expenses relating to such debt and equity capitalization or (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing;

(viii)    execute and deliver as of (but, except as provided in clause (ix) below, not prior to) the Closing any pledge and security documents, related currency or interest hedging arrangements, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent (including a certificate of the chief financial officer of the Company with respect to solvency matters in the form set forth as an exhibit to the Debt Commitment Letter (as in effect as of the date of this Agreement)) and otherwise reasonably facilitate the pledging of collateral (including possessory collateral) as of (but not prior to) the Closing; provided, that, except for Authorization Letters, (A) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing, (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing and (C) no liability shall be imposed on the Company or any of its Subsidiaries or any of their respective officers or employees involved prior to the Closing Date with respect to such matters;

(ix)    provide (A) all documentation and other information about the Company and its Subsidiaries as is reasonably required under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act and other applicable anti-money laundering rules, regulations and applicable laws and legislations in non-U.S. jurisdictions, and (B) to the extent required by applicable law, beneficial ownership certifications required pursuant to 31 C.F.R. § 1010.230 (provided, in the case of this clause (B), that none of the Company or its Subsidiaries shall be responsible for including in any such certification information relating to the post-closing ownership of the Company or its Subsidiaries), in each case of this clause (ix), at least five (5) Business Days prior to the Closing Date to the extent requested in writing at least ten (10) Business Days prior to the Closing Date;

(x)    taking all reasonable actions necessary to (A) permit the Financing Sources to evaluate the Company’s and its Subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements as of the Closing and to assist with other collateral audits and due diligence examinations, (B) establish bank and other accounts and blocked account agreements and lock box arrangements to the extent necessary in connection with the Debt Financing; provided, that the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing and (C) facilitate the pledging or transfer of accounts receivable and other assets in local jurisdictions and taking such actions required under local law or otherwise to facilitate the foregoing, including the providing of notices to third parties and scheduling of information in connection therewith; provided, that the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing. In addition, the Company hereby agrees to permit the Financing Sources, as promptly as possible after the date of this Agreement, to continue to conduct customary collateral audits, site visits and field exams and similar activities in connection with the financing contemplated by the Debt Commitment Letter, and the Company shall use commercially reasonable efforts to assist the Financing Sources upon their reasonable request in connection with such efforts, including with respect to diligence requests related thereto; and

(xi)    upon reasonable request of Parent, assisting Parent and its applicable Subsidiaries party to the Debt Commitment Letters to obtain customary and reasonable landlord waivers, consents, estoppels, non-disturbance agreements, environmental assessments, surveys and title insurance.

provided that:

(A)    in no event shall the Company or any of its Subsidiaries be required to provide any such cooperation to the extent it interferes unreasonably with the ongoing business or operations of the Company and its Subsidiaries;

(B)    no obligation of the Company or any of its Subsidiaries or any of their respective Representatives undertaken pursuant to the Debt Financing or the cooperation contemplated by this Section 6.15 shall be effective until the Effective Time;

(C)    in no event shall the Company or any of its Subsidiaries be required to bear any cost or expense, pay any commitment or other fee, enter into any definitive agreement, certificate or document (except for Authorization Letters), incur any other liability or obligation, make any other payment or agree to provide any indemnity in connection with the Financing or any of the foregoing prior to the Effective Time, in each case that would not be reimbursed or indemnified in full by Parent or Merger Sub;

(D)    nothing in this Section 6.15 shall require any action that would conflict with or violate the Company’s or any of its Subsidiaries’ organizational documents or any Laws or result in, prior to the Effective Time, the contravention of, or that would reasonably be expected to result in, prior to the Effective Time, a violation or breach of, or default under, any material Contract to which the Company or its Subsidiaries is a party and is not entered into in contemplation hereof;

(E)    neither the Company or its Subsidiaries nor any Persons who are directors, officers or employees of the Company or its Subsidiaries shall be required to (x) pass resolutions or consents (except those which are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing) or (y) execute any document (except for Authorization Letters, or as provided in clause (c)(ix) above) or Contract or incur any liability that is effective prior to the occurrence of the Closing, in each case in connection the Debt Financing or the cooperation contemplated by this Section 6.15;

(F)    [reserved];

(G)    none of the Company or its Subsidiaries or any of their respective Representatives shall be required to prepare or deliver any Excluded Information;

(H)    none of the Company or its Subsidiaries or any of their respective Representatives shall be required to deliver any legal opinion in connection with the Debt Financing (other than in connection with the transactions described in Section 6.17 and customary opinions of local counsel) ;

(I)    none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that would cause the Company or any of its Subsidiaries to breach any representation, warranty, covenant or agreement in this Agreement;

(J)    none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that could cause any director, officer or employee or stockholder of the Company or any of its Subsidiaries to incur personal liability (other than arising under applicable Law in connection with resolutions or consents by officers or directors which are subject to the occurrence of the Closing and passed by directors or officers continuing in their positions following the Closing); and

(K)    nothing contained in this Section 6.15 or otherwise shall require the Company or any of its Subsidiaries to be an issuer or obligor with respect to the Debt Financing prior to the Closing,

(x)     Parent (x) shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including (A) reasonable attorneys’ fees and (B) fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing, including performing additional requested procedures, reviewing any marketing documents, participating in any meetings and providing any comfort letters) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the Financing, including the cooperation of the Company and its Subsidiaries and Representatives contemplated by this Section 6.15(c) and (y) shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, judgments, penalties, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing (including the performance of their respective obligations under this Section 6.15 (including any action taken in accordance with this Section 6.15)) and any information used in connection therewith (other than information provided in writing by the Company or its Subsidiaries specifically for use in connection therewith), in each case other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, fraud, gross negligence or willful misconduct of the Company or any of its Subsidiaries or their representatives.

(d)    For the avoidance of doubt, Parent and its applicable Subsidiaries party to the Debt Commitment Letters may, to most effectively access the financing markets, request the cooperation of the Company and its Subsidiaries under this Section 6.15 at any time, and from time to time and on multiple occasions, between the date of this Agreement and the Closing; provided that, for the avoidance of doubt, the Marketing Period shall not be applicable as to each attempt to access the markets and once the Marketing Period has elapsed, no additional Marketing Period shall apply to any attempts to access the markets thereafter. The Company agrees to (i) file all reports on Form 10-K and Form 10-Q and, to the extent required to include financial information pursuant to Item 9.01 thereof, Form 8-K, and (ii) use reasonable best efforts to file all other Forms 8-K, in each case, required to be filed with the SEC pursuant to the Exchange Act prior to the Closing Date in accordance with the time periods required by the Exchange Act. In addition, if, in connection with a marketing effort contemplated by the Debt Commitment Letter, Parent reasonably requests the Company to file a Current Report on Form 8-K pursuant to the Exchange Act that contains material nonpublic information with respect to the Company and the Company Subsidiaries, which Parent reasonably determines (and the Company does not unreasonably object) to include in a customary offering document for the Debt Financing, then, unless the Company reasonably objects, the Company shall file such Current Report on Form 8-K.

(e)    The Company hereby consents to the use of its logos solely in connection with the Financing; provided that Parent and Merger Sub shall ensure that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company’s reputation or goodwill.

(f)    Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any alternative financing, is not a condition to their obligations to consummate the Transactions.

6.16    Resignations. The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time, effective upon the Effective Time.

6.17    Treatment of Existing Notes.

(a)    Parent and Merger Sub will be permitted to commence and conduct one or more offers to purchase, including any “Change of Control Offer” (as such term is defined in the applicable Global Security governing each series of Notes),any tender offer or any exchange offer, and to conduct any consent solicitation (each such offer to purchase or consent solicitation, a “Debt Offer” and collectively, the “Debt Offers”), with respect to any or all of the outstanding aggregate principal amount of the Company’s (i) 3.700% Senior Notes due 2022 (the “Existing 3.700% Notes”) and (ii) 4.950% Senior Notes due 2027 (the “Existing 4.950% Notes” and, together with the Existing 3.700% Notes, the “Notes”) identified by Parent to the Company in writing prior to, on, or after the date hereof on terms that are acceptable to Parent. Parent shall not be permitted to commence any applicable Debt Offer until Parent shall have provided the Company with the necessary offer to purchase, letter of transmittal and other related documents in connection with each Debt Offer (collectively, the “Debt Offer Documents”) a reasonable period of time in advance of Parent or Merger Sub commencing the applicable Debt Offer to allow the Company and its counsel to review and comment on the related Debt Offer Documents. Parent will reasonably consult with the Company regarding the timing and commencement of any Debt Offer and any relevant tender or consent deadlines. The closing (or, in the case of consent solicitations, effectiveness) of the Debt Offers shall be conditioned on the occurrence of the Closing, and the parties shall use their reasonable best efforts to cause the Debt Offers to close on the Closing Date; provided, that the consummation of a Debt Offer with respect to any series of Notes shall not be a condition to Closing. The Debt Offers shall be conducted in compliance with any applicable provisions of the Existing Indenture and the applicable Global Security governing the applicable series of Notes and with applicable Law, including applicable SEC rules and regulations, and the Company shall not be required to cooperate with respect to any Debt Offer that is not in compliance with the Existing Indenture and the applicable Global Security governing each series of Notes and applicable Law. Parent hereby covenants and agrees to provide (or to cause to be provided) immediately available funds for the full payment at the Effective Time of all Notes properly tendered and not withdrawn and any related consent payments to the extent required pursuant to the terms of any applicable Debt Offer. The Company shall, and shall cause its Subsidiaries and their respective representatives to, in each case, use their reasonable best efforts, at Parent’s sole expense as contemplated by clause (d) below, to provide all cooperation reasonably requested by Parent in connection with any Debt Offer. To the extent that the provisions of any applicable Law conflict with this Section 6.17, Parent and the Company shall comply with the applicable Law and shall not be deemed to have breached their obligations under this Agreement by such compliance.

(b)    Subject to the receipt of any requisite consents, the Company shall execute one or more supplemental indentures to each of (i) that certain Indenture, dated as of January 17, 2017, among the Company and MUFG Bank, N.A., as trustee (as in effect on the date hereof, the “Existing Indenture”), (ii) that certain Global Security issued in connection with the Existing 3.700% Notes with CUSIP # 878237 AG1 (the “3.700% Global Security”) and (iii) that certain Global Security issued in connection with the Existing 4.950% Notes with CUSIP # 878237 AH9 (the “4.950% Global Security”, together with the 3.700% Global

Security, each a “Global Security”), governing each series of Notes identified by Parent to the Company in writing prior to, on, or after the date hereof in accordance with the Existing Indenture, amending the terms and provisions of each series of Notes or any other documents governing each series of Notes as described in the applicable Debt Offer Documents as reasonably requested by Parent, which supplemental indentures shall become operative no earlier than immediately prior to the Effective Time, and shall use reasonable best efforts to cause the trustee under the Existing Indenture to enter into such supplemental indentures; provided, that in no event shall the Company or any Company Representatives have any obligation to authorize, adopt or execute any amendments or other agreement that would become operative prior to the Effective Time. The Company shall, and shall cause the its Subsidiaries and their respective Representatives to, in each case, use their reasonable best efforts to provide all cooperation reasonably requested by Parent in connection with the execution of the supplemental indentures. If reasonably requested by Parent, the Company shall use its reasonable best efforts to cause its legal counsel to provide all customary legal opinions required in connection with the transactions contemplated by this Section 6.17 to the extent such legal opinion is required to be delivered prior to the Closing Date. Notwithstanding the foregoing, in no event shall the Company or its legal counsel be required to give an opinion as to compliance of a Debt Offer with an applicable Law or, if applicable, the provisions of the Existing Indenture, if in the reasonable opinion of the Company’s legal counsel, the Debt Offer does not comply with such applicable Law or the provisions of the Existing Indenture, as the case may be, or to give an opinion with respect to financing by the Parent.

(c)    If requested by Parent in writing, in lieu of or in addition to Parent commencing or closing a Debt Offer for any series of Notes, the Company shall use its reasonable best efforts, to the extent permitted by such series of Notes and the Existing Indenture, to (A) issue a notice of redemption for all of the outstanding aggregate principal amount of such series of Notes, pursuant to the redemption provisions of the Existing Indenture, which notice of redemption shall either be issued substantially simultaneously with the Effective Time or be expressly conditioned on the occurrence of the Closing and (B) take any other actions prior to, at or after the Effective Time reasonably requested by Parent to facilitate the redemption and satisfaction and discharge of such series of Notes pursuant to the redemption and satisfaction and discharge provisions of the Existing Indenture and the other provisions of the Indenture applicable thereto; provided, that prior to the Company being required under clause (A) above to issue any notice of redemption to be issued substantially simultaneously with the Effective Time, Parent shall have, or shall have caused to be, deposited with the trustee under the Existing Indenture sufficient funds to effect such redemption and satisfaction and discharge. If a conditional notice of redemption is given, Parent shall ensure that at the Effective Time, so long as the applicable conditions of such redemption are satisfied, the Company has all funds necessary in connection with any such redemption and satisfaction and discharge. The redemption and satisfaction and discharge of any series of Notes pursuant to the preceding sentence are referred to collectively as the “Discharge” of such series of Notes. The Company shall, and shall cause its Subsidiaries and their respective Representatives to, in each case, use their reasonable best efforts, at Parent’s sole expense as contemplated by clause (d) below, to provide all cooperation reasonably requested by Parent in connection with the Discharge of any series of Notes identified to the Company by Parent in writing at any time.

(d)    Parent shall promptly, upon request by the Company, reimburse the Company for (A) all reasonable and documented out-of-pocket costs and expenses (including reasonable outside attorneys’ fees and expenses) incurred by the Company, its Subsidiaries or their respective Representatives in connection with the Debt Offers or Discharge in respect of any series of Notes and (B) any out-of-pocket costs incurred by the Company, its Subsidiaries or their respective Representatives to the trustee or its counsel pursuant to the Existing Indenture in connection with the Debt Offers or Discharge in respect of any series of Notes. Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any action taken by them in connection with this Section 6.17 except to the extent suffered or incurred as a result of the bad faith, gross negligence, willful misconduct or material breach of this Section 6.17 by the Company, its Subsidiaries or their respective Representatives.

ARTICLE VII

CONDITIONS PRECEDENT TO THE MERGER

7.1    Conditions to Each Party’s Obligations. The obligations of the Company, Parent and Merger Sub to complete the Closing and effect the Merger under Article III of this Agreement are subject to the satisfaction of the following conditions precedent on or before the Effective Time:

(a)    No Prohibition. No Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect or (ii) issued or granted any Order or injunction (whether temporary, preliminary or permanent) that is in effect, in each case which has the effect of restraining, enjoining or prohibiting the consummation of the Merger.

(b)    Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(c)    Antitrust. Any applicable waiting period under the HSR Act, and any other applicable Competition Laws set forth in Section 7.1(c) of the Company Disclosure Letter, shall have expired or been terminated and all required consents pursuant thereto shall have been obtained.

(d)    FIRB Approval. The Treasurer of the Commonwealth of Australia (or his or her delegate) (i) shall have provided written notice that there are no objections under the FATA to the acquisition contemplated by this Agreement, either on an unconditional basis or subject only to conditions acceptable to Parent, acting reasonably; or (ii) is not empowered or shall have become precluded by passage of time from making any order or decision under the FATA in respect of the acquisition contemplated by this Agreement; whichever first occurs first. For the purposes of the FATA, Sections 2.1, 2.2, 2.3, and 3.2 of this Agreement will not bind the parties and the Closing will not proceed unless and until this condition is satisfied and notwithstanding anything else in this Agreement, this condition precedent may not be waived.

7.2    Conditions to Obligations of Parent and Merger Sub. (a) The obligations of Parent and Merger Sub to complete the Closing and effect the Merger under Article III of this Agreement are further subject to the satisfaction (or waiver in writing by Parent and Merger Sub) of the following conditions precedent on or before the Effective Time:

(i)    The representations and warranties of the Company set forth in Sections 4.1(c)(i)-(iii) and Section 4.1(e), shall be true and correct (except for any de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(ii)    The representations and warranties of the Company set forth in Sections 4.1(a), 4.1(c)(iv), 4.2, 4.3(iii), the third sentence of Section 4.1(d) and Section 4.18 shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) in all material respects;

(iii)    the representations and warranties of the Company set forth in the first two sentences of Section 4.1(b) and the second sentence of Section 4.16 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date; and

(iv)    other than the representations and warranties listed in the immediately preceding clauses (i), (ii) and (iii), each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (without giving effect to any materiality, Company Material Adverse Effect or like qualifications therein) as though made on and as of such date and time (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in each case, for such failures to be true and correct as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

(b)    The Company shall have duly performed and complied with, in all material respects, the covenants, obligations and agreements contained in this Agreement to be performed and complied with by it at or prior to the Closing.

(c)    No Company Material Adverse Effect shall have occurred since the date of this Agreement.

(d)    Parent and Merger Sub shall have received a certificate executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer confirming that the conditions set forth in clauses (a), (b) and (c) of this Section 7.2 have been duly satisfied.

7.3    Conditions to Obligations of the Company. The obligation of Company to complete the Closing and effect the Merger are further subject to the satisfaction (or waiver in writing by the Company) of the following conditions precedent on or before the Effective Time:

(a)    The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (without giving effect to any materiality, Parent Material Adverse Effect or like qualifications therein) as though made on and as of such date and time (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in each case, for such failures to be true and correct as would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

(b)    Parent and Merger Sub shall have duly performed and complied with, in all material respects, the respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c)     The Company shall have received a certificate executed on behalf of Parent by an officer of Parent confirming that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been duly satisfied.

ARTICLE VIII

TERMINATION

8.1    Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

(a)    With the mutual written consent of each of the Company and Parent at any time prior to the Effective Time;

(b)    By written notice of either the Company or Parent, if the Closing shall not have occurred on or before 11:59 p.m. Eastern Time on August 12, 2020 (such date, the “Termination Date”); provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any party that has breached in any material respect any provision of this Agreement in any manner that shall have been the primary cause of the failure of the Closing to occur on or before the Termination Date (it being understood that Parent’s and Merger Sub’s failure to close solely as a result of the unavailability of the Debt Financing (or any alternative financing contemplated by Section 6.15) to be funded at the Closing which failure shall not have resulted from a breach by Parent or Merger Sub of this Agreement shall not limit Parent’s termination right pursuant to this Section 8.1(b)); provided, further, that in the event the Marketing Period has commenced but not yet been completed at the time of the Termination Date, the Termination Date may be extended by either Parent or the Company until four (4) Business Days after the final date of the Marketing Period;

(c)    By written notice of either the Company or Parent, if (i) any permanent injunction or other judgment or Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Transactions and has become final and non-appealable; or (ii) any statute, rule or regulation will have been enacted, entered, enforced or deemed applicable to the Transactions that prohibits, makes illegal or enjoins the consummation of the Transactions, except that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any party that has breached in any material respect any provision of this Agreement in any manner that was the primary cause of the issuance of such Order;

(d)    By written notice of the Company:

(i)    prior to the Closing, if Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise, to the failure of a condition set forth in Sections 7.1 or 7.3 to be satisfied and (B) is incapable of being cured or, if curable, has not been cured, by Parent or Merger Sub prior to the earlier of the (x) the Termination Date and (y) twentieth (20th) Business Day after its receipt of written notice thereof from the Company; provided that the Company shall not have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement so as to cause the closing conditions in Sections 7.1 and 7.2 not to be satisfied;

(ii)    prior to obtaining the Company Stockholder Approval, in accordance with Section 6.4(e) in order to enter into a Company Acquisition Agreement to effect a Company Superior Proposal (with such Company Acquisition Agreement being entered into substantially concurrently with the termination of this Agreement); provided that concurrently with such termination, the Company pays the Company Termination Fee pursuant to Section 8.3(b);

(iii)    if (A) the Marketing Period has ended, (B) all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied or waived at the Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the time of termination) and continue to be satisfied or waived during the three (3) Business Day period described below, (C) Merger Sub shall have failed to consummate the Merger within three (3) Business Days following the later of the date on which the Closing should have occurred pursuant to Section 2.2 and the receipt of notice contemplated under the following sub-clause (D) and (D) the Company has irrevocably confirmed to Parent in writing at least three (3) Business Days prior to such termination that all of the conditions set forth in Section 7.3 have been and continue to be satisfied or irrevocably waived and it stands ready, willing and able to consummate the Transactions during such three (3) Business Day period; or

(e)    By written notice of Parent:

(i)    prior to the Closing, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 7.1 or 7.2 to be satisfied, and (B) is incapable of being cured or, if curable, has not been cured, by the Company prior to the earlier of the (x) the Termination Date and (y) twentieth (20th) Business Day after its receipt of written notice thereof from Parent; provided that Parent or Merger Sub shall not have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement so as to cause the closing conditions in Sections 7.1 and 7.3 not to be satisfied;

(ii)    prior to obtaining the Company Stockholder Approval, if (A) a Change of Recommendation shall have occurred or (B) the Company shall have Willfully Breached its covenants set forth in Section 6.4(b); or

(f)    By written notice of either the Company or Parent, if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor (including any adjournments or postponements thereof permitted by this Agreement), in each case, at which a vote on the adoption of this Agreement was taken.

8.2    Expenses; Transfer Taxes.

(a)    Except as otherwise specifically provided herein, each party hereto shall bear its own expenses in connection with this Agreement and the Transactions.

(b)    Except as otherwise provided in Section 3.2(b), all transfer, documentary, sales, use, stamp, registration and other such Taxes imposed with respect to the transfer of shares of Common Stock pursuant to the Transactions shall be borne by Parent, the Company, Merger Sub or the Surviving Corporation and expressly shall not be a liability of holders of Common Stock.

8.3    Effect of Termination.

(a)    In the event of termination of this Agreement by either the Company or Parent pursuant to Section 8.1, this Agreement will forthwith become void and have no further force or effect, without any liability or further obligation on the part of Parent, Merger Sub, the Company or any of their respective Subsidiaries, except as provided in this Section 8.3, Section 6.1(c), Section 6.8, Section 6.15(c)(x), Section 8.2, and Article IX, which will survive any termination hereof, and provided that, subject to this Section 8.3, none of Parent, Merger Sub or the Company shall be relieved or released from any liabilities or damages arising out of its Fraud or Willful Breach.

(b)    In the event that:

(i)    this Agreement is terminated (x) by the Company pursuant to Section 8.1(d)(ii) or (y) by Parent pursuant to Section 8.1(e)(ii), then the Company shall pay the Company Termination Fee to Parent (or its designee), concurrently with or prior to the time of termination and as a condition to such termination in the case of termination by the Company, or as promptly as reasonably practicable (and, in any event, within two (2) Business Days following such termination) in the case of a termination by Parent, in each case, payable by wire transfer of immediately available funds; or

(ii)    (A) this Agreement is terminated by (x) either Parent or the Company pursuant to Section 8.1(b) (provided that at the time of termination the Company shall not have been entitled to terminate this Agreement pursuant to Section 8.1(d)(iii)) or Section 8.1(f), or (y) by Parent pursuant to Section 8.1(e)(i); (B) a bona fide Company Takeover Proposal shall have been publicly made, proposed or communicated (or shall have otherwise become publicly known) after the date of this Agreement and not withdrawn prior to obtaining the Company Stockholder Approval at the Company Stockholders Meeting (or, if earlier, prior to the time of termination of this Agreement); and (C) at any time on or prior to the twelve (12)-month anniversary of such termination, the Company or any of its Subsidiaries completes or enters into a definitive agreement with respect to, and thereafter completes, a Company Takeover Proposal, then, in any such event, the Company shall pay to Parent (or its designee) the Company Termination Fee, such payment to be made promptly, and in any event within two (2) Business Days of the foregoing events in clause (C), payable by wire transfer of immediately available funds to an account designated by Parent; provided that, for purposes of this Section 8.3(b)(ii), all references in the definition of Company Takeover Proposal to twenty percent (20%) or eighty percent (80%) shall be deemed references to fifty percent (50%).

(c)    The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(d)    In the event that (i) the Company shall terminate this Agreement pursuant to Section 8.1(d)(i) with respect to a breach or failure to perform that is the primary reason for the failure of the Closing to be consummated or pursuant to Section 8.1(d)(iii), or (ii) Parent shall terminate this Agreement pursuant to Section 8.1(b) and at such time the Company is entitled to validly terminate this Agreement pursuant to Section 8.1(d)(i) or Section 8.1(d)(iii), then in each such case Parent shall pay to the Company a termination fee in an amount equal to $283,260,000 (the “Parent Termination Fee”) by wire transfer of same-day funds as promptly as reasonably practicable (and, in any event, within two (2) Business Days) following such termination. The parties hereto acknowledge and hereby agree that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(e)    Each of the parties hereto acknowledges that neither the Company Termination Fee nor the Parent Termination Fee is intended to be a penalty but rather is liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which such Company Termination Fee or the Parent Termination Fee is paid, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

(f)    Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.3 are an integral part of the Transactions and that, without these agreements, the parties hereto would not enter into this Agreement. Accordingly, if a party hereto fails to promptly pay any amount due pursuant to this Section 8.3, and the other party commences a suit that results in a final and non-appealable judgment against the failing party for the amounts set forth in this Section 8.3 or a portion thereof, the failing party shall pay to the other party all reasonable and documented out-of-pocket fees, costs and expenses of enforcement (including reasonable and documented attorney’s fees as well as expenses incurred in connection with any such action), together with interest on such amount or such portion thereof at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made (together, the “Termination Expenses and Interest”); provided that in no event shall any party be required to pay Termination Expenses and Interest in the aggregate amount exceeding $3,500,000.

(g)    Notwithstanding anything to the contrary in this Agreement, but subject to the proviso in Section 9.6, in any circumstance in which this Agreement is terminated and Parent has the right to receive payment of the Company Termination Fee pursuant to this Section 8.3, the payment of the Company Termination Fee and, if applicable, the Termination Expenses and Interest, shall be the sole and exclusive monetary remedy of Parent Related Parties against the Company and any of its Non-Party Affiliates (together, the “Company Related Parties”) for any loss or damage suffered as a result of the failure of the Transactions or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement (except that the Company remains obligated to pay to Parent and Merger Sub any amount due and payable pursuant to Section 8.3(f)), whether in equity or at law, in contract, in tort or otherwise, except that nothing shall relieve the Company of its obligations under Section 6.8. For the avoidance of doubt, nothing in this Section 8.3(g) shall limit, abridge or otherwise modify any Liabilities of the Company pertaining to Fraud or a Willful Breach.

(h)    Notwithstanding anything to the contrary in this Agreement, if Parent or Merger Sub breaches this Agreement (whether willfully (including a Willful Breach), intentionally, unintentionally or otherwise) or fails to perform hereunder (whether willfully (including a Willful Breach), intentionally, unintentionally or otherwise) and the Parent Termination Fee is payable pursuant to Section 8.3(d), then, except for the right to seek specific performance in accordance with and subject to the terms and conditions of Section 9.6, the sole and exclusive remedies (whether at Law, in equity, in contract, in tort or otherwise) against Parent, Merger Sub, or any of their Non-Party Affiliates (each a “Parent Related Party”) for any breach (whether willfully (including a Willful Breach), intentionally, unintentionally or otherwise), loss, damage or failure to perform under (whether willfully (including a Willful Breach), intentionally, unintentionally or otherwise), this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith shall be for the Company to terminate this Agreement pursuant to Section 8.1(d)(i) or Section 8.1(d)(iii) and receive payment of the Parent Termination Fee pursuant to and solely to the extent required by Section 8.3(d), and, if applicable, the Termination Expenses and Interest, and upon payment of such amounts, (a) none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement (whether in equity or at law, in contract, in tort or otherwise, and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person or otherwise) and (b) no Company Related Party shall be entitled to bring, and in no event support, facilitate or encourage, the bringing of any Litigation (under any legal theory, whether sounding in law or in equity (in each case whether for breach of contract, in tort or otherwise)) against a Parent Related Party with respect to, arising out of, or in connection with, the failure of the Closing to occur or for a breach or failure to perform hereunder, under the Financing Letters or otherwise (in any case, whether willfully, intentionally, unintentionally or otherwise), and the Company shall cause any such Litigation pending as of any termination of this Agreement to be dismissed with prejudice as promptly as practicable after such termination. Notwithstanding anything to the contrary in this Agreement (including this Section 8.3(h)), if the Parent Termination Fee and, if applicable, the Termination Expenses and Interest are paid to the Company, under no circumstances will any Company Related Party, or the Company Related Parties in the aggregate, be entitled to monetary damages or monetary remedies for any claims, damages or other losses suffered as a result of the failure of the transactions contemplated by this Agreement or in the Financing Letters to be consummated or for a breach or failure to perform hereunder or thereunder or for any representation made or alleged to have been made in connection herewith or therewith, in excess of the amount of the Parent Termination Fee and, if applicable, the Termination Expenses and Interest. Under no circumstances shall the collective monetary damages payable by Parent and the other Parent Related Parties (including the Guarantors) under this Agreement, the Equity Commitment Letter and the Limited Guarantee for non-compliance with or breaches (in each case, whether knowingly, willfully, intentionally or unintentionally or otherwise, and including any fraud) under this Agreement, the Equity Commitment Letter and the Limited Guarantee exceed an aggregate amount equal to the Parent Termination Fee plus the maximum amount of the Termination Expenses and Interest payable in accordance with Section 8.3(f). For the avoidance of doubt, nothing in this Section 8.3(h) shall limit, abridge or otherwise modify (A) any remedies of the Company pursuant to Section 9.6, but subject to the terms therein and (B) any remedies available to the Company under the Confidentiality Agreement.

ARTICLE IX

MISCELLANEOUS

9.1    Nonsurvival of Representations and Warranties. None of the representations and warranties and, subject to the following sentence, covenants and agreements, in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

9.2    Amendment; Waiver. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub. After the Effective Time, this Agreement may not be amended. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. To the extent any amendment or waiver of Section 8.3, this Section 9.2, the proviso in Section 9.7(a), Section 9.7(c), Section 9.8, Section 9.12 and Section 9.13 (and any other provision of this Agreement to the extent an amendment or waiver of such provision would modify the substance of any of the foregoing provisions) is sought that is materially adverse to the rights of the Financing Sources in their capacities as such, the prior written consent of such materially adversely affected Financing Sources shall be required before such amendment or waiver is rendered effective. To the extent any amendment or waiver of Section 8.3(h), Section 9.12 and Section 9.13 is sought that is materially adverse to the rights of any the Non-Party Affiliate, the prior written consent of such materially adversely affected Non-Party Affiliate shall be required before such amendment or waiver is rendered effective.

9.3    Notices. Any notice, request, instruction or other document or other communication to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (i) when received if given in person or by courier or a courier service (providing proof of delivery), (ii) on the date of transmission if sent by email or facsimile by 9:00 p.m. New York City time on a Business Day or, otherwise, on the next succeeding Business Day, (iii) on the next Business Day if sent by an overnight delivery service marked for overnight delivery (providing proof of delivery), or (iv) five (5) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

(a)    If to the Company, addressed as follows:

Tech Data Corporation

5350 Tech Data Drive

Mail Stop A2-3

Clearwater, FL 33760

Attention: David Vetter, Executive Vice President, Chief Legal Officer

Email: david.vetter@techdata.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention:     David Leinwand

                     Glenn P. McGrory

Email:          dleinwand@cgsh.com

                     gmcgrory@cgsh.com

If to Parent or Merger Sub, or after the Closing, the Surviving Corporation, addressed as follows:

Tiger Midco, LLC

c/o Apollo Management IX, L.P.

9 West 57th Street

New York, New York 10019

Attention:     Matthew Nord

                     Robert Kalsow-Ramos

Email:           nord@apollo.com

                      rkalsow-ramos@apollo.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:    Andrew J. Nussbaum

                    DongJu Song

Email:         AJNussbaum@wlrk.com

                    DSong@wlrk.com

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

9.4    Counterparts. This Agreement may be executed in counterparts and such counterparts may be delivered in electronic format (including by .pdf and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart and copies produced therefrom shall have the same effect as an original. To the extent applicable, the foregoing constitutes the election of the parties hereto to invoke any Law authorizing electronic signatures.

9.5    Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Sections of the Company Disclosure Letter and the Parent Disclosure Letter are for convenience only and shall not be deemed part of this Agreement, the Company Disclosure Letter or the Parent Disclosure Letter or be given any effect in interpreting this Agreement, the Company Disclosure Letter or the Parent Disclosure Letter. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Underscored references to Articles, Sections or Exhibits shall refer to those portions of this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term in this Agreement the singular. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic format) in a visible form. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. The phrase “ordinary course of business” when used in this Agreement shall be deemed to be followed by the words “consistent with past practice”. References to documents or information “made available” or “provided” to Parent or similar terms shall mean documents or information (x) uploaded at least one day prior to the entry into and execution of this Agreement in the “Project Boca” dataroom hosted on Intralinks or (y) provided via email or fileshare site by Representative of the Company to Representatives of Parent at least one day prior to the entry into and execution of this Agreement. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any capitalized term used in any Exhibit, the Company Disclosure Letter or the Parent Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. Any reference to any Contract or other document means such Contract or document as from time to time amended, modified or supplemented (if permitted under this Agreement) and includes all exhibits, schedules or other attachments thereto. All references to dollars or to “$” shall be references to United States dollars.

9.6    Specific Performance. The parties hereto agree that irreparable damage for which monetary relief (including any fees, expenses or interest payable pursuant to Section 8.3), even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate the Merger and effect the Closing. Subject to the following sentence, the parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.7(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the provisions set forth in Section 8.3 shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement and (c) the right of specific enforcement is an integral part of the Transactions and without that right neither the Company nor Parent would have entered into this Agreement. Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded to fund the Merger Consideration and Parent’s and Merger Sub’s obligations to effect the Closing (but not the right of the Company to seek such injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the requirements that (i) all conditions in Sections 7.1 and 7.2 have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the Closing) and at the time the Company initially institutes such proceeding Parent and Merger Sub are required to consummate the transactions contemplated by the Merger Agreement pursuant to Section 2.2 of the Merger Agreement, (ii) the Debt Financing has been funded in accordance with the terms and conditions thereof or will be funded in accordance with the terms and conditions thereof at the Closing if the Equity Financing is funded at the Closing and (iii) the Company has irrevocably confirmed in writing that all of the conditions set forth in Section 7.3 have been and continue to be satisfied or waived and if the Equity Financing and Debt Financing are funded, then the Company stands ready, willing and able to consummate the Closing pursuant to the terms of this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law, other than an assertion that the exercise of specific performance was not effected in accordance with provisions of this Section 9.6. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.6 shall not be required to provide any bond or other security in connection with any such order or injunction breaches of this Agreement. Notwithstanding anything else to the contrary in this Agreement, for the avoidance of doubt, while the Company may concurrently seek (x) specific performance or other equitable relief, subject in all respects to this Section 9.6 and (y) payment of the Parent Termination Fee if, as and when required pursuant to this Agreement and subject to Section 8.3, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance to cause the Equity Financing to be funded at the Closing in accordance with the terms of this Section 9.6 (whether under this Agreement or the Equity Commitment Letter) or other equitable relief, on the one hand, and payment of the Parent Termination Fee and/or the Termination Expenses and Interest, if any, as and when due, pursuant to Section 8.3, on the other hand.

9.7    Governing Law; Jurisdiction.

(a)    This Agreement and all claims, controversies, disputes or proceedings in connection with the transactions contemplated by this Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles; provided, however, that the laws of the State of Florida shall govern any matters pertaining to the internal corporate governance of the Company, including, the interpretation of the Company Board’s fiduciary duties to the stockholders of the Company in connection with this Agreement and the Merger; provided, further, that notwithstanding the foregoing, except as otherwise set forth in the Debt Commitment Letter, all claims, controversies, disputes or proceedings and matters relating to the interpretation, construction, validity and enforcement (whether at law, in equity, in contract, in tort, or otherwise) against any of the Financing Sources in any way relating to the Debt Commitment Letter or the performance thereof or the Debt Financing, shall be exclusively governed by, and construed and interpreted in accordance with, the Laws of the state of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of Laws of any other jurisdiction.

(b)    All Litigation arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Litigation, any state or federal court within the State of Delaware, or, if other state and federal courts within the State of Delaware declines to accept jurisdiction over any Litigation, or refers any question to Florida courts, the U.S. District Court of the Southern District of Florida) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Litigation and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Litigation. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 9.3; provided, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law. The parties hereto agree that a final judgment in any such Litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(c)    Notwithstanding anything in this Agreement to the contrary, each of the other parties hereto agrees that (i) it will not bring or support any Litigation against the Financing Sources, in their capacities as such, in any way relating to this Agreement or the transactions contemplated herein, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the transactions contemplated thereby, in any forum other than a court of competent jurisdiction located within the Borough of Manhattan in the City of New York, New York, and irrevocably submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, whether a state or Federal court and (ii) the provisions of Section 9.8 relating to the waiver of jury trial shall apply to any such Litigation.

9.8    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES OF FACT AND LAW, AND THEREFORE, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE NEGOTIATION, EXPLORATION, DUE DILIGENCE WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT, THE MERGER, THE DEBT FINANCING OR THE TRANSACTIONS, INCLUDING IN ANY LITIGATION AGAINST ANY FINANCING SOURCE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9    Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.10    Entire Understanding. This Agreement, together with the Exhibits, the Company Disclosure Letter, the Parent Disclosure Letter, the Equity Commitment Letter, the Limited Guarantee and the Confidentiality Agreement (the “Transaction Documents”) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the parties hereto.

9.11    Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) by any of the parties without the prior written consent of the other parties; provided that Parent and Merger Sub may assign any of their rights and obligations under this Agreement (a) to another wholly owned direct or indirect Subsidiary of Parent or (b) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral for purposes of the Debt Financing, in each case, without the prior written consent of the Company upon written notice to the Company, but no such assignment shall relieve Parent of its obligations under this Agreement. Any purported assignment in contravention of this Section 9.11 shall be null and void.

9.12    Third Party Beneficiaries. This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for: (a) if the Effective Time occurs, the right of the Company’s stockholders to receive the Merger Consideration; (b) if the Effective Time occurs, the right of the holders of Company RSU Awards and Company PRSU Awards to receive such amounts as provided for in Section 3.1(c); (c) if the Effective Time occurs, the rights of the Covered Persons set forth in Section 6.9 of this Agreement; (d) the rights of the Company’s Subsidiaries and the respective Representatives of the Company and its Subsidiaries set forth in Section 6.15(c); (e) the Financing Sources shall be express third party beneficiaries of Section 8.3, Section 9.2, the proviso in Section 9.7(a), Section 9.7(c), Section 9.8, this Section 9.12 and Section 9.13, as each of such Sections shall expressly inure to the benefit of the Financing Sources; and (f) the rights of Non-Party Affiliates set forth in Section 9.13, which are intended for the benefit of the Persons and shall be enforceable by the Persons referred to in clauses (a) through (f) above.

9.13    Non-Recourse. All claims or causes of Litigation (whether in Contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, arise out of or relate to the Transaction Documents or the negotiation, execution, performance or non-performance of Transaction Documents (including any representation or warranty made in or in connection with this Agreement, any other Transaction Document or as an inducement to enter into this Agreement or such other Transaction Document) may be made by any party hereto only against the Persons that are expressly identified as parties hereto or thereto. In no event shall any named party to the Transaction Documents have any shared or vicarious liability for the actions or omissions of any other Person. No Person who is not a named party to the Transaction Documents (including the Financing Sources), including any director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or Representative of any named party to this Agreement that is not itself a named party to the Transaction Documents (including the Financing Sources) (“Non-Party Affiliates”), shall have any Liability (whether in Contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) to any party to this Agreement for any obligations or Liabilities arising under, in connection with or related to the Transaction Documents or for any claim based on, in respect of, or by reason of the Transaction Documents or their negotiation or execution; and each party hereto or thereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates (including the Financing Sources). The parties acknowledge and agree that the Non-Party Affiliates (including the Financing Sources) are intended third-party beneficiaries of this Section 9.13. Nothing herein shall modify, impact, limit or impair the rights of any party to the Debt Commitment Letter or any document as it relates to any claim or cause of Litigation (whether in Contract or in tort, in law or in equity) that may be based on or relate to the Debt Financing or the negotiation, execution, performance or non-performance of the Debt Commitment Letter or the Debt Financing. Notwithstanding anything to the contrary herein, none of any Parent Related Party, the Company, or any Non-Party Affiliate of the Company shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement, the other Transaction Documents or any other agreement referenced herein or therein or the transactions contemplated hereunder or thereunder (including the Debt Financing), or the termination or abandonment of any of the foregoing (provided, for the avoidance of doubt, that nothing in this sentence shall limit any Party’s right to receive a fee pursuant to Section  8.3 hereof).

9.14    Further Assurances. Upon the reasonable request of Parent or the Surviving Corporation, each party will, on and after the Closing Date, execute and deliver to the other parties such other documents, assignments and other instruments as may be reasonably required to effectuate the Merger and to effect and evidence the provisions of this Agreement and the Transactions.

9.15    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

9.16    Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

COMPANY

TECH DATA CORPORATION

By:	/s/ Richard T. Hume
Name:	Richard T. Hume
Title:	Chief Executive Officer

PARENT

TIGER MIDCO, LLC

By:	/s/ Matthew H. Nord
Name:	Matthew H. Nord
Title:	President

MERGER SUB

TIGER MERGER SUB CO.

By:	/s/ Matthew H. Nord
Name:	Matthew H. Nord
Title:	President

EXECUTION VERSION

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of November 27, 2019, is entered into by and among Tech Data Corporation, a Florida corporation (the “Company”), Tiger Midco, LLC, a Delaware limited liability company (the “Parent”), and Tiger Merger Sub Co., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”). Each of the parties to this Amendment is individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company, Parent and Merger Sub entered into that certain Agreement and Plan of Merger dated as of November 12, 2019 (the “Merger Agreement”);

WHEREAS, pursuant to Section 9.2 of the Merger Agreement, at any time prior to the Effective Time, the Merger Agreement may be amended or modified by written agreement of, the Company, Parent and Merger Sub;

WHEREAS, in accordance with Section 9.2 of the Merger Agreement, the Parties wish to amend the Merger Agreement as set forth in this Amendment; and

WHEREAS, concurrently with the execution of this Amendment, and as a condition and inducement to the Company’s willingness to enter into this Amendment, the Guarantors are amending and restating the Limited Guarantee and the Equity Commitment Letter.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties hereby agree as follows:

1.	Defined Terms. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.

2.	Amendments to the Merger Agreement.

2.1	The definition of “Company Termination Fee” is hereby deleted in its entirety and replaced with the following:

“Company Termination Fee” shall mean (a) if payable in connection with a valid termination of this Agreement by the Company pursuant to Section 8.1(d)(ii) prior to the No-Shop Period Start Date an amount equal to $89,517,000 and (b) if payable in any other circumstance, an amount equal to $184,301,000.

2.2	Section 3.1(b)(i) (Treatment of Common Stock) of the Merger Agreement is hereby amended by replacing the reference therein to the per-share Merger Consideration of “$130.00” with “$145.00”.

2.3	Section 6.15(c)(xi) (Financing) of the Merger Agreement is hereby amended to insert a new subclause (L) as follows:

(L) notwithstanding anything herein to the contrary, the condition set forth in Section 7.2(b), as it applies to the Company’s and the Company Subsidiaries’ obligations under this Section 6.15(c), shall be deemed satisfied unless the Debt Financing has not been obtained primarily as a result of the Company’s Willful Breach of its obligations under this Section 6.15(c).

2.4	Section 8.3(d) (Effect of Termination) of the Merger Agreement is hereby amended by replacing the reference therein to the amount of the Parent Termination Fee of “$283,260,000” with “$315,944,000”.

3.

No Other Change. The Parties hereby acknowledge and agree that, except as set forth in this Amendment, the terms and provisions of the Merger Agreement shall not be affected hereby and shall continue in full force and effect.

4.

Effect of Amendment. This Amendment shall form a part of the Merger Agreement for all purposes, and each Party shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby, including for purposes of Section 9.10 of the Merger Agreement.

5.	Miscellaneous. Sections 9.2 through 9.16 of the Merger Agreement shall apply to this Amendment as if incorporated herein, mutatis mutandis.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

TECH DATA CORPORATION

By:	/s/ Richard T. Hume
Name:	Richard T. Hume
Title:	Chief Executive Officer

TIGER MIDCO, LLC

By:	/s/ Matthew H. Nord
Name:	Matthew H. Nord
Title:	President

TIGER MERGER SUB CO.

By:	/s/ Matthew H. Nord
Name:	Matthew H. Nord
Title:	President

[Signature Page to Amendment No. 1 to Merger Agreement]

Annex B

BofA Securities, Inc.	GLOBAL CORPORATE & INVESTMENT BANKING

November 27, 2019

The Board of Directors

Tech Data Corporation

5350 Tech Data Drive

Clearwater, Florida 33760

Members of the Board of Directors:

We understand that Tech Data Corporation (“Tech Data”) proposes to enter into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated November 12, 2019 (the “Existing Agreement” and, as amended by the Amendment, the “Agreement”), among Tech Data, Tiger Midco, LLC (“Buyer”), an affiliate of Apollo Global Management, Inc. (“Apollo”), and Tiger Merger Sub Co., a wholly owned subsidiary of Buyer (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Tech Data (the “Merger”) and each outstanding share of the common stock, par value $.0015 per share, of Tech Data (“Tech Data Common Stock”) will be converted into the right to receive $145.00 in cash, without interest (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Tech Data Common Stock (other than, to the extent applicable, Tech Data, Buyer and their respective wholly owned Subsidiaries (as defined in the Agreement)) of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to Tech Data;

(ii)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of Tech Data furnished to or discussed with us by the management of Tech Data, including certain financial forecasts relating to Tech Data prepared by the management of Tech Data (such forecasts, the “Tech Data Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of Tech Data with members of senior management of Tech Data;

(iv)	reviewed the trading history for Tech Data Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(v)	compared certain financial and stock market information of Tech Data with similar information of other companies we deemed relevant;

(vi)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

BofA Securities, Inc.

One Bryant Park, New York, NY 10036

The Board of Directors

Tech Data Corporation

(vii)	reviewed the Existing Agreement and a draft, dated November 27, 2019, of the Amendment (the “Draft Amendment”); and

(viii)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Tech Data that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Tech Data Forecasts, we have been advised by Tech Data, and we have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Tech Data as to the future financial performance of Tech Data. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Tech Data or any other entity, nor have we made any physical inspection of the properties or assets of Tech Data or any other entity. We also have not evaluated the solvency or fair value of Tech Data, Buyer or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Tech Data, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Tech Data, Buyer or any other entity or the Merger (including the contemplated benefits thereof). We also have assumed, at the direction of Tech Data, that the final executed Amendment will not differ in any material respect from the Draft Amendment reviewed by us.

We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Tech Data Common Stock (other than, to the extent applicable, Tech Data, Buyer and their respective wholly owned Subsidiaries), and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Tech Data or in which Tech Data might engage or as to the underlying business decision of Tech Data to proceed with or effect the Merger. In addition, we are not expressing any view or opinion with respect to, and we have relied, with the consent of Tech Data, upon the assessments of Tech Data and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Tech Data or any other entity and the Merger (including the contemplated benefits thereof) as to which we understand that Tech Data obtained such advice as it deemed necessary from qualified

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

BofA Securities, Inc.

One Bryant Park, New York, NY 10036

The Board of Directors

Tech Data Corporation

professionals. We further express no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any other matter.

We have acted as financial advisor to Tech Data in connection with the Merger and will receive a fee for our services, a portion of which was payable upon the delivery of the initial opinion in connection with the Existing Agreement and the principal portion of which is contingent upon consummation of the Merger. In addition, Tech Data has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Tech Data, certain of its affiliates, Apollo and certain affiliates and portfolio companies of Apollo.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Tech Data and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as an administrative agent, bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of Tech Data and/or certain of its affiliates, (ii) having provided or providing certain derivatives, foreign exchange and other trading services to Tech Data and/or certain of its affiliates and (iii) having provided or providing certain treasury management products and services to Tech Data and/or certain of its affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Apollo and certain of its affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Apollo and certain of its affiliates and portfolio companies in connection with certain mergers and acquisition transactions, (ii) having acted or acting as a book-running manager, agent and/or underwriter for various debt and equity offerings of Apollo and certain of its affiliates and portfolio companies, (iii) having acted or acting as an administrative agent, syndication agent, bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Apollo and/or certain of its affiliates and portfolio companies (including acquisition financing), (iv) having provided or providing certain derivatives, foreign exchange and other trading services to Apollo and/or certain of its affiliates and portfolio companies, (v) having provided or providing certain managed investments services and products to Apollo and/or certain of its affiliates and portfolio companies and (vi) having provided or providing certain treasury management products and services to Apollo and/or certain of its affiliates and portfolio companies. In addition, we and/or certain of our affiliates have maintained, currently are maintaining, and in the future may maintain, commercial (including vendor and/or customer) relationships with Apollo and/or certain of its affiliates and portfolio companies.

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

BofA Securities, Inc.

One Bryant Park, New York, NY 10036

The Board of Directors

Tech Data Corporation

It is understood that this letter is for the benefit and use of the Board of Directors of Tech Data (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Tech Data Common Stock (other than, to the extent applicable, Tech Data, Buyer and their respective wholly owned Subsidiaries) is fair, from a financial point of view, to such holders.

Very truly yours,

BOFA SECURITIES, INC.

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

TECH DATA CORPORATION 5350 TECH DATA DRIVE CLEARWATER, FLORIDA 33760 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 02/11/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 02/11/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. 1. Approve and adopt the Agreement and Plan of Merger, dated as of November 12, 2019, as amended on November 27, 2019 by that certain Amendment No. 1 to the Agreement and Plan of Merger, among Tech Data Corporation, Tiger Midco, LLC and Tiger Merger Sub Co. (as may be amended from time to time, the “Merger Agreement”). 2. Approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Tech Data Corporation’s named executive officers in connection with the merger. 3. Approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal 1 (to approve and adopt the Merger Agreement) or in the absence of a quorum.NOTE: The proxy holders are authorized to vote on such other business that may properly come before the Special Meeting or any postponement or adjournment thereof.For Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.0000435122_1 R1.0.1.18Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com TECH DATA CORPORATION SPECIAL MEETING OF SHAREHOLDERSTO BE HELD ON FEBRUARY 12, 2020THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned shareholder of Tech Data Corporation, a Florida corporation (the “Company”), revoking all prior proxies, hereby appoints Richard T. Hume and Wayne O. Hanewicz, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares of common stock, par value $0.0015 per share, of the Company (the “Shares”) which the undersigned is entitled to vote at the Special Meeting of Shareholders scheduled to be held on February 12, 2020 at the Raymund Center, 5350 Tech Data Drive, Clearwater, Florida 33760, at 10:00 a.m. Eastern Time, and at any and all postponements or adjournments thereof, upon all matters described in the Notice of Special Meeting of Shareholders and related Proxy Statement for the Special Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Special Meeting and any adjournments thereof.If this proxy card is properly executed, the Shares represented by this proxy card will be voted as directed on the reverse side, but if no such direction is made, the proxies named above intend to vote such shares FOR Proposals 1, 2 and 3 and upon other such business as may properly come before the Special Meeting.PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR BY TELEPHONE.0000435122_2 R1.0.1.18Continued and to be signed on reverse side